As filed with the Securities and Exchange Commission on December 4, 2020.
Registration No. 333-249510
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________________________
AMENDMENT NO. 1 TO FORM F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________________________________________
Sands China Ltd.
(Exact name of registration as specified in its charter)
_________________________________________________________

Cayman Islands	7011	98-0632755
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification No.)
The Venetian Macao Resort Hotel, L2 Executive Offices
Estrada da Baía de N. Senhora da Esperança, s/n
Macao
Telephone: +853 8118-2888
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
_________________________________________________________
Corporation Service Company
19 West 44th Street, Suite 200
New York, New York 10036
(800) 927-9801
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_________________________________________________________
Copies to:
Dylan James Williams, Company Secretary
Sands China Ltd.
The Venetian Macao Resort Hotel, Legal Department, L2 Executive Offices
Estrada da Baía de N. Senhora da Esperança, s/n
Macao
Telephone: +853 8118-2888
Facsimile: +853 2888-3382
David J. Goldschmidt
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Telephone: (212) 735-3000
Facsimile: (212) 735-2000
_________________________________________________________
Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after the effective date of this Registration Statement and the satisfaction or waiver of all other conditions to the exchange offer described in the accompanying prospectus.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction: Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ‘
† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.
_________________________________________________________
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Note(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)(4)
3.800% Senior Notes due 2026	US$800,000,000	100.00%	US$800,000,000	US$87,280
4.375% Senior Notes due 2030	US$700,000,000	100.00%	US$700,000,000	US$76,370
Total			US$1,500,000,000(5)	US$163,650
(1)Represents the aggregate principal amount of each series of notes to be offered in the exchange offer to which the registration statement relates.
(2)The notes being registered are offered in exchange for all of our currently outstanding 3.800% Senior Notes due 2026 and all of our currently outstanding 4.375% Senior Notes due 2030, previously sold in a transaction exempt from registration under the Securities Act.
(3)The registration fee has been computed in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(4)Previously paid.
(5)Represents the proposed maximum aggregate offering price of all notes to be offered in the exchange offer to which the registration statement relates.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 4, 2020
PROSPECTUS
(Incorporated in the Cayman Islands with limited liability) (HKSE Stock Code : 1928)
Offer to Exchange All Outstanding
US$800,000,000 3.800% Senior Notes due 2026
US$700,000,000 4.375% Senior Notes due 2030
For an Equal Principal Amount of
3.800% Senior Notes due 2026
4.375% Senior Notes due 2030
Which Have Been Registered Under the Securities Act of 1933
Sands China Ltd. (the “Company,” “our,” “we,” “us,” or “Sands China”) is offering to exchange new 3.800% Senior Notes due 2026 (the “2026 Notes”) and new 4.375% Senior Notes due 2030 (the “2030 Notes” and, together with the 2026 Notes, the “Notes”) for all of our currently outstanding 3.800% Senior Notes due 2026 (the “Outstanding 2026 Notes”) and all of our currently outstanding 4.375% Senior Notes due 2030 (the “Outstanding 2030 Notes” and, together with the Outstanding 2026 Notes, the “Outstanding Notes”), respectively, on the terms and subject to the conditions detailed in this prospectus and the accompanying letter of transmittal (the “exchange offer”).
The Exchange Offer
◦The exchange offer expires at 5:00 p.m., New York City time, on    , 2021, unless extended by us in our sole discretion (such time and date, as it may be extended, the “expiration date”).
◦All Outstanding Notes that are validly tendered and not validly withdrawn will be exchanged.
◦You may withdraw tenders of Outstanding Notes at any time prior to the expiration of the exchange offer.
◦To exchange your Outstanding Notes, you are required to make the representations described under “The Exchange Offer—Purpose and Effect of the Exchange Offer,” “The Exchange Offer—Procedures for Tendering” and “Plan of Distribution” to us.
◦If you are eligible to participate in the exchange offer and do not tender your Outstanding Notes, your Outstanding Notes will continue to accrue interest, but you will not have further exchange or registration rights and will continue to hold Outstanding Notes subject to restrictions on transfer.
◦The exchange of Outstanding Notes for Notes in the exchange offer will not be a taxable transaction for United States federal income tax or Cayman Islands law purposes. You should see the discussion under the caption “Taxation” for more information.
◦We will not receive any proceeds from the exchange offer.
◦You should read the section called “The Exchange Offer” for further information on how to exchange your Outstanding Notes for Notes.
The Notes
◦The Notes are being offered in order to satisfy our obligations under the registration rights agreement (the “registration rights agreement”) entered into in connection with the private offering of the Outstanding Notes.
◦The terms of the Notes to be issued are identical in all material respects to the Outstanding Notes, except that the Notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and will not have any of the transfer restrictions, any of the registration rights provisions and certain inapplicable interest provisions relating to the Outstanding Notes. The Notes will represent the same debt as the Outstanding Notes exchanged therefor and will be issued under the same indenture, as amended or supplemented (the “Indenture”).
◦The Notes will be senior unsecured obligations of the Company and will rank equally in right of payment with all of its existing and future senior unsecured debt and will rank senior in right of payment to all of the Company’s future subordinated debt, if any. The Notes will be effectively subordinated in right of payment to all of the Company’s future secured debt (to the extent of the value of the collateral securing such debt), and will be structurally subordinated to all of the liabilities of the Company’s subsidiaries. None of the Company’s subsidiaries will guarantee the Notes.
Resales and Listing of Notes
◦The Notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods.
◦The Outstanding Notes are listed on The Stock Exchange of Hong Kong Limited (the “Hong Kong Stock Exchange”) by way of debt issues to professional investors (as defined in Chapter 37 of The Rules Governing the Listing of Securities on the Hong Kong Stock Exchange and in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (together, “Professional Investors”)) only. We cannot assure you that we will be able to maintain a listing of the Outstanding Notes on the Hong Kong Stock Exchange.
◦Application will be made to the Hong Kong Stock Exchange for the listing of the Notes by way of debt issues to Professional Investors only. We cannot assure you that we will obtain or be able to maintain a listing of the Notes on the Hong Kong Stock Exchange. This document is for distribution to Professional Investors only.
◦Notice to Hong Kong investors: The Company confirms that the Notes are intended for purchase and/or acquisition by Professional Investors only and (if the application for listing is successful) will be listed on the Hong Kong Stock Exchange on that basis. Accordingly, the Company confirms that the Notes are not appropriate as an investment for retail investors in Hong Kong. Investors should carefully consider the risks involved.
The Hong Kong Stock Exchange has not reviewed the contents of this document, other than to ensure that the prescribed form disclaimer and responsibility statements, and a statement limiting distribution of this document to Professional Investors only have been reproduced in this document. Listing of the Notes on the Hong Kong Stock Exchange is not to be taken as an indication of the commercial merits or credit quality of the Notes or the Company or quality of disclosure in this document. Hong Kong Exchanges and Clearing Limited and the Hong Kong Stock Exchange take no responsibility for the contents of this document, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this document.
If you are a broker-dealer and you receive Notes for your own account, you must acknowledge that you will deliver a prospectus in connection with any resale of such Notes. By making such acknowledgment, you will not be deemed to admit that you are an underwriter under the Securities Act. Broker-dealers may use this prospectus in connection with any resale of Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired by the broker-dealer as a result of market-making activities or trading activities. We have agreed that, for a period of 180 days after the date of this prospectus, we will make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale and will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. A broker-dealer may not participate in the exchange offer with respect to Outstanding Notes acquired other than as a result of market-making activities or trading activities. See “Plan of Distribution.”
If you are an affiliate of ours or are engaged in, or intend to engage in, or have an agreement or understanding to participate in, a distribution of the Notes, you cannot rely on the applicable interpretations of the Securities and Exchange Commission (the “SEC”), and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, and you must be identified as an underwriter in the prospectus.
You should consider carefully the risk factors beginning on page 17 of this prospectus before participating in the exchange offer.
Neither the SEC nor any state securities commission has approved or disapproved of the Notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

, 2021

Notice to Persons in Hong Kong

You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice. The Notes are only offered in Hong Kong or to persons in Hong Kong who are (a) “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and (b) acquiring the Notes in circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. Each such acquirer of the Notes, by accepting delivery of this prospectus and/or the accompanying document(s), will be deemed to have represented, agreed and acknowledged that (a) it is a “professional investor” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong; and (b) it is acquiring the Notes in circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance.

Prohibition of Sales to EEA and UK Retail Investors

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPS Regulation.

i

NOTICE TO INVESTORS

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any Notes offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. We have not authorized the provision of information different from that contained in this prospectus, to give any information or to make any representation not contained in or not consistent with this prospectus or any other information supplied in connection with the offering of the Notes. The information contained in this prospectus is accurate in all material respects only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Notes. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances imply that there has not been a change in our affairs and those of each of our respective subsidiaries or that the information set forth herein is correct in all material respects as of any date subsequent to the date hereof.

This prospectus includes particulars given in compliance with the Rules Governing the Listing of Securities on the Hong Kong Stock Exchange for the purpose of giving information with regard to the Company. The Company accepts full responsibility for the accuracy of the information contained in this document and confirms, having made all reasonable inquiries, that to the best of its knowledge and belief there are no other facts the omission of which would make any statement herein misleading.

We have prepared this prospectus, and we are solely responsible for its contents. You are responsible for making your own examination of us and your own assessment of the merits and risks of investing in the Notes.

The distribution of this prospectus and the offering of the Notes may in certain jurisdictions be restricted by law. Persons in possession of this prospectus are required by us to inform themselves about and to observe any such restrictions. For a description of the restrictions on offers, sales and resales of the Notes and distribution of this prospectus, see the section headed “Plan of Distribution” below.

This prospectus summarizes certain material documents and other information, and we refer you to them for a more complete understanding of what we discuss in this prospectus. In making an investment decision, you must rely on your own examination of us and the terms of the offering, including the merits and risks involved. We are not making any representation to you regarding the legality of an investment in the Notes by you under any legal, investment or similar laws or regulations. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business adviser and tax adviser for legal, business and tax advice regarding an investment in the Notes.

Under the Cayman Islands Data Protection Law, 2017 and, in respect of EU data subjects, the EU General Data Protection Regulation (together, the “Data Protection Legislation”), individual data subjects have rights and the Company as data controller has obligations with respect to the processing of personal data by the Company and its affiliates and delegates. Breach of the Data Protection Legislation by the Company could lead to enforcement action.

Prospective investors should note that personal data may in certain circumstances be required to be supplied to the Company in order for an investment in the Notes to continue or to enable the Notes to be redeemed. If the required personal data is not provided, a prospective investor will not be able to continue to invest in the Notes or to redeem the Notes.

The Company has published a privacy notice (the “Data Privacy Notice”), which provides prospective investors with information on the Company’s use of their personal data in accordance with the Data Protection Legislation. The Data Privacy Notice is available for inspection at Level 30, Infinitus Plaza, 199 Des Voeux Road Central, Hong Kong.

See “Where You Can Find More Information” for instructions on how to obtain copies of all or any part of the registration statement of which this prospectus forms a part without charge upon written or oral request. To obtain timely delivery of these documents, you must request them no later than five business days before the expiration date. This means that if you wish to request documents, you must do so by , 2021, in order to receive them before the expiration date.

WARNING

You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

PRESENTATION OF FINANCIAL INFORMATION

Our financial statements are prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board, which differ in certain respects from generally accepted accounting principles in the United States (“US GAAP”) and in certain other countries. We have made no attempt to describe or quantify the impact of those differences. In making an investment decision, investors must rely upon their own examination of us, the terms of the Notes and the financial information we present herein. Potential investors should consult their own professional advisers for an understanding of the differences between IFRS and accounting principles generally accepted in other countries, including the United States, and how those differences might affect the financial information presented herein.

The preparation of financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements, are disclosed in the financial statements.

This prospectus contains non-IFRS financial measures and ratios that are not required by, or presented in accordance with, IFRS, including Adjusted Property EBITDA. We present non-IFRS financial measures so that investors have the same financial data that management uses in evaluating financial performance with the belief that it will assist the investment community in assessing the underlying financial performance of the Company on a year-over-year and a quarter sequential basis. The non-IFRS financial measures may not be comparable to other similarly titled measures of other companies, since they are not uniformly defined, and have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our operating results reported under IFRS. Non-IFRS financial measures and ratios are not measurements of our performance under IFRS and should not be considered as alternatives to operating income or net profit or any other performance measures derived in accordance with IFRS or any other generally accepted accounting principles.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are, by their nature, subject to significant risks and uncertainties. These forward-looking statements include the discussions of our business strategies and expectations concerning future operations, margins, profitability, liquidity and capital resources. Any statements contained in this prospectus that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, in certain portions included in this prospectus, the words “anticipates,” “believes,” “estimates,” “seeks,” “expects,” “plans,” “intends” and similar expressions, as they relate to our Company or management, are intended to identify forward-looking statements. Although we believe that these forward-looking statements are reasonable, we cannot assure you that any forward-looking statements will prove to be correct. These forward-looking statements involve known and unknown risks, uncertainties and other factors beyond our control, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the risks associated with:
•the uncertainty of the extent, duration and effects of the COVID-19 Pandemic (as defined in the “Glossary” section of this prospectus) and the response of governments, including government-mandated property closures, increased operational regulatory requirements or travel restrictions, and other third parties on our business, results of operations, cash flows, liquidity and development prospects;
•general economic and business conditions, which may impact levels of disposable income, consumer spending, group meeting business, pricing of hotel rooms and retail and mall tenant sales;
•disruptions or reductions in travel, as well as disruptions in our operations, due to natural or man-made disasters, pandemics, epidemics or outbreaks of infectious or contagious diseases, political instability, civil unrest, terrorist activity or war;
•the uncertainty of consumer behavior related to discretionary spending and vacationing at our integrated resorts;
•the extensive regulations to which we are subject and the costs of compliance or failure to comply with such regulations;
•our ability to maintain our gaming license and subconcession in Macao;
•new developments, construction projects and ventures, including our Cotai initiatives;
•fluctuations in currency exchange rates and interest rates;
•regulatory policies in mainland China or other countries in which our customers reside, or where we have operations, including visa restrictions limiting the number of visits or the length of stay for visitors from mainland China to Macao, restrictions on foreign currency exchange or importation of currency, and the judicial enforcement of gaming debts;
•our leverage, debt service and debt covenant compliance, and ability to refinance our debt obligations as they come due or to obtain sufficient funding for our planned, or any future, development projects;
•increased competition for labor and materials due to planned construction projects and quota limits on the hiring of foreign workers;
•our ability to obtain required visas and work permits for management and employees from outside countries to work in Macao, and our ability to compete for the managers and employees with the skills required to perform the services we offer at our properties;
•our dependence upon properties in Macao for all of our cash flow;
•the passage of new legislation and receipt of governmental approvals for our operations;
•our insurance coverage, including the risk that we have not obtained sufficient coverage, may not be able to obtain sufficient coverage in the future, or will only be able to obtain additional coverage at significantly increased rates;
•our ability to collect gaming receivables from our credit players;
•our relationship with gaming promoters;
•our dependence on chance and theoretical win rates;

•fraud and cheating;
•our ability to establish and protect our intellectual property rights;
•conflicts of interest that arise because certain of our directors and officers are also directors of LVS;
•government regulation of the casino industry (as well as new laws and regulations and changes to existing laws and regulations), including gaming license regulation, the requirement for certain beneficial owners of our securities to be found suitable by gaming authorities, the legalization of gaming in other jurisdictions and regulation of gaming on the Internet;
•increased competition, including recent and upcoming increases in hotel rooms, meeting and convention space, retail space, potential additional gaming licenses and online gaming;
•the popularity of Macao as a convention and trade show destination;
•new taxes, changes to existing tax rates or proposed changes in tax legislation;
•the continued services of our key management and personnel;
•the ability of our subsidiaries to make distribution payments to us;
•labor actions and other labor problems;
•our failure to maintain the integrity of information systems that contain legally protected information about people and company data, including against past or future cybersecurity attacks, and any litigation or disruption to our operations resulting from such loss of data integrity;
•the completion of infrastructure projects;
•the outcome of any ongoing and future litigation; and
•other factors described under “Risk Factors.”

All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. Readers are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update any forward-looking statements after the date of this prospectus, as a result of new information, future events or developments, except as required by federal securities laws.

All forward-looking statements contained in this prospectus are qualified by reference to this cautionary statement.

v

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated in the Cayman Islands as an exempted company with limited liability. Some of our directors and officers and the experts named herein reside outside the United States (principally in Hong Kong and Macao). All or a substantial portion of our assets and such persons’ assets are located outside the United States (principally in Macao). As a result, it may not be possible for investors to effect service of process within the United States upon us or such persons, or to enforce against us or such persons judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States.

We have appointed Corporation Service Company, located at 19 West 44th Street, Suite 200, New York, New York 10036 as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Walkers (Hong Kong), our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would:
•recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or
•entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Walkers (Hong Kong) has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment in the Grand Court of the Cayman Islands, provided such judgment (a) is final and conclusive; (b) is one in respect of which the foreign court had jurisdiction over the defendant according to Cayman Islands conflict of law rules; (c) is either for a liquidated sum not in respect of penalties or taxes or a fine or similar fiscal or revenue obligations or, in certain circumstances, for in personam non-money relief; and (d) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

GLOSSARY

This glossary contains definitions of certain terms used in this prospectus as they relate to us. Some of these definitions may not correspond to standard industry definitions.

"2016 Non-Extended VML Term Loans"	the term loan commitments under the 2016 VML Credit Facility, which was repaid in August 2018

“2016 VML Credit Facility”	the term loans, term loan commitments and revolving credit facility available pursuant to the credit agreement dated September 21, 2011 entered into by VML US Finance LLC and VML (as amended and restated in March 2014 and June 2016), which was terminated on November 20, 2018, effective as of November 21, 2018

“2018 SCL Credit Facility”	the facility agreement, the Company, as borrower, entered into with the arrangers and lenders named therein and Bank of China Limited, Macau Branch, as agent for the lenders, on November 20, 2018, pursuant to which the lenders made available a US$2.0 billion revolving unsecured credit facility to the Company

“2018 SCL Revolving Facility”	a US$2.0 billion revolving unsecured credit facility made available by the lenders under the 2018 SCL Credit Facility entered into on November 20, 2018

“Adjusted Property EBITDA”	Adjusted Property EBITDA, which is a non-IFRS financial measure, is profit or loss attributable to equity holders of the Company before share-based compensation, corporate expense, pre-opening expense, depreciation and amortization, net foreign exchange gains or losses, impairment loss on property and equipment, gain or loss on disposal of property and equipment, investment properties and intangible assets, interest, gain or loss on modification or early retirement of debt and income tax benefit or expense. Management utilizes Adjusted Property EBITDA to compare the operating profitability of its operations with those of its competitors, as well as a basis for determining certain incentive compensation. Integrated resort companies have historically reported Adjusted Property EBITDA as a supplemental performance measure to IFRS financial measures. In order to view the operations of their properties on a more stand-alone basis, integrated resort companies, including the Company, have historically excluded certain expenses that do not relate to the management of specific properties, such as pre-opening expense and corporate expense, from their Adjusted Property EBITDA calculations. Adjusted Property EBITDA should not be interpreted as an alternative to profit or operating profit (as an indicator of operating performance) or to cash flows from operations (as a measure of liquidity), in each case, as determined in accordance with IFRS. The Company has significant uses of cash flow, including capital expenditures, dividend payments, interest payments, debt principal repayments and income taxes, which are not reflected in Adjusted Property EBITDA. Not all companies calculate Adjusted Property EBITDA in the same manner. As a result, Adjusted Property EBITDA as presented by the Company may not be directly comparable to other similarly titled measures presented by other companies. In addition, our Adjusted Property EBITDA presented in the report may differ from Adjusted Property EBITDA presented by LVS for its Macao segment in its filings with the SEC. For a quantitative reconciliation of Adjusted Property EBITDA to its most directly comparable IFRS measurement, see “Summary—Selected Financial Information”

“ADR” or “average daily rate”	the average daily rate per occupied room in a given time period, calculated as room revenue divided by the number of rooms sold

“Board”	the board of directors of the Company

“cage”	a secure room within a casino with a facility that allows patrons to exchange cash for chips required to participate in gaming activities, or to exchange chips for cash

“CAGR”	compound annual growth rate

“Capex Committee”	Sands China Capital Expenditure Committee of the Company

“casino(s)”	a gaming facility that provides casino games consisting of table games operated in VIP areas or mass market areas, electronic games, slot machines and other casino games

“Chief Executive”	a person who either alone or together with one or more other persons is or will be responsible under the immediate authority of the Board of Directors for the conduct of the business of the Company

“chip(s)”	tokens issued by a casino to players in exchange for cash or credit, which are used to place bets on gaming tables, in lieu of cash

“Company,” “our,” “we,” “us,” or “Sands China”	Sands China Ltd., a company incorporated in the Cayman Islands on July 15, 2009 as an exempted company with limited liability under the Companies Law, Cap 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands and, except where the context otherwise requires, all of its subsidiaries, or where the context refers to the time before it became the holding company of its present subsidiaries, its present subsidiaries. When used in the context of gaming operations or the Subconcession, “we,” “us,” or “our” refers exclusively to VML

“Concessionaire(s)”	the holder(s) of a concession for the operation of casino games in Macao

“Cotai”	the name given to the land reclamation area in Macao between the islands of Coloane and Taipa

“Cotai Strip”	large-scale integrated resort projects on Cotai developed by us and inspired by the Las Vegas Strip in Las Vegas, Nevada, U.S.A. LVS has registered the Cotai Strip trademark in Hong Kong and Macao

“COVID-19 Pandemic”	an outbreak of a respiratory illness caused by a novel coronavirus that was identified in early January 2020. The disease has since spread rapidly across the world, causing the World Health Organization to declare the outbreak a pandemic on March 12, 2020

“DICJ”	Gaming Inspection and Coordination Bureau (“Direcção de Inspecção e Coordenação de Jogos”) under the Secretary for Economy and Finance of Macao

“Director(s)”	member(s) of the board of directors of the Company

“DOJ”	the United States Department of Justice

“EBITDA”	earnings before interest, taxes, depreciation and amortization

“Exchange Rate”	except as otherwise stated, amounts denominated in U.S. dollars, MOP and Hong Kong dollars have been converted at the exchange rate on June 30, 2020 for the purposes of illustration only, in this prospectus at:
US$1.00: HK$7.7504
US$1.00: MOP7.9829
HK$1.00: MOP1.03

“FCPA”	the United States Foreign Corrupt Practices Act of 1977, as amended

“Four Seasons Hotel Macao”	refers to the Four Seasons Hotel Macao, Cotai Strip®, which is managed and operated by FS Macau Lda., an affiliate of Four Seasons Hotels Limited

“gaming area(s)”	a gaming facility that provides casino games consisting of table games operated in VIP areas or mass market areas, electronic games, slot machines and other casino games but has not been designated as a casino by the Macao government

“gaming promoter(s)”	individuals or corporations licensed by and registered with the Macao government to promote games of fortune and chance to patrons, through the arrangement of certain services, including extension of credit (regulated by Law No. 5/2004), transportation, accommodation, dining and entertainment, whose activity is regulated by Administrative Regulation No. 6/2002

“GLA”	gross leasable area

“GLOA”	gross leasable occupied area

“Greater Bay Area”	a megalopolis, also known as the Pearl River Delta, consisting of nine cities in Guangdong Province of South China, namely Guangzhou, Shenzhen, Zhuhai, Foshan, Dongguan, Zhongshan, Jiangmen, Huizhou, and Zhaoqing, and two special administrative regions namely, Hong Kong and Macao

“Greater Bay Area Initiative(s)”	a policy initiative introduced in China’s 13th five-year plan (2016–2020) to promote the development of the Pearl River Delta region via economic and social integration of 11 cities in the Greater Bay Area (the most affluent and populous province in China) so that they can better leverage their competitive advantages in the global economy

“Group”	the Company and its subsidiaries from time to time

“HK$” or “HK dollars”	Hong Kong dollars, the lawful currency of Hong Kong

“HKSE” or “Hong Kong Stock Exchange”	The Stock Exchange of Hong Kong Limited

“IFRS”	International Financial Reporting Standards as issued by the International Accounting Standards Board

“integrated resort(s)”	a resort which provides customers with a combination of hotel accommodations, casinos or gaming areas, retail and dining facilities, MICE space, entertainment venues and spas

“Listing Rules”	the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (as amended from time to time)

“LVS” or “Las Vegas Sands”	Las Vegas Sands Corp., a company incorporated in Nevada, U.S.A. in August 2004 and the common stock of which is listed on the New York Stock Exchange

“LVS Group”	LVS and its subsidiaries (excluding our Group)

“LVS LLC”	Las Vegas Sands, LLC, a company incorporated in Nevada, U.S.A.

“LVS Nevada”	LVS (Nevada) International Holdings, Inc., a company incorporated in Nevada, U.S.A.

“mass market player(s)”	Non-Rolling Chip and slot players

“MICE”	Meetings, Incentives, Conventions and Exhibitions, an acronym commonly used to refer to tourism involving large groups brought together for an event or corporate meeting

“MOP” or “pataca(s)”	Macao pataca, the lawful currency of Macao

“Parcel 1”	a land parcel on Cotai totaling 290,562 square meters described under Registration No. 23225 by the Macao Property Registry, on which The Venetian Macao has been constructed

“Parcel 2”	a land parcel on Cotai totaling 53,303 square meters described under Registration No. 23223 by the Macao Property Registry, on which The Plaza Macao has been constructed

“Parcel 3”	a land parcel on Cotai totaling 61,681 square meters described under Registration No. 23224 by the Macao Property Registry, on which The Parisian Macao has been constructed

“Parcels 5 and 6”	land parcels on Cotai totaling 150,134 square meters, including 44,576 square meters designated as a tropical garden, described under Registration No. 23288 by the Macao Property Registry, on which Sands Cotai Central has been constructed

“premium player(s)”	Rolling Chip players who have a direct relationship with gaming operators and typically participate in gaming activities in casinos or gaming areas without the use of gaming promoters

“Professional Investors”	as defined in Chapter 37 of the Listing Rules and in the SFO

“Renminbi”	Renminbi, the lawful currency of China

“Rolling Chip play”	play by VIP and premium players (excludes Paiza cash players) using non-negotiable chips

“Rolling Chip volume”	casino revenue measurement, measured as the sum of all non-negotiable chips wagered and lost by VIP and premium players (excludes Paiza cash players)

“Rolling Chip win”	a percentage of Rolling Chip volume

“Sands”	a land parcel in Macao totaling 26,082 square meters described under Registration No. 23114 by the Macao Property Registry, on which Sands Macao has been constructed

“Sands Cotai Central”	an integrated resort which currently features four hotel towers, consisting of hotel rooms and suites under the Conrad, Sheraton and St. Regis brands. Sands Cotai Central also includes gaming area, retail, entertainment, dining and MICE facilities. It is expected to be rebranded as “The Londoner Macao”

“Sands Macao”	the Sands Macao, which includes gaming areas, a hotel tower, restaurants and a theater

“Senior Notes”
senior unsecured notes issued by the Company or, where relevant, any or all of: (i) the three series of senior unsecured unregistered notes in an aggregate principal amount of US$5,500,000,000 issued on August 9, 2018, consisting of US$1,800,000,000 of 4.600% senior notes due August 8, 2023, US$1,800,000,000 of 5.125% senior notes due August 8, 2025 and US$1,900,000,000 of 5.400% senior notes due August 8, 2028. Pursuant to an exchange offer launched on December 21, 2018 and which expired on January 25, 2019, US$1,695,850,000 of 4.600% senior notes due August 8, 2023, US$1,786,475,000 of 5.125% senior notes due August 8, 2025 and US$1,892,760,000 of 5.400% senior notes due August 8, 2028, were exchanged for new notes that were registered under the U.S. Securities Act, on January 29, 2019, and pursuant to the filing of a Form 15F with the SEC on April 23, 2019, had their reporting obligations under Section 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), terminated; and (ii) the two series of senior unsecured unregistered notes in an aggregate principal amount of US$1,500,000,000 issued on June 4, 2020, consisting of
US$800,000,000 of 3.800% senior notes due January 8, 2026 and
US$700,000,000 of 4.375% senior notes due June 18, 2030

“SFO”	the Securities and Futures Ordinance of Hong Kong (Cap. 571 of the Laws of Hong Kong) as amended, supplemented or otherwise modified from time to time

“Subconcession” or “Subconcession Contract”	the tripartite Subconcession Contract for the operation of casino games effective December 26, 2002 among Galaxy Casino S.A., the Macao government and VML

“Subconcessionaire(s)”	the holder(s) of a subconcession for the operation of casino games in Macao

“table games”	typical casino games, including card games such as baccarat, blackjack and hi-lo (also known as “sic bo”) as well as craps and roulette

“The Parisian Macao”	an integrated resort that includes a gaming area, hotel, a shopping mall and other integrated resort amenities

“The Plaza Macao”
an integrated resort which includes (i) the Four Seasons Hotel Macao; (ii) the Plaza Casino gaming area operated by VML; (iii) the Paiza Mansions, the Shoppes at Four Seasons, restaurants and a spa, each of which are operated by us; and (iv) The Grand Suites at Four Seasons, which features 289 premium quality suites, except where the context indicates otherwise

“The Venetian Macao”	The Venetian® Macao-Resort-Hotel, an integrated resort that includes casino and gaming areas, a hotel, MICE space, the Shoppes at Venetian, approximately 60 different restaurants and food outlets, a 15,000-seat arena and other entertainment venues

“Trustee”	U.S. Bank National Association

x

“United States,” “U.S.” or “U.S.A.”	the United States of America, including its territories and possessions and all areas subject to its jurisdiction

“US$” or “U.S. dollars”	United States dollars, the lawful currency of the United States

“Venetian Casino”	Venetian Casino Resort, LLC, a company incorporated in Nevada, U.S.A.

“VIP player(s)”	Rolling Chip players who play almost exclusively in dedicated VIP rooms or designated casino or gaming areas and are sourced from gaming promoters

“VIP room(s)”	rooms or designated areas within a casino or gaming area where VIP players and premium players gamble

“visit(s)” or “visitation(s)”	with respect to visitation of our properties, the number of times a property is entered during a fixed time period. Estimates of the number of visits to our properties is based on information collected from digital cameras placed above every entrance in our properties, which use video signal image processor detection and include repeat visitors to our properties on a given day

“VML”	our subsidiary, Venetian Macau, S.A. (also known as Venetian Macau Limited), a public company limited by shares (“sociedade anónima”) incorporated on June 21, 2002 under the laws of Macao, one of the three Subconcessionaires and the holder of the Subconcession

SUMMARY

This summary does not contain all the information that may be important to you in deciding whether to invest in the Notes. You should read this entire prospectus, including the section entitled “Risk Factors” and the financial statements and related notes thereto, before making an investment decision.

We are the leading developer, owner and operator of large-scale integrated resorts in Macao, as measured by Adjusted Property EBITDA for the year ended December 31, 2019. In 2019, we welcomed approximately 98 million leisure and business visits at our properties on Cotai and on the Macao Peninsula.

Our founder, Chairman and Chief Executive Officer, Mr. Sheldon G. Adelson, began investing in Macao from 2002 after receiving a gaming subconcession to operate casino games and other games of chance. His vision and goal was to develop large-scale integrated resorts with a variety of world-class amenities and create an international tourism destination. This helped achieve Macao’s objective for long-term economic diversification and growth in tourism.

Today, with nearly 30 million square feet of interconnected facilities on Cotai, we are the largest integrated resorts operator in Macao. Our integrated resorts not only offer gaming areas, but also the most four- and five-star rated hotel rooms compared to any other single developer in the market. Our integrated resorts also collectively feature the largest capacity in meeting space, convention and exhibition halls, retail and dining areas and entertainment venues. We believe our integrated resorts are unique in Macao and differentiate us from our competitors due to size and scale, range of non-gaming amenities, and focus on leisure and business tourism.

Macao is the largest gaming market in the world based on casino gaming revenue and is the only location in China to offer legalized casino gaming. VML, our subsidiary, holds one of six concessions or subconcessions permitted by the Macao government to operate casinos or gaming areas.

We developed, own and operate The Venetian Macao, Sands Cotai Central, The Parisian Macao, The Plaza Macao and Sands Macao. We also own the Cotai Expo, one of the largest convention and exhibition centers in Asia, as well as Macao’s largest entertainment venue, the Cotai Arena. Our properties collectively feature over 11,700 luxury suites and hotel rooms, approximately 150 different restaurants and food outlets, spas and theaters for live performances, as well as other integrated resort amenities.

Our integrated resort brands, including The Venetian Macao and The Parisian Macao, are aspirational and recognized throughout China and Asia for quality and service and leave a lasting impression on our customers. We believe The Venetian Macao is the most visited integrated resort in Asia, and since its opening in 2007, the property has received over 366 million visitations as of December 31, 2019. We estimate that since 2016, The Parisian Macao digital marketing and social media program has reached over 13 billion online impressions, including from platforms within China such as Sina Weibo.

We were the first developer in Macao to feature world-class global hospitality brands in our hotel offerings on Cotai, including the Four Seasons, St. Regis, Conrad and Sheraton.

Within our integrated resorts we also operate some of the largest and most profitable retail malls in Asia, showcasing over 780 shops occupying over 2 million square feet of retail space. Our retail malls showcase many global luxury designer brands as well as leading Asian retail brands.

We own and operate Cotai Water Jet, one of two major high speed ferry operators between Hong Kong and Macao, with 14 vessels facilitating leisure and business travelers to reach Macao from points in Hong Kong, including the Hong Kong International Airport.

Our Developments in Macao
In May 2004, we opened the Sands Macao, the first Las Vegas-style resort in Macao, which was designed for the mass market segment of leisure tourism. The Sands Macao currently contains a mix of gaming areas for mass market, VIP and premium players, entertainment and dining facilities, and hotel suites.
In August 2007, we opened The Venetian Macao, the flagship property of our Cotai Strip development. The Venetian Macao is a themed, large-scale integrated resort, with 2,905 luxury hotel suites, more than 340 retail shops in one of the largest shopping malls in Asia with 943,000 square feet of retail space, approximately 60 restaurants and food outlets, and a state-of-the-art live performance theater with 1,800 seats. In addition, The Venetian Macao contains the Cotai Arena, a 15,000-seat venue directly adjacent to and adjoins the Cotai Expo and hosts a wide range of entertainment and sporting events each year. The Cotai Expo is a 1.2 million square foot MICE facility, which includes exhibition and meeting space, including one of the largest column-free ballrooms in Asia.
In August 2008, we opened The Plaza Macao, a boutique luxury integrated resort featuring the Four Seasons Hotel Macao with 360 luxury suites, the Shoppes at Four Seasons with nearly 140 shops from the world’s leading luxury retail brands, and the Plaza Casino. In July 2009, we completed and introduced our ultra-exclusive Paiza Mansions at The Plaza Macao.
Since April 2012, Sands Cotai Central has opened in phases. The property features four hotel towers: the first hotel tower, which opened in April 2012, consisting of 659 five-star rooms and suites under the Conrad brand and approximately 600 London-themed suites upon completion of The Londoner Macao Hotel; the second hotel tower, which opened in September 2012, consisting of 1,842 rooms and suites under the Sheraton brand; the third hotel tower, which opened in January 2013, consisting of 2,126 rooms and suites under the Sheraton brand; and the fourth tower, which opened in December 2015, consisting of 400 rooms and suites under the St. Regis brand. Sands Cotai Central also has approximately 369,000 square feet of meeting space, a 1,701-seat theater and approximately 525,000 square feet of retail space with more than 140 stores and over 40 restaurants and food outlets.
In September 2016, we opened The Parisian Macao, a themed, iconic, “must-see” integrated resort connected to The Venetian Macao and The Plaza Macao, which includes a 248,000 square foot casino, a hotel with approximately 2,500 rooms and suites, retail, entertainment, dining and meeting facilities. The Parisian Macao features a half size replica of the Eiffel Tower, providing a landmark attraction to visitors.
In 2017, we announced the renovation, expansion and rebranding of Sands Cotai Central into a new destination integrated resort, The Londoner Macao, by adding extensive thematic elements both externally and internally. The Londoner Macao will include some of London’s most recognizable landmarks such as the Houses of Parliament and Big Ben. The resort will feature two new hotels, the Londoner Court with approximately 370 luxury suites, and The Londoner Macao Hotel with approximately 600 suites. Suites are being utilized as they are completed on a simulation basis for trial and feedback purposes. A number of new restaurants will open progressively from late 2020. Our retail offerings will be expanded and rebranded as the Shoppes at Londoner. Construction work on the conversion of Sands Cotai Central into the new integrated resort The Londoner Macao is progressing. We expect the Londoner Court suites to be completed in late 2020, and overall The Londoner Macao project to be delivered in phases throughout 2020 and 2021.
Construction of The Grand Suites at Four Seasons is now complete. This unique apart-hotel features 289 luxury suites for the growing segment of affluent visitors who travel with family for extended periods. We have initiated approved gaming operations in this space and are utilizing suites on a simulation basis for trial and feedback purposes.
We anticipate the total costs associated with these development projects to be approximately US$2.2 billion. The ultimate costs and completion dates for these projects are subject to change as we complete construction. See “Risk Factors—Risks Related to Our Business—There are significant risks associated with our construction projects.”
Our business strategy is to develop Cotai and to leverage our large-scale integrated resort business model to create Asia’s premier gaming, leisure, convention and meetings destination. Our interconnected integrated resorts, which have a wide range of branded hotel and resort offerings, are designed to attract different segments of the market throughout the year. We believe our business strategy and development plan will allow us to achieve a more consistent demand, longer average length of stay in our hotels, more diversified sources of revenue and higher margins than gaming-centric facilities.

Key Strengths
We believe we have a number of key strengths that differentiate our business from our competitors, including:

High quality and diverse range of integrated resort offerings with substantial non-gaming amenities
Our integrated resorts feature non-gaming attractions and amenities including world-class entertainment, expansive retail offerings and market-leading MICE facilities. These attractions and amenities enhance the appeal of our integrated resorts, contributing to visitation, length of stay and customer spending at our resorts. As of December 31, 2019, our hotel inventory represented approximately 46% of the total Macao competitor hotel inventory. The broad appeal of our market-leading integrated resort offerings in Macao enables us to serve the broadest array of customer segments in the Macao market.

Substantial and diversified cash flow from existing operations
We generated a market-leading US$3.19 billion of Adjusted Property EBITDA during the year ended December 31, 2019 from gaming and non-gaming sources, including retail, hotel, food and beverage, entertainment and MICE business. Approximately 29% of our departmental profit was generated by non-gaming offerings for the year ended December 31, 2019.

Market leadership in the growing high-margin mass market gaming segment
We focus on the high-margin mass gaming segment, which has grown at a CAGR in excess of 10% since fiscal year 2015. During the twelve months ended December 31, 2019, we had the highest percentage of gaming win from mass tables and slots of the Macao operators, with approximately 29% market share. Our management estimates our mass market table revenues typically generate a gross margin that is approximately four times higher than the gross margin on our typical VIP table revenues.

Established brands with broad regional and international market awareness and appeal
Our brands, including The Venetian Macao, The Parisian Macao, Sands Macao, Cotai Expo, Cotai Arena and Cotai Water Jet enjoy broad regional and international market awareness and appeal. We welcomed approximately 98 million visits to our property portfolio in 2019. We believe The Venetian Macao is the most visited integrated resort in Macao, and attracts broad brand awareness both regionally and globally. We estimate that since 2016, The Parisian Macao digital marketing and social media program has reached over 13 billion online impressions, including from platforms within China such as Sina Weibo.

Experienced management team with a proven track record
Mr. Sheldon G. Adelson is our founder, Chairman and Chief Executive Officer. Mr. Adelson’s business career spans more than seven decades and has included creating and developing numerous companies to maturity. Mr. Adelson created the MICE-based integrated resort and pioneered its development in the Las Vegas and Singapore markets, as well as in Macao, where he planned and developed the Cotai Strip. Dr. Wong Ying Wai (Wilfred), our President, Mr. Chum Kwan Lock (Grant), our Chief Operating Officer, Mr. Sun MinQi (Dave), our Chief Financial Officer, and Mr. Dylan James Williams, our General Counsel and Company Secretary, have substantial business experience and have successfully contributed to the execution of our operating strategies.

Unique MICE and entertainment facilities
Our market-leading MICE and entertainment facilities contribute to Macao’s diversification and appeal to business and leisure travelers while diversifying our cash flows and increasing revenues and profit. Our approximately 1.7 million square feet of MICE space is specifically designed to meet the needs of meeting planners and corporate events and trade show organizers from around the world. Our experience and expertise in this industry continues to drive leisure and business tourism to Macao. Since opening in 2007, our 15,000-seat Cotai Arena has established itself as one of the top live entertainment venues in Southern China. The theaters at The Venetian Macao, Sands Cotai Central and The Parisian Macao offer a variety of ticketed events. The live entertainment program at our properties is a key traffic driver and has established the Company as the leader in the field of tourism and leisure activities.

Significant benefits from our on-going relationship with LVS
Sands China is approximately 70% owned by Las Vegas Sands, the world’s leading developer and operator of MICE-based integrated resorts. The operating experience of Las Vegas Sands in developing and operating MICE-based integrated resorts in the Las Vegas, Singapore and Macao markets is a significant benefit to us.

Business Strategies
Building on our key strengths, we seek to enhance our position as the leading developer and operator of integrated resorts and casinos in Macao by continuing to implement the following business strategies:

Developing and diversifying our integrated resort offerings on Cotai to include a full complement of products and services to cater to different market segments. Our development on Cotai includes four integrated resorts, MICE space, additional retail, dining and entertainment facilities and a range of hotel offerings to cater to different segments of the market. In addition to The Venetian Macao and The Parisian Macao hotel rooms, we have Four Seasons, Conrad, Sheraton and St. Regis branded suites and hotel rooms. We are able to leverage the recognition and the sales, marketing and reservation capabilities of these premier hotel brands to attract a wide range of customers in different market segments to our properties. We believe our partnerships with renowned hotel management partners, our diverse integrated resort offerings and the convenience and accessibility of our properties will continue to increase the appeal of our properties to both the business and leisure customer segments.

Leveraging our scale of operations to create and maintain an absolute cost advantage. Management expects to benefit from lower unit costs due to the economies of scale inherent in our operations. Opportunities for lower unit costs include, but are not limited to, lower utility costs; more efficient staffing of hotel and gaming operations; and centralized transportation, marketing and sales, and procurement. In addition, our scale allows us to consolidate certain administrative functions.

Focusing on the high-margin mass market gaming segment, while continuing to provide luxury amenities and high service levels to our VIP and premium players. Our properties cater not only to VIP and premium players, but also to mass market customers, which comprise our most profitable gaming segment. We believe the mass market segment will continue to have long-term growth as a result of the introduction of more high-quality gaming facilities and non-gaming amenities into the market. Our management estimates our mass market table revenues typically generate a gross margin that is approximately four times higher than the gross margin on our typical VIP table revenues.

Identifying targeted investment opportunities to drive growth across our portfolio. We will continue to invest in the expansion of our facilities and the enhancement of the leisure and business tourism appeal of our Cotai property portfolio. Our planned development projects include the renovation, expansion and rebranding of Sands Cotai Central into The Londoner Macao, the addition of suites at The Grand Suites at Four Seasons and at the Londoner Court and the conversion of the prior Holiday Inn-branded rooms and suites into suites in The Londoner Macao Hotel.

Recent Developments

COVID-19 Pandemic
In early January 2020, an outbreak of a respiratory illness caused by a novel coronavirus was identified and the disease has since spread rapidly across the world causing the World Health Organization to declare the outbreak of a pandemic on March 12, 2020. As a result, people across the globe have been advised to avoid non-essential travel. Steps have also been taken by various countries to restrict inbound international travel and implement closures of non-essential operations to contain the spread of the virus.
Visitation to Macao has decreased substantially, driven by various government policies limiting travel. The China Individual Visit Scheme to Macao (“China IVS”) and tour group visas were suspended, and a complete ban on entry or a need to undergo enhanced quarantine requirements depending on the person’s residency and their recent travel history, has been enacted by the Macao government for Macao residents, citizens of mainland China, Hong Kong residents, foreigner workers residing in Macao and international travelers.
The Macao government suspended all gaming operations beginning on February 5, 2020. The Group’s casino operations resumed on February 20, 2020, except for casino operations at Sands Cotai Central, which resumed on February 27, 2020. Certain health safeguards, however, such as limiting the number of seats per table game, slot machine spacing, temperature checks, mask protection, health declarations showing green health-codes, and negative COVID-19 test results, remain in effect at the present time. The Group is currently unable to determine when these measures will be modified or cease to be necessary.
Some of the Group’s hotel facilities were also closed during the casino suspension in response to the drop in visitation and, with the exception of the Conrad Macao, Cotai Strip at Sands Cotai Central (the “Conrad hotel”), these hotels were gradually reopened from February 20, 2020, in line with operational needs and demand. The Conrad hotel reopened on June 13, 2020. Additionally, in support of the Macao government’s initiatives to fight the COVID-19 Pandemic, the Group provided one tower (approximately 2,000 hotel rooms) at the Sheraton Grand Macao Hotel,

Cotai Strip at Sands Cotai Central to the Macao government to house individuals who return to Macao for quarantine purposes during two different periods in 2020.
A limited number of restaurants across the Group’s properties have reopened. The majority of retail outlets in the Group’s various shopping malls are open with reduced operating hours. The timing and manner in which these areas will return to full operation are currently unknown.
The Hong Kong government temporarily closed the Hong Kong China Ferry Terminal in Kowloon on January 30, 2020 and the Hong Kong Macau Ferry Terminal in Hong Kong on February 4, 2020. In response, the Group suspended its Macao ferry operations between Macao and Hong Kong. From June 17, 2020 until July 16, 2020, Cotai Water Jet operated a special sailing service between the Taipa Ferry Terminal and Hong Kong International Airport to facilitate the return of Macao residents from overseas and to enable the return of those located in Macao to their place of origin. The timing and manner in which the Group’s normal ferry operations will be able to resume are currently unknown.
As of June 30, 2020, Macao has had 46 confirmed cases of COVID-19 and no deaths attributed to COVID-19 according to data published by the Macao government.
The Macao government announced total visitation from mainland China to Macao on a monthly basis decreased by 14.9% (with an 83.3% decrease in visitation over the first seven days of Chinese New Year Holiday) in January 2020 and decreased in a range of 96.3% to 99.6% in February to June 2020, as compared to the same periods in 2019. It also announced monthly gross gaming revenue decreased by 11.3% in January 2020 and decreased in a range of 79.7% to 97.0% in February to June 2020 as compared to the same periods in 2019.

Current Impact of the COVID-19 Pandemic on our Liquidity and Financial Results
The disruptions arising from the COVID-19 Pandemic had a significant adverse impact on the Group’s operations during the six months ended June 30, 2020. Net revenues for the six months ended June 30, 2020, totaled US$848 million compared to US$4.47 billion for the six months ended June 30, 2019, representing a decrease of 81.0%. We recorded an operating loss of US$609 million and a net loss of US$716 million in the first half of 2020, as compared to an operating income of US$1.19 billion and a net income of US$1.07 billion in the same period in the prior year. Adjusted property EBITDA loss totaled US$243 million in the half year ended June 30, 2020, as compared to adjusted property EBITDA of US$1.63 billion in the same period in the prior year. For a quantitative reconciliation of Adjusted Property EBITDA to its most directly comparable IFRS measurement, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Reconciliation of Non-IFRS Financial Measures.”
As of June 30, 2020, the Group had total liquidity of US$3.63 billion, consisting of US$1.61 billion of total cash and cash equivalents and US$2.02 billion of available borrowing capacity under the 2018 SCL Revolving Facility. The Group believes it will be able to support its continuing operations, complete the major construction projects that are underway, and respond to the current COVID-19 Pandemic challenges. The Group has taken various mitigating measures to manage through the current environment, including a cost and capital expenditure reduction program to minimize cash outflow of non-essential items. On April 17, 2020, the Company announced that the Board resolved not to recommend the payment of a final dividend in respect of the year ended December 31, 2019.
If the Group’s integrated resorts are not permitted to resume normal operations, travel restrictions such as those related to the China IVS and other global restrictions on inbound travel from other countries are not modified or eliminated or the global response to contain the COVID-19 Pandemic escalates or is unsuccessful, the Group’s operations, cash flows and financial condition will be further materially impacted. The duration and intensity of this global health emergency and related disruptions are uncertain. Given the dynamic nature of these circumstances, the impact on the Company’s consolidated results of operations, cash flows and financial condition in 2020 will be material. The Group cannot reasonably estimate the impact at this time. It is unknown when the COVID-19 Pandemic will end, when or how quickly the current travel restrictions will be modified or cease to be necessary and the resulting impact on the Group’s business and the willingness of the Group’s customers to spend on travel, entertainment and MICE. See “Risk Factors—Risks Related to our Business—The COVID-19 Pandemic has adversely affected the number of visitors to our facilities and disrupted our operations, resulting in lower revenues and cash flows. This adverse impact is anticipated to continue until the global COVID-19 Pandemic is contained.”
As a result of the impact from the COVID-19 Pandemic, the 2018 SCL Credit Facility was amended on March 27, 2020 to waive certain financial covenants through July 1, 2021 and was further amended on September 11, 2020 to extend the waiver period through January 1, 2022. Additionally, the 2018 SCL Credit Facility was amended to provide the Company with the option to increase the total available borrowing capacity by an additional US$1.0 billion.

Outlook
Despite the current impact from the COVID-19 Pandemic, the Group is encouraged by recent announcements regarding changes to travel policies, which we believe represent the first steps towards the recovery of tourism in Macao. On July 13, 2020, it was announced that Chinese nationals with negative COVID-19 test result and green health-code, traveling between any of the nine designated cities in Guangdong province and Macao, are exempt from the 14-day mandatory quarantine effective from July 15, 2020. This was subsequently extended to all cities within the Guangdong province effective from July 29, 2020, followed by all of mainland China effective from August 12, 2020. The China IVS and tour group visas recommenced for certain regions beginning on August 12, 2020 and were extended to all of mainland China effective September 23, 2020. Hong Kong and Taiwanese residents who have not visited a foreign country in the prior 14 days and tested negative for COVID-19 are allowed to enter Macao subject to a mandatory 14 days of centralized isolation. All other foreign nationals, including those holding a temporary work permit, currently are not permitted to enter Macao.
The Group remains steadfast in its commitments to the health and safety of its team members and customers and to providing assistance to Macao’s local community. The Group remains confident that travel and tourism spending in Macao will eventually fully recover. The Group has made progress in the execution of the US$2.2 billion capital investment program for The Londoner Macao and The Grand Suites at Four Seasons. The Group believes these capital investment programs will strengthen its leadership position in the market and will provide a larger platform for future growth as travel and tourism spending return.

Organizational Chart
The following chart illustrates our simplified corporate structure as of the date of this prospectus.

Las Vegas Sands Corp.
(Nevada)
Public
Shareholders
69.94%
(indirectly)
30.06%
Notes offered hereby
Sands China Ltd.
(Cayman Islands)
100%
Venetian Venture
Development
Intermediate Limited
(Cayman Islands)
100%(1)
Venetian Macau Limited
(Macau)

(i) Venetian Venture Development Intermediate Limited has 100% economic interest in Venetian Macau Limited. 10% of Venetian Macau Limited’s share capital is held by Mr. Antonio Ferreira subject to a usufruct agreement. See “Regulation.”

Our Corporate Information
Our principal executive offices are located at The Venetian Macao Resort Hotel, L2 Executive Offices, Estrada da Baía de N. Senhora da Esperança, s/n, Macao. Our telephone number at this address is +853 8118-2888. Our registered office in the Cayman Islands is located at the offices of Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands. Our agent for service of process in the United States is Corporation Service Company located at 19 West 44th Street, Suite 200, New York, New York 10036. Our corporate website is www.sandschina.com. The information contained on our website is not a part of this prospectus.The Company’s principal place of business in Hong Kong is Level 54, Hopewell Centre, 183 Queen’s Road East, Hong Kong. The name and address of the person in Hong Kong authorized to accept service of process and notices on the Company’s behalf is Ho Siu Pik, Level 54, Hopewell Centre, 183 Queen’s Road East, Hong Kong.

SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

The following is a general summary of the terms of the exchange offer. This summary should be read in conjunction with, and is qualified in its entirety by, more detailed information appearing elsewhere in this prospectus, including under “The Exchange Offer” and “Description of Notes.”
On June 4, 2020, we completed a private offering of US$800 million aggregate principal amount of the Outstanding 2026 Notes and US$700 million aggregate principal amount of the Outstanding 2030 Notes, in a transaction exempt from the registration under the Securities Act. This prospectus is part of a registration statement covering the exchange of the Outstanding Notes for the Notes.
We entered into a registration rights agreement with the initial purchasers in the private offering in which we agreed to deliver to you this prospectus as part of the exchange offer and we agreed to use our commercially reasonable efforts to cause the exchange offer registration statement to become effective under the Securities Act within 365 days after the closing date. In the exchange offer, you are entitled to exchange your Outstanding Notes for the Notes that are identical in all material respects to the Outstanding Notes, except that the Notes have been registered under the Securities Act and will not have any of the transfer restrictions, any of the registration rights provisions and certain inapplicable interest provisions relating to the Outstanding Notes.

Exchange Offer
We are offering to exchange the newly issued Notes in the following respective series in up to the following aggregate principal amounts:
•US$800 million 2026 Notes; and
•US$700 million 2030 Notes,
for a like aggregate principal amount of the following respective series of the Outstanding Notes:
•the Outstanding 2026 Notes; and
•the Outstanding 2030 Notes, respectively.
The exchange offer is being made with respect to all of the Outstanding Notes. Only holders of Outstanding Notes who are Professional Investors may participate in the exchange offer. Outstanding Notes may only be exchanged in minimum denominations of US$200,000 and integral multiples of US$1,000 above that amount. The Outstanding Notes surrendered in exchange for the Notes will be retired and canceled and cannot be reissued, and the rights under the Outstanding Notes for those who tender their Outstanding Notes will be extinguished after the completion of the exchange offer.

Resales of the Notes
Based on an interpretation of the staff of the SEC set forth in no action letters issued to unrelated third parties, we believe that Notes issued pursuant to the exchange offer in exchange for Outstanding Notes may be offered for resale, resold and otherwise transferred by you (unless you are an affiliate of ours, within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Notes are acquired in the ordinary course of your business and you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the Notes.

Each participating broker-dealer that receives Notes for its own account pursuant to the exchange offer in exchange for Outstanding Notes that were acquired as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of the Notes, which prospectus delivery requirement may be satisfied by the delivery of this prospectus, as it may be amended or supplemented from time to time.

Any holder of Outstanding Notes who:
•is an affiliate of ours;
•does not acquire Notes in the ordinary course of business; or
•tenders in the exchange offer with the intention to participate, or for the purpose of participating, in the distribution of the Notes cannot rely on the position of the staff of the SEC enunciated in Exxon Capital Holdings Corporation or similar interpretive letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the Notes and be identified as an underwriter in the prospectus. See “The Exchange Offer—Resales of the Notes.”

No Minimum Condition	The exchange offer is not conditioned on any minimum aggregate principal amount of any series of Outstanding Notes being tendered for exchange.

Expiration Date; Withdrawal of Tenders	The exchange offer will expire at 5:00 p.m., New York City time, on , 2021, unless we extend it. Tenders of Outstanding Notes pursuant to the exchange offer may be withdrawn at any time prior to the expiration date. Any Outstanding Notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer. See “The Exchange Offer—Expiration Date; Extensions; Amendments” and “The Exchange Offer—Withdrawal of Tenders.”

Settlement Date	The settlement date of the exchange offer will be promptly following the expiration date.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may waive in our sole discretion. See “The Exchange Offer—Conditions to the Exchange Offer” for more information regarding the conditions to the exchange offer. We have the right, in our sole discretion, to terminate or withdraw the exchange offer if any of the conditions described under “The Exchange Offer—Conditions to the Exchange Offer” are not satisfied or waived.

Appraisal Rights	Holders of Outstanding Notes do not have any rights of appraisal for their Outstanding Notes if they elect not to tender their Outstanding Notes for exchange.

Procedures for Tendering Outstanding Notes
If you wish to accept the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must also mail or otherwise deliver the letter of transmittal, or a facsimile of the letter of transmittal, together with any physical certificates requesting the Outstanding Notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal. If you hold Outstanding Notes through The Depository Trust Company (the “DTC”) and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC (“ATOP”), by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•any Notes that you receive will be acquired in the ordinary course of your business;
•you have no arrangement or understanding with any person or entity to participate in a distribution of the Notes;
•if you are a broker-dealer that will receive Notes for your own account in exchange for Outstanding Notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of the Notes;
•you are not an affiliate, as defined in Rule 405 of the Securities Act, of ours or, if you are an affiliate of ours, you will comply with any applicable registration and prospectus delivery requirements of the Securities Act; and
•you are a Professional Investor.

See “The Exchange Offer—Procedures for Tendering” and “Plan of Distribution.”

Special Procedures for Beneficial Owners	If you are a beneficial owner of Outstanding Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender the Outstanding Notes in the exchange offer, you should contact that registered holder promptly and instruct that registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Outstanding Notes, either make appropriate arrangements to register ownership of the Outstanding Notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date. See “The Exchange Offer— Procedures for Tendering.”

Effect on Holders of Outstanding Notes
As a result of the making of, and upon acceptance for exchange of all validly tendered Outstanding Notes pursuant to the terms of the exchange offer, we will have fulfilled a covenant contained in the registration rights agreement and, accordingly, there will be no increase in the interest rate on the Outstanding Notes under the circumstances described in the registration rights agreement. If you are a holder of Outstanding Notes and you do not tender your Outstanding Notes in the exchange offer, you will continue to hold the Outstanding Notes, and you will be entitled to all the rights and limitations applicable to the Outstanding Notes in the Indenture, except for any rights under the registration rights agreement that by their terms terminate upon the consummation of the exchange offer.

The Outstanding Notes are listed on the Hong Kong Stock Exchange by way of debt issues to Professional Investors only. To the extent Outstanding Notes are tendered and accepted in the exchange offer, the trading market for Outstanding Notes could be adversely affected.

Consequence of Failure to Exchange	All untendered Outstanding Notes will continue to be subject to the restrictions on transfer provided for in the Outstanding Notes and in the Indenture. In general, the Outstanding Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the Outstanding Notes under the Securities Act. See “The Exchange Offer—Consequences of Failure to Exchange.”

Taxation	The exchange of the Outstanding Notes for the Notes pursuant to the exchange offer will not be a taxable transaction for United States federal income tax or Cayman Islands law purposes. See the discussion under the caption “Taxation” for more information regarding the tax consequences to you of the exchange offer.

Use of Proceeds	We will not receive any proceeds from the issuance of Notes pursuant to the exchange offer.

Accounting Treatment	We will not recognize any gain or loss on the exchange of Notes. See “The Exchange Offer—Accounting Treatment.”

Exchange Agent	U.S. Bank National Association is serving as exchange agent in connection with the exchange offer. The contact information for the exchange agent is set forth in the section captioned “The Exchange Offer—Exchange Agent” of this prospectus.

SUMMARY OF THE TERMS OF THE NOTES

The following is a general summary of the terms of the Notes. This summary should be read in conjunction with, and is qualified in its entirety by, more detailed information appearing elsewhere in this prospectus, including under “Description of Notes.”
The Notes are identical in all material respects to the Outstanding Notes, except that the Notes have been registered under the Securities Act and will not have any of the transfer restrictions, any of the registration rights provisions and certain inapplicable interest provisions relating to the Outstanding Notes. The Notes will evidence the same debt as the Outstanding Notes exchanged therefor and be entitled to the benefits of the Indenture.

Issuer	Sands China Ltd.

Notes Offered	Up to US$800,000,000 aggregate principal amount of 2026 Notes and up to US$700,000,000 aggregate principal amount of 2030 Notes.

Maturity Date	•2026 Notes: January 8, 2026 •2030 Notes: June 18, 2030

Interest
The 2026 Notes will bear interest at a rate of 3.800% per annum and the 2030 Notes will bear interest at a rate of 4.375% per annum. In the case of the 2026 Notes, interest will be payable semi-annually in arrears on January 8 and July 8 of each year, with the first interest payment on January 8, 2021. In the case of the 2030 Notes, interest will be payable semi-annually in arrears on December 18 and June 18 of each year, with the first interest payment on December 18, 2020. Interest will accrue from the issue date.

The interest rate on the Notes may be adjusted under certain circumstances as set forth under “Description of Notes—Interest Rate Adjustment.”

Ranking of Notes
The Notes will be general unsecured obligations of the Company and will (1) rank equally in right of payment with all of the Company’s existing and future senior unsecured indebtedness, (2) rank senior to all of the Company’s future subordinated indebtedness, if any, (3) be effectively subordinated to all of the Company’s future secured indebtedness to the extent of the value of the assets securing such debt, and (4) be structurally subordinated to all existing and future obligations of the Company’s subsidiaries. See “Description of Notes—Brief Description of the Notes.” As of June 30, 2020, the Company had US$7.0 billion of unsecured borrowings outstanding under the Senior Notes and US$2.02 billion of available borrowing capacity under the 2018 SCL Revolving Facility. We may incur additional secured and/or unsecured indebtedness and other obligations in the future.

Optional Redemption
2026 Notes: At its option, the Company may redeem the 2026 Notes, in whole or in part, at any time or from time to time prior to their stated maturity. The redemption price for 2026 Notes that are redeemed before December 8, 2025 will be equal to the greater of (a) 100% of the principal amount of the 2026 Notes to be redeemed and (b) a “make-whole” amount described elsewhere in this prospectus, plus in either case accrued and unpaid interest to, but not including, the redemption date. On or after December 8, 2025, we may redeem the 2026 Notes, in whole or in part, at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest to, but not including, the redemption date.

2030 Notes: At its option, the Company may redeem the 2030 Notes, in whole or in part, at any time or from time to time prior to their stated maturity. The redemption price for 2030 Notes that are redeemed before March 18, 2030 will be equal to the greater of (a) 100% of the principal amount of the 2030 Notes to be redeemed and (b) a “make-whole” amount described elsewhere in this prospectus, plus in either case accrued and unpaid interest to, but not including, the redemption date. On or after March 18, 2030, we may redeem the 2030 Notes, in whole or in part, at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest to, but not including, the redemption date.

See “Description of Notes—Optional Redemption.”

Redemption for Tax Reasons	All payments under or with respect to the Notes will be made without withholding or deduction for any taxes or other governmental charges, except to the extent required by law. If withholding or deduction is required by law, and such requirement cannot be avoided by taking available reasonable measures, provided that changing the jurisdiction of incorporation of Sands China or any subsidiary shall not be considered a reasonable measure, we will pay additional amounts so that the net amount received is no less than the amount that would have been received in the absence of such withholding or deduction. See “Description of Notes—Additional Amounts.” We may redeem the Notes in whole, but not in part, at any time, upon giving prior notice, if certain changes in tax law impose certain withholding taxes on amounts payable on the Notes, and, as a result, we are required to pay additional amounts with respect to such withholding taxes. If we exercise such redemption right, we must pay you a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest and additional amounts, if any, to but not including the date of redemption. See “Description of Notes—Redemption for Tax Reasons.”

Change of Control	If we experience a Change of Control Triggering Event (as defined under “Description of Notes—Definitions”), we will be required to offer to repurchase the Notes at 101% of their principal amount plus accrued and unpaid interest, if any, to but not including the date of such repurchase. See “Description of Notes—Repurchase at the Option of Holders Upon a Change of Control Triggering Event.”

Investor Put Option	Upon the occurrence of any event resulting from any change in Gaming Law (as defined under “Description of Notes—Definitions”) or any action by a Gaming Authority (as defined under “Description of Notes—Definitions”) after which none of the Company or any of its subsidiaries owns or manages casino or gaming areas or operates casino games of fortune and chance in Macao in substantially the same manner as they are owning or managing casino or gaming areas or operating casino games as of the issue date, for a period of thirty consecutive days or more, and such event has a material adverse effect on the financial condition, business, properties, or results of operations of the Company and its subsidiaries, taken as a whole, each holder of the Notes will have the right to require the Company to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, and additional amounts, if any, to but excluding the date of repurchase. See “Description of Notes—Repurchase at the Option of Holders—Investor Put Option.”

Certain Covenants
The Indenture will partially limit, among other things, our ability to merge or consolidate with another company and require us to provide certain information to the holders of Notes.

These covenants are subject to a number of important exceptions and qualifications. See “Description of Notes—Certain Covenants” and the related definitions.

Listing	Application will be made for the listing of the Notes on the Hong Kong Stock Exchange by way of debt issues to Professional Investors only. We cannot assure you that we will obtain or be able to maintain a listing of the Notes on the Hong Kong Stock Exchange.

Form, Denomination and Registration	The Notes will be issued only in fully registered form, without coupons, in minimum denominations of US$200,000 of principal amount and integral multiples of US$1,000 in excess thereof and will be initially represented by one or more global notes registered in the name of a nominee of DTC.

Book-Entry Only	The Notes will be issued in book-entry form through the facilities of Cede & Co. as nominee of DTC for the accounts of its participants, including Euroclear and Clearstream, Luxembourg. For a description of certain factors relating to clearance and settlement, see “Description of Notes—Book-Entry, Delivery and Form.”

Security Codes	2026 Notes
CUSIP ISIN

2030 Notes
CUSIP ISIN

Trustee for the Notes	U.S. Bank National Association.

Registrar, Transfer Agent and Principal Paying Agent	U.S. Bank National Association.

Use of Proceeds	We will not receive any proceeds from the issue of the Notes in the exchange offer. For a description of the use of proceeds from the offering of the Outstanding Notes, see “Use of Proceeds.”

Governing Law of the Notes and the Indenture	The Indenture is, and the Notes will be, governed by and construed in accordance with the laws of the State of New York.

Risk Factors	Investing in the Notes involves substantial risks. Please see the “Risk Factors” section for a description of certain of the risks you should carefully consider before investing in the Notes.

RISK FACTORS

You should carefully consider the risks described below and the other information contained in this prospectus before making an investment decision. The risks and uncertainties described below may not be the only ones that we face. Additional risks and uncertainties that we are not aware of or that we currently believe are immaterial may also adversely affect our business, financial condition or results of operations. If any of the events described below should occur, our business, financial condition or results of operations could be materially and adversely affected. In such case, we may not be able to satisfy our obligations under the Notes, and you could lose all or part of your investment.

Risks Related to Our Business

The COVID-19 Pandemic has adversely affected the number of visitors to our facilities and disrupted our operations, resulting in lower revenues and cash flows. This adverse impact is anticipated to continue until the global COVID-19 Pandemic is contained.
The impact of the COVID-19 Pandemic and measures to prevent its spread are expected to continue to impact our results, operations, cash flows and liquidity.
We expect the impact of these disruptions, including the extent of their adverse impact on our financial and operational results, will be dictated by the length of time that such disruptions continue. Although all our properties are currently open, we cannot predict whether future closures would be appropriate or could be mandated. Even once travel advisories and restrictions are modified or cease to be necessary, demand for integrated resorts may remain weak for a significant length of time and we cannot predict if or when the gaming and non-gaming activities of our properties will return to pre-outbreak levels of volume or pricing. In particular, future demand for integrated resorts may be negatively impacted by the adverse changes in the perceived or actual economic climate, including higher unemployment rates, declines in income levels and loss of personal wealth or reduced business spending for MICE resulting from the impact of the COVID-19 Pandemic. In addition, we cannot predict the impact the COVID-19 Pandemic will have on our mall tenants.
We are a holding company with limited business operations of our own. Our main assets consist of our direct and indirect shareholdings in our operating subsidiaries through which we conduct most of our business operations. If the global response to contain COVID-19 escalates, or is unsuccessful, our subsidiaries’ ability to generate sufficient earnings and cash flow to pay dividends or distributions in the future will be negatively impacted.
Our businesses would also be impacted should the disruptions from the COVID-19 Pandemic lead to prolonged changes in consumer behavior or could impact our current construction projects in Macao. There are certain limitations on our ability to mitigate the adverse financial impact of these matters, such as the fixed costs at our properties, the access to construction labor due to immigration restrictions or construction materials due to vendor supply chain delays. The COVID-19 Pandemic also makes it more challenging for management to estimate the future performance of our businesses, particularly over the near to medium term. Any of these events may continue to disrupt our ability to staff our business adequately, could continue to generally disrupt our operations or construction projects and if the global response to contain the COVID-19 Pandemic escalates or is unsuccessful, would have a material adverse effect on our business, financial condition, results of operations and cash flows.
If we are required to raise additional capital in the future, our access to and cost of financing will depend on, among other things, global economic conditions, conditions in the global financing markets, the availability of sufficient amounts of financing, our prospects and our credit ratings. If our credit ratings were to be downgraded, or general market conditions were to ascribe higher risk to our rating levels, our industry, or us, our access to capital and the cost of any debt financing would be further negatively impacted. In addition, the terms of future debt agreements could include more restrictive covenants, or require incremental collateral, which may further restrict our business operations or be unavailable due to our covenant restrictions then in effect. There is no guarantee that debt financings will be available in the future to fund our obligations, or that they will be available on terms consistent with our expectations. We have entered into a waiver and amendment request letter with our lenders to waive certain of the financial requirements through July 1, 2021 and was further amended to extend the waiver period through January 1, 2022. While we currently anticipate we will continue to be in compliance with the financial requirements under our 2018 SCL Credit Facility, we cannot assure you that the impact of the COVID-19 Pandemic will not cause us to no longer be able to comply with the financial covenants, nor can we assure you that we would be able to obtain waivers from our lenders.

The COVID-19 Pandemic has had, and will continue to have, an adverse effect on our results of operations. Given the uncertainty around the extent and timing of the potential future spread or mitigation of the COVID-19 Pandemic and around the imposition or relaxation of protective measures, we cannot reasonably estimate the impact on our future results of operations, cash flows or financial condition.
The Macao government could grant additional rights to conduct gaming in the future.
We hold a subconcession under one of only six gaming concessions and subconcessions authorized by the Macao government to operate casinos in Macao through June 26, 2022. If the Macao government were to allow additional gaming operators in Macao, we would face additional competition, which could have a material adverse effect on our financial condition, results of operations and cash flows.
Our business is particularly sensitive to reductions in discretionary consumer and corporate spending as a result of downturns in the economy.
Consumer demand for hotel/casino resorts, trade shows and conventions and for the type of luxury amenities we offer is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending. Changes in discretionary consumer spending or corporate spending on conventions and business travel could be driven by many factors, such as: perceived or actual general economic conditions; fear of exposure to a widespread health epidemic, such as the COVID-19 Pandemic; any weaknesses in the job or housing market; credit market disruptions; high energy, fuel and food costs; the increased cost of travel; the potential for bank failures; perceived or actual disposable consumer income and wealth; fears of recession and changes in consumer confidence in the economy; or fear of war, political instability, civil unrest or future acts of terrorism. These factors could reduce consumer and corporate demand for the luxury amenities and leisure and business activities we offer, thus imposing additional limits on pricing and harming our operations.
The number of visitors to Macao, particularly visitors from mainland China, may decline or travel to Macao may be disrupted.
Our VIP and mass market gaming customers typically come from nearby destinations in Asia, including mainland China, Hong Kong, South Korea and Japan. Increasingly, a significant number of gaming customers come to our casinos from mainland China. Any slowdown in economic growth or changes of China’s current restrictions on travel and currency movements could further disrupt the number of visitors from mainland China to our properties as well as the amounts they are willing and able to spend while at our properties.
As a result of the COVID-19 Pandemic and related travel restrictions put in place, total visitation from mainland China to Macao on a monthly basis decreased by 14.9% (with an 83.3% decrease in visitation over the first seven days of Chinese New Year Holiday) in January 2020 and decreased in a range of 96.3% to 99.6% in February to June 2020, as compared to the same periods in 2019.
Policies and measures adopted from time to time by the Chinese government include restrictions imposed on exit visas granted to residents of mainland China for travel to Macao and Hong Kong. These measures have, and any future policy developments implemented may have, the effect of reducing the number of visitors to Macao from mainland China, which could adversely impact tourism and the gaming industry in Macao.
Our operations face intense competition.
The hotel, resort and casino businesses are highly competitive. Our operations currently compete with numerous other casinos located in Macao. Additional Macao facilities announced by our competitors and the increasing capacity of hotel rooms in Macao could add to the competitive dynamic of the market.
Our operations will also compete to some extent with casinos located elsewhere in Asia, including Singapore, South Korea, Malaysia, Philippines, Australia, Cambodia and elsewhere in the world, including Las Vegas, as well as online gaming and cruise ships that offer gaming. Our operations also face increased competition from new developments in Malaysia, Australia and South Korea. In addition, certain countries have legalized, and others may in the future legalize, casino gaming, including Japan, Taiwan, Thailand and Vietnam.
The proliferation of gaming venues, especially in Southeast Asia, could have a material adverse effect on our financial condition, results of operations and cash flows.
Our business could be adversely affected by the limitations of the pataca exchange markets and restrictions on the export of the Renminbi.
Our revenues in Macao are denominated in patacas, the legal currency of Macao, and Hong Kong dollars. The Macao pataca is pegged to the Hong Kong dollar within a narrow range and, in many cases, is used interchangeably with the Hong Kong dollar in Macao. The Hong Kong dollar is pegged to the U.S. dollar. Although currently permitted, we cannot assure you patacas will continue to be freely exchangeable into U.S. dollars. Also, our ability to convert large amounts of patacas into U.S. dollars over a relatively short period may be limited.
We are currently prohibited from accepting wagers in Renminbi, the legal currency of China. There are also restrictions on the remittance of the Renminbi from mainland China and the amount of Renminbi that can be converted into foreign currencies, including the pataca and Hong Kong dollar. Restrictions on the remittance of the Renminbi from mainland China may impede the flow of gaming customers from mainland China to Macao, inhibit the growth of gaming in Macao and negatively impact our gaming operations. There is no assurance that incremental mainland Chinese regulations will not be promulgated in the future that have the effect of restricting or eliminating the remittance of Renminbi from mainland China. Further, if any new mainland Chinese regulations are promulgated in the future that have the effect of permitting or restricting (as the case may be) the remittance of Renminbi from mainland China, then such remittances will need to be made subject to the specific requirements or restrictions set out in such rules.
Conducting business in Macao has certain political and economic risks.
Our business development plans, financial condition, results of operations and cash flows may be materially and adversely affected by significant political, social and economic developments in Macao, and by changes in policies of the government or changes in laws and regulations or their interpretations. Our operations in Macao are also exposed to the risk of changes in laws and policies that govern operations of companies based in Macao. Jurisdictional tax laws and regulations may also be subject to amendment or different interpretation and implementation, thereby having an adverse effect on our profitability after tax. These changes may have a material adverse effect on our financial condition, results of operations and cash flows.
Current Macao laws and regulations concerning gaming and gaming concessions and licenses are, for the most part, relatively recent and there is little precedent on the interpretation of these laws and regulations. We believe our organizational structure and operations are in compliance in all material respects with all applicable laws and regulations of Macao. These laws and regulations are complex and a court or an administrative or regulatory body may in the future render an interpretation of these laws and regulations, or issue regulations, which differs from our interpretation and could have a material adverse effect on our financial condition, results of operations and cash flows.
In addition, our activities in Macao are subject to administrative review and approval by various government agencies. We cannot assure you we will be able to obtain all necessary approvals, which may have a material adverse effect on our long-term business strategy and operations. Macao laws permit redress to the courts with respect to administrative actions; however, such redress is largely untested in relation to gaming issues.
On October 6, 2014, the Macao government approved smoking control legislation, which prohibits smoking in casinos. This legislation, as amended on July 14, 2017 and effective as of January 1, 2018, permits casinos to maintain designated smoking rooms opened to the public, as long as such rooms comply with certain conditions, including no gaming equipment is installed within a three-meter radius from their entrance doors, they are physically separated from the remaining areas and no activity other than smoking is conducted inside the rooms, including gaming. Such legislation may deter potential gaming customers who are smokers from frequenting casinos in jurisdictions with smoking bans such as Macao. Such laws and regulations could change or could be interpreted differently in the future. We cannot predict the future likelihood or outcome of similar legislation or referendums in other jurisdictions where we operate or the magnitude of any decrease in revenues as a result of such regulations, though any smoking ban could have an adverse effect on our business, financial condition, results of operations and cash flows.
Our business is sensitive to the willingness of our customers to travel. Infectious diseases, acts of terrorism, regional political events and developments in the conflicts in certain countries could cause severe disruptions in air and other forms of travel that reduce the number of visitors to our facilities.
We are dependent on the willingness of our customers to travel. Only a small amount of our business is and will be generated by local residents. Most of our customers travel to reach our properties. Infectious diseases may severely disrupt domestic and international travel, which would result in a decrease in customer visits to Macao, including our properties. Regional political events, acts of terrorism or civil unrest, including those resulting in travelers perceiving areas as unstable or an unwillingness of governments to grant visas, regional conflicts or an outbreak of hostilities or war, or an outbreak of infectious diseases such as the COVID-19 Pandemic could have a similar effect on domestic and international travel. Management cannot predict the extent to which disruptions in air or other forms of travel as a result of infectious disease outbreaks, any further terrorist acts, regional political events, regional conflicts or outbreak of hostilities or war would have a material adverse effect on our business, financial condition, results of operations and cash flows.

The failure to maintain the integrity of our information and information systems or comply with applicable privacy and data security requirements and regulations could harm our reputation and adversely affect our business.
Our business requires the collection and retention of large volumes of data and non-electronic information, including credit card numbers and other information in various information systems we maintain and in those maintained by third parties with whom we contract and may share data. We also maintain internal information about our employees and information relating to our operations. The integrity and protection of that information are important to us. Our collection of such information is subject to extensive private and governmental regulation.
Privacy and cybersecurity laws and regulations are developing and changing frequently, and vary significantly by jurisdiction. We may incur significant costs in our efforts to comply with the various applicable privacy and cybersecurity laws and regulations as they emerge and change. Compliance with applicable privacy laws and regulations also may adversely impact our ability to market our products, properties, and services to our guests and patrons. Non-compliance by us, or potentially by third parties with which we share information, with any applicable privacy and cybersecurity law or regulation, including accidental loss, inadvertent disclosure, unauthorized access or dissemination, or breach of security may result in damage to our reputation and could subject us to fines, penalties, required corrective actions, lawsuits, payment of damages, or restrictions on our use or transfer of data.
In addition, LVS, our parent company, has experienced a sophisticated criminal cybersecurity attack in the past and may experience with more frequency global cybersecurity and information security threats, which may range from uncoordinated individual attempts to sophisticated and targeted measures directed at us (as subsidiaries of LVS). There has been an increase in criminal cybersecurity attacks against companies where customer and company information has been compromised and company data has been destroyed. Our information systems and records, including those we maintain with third-party service providers, may be subject to cyber-attacks and information security breaches. Cyber-attacks and information security breaches may include attempts to access information, computer malware such as viruses, denial of service, ransomware attacks that encrypt, exfiltrate, or otherwise render data unusable or unavailable in an effort to extort money or other consideration as a condition to purportedly returning the data to a usable form, operator errors or misuse, or inadvertent releases of data or documents, and other forms of electronic and non-electronic information security breaches.
Our data security measures are reviewed regularly and we rely on proprietary and commercially available systems, software, tools, and monitoring to provide security for processing, transmission, and storage of customer and employee information. We also rely extensively on computer systems to process transactions, maintain information, and manage our businesses. Our third-party information system service providers and other third parties that share data with us pursuant to contractual agreements also face risks relating to cybersecurity and privacy, and we do not directly control any of such parties’ information security or privacy operations. For example, the systems currently used for the transmission and approval of payment card transactions, and the technology utilized in payment cards themselves, are determined and controlled by the payment card industry, not us. Our gaming operations rely heavily on technology services provided by third parties. In the event there is an interruption of these services to us, it may have an adverse effect on our operations and financial condition. Disruptions in the availability of our computer systems, or those of third parties we engage to provide gaming operating systems for the facilities we operate, through cybersecurity attacks or otherwise, could impact our ability to service our customers and adversely affect our sales and results of operations.
A significant theft, destruction, loss or fraudulent use of information maintained by us or by a third-party service provider could have an adverse effect on our reputation, cause a material disruption to our operations and management team and result in remediation expenses (including liability for stolen assets or information, repairing system damage and offering incentives to customers or business partners to maintain their relationships after an attack) and regulatory fines, penalties and corrective actions, or lawsuits by regulators, third-party service providers, third parties that share data with us pursuant to contractual agreements and/or people whose data is or may be impacted. Such theft, destruction, loss or fraudulent use could also result in litigation by stockholders. Advances in computer software capabilities and encryption technology, new tools, and other developments, including continuously evolving attack methods that may exploit vulnerabilities based on these advances, may increase the risk of a security breach or other intrusion. In addition, we may incur increased cybersecurity and privacy protection costs that may include organizational changes, deploying additional personnel and protection technologies, training employees and engaging third-party experts and consultants. There can be no assurance the insurance the Company has in place relating to cybersecurity and privacy risks will be sufficient in the event of a major cybersecurity or privacy event. Any of these events could have a material adverse effect on our business, financial condition, results of operations and cash flows.
We are subject to extensive regulation and the cost of compliance or failure to comply with such regulations.
We are required to obtain and maintain licenses from various jurisdictions in order to operate certain aspects of our business, and we are subject to extensive background investigations and suitability standards in our gaming business. We also will become subject to regulation in any other jurisdiction where we choose to operate in the future. There can be no assurance we will be able to obtain new licenses or renew any of our existing licenses, or if such licenses are obtained, such licenses will not be conditioned, suspended or revoked; and the loss, denial or non-renewal of any of our licenses could have a material adverse effect on our business, financial condition, results of operations and cash flows.
We are a subsidiary of LVS and are therefore subject to certain Nevada gaming laws, which apply to our gaming activities and associations in jurisdictions outside the State of Nevada. We are required to comply with certain reporting requirements concerning our current and proposed gaming activities and associations occurring outside the State of Nevada, including Macao. Also, as we are required to provide any other information the Nevada Commission may require concerning our gaming activities and associations in jurisdictions outside the State of Nevada, we could be subject to disciplinary action by the Nevada Commission if our current reporting is determined to be unsatisfactory due to Macao regulations regarding personal data protection prohibiting us from satisfying certain reporting requirements of the Nevada Commission.
We are also subject to regulations imposed by the FCPA, which generally prohibits U.S. companies (such as LVS, of which we are a subsidiary) and their intermediaries from making improper payments to foreign officials for the purpose of obtaining or retaining business. LVS entered into a comprehensive civil administrative settlement with the SEC on April 7, 2016, and a non-prosecution agreement with the DOJ on January 19, 2017, which resolved all inquiries related to these government investigations and included on-going reporting obligations to the DOJ through January 2020. Any violation of the FCPA could have a material adverse effect on our business, financial condition, results of operations and cash flows.
We also deal with significant amounts of cash in our operations and are subject to various reporting and anti-money laundering regulations. Recently, various governmental authorities have evidenced an increased focus on the gaming industry and compliance with anti-money laundering laws and regulations. For instance, we are subject to regulation which, among other things, requires us to report to various governmental authorities certain currency transactions in excess of applicable thresholds and certain suspicious activities where we know, suspect or have reason to suspect such transactions involve funds from illegal activity or are intended to violate certain law or regulations or are designed to evade reporting requirements or have no business or lawful purpose. In addition, we are subject to various other rules and regulations involving reporting, recordkeeping and retention. Our compliance with these requirements is subject to periodic audits, and we may be subject to substantial civil and criminal penalties, including fines, if we fail to comply with applicable regulations. We are also subject to regulations set forth by the gaming authorities in the areas in which we operate. Any such laws and regulations could change or could be interpreted differently in the future, or new laws and regulations could be enacted. Any violation of anti-money laundering laws or regulations, or any accusations of money laundering or regulatory investigations into possible money laundering activities, by any of our properties, employees or customers could have a material adverse effect on our business, financial condition, results of operations and cash flows.
We are currently not required to pay corporate income taxes on our casino gaming operations in Macao due to an exemption granted by the Macao government. Additionally, we currently have an agreement with the Macao government providing a fixed annual payment as a substitution for a 12% tax otherwise due from VML’s shareholders on dividends distributed from our gaming operations. These tax arrangements expire on June 26, 2022.
We have had the benefit of a corporate tax exemption in Macao, which exempts us from paying the 12% corporate income tax on profits generated by the operation of casino games, but does not apply to our non-gaming activities. We will continue to benefit from this tax exemption through June 26, 2022, the date our subconcession agreement expires. Additionally, we entered into an agreement with the Macao government in April 2019, effective through June 26, 2022, providing an annual payment as a substitution for a 12% tax otherwise due from VML shareholders on dividend distributions paid from VML gaming profits. We intend to request extensions of these tax arrangements; however, there is no certainty either of these tax arrangements will be extended beyond their expiration dates.
We will stop generating any gaming revenues from our operations if we cannot secure an extension of our subconcession in 2022 or if the Macao government exercises its redemption right.
Our subconcession agreement expires on June 26, 2022. Unless our subconcession is extended, all of VML’s casino premises and gaming-related equipment will be transferred automatically to the Macao government on that date without compensation to us and we will cease to generate gaming revenues from these operations. Beginning on December 26, 2017, the Macao government may redeem the subconcession agreement by providing us at least one-year prior notice. In the event the Macao government exercises this redemption right, we are entitled to fair compensation or indemnity. The amount of this compensation or indemnity will be determined based on the amount of gaming and non-gaming revenue generated by The Venetian Macao during the tax year prior to the redemption multiplied by the number of remaining years before expiration of the subconcession. We cannot assure you we will be able to renew or extend our subconcession agreement on terms favorable to us or at all. We also cannot assure you if our subconcession is redeemed, the compensation paid will be adequate to compensate us for the loss of future revenues.
Our subconcession can be terminated under certain circumstances without compensation to us.
The Macao government has the right, after consultation with Galaxy Casino Company Limited, to unilaterally terminate our subconcession in the event of VML’s serious non-compliance with its basic obligations under the subconcession and applicable Macao laws. Upon termination of our subconcession, our casinos and gaming-related equipment would automatically be transferred to the Macao government without compensation to us and we would cease to generate any revenues from these operations. The loss of our subconcession would prohibit us from conducting gaming operations in Macao, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.
We are dependent upon gaming promoters for a portion of our gaming revenues in Macao.
Gaming promoters, which promote gaming and draw VIP patrons to casinos, are responsible for a portion of our gaming revenues in Macao. With the increased number of gaming facilities in Macao, the competition for relationships with gaming promoters has increased. There can be no assurance we will be able to maintain, or grow, our relationships with gaming promoters. If we are unable to maintain or grow our relationships with gaming promoters, or if the gaming promoters experience financial difficulties or are unable to develop or maintain relationships with our VIP patrons, our ability to grow our gaming revenues will be hampered.
If gaming promoters attempt to negotiate changes to our operational agreements, including higher commissions, it could result in higher costs for us, loss of business to a competitor or loss of relationships with gaming promoters. Given regulatory requirements and certain economic and other factors occurring in the region, gaming promoters may encounter difficulties in attracting patrons to come to Macao, resulting in decreased gaming volume at our Macao properties. Credit already extended by gaming promoters to their patrons may become increasingly difficult for them to collect. This inability to attract sufficient patrons, grant credit and collect amounts due in a timely manner could negatively affect gaming promoters’ activities, cause gaming promoters to wind up or liquidate their operations or result in gaming promoters leaving Macao. The above factors affecting gaming promoters could have a material adverse effect on our business, financial condition, results of operations and cash flows.
In addition, the quality of gaming promoters with whom we have relationships is important to our reputation and our ability to continue to operate in compliance with our gaming license. While we strive for excellence in our associations with gaming promoters, we cannot assure you the gaming promoters with whom we are associated will meet the high standards we insist upon. If a gaming promoter falls below our standards, we may suffer reputational harm, as well as worsening relationships with, and possible sanctions from, gaming regulators with authority over our operations. In the event a gaming promoter does not meet its financial obligations, there can be no assurance we may not incur financial exposure.
We extend credit to a large portion of our customers and we may not be able to collect gaming receivables from our credit players.
We conduct our gaming activities on a credit and cash basis. Any such credit we extend is unsecured. Table games players typically are extended more credit than slot players, and high-stakes players typically are extended more credit than players who tend to wager lesser amounts. High-end gaming is more volatile than other forms of gaming, and variances in win-loss results attributable to high-end gaming may have a significant positive or negative impact on cash flow and earnings in a particular quarter.
During the year ended December 31, 2019, approximately 14.7% of our table games play was from credit-based wagering. We extend credit to those customers whose level of play and financial resources warrant, in the opinion of management, an extension of credit. These large receivables could have a significant impact on our results of operations if deemed uncollectible.
In particular, we expect our operations will be able to enforce gaming debts only in a limited number of jurisdictions, including Macao. To the extent our Macao gaming customers and gaming promoters are from other jurisdictions, our operations may not have access to a forum in which it will be possible to collect all gaming receivables because, among other reasons, courts of many jurisdictions do not enforce gaming debts and our operations may encounter forums that will refuse to enforce such debts. Moreover, under applicable law, our operations remain obligated to pay taxes on uncollectible winnings from customers.
Even where gaming debts are enforceable, they may not be collectible. Our inability to collect gaming debts could have a significant adverse effect on our results of operations and cash flows.

We face the risk of fraud and cheating.
Our gaming customers may attempt or commit fraud or cheat in order to increase winnings. Acts of fraud or cheating could involve the use of counterfeit chips or other tactics, possibly in collusion with our employees. Internal acts of cheating could also be conducted by employees through collusion with dealers, surveillance staff, floor managers or other casino or gaming area staff. Failure to discover such acts or schemes in a timely manner could result in losses in our gaming operations. In addition, negative publicity related to such schemes could have an adverse effect on our reputation, potentially causing a material adverse effect on our business, financial condition, results of operations and cash flows.
We depend on the continued services of key managers and employees. If we do not retain our key personnel or attract and retain other highly skilled employees, our business will suffer.
Our ability to maintain our competitive position is dependent to a large degree on the services of our senior management team, including Mr. Sheldon Gary Adelson, Dr. Wong Ying Wai (Wilfred), Mr. Chum Kwan Lock (Grant), Mr. Sun MinQi (Dave) and Mr. Dylan James Williams. The loss of their services or the services of our other senior managers, or the inability to attract and retain additional senior management personnel could have a material adverse effect on our business.
We compete for limited management and labor resources in Macao, and policies of governments may also affect our ability to employ imported managers or labor.
Our success depends in large part upon our ability to attract, retain, train, manage and motivate skilled managers and employees at our properties. The Macao government requires we only hire Macao residents in our casinos for certain employee roles, such as dealers. In addition, we are required to obtain visas and work permits for managers and employees we seek to employ from other countries. There is significant competition for managers and employees with the skills required to perform the services we offer and competition for these individuals in Macao is likely to increase as other competitors expand their operations.
We may have to recruit managers and employees from other countries to adequately staff and manage our properties and certain Macao government policies affect our ability to hire non-resident managers and employees in certain job classifications. Despite our coordination with the Macao labor and immigration authorities to ensure our management and labor needs are satisfied, we may not be able to recruit and retain a sufficient number of qualified managers or employees for our operations or the Macao labor and immigration authorities may not grant us the necessary visas or work permits.
If we are unable to obtain, attract, retain and train skilled managers and employees, and obtain any required visas or work permits for our skilled managers and employees, our ability to adequately manage and staff our existing properties and planned development projects could be impaired, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.
The transportation infrastructure in Macao may not be adequate to accommodate increased future demand of visitors to Macao.
Macao is in the process of expanding its transportation infrastructure to service the increased number of visitors to Macao. If the planned expansions of transportation facilities to and from Macao are delayed or not completed, and Macao’s transportation infrastructure is insufficient to meet the demands of an increased volume of visitors to Macao, the desirability of Macao as a business and leisure tourism destination, as well as the results of operations of our Macao properties, could be negatively impacted.
Natural or man-made disasters, an outbreak of highly infectious or contagious disease, political instability, civil unrest, terrorist activity or war could adversely affect the number of visitors to our facilities and disrupt our operations, resulting in a material adverse effect on our business, financial condition, results of operations and cash flows.
So called “Acts of God,” such as typhoons and rainstorms, particularly in Macao, and other natural disasters, man-made disasters, outbreaks of highly infectious or contagious diseases, political instability, civil unrest, terrorist activity or war may result in decreases in travel to and from, and economic activity in, areas in which we operate, and may adversely affect the number of visitors to our properties. Any of these events may disrupt our ability to staff our business adequately, could generally disrupt our operations and specifically, if the global response to contain the COVID-19 Pandemic escalates or is unsuccessful, would have a material adverse effect on our business, financial condition, results of operations and cash flows. Although we have insurance coverage with respect to some of these events, we cannot assure you any such coverage will provide any coverage or be sufficient to indemnify us fully against all direct and indirect costs, including any loss of business that could result from substantial damage to, or partial or complete destruction of, any of our properties.

VML may have financial and other obligations to foreign workers managed by its contractors under government labor quotas.
Between April and August 2020, the Macao government has granted VML more than 2,000 quotas to permit it to hire foreign workers. VML has effectively assigned the management of these quotas to its contractors for the construction of our Cotai Strip projects. VML, however, remains ultimately liable for all employer obligations relating to these employees, including for payment of wages and taxes and compliance with labor and workers’ compensation laws. VML requires each contractor to whom it has assigned the management of part of its labor quotas to indemnify VML for any costs or liabilities VML incurs as a result of such contractor’s failure to fulfill employer obligations. VML’s agreements with its contractors also contain provisions that permit it to retain some payments for up to one year after the contractors’ complete work on the projects. We cannot assure you VML’s contractors will fulfill their obligations to employees hired under the labor quotas or to VML under the indemnification agreements, or the amount of any indemnification payments received will be sufficient to pay for any obligations VML may owe to employees managed by contractors under VML’s quotas. Until we make final payments to our contractors, we have offset rights to collect amounts they may owe us, including amounts owed under the indemnities relating to employer obligations. After we have made the final payments, it may be more difficult for us to enforce any unpaid indemnity obligations.
There are significant risks associated with our construction projects.
We previously announced the renovation, expansion and rebranding of the Sands Cotai Central into The Londoner Macao and the addition of approximately 370 luxury suites in the Londoner Court. These development projects and any other construction projects we undertake will entail significant risks. Construction activity requires us to obtain qualified contractors and subcontractors, the availability of which may be uncertain. Construction projects are subject to cost overruns and delays caused by events outside of our control or, in certain cases, our contractors’ control, such as shortages of materials or skilled labor, unforeseen engineering, environmental and/or geological problems, work stoppages, weather interference, unanticipated cost increases and unavailability of construction materials or equipment. Construction, equipment or staffing problems or difficulties in obtaining any of the requisite materials, licenses, permits, allocations and authorizations from governmental or regulatory authorities could increase the total cost, delay, jeopardize, prevent the construction or opening of our projects, or otherwise affect the design and features. Construction contractors or counterparties for our current projects may be required to bear certain cost overruns for which they are contractually liable, and if such counterparties are unable to meet their obligations, we may incur increased costs for such developments. If our management is unable to manage successfully our worldwide construction projects, it could have a material adverse effect on our financial condition, results of operations and cash flows.
The anticipated costs and completion dates for our current projects are based on budgets, designs, development and construction documents. Schedule estimates are prepared with the assistance of architects and other construction development consultants and are subject to change as the design, development and construction documents are finalized and as actual construction work is performed. In addition, we are managing certain impacts associated with the COVID-19 Pandemic, which include ensuring skilled labor, construction materials, licenses and permits are available when needed. The duration and intensity of the COVID-19 Pandemic could impact the budget and timeline of our current projects. A failure to complete our projects on budget or on schedule may have a material adverse effect on our financial condition, results of operations and cash flows.
Our debt instruments, current debt service obligations and substantial indebtedness may restrict our current and future operations, particularly our ability to timely refinance existing indebtedness, finance additional growth, respond to changes or take some actions that may otherwise be in our best interests.
Our current debt service obligations contain, or any future debt service obligations and instruments may contain, various covenants, including restrictions on our ability to:
•incur additional debt, including providing guarantees or credit support;
•incur liens securing indebtedness or other obligations;
•dispose of certain assets;
•make certain acquisitions;
•pay dividends or make distributions and make other restricted payments, such as purchasing equity interests, repurchasing junior indebtedness or making investments in third parties;
•enter into sale and leaseback transactions;
•engage in any new businesses;
•issue preferred stock; and

•enter into transactions with our stockholders and our affiliates.
The 2018 SCL Credit Facility contains various financial covenants. As a result of the impact from the COVID-19 Pandemic, the 2018 SCL Credit Facility was amended on March 27, 2020 to waive those financial covenants through July 1, 2021 and on September 11, 2020, the 2018 SCL Credit Facility was further amended to extend the waiver period through January 1, 2022. We cannot assure you that we will be able to obtain similar waivers in the future.
As of June 30, 2020, we had US$7.0 billion of borrowings outstanding under the Senior Notes and US$2.02 billion of available borrowing capacity under the 2018 SCL Revolving Facility. On September 11, 2020, the 2018 SCL Credit Facility was amended to provide us with the option to increase the total available borrowing capacity by an additional US$1 billion. This indebtedness could have important consequences to us. For example, it could:
•make it more difficult for us to satisfy our debt service obligations;
•increase our vulnerability to general adverse economic and industry conditions, such as the impact of the COVID-19 Pandemic;
•impair our ability to obtain additional financing in the future for working capital needs, capital expenditures, development projects, acquisitions or general corporate purposes;
•require us to dedicate a significant portion of our cash flow from operations to the payment of principal and interest on our debt, which would reduce the funds available for our operations and development projects;
•limit our flexibility in planning for, or reacting to, changes in the business and the industry in which we operate;
•require us to repurchase our Senior Notes upon certain events, such as any change in gaming law or any action by a gaming authority after which none of the Group members owns or manages casino or gaming areas or operates casino games of fortune and chance in Macao in substantially the same matter as the Group was at the issue date of the Senior Notes for a period of 30 consecutive days or more;
•place us at a competitive disadvantage compared to our competitors that have less debt; and
•subject us to higher interest expense in the event of increases in interest rates.
Our ability to timely refinance and replace our indebtedness in the future will depend upon general economic and credit market conditions, approval required by local government regulators, adequate liquidity in the global credit markets, the particular circumstances of the gaming industry, such as the ultimate duration and impact of the COVID-19 Pandemic, and prevalent regulations and our cash flow and operations, in each case as evaluated at the time of such potential refinancing or replacement. If we are unable to refinance or generate sufficient cash flow from operations to repay our indebtedness on a timely basis, we might be forced to seek alternate forms of financing, dispose of certain assets or minimize capital expenditures and other investments, or reduce dividend payments. There is no assurance any of these alternatives would be available to us, if at all, on satisfactory terms, on terms that would not be disadvantageous to us, or on terms that would not require us to breach the terms and conditions of our existing or future debt agreements.
We may attempt to arrange additional financing to fund the remainder of our planned, and any future, development projects. If such additional financing is necessary, we cannot assure you we will be able to obtain all the financing required for the construction and opening of these projects on suitable terms, if at all.
Our insurance coverage may not be adequate to cover all possible losses our properties could suffer. In addition, our insurance costs may increase and we may not be able to obtain the same insurance coverage, or the scope of insurance coverage we deem necessary, in the future.
We have comprehensive property and liability insurance policies for our properties in operation, as well as those in the course of construction, with coverage features and insured limits we believe are customary in their breadth and scope. Market forces beyond our control may nonetheless limit the scope of the insurance coverage we can obtain or our ability to obtain coverage at reasonable rates. Certain types of losses, generally of a pandemic or catastrophic nature, such as infectious disease similar to the COVID-19 Pandemic, earthquakes, typhoons and floods, or terrorist acts, or certain liabilities may be, or are, uninsurable or too expensive to justify obtaining insurance. As a result, we may not be successful in obtaining insurance without increases in cost or decreases in coverage levels. In addition, in the event of a substantial loss, the insurance coverage we carry may not be sufficient to pay the full market value or replacement cost of our lost investment or in some cases could result in certain losses being totally uninsured. As a result, we could lose some or all of the capital we have invested in a property, as well as the anticipated future revenue from the property, and we could remain obligated for debt or other financial obligations related to the property.

Certain of our debt instruments and other material agreements require us to maintain a certain level of insurance. Failure to satisfy these requirements could result in an event of default under these debt instruments or material agreements.

Risks Related to the Exchange Offer

If you choose not to exchange your Outstanding Notes, the present transfer restrictions will remain in force and the market price of your Outstanding Notes could decline.
If you do not exchange your Outstanding Notes for Notes under the exchange offer, then you will continue to be subject to the transfer restrictions on the Outstanding Notes as set forth in the final offering memorandum distributed in connection with the private offering of the Outstanding Notes. In general, the Outstanding Notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the Outstanding Notes under the Securities Act. You should refer to the section of the prospectus entitled “The Exchange Offer” for information about how to tender your Outstanding Notes.
The tender of Outstanding Notes under the exchange offer will reduce the principal amount of the Outstanding Notes, which may have an adverse effect upon, and increase the volatility of, the market price of the Outstanding Notes due to reduction in liquidity.
As a result of our consummation of the exchange offer, holders of the Outstanding Notes who do not tender their Outstanding Notes will generally have no further rights under the registration rights agreement, including registration rights and the right to receive additional interest under certain circumstances.
If we consummate the exchange offer in satisfaction of our obligations under the registration rights agreement, holders who do not tender their Outstanding Notes will generally have no further registration rights or any right to receive additional interest under certain circumstances pursuant to the registration rights agreement or otherwise, except as specified in the registration rights agreement.
You must comply with the exchange offer procedures in order to receive freely tradable Notes.
Delivery of the Notes in exchange for the Outstanding Notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:
•certificates for the Outstanding Notes or a book-entry confirmation of a book-entry transfer of the Outstanding Notes into the exchange agent’s account at DTC, as a depository, including an agent’s message, as defined in this prospectus, if the tendering holder does not deliver a letter of transmittal;
•a completed and signed letter of transmittal, or facsimile copy, with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message in place of the letter of transmittal; and
•any other documents required by the letter of transmittal.
Therefore, holders of the Outstanding Notes who would like to tender the Outstanding Notes in exchange for Notes should be sure to allow enough time for the Outstanding Notes to be delivered on time. We are not required to notify you of defects or irregularities in tenders of Outstanding Notes for exchange. Outstanding Notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and will no longer have the registration and other rights under the registration rights agreement. See “The Exchange Offer—Procedures for Tendering.”
We may make repurchases of Outstanding Notes or pay those notes at maturity and any repurchases or repayments could be more favorable to holders of Outstanding Notes than the terms of this exchange offer.
We may, at any time, purchase Outstanding Notes in the open market, in privately negotiated transactions, through subsequent tender offers or otherwise. If any Outstanding Notes remain outstanding after consummation of the exchange offer, we may also pay in full at maturity those notes. Any other purchases may be on the same terms or on terms which may be more or less favorable to holders than the terms of the exchange offer. Any other purchases by us will depend on various factors existing at that time. The exchange offer will not prevent us from exercising our rights under the Indenture to defease or otherwise discharge our obligations with respect to the Outstanding Notes.
Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the Notes.

Based on the position of the SEC enunciated in Exxon Capital Holdings Corporation or similar interpretive letters, we believe that you may offer for resale, resell or otherwise transfer the Notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your Notes. In these cases, if you transfer any Note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your Notes under the Securities Act, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, this liability.
Some holders who exchange their Outstanding Notes may be deemed to be underwriters and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.
If you exchange your Outstanding Notes in the exchange offer for the purpose of participating in a distribution of the Notes, you may be deemed to have received restricted securities. If you are deemed to have received restricted securities, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.
The exchange offer will result in reduced liquidity and fewer rights for the Outstanding Notes.
The Outstanding Notes are listed on the Hong Kong Stock Exchange by way of debt issues to Professional Investors only. To the extent the exchange offer is successful, the trading market for Outstanding Notes that are not tendered and exchanged will become very limited due to the reduction in the amount of Outstanding Notes outstanding after the exchange offer, which might adversely affect the liquidity and market price of such Outstanding Notes. The Outstanding Notes may trade at a significant discount depending on prevailing interest rates, the market for Outstanding Notes with similar credit features, our performance and other factors. Furthermore, the prices at which any such trading occurs in the Outstanding Notes could be extremely volatile. Holders of Outstanding Notes not tendered and exchanged may attempt to obtain quotations for their Outstanding Notes from their brokers; however, there can be no assurance that an active market in the Outstanding Notes will exist following consummation of the exchange offer and no assurance can be given as to the prices at which the Outstanding Notes may trade.

Risks Related to the Notes

We have a substantial amount of indebtedness, which could have important consequences for holders of the Notes and significant effects on our business and future operations.
We have a substantial amount of debt in relation to our equity. As of June 30, 2020, we had US$7.0 billion of borrowings outstanding under the Senior Notes and US$2.02 billion of available borrowing capacity under the 2018 SCL Revolving Facility.
Our substantial indebtedness may make it more difficult for us to satisfy our obligations with respect to the Notes, increase our vulnerability to general adverse economic and industry conditions, impair our ability to obtain additional financing in the future for working capital needs, capital expenditure, acquisitions or general corporate purposes, require us to dedicate a significant portion of our cash flow from operations to the payment of principal and interest on our debt, which would reduce the funds available to us for our operations or expansion of our existing operations, limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate, place us at a competitive disadvantage as compared to our competitors, to the extent that they are not as leveraged, subject us to higher interest expense in the event of increases in interest rates to the extent a portion of our debt bears interest at variable rates, cause us to incur additional expenses by hedging interest rate exposures of our debt and exposure to hedging counterparties’ failure to pay under such hedging arrangements, which would reduce the funds available for us for our operations; and in the event we or one of our subsidiaries were to default, result in the loss of all or a substantial portion of our and our subsidiaries’ assets, over which our lenders have taken or will take security. Any of these or other consequences or events could have a material adverse effect on our ability to satisfy our other debt obligations, including the Notes.
In addition, under the terms of the Indenture, we are permitted to incur additional indebtedness, some of which may be senior secured indebtedness. If we incur additional indebtedness, the risks described above will be exacerbated.
Claims by any secured creditors will have priority with respect to their security over the claims of the holders of the Notes, to the extent of the value of the assets securing such indebtedness.
Claims by any secured creditors will have priority with respect to the assets securing their indebtedness over the claims of holders of the Notes. As such, the claims of the holders of the Notes will be effectively subordinated to any secured indebtedness and other secured obligations of the Company to the extent of the value of the assets securing such indebtedness or other obligations. As of June 30, 2020, the Company had no secured indebtedness. We may incur secured indebtedness or other secured obligations in the future, all of which will be effectively senior to the Notes to the extent of the value of the collateral securing such obligations.
The Notes will be structurally subordinated to the liabilities of our subsidiaries.
Our subsidiaries will not have any obligations to pay amounts due under the Notes or to make funds available for that purpose. In the event that any of our subsidiaries becomes insolvent, is liquidated, reorganized or dissolved or is otherwise wound up other than as a part of a solvent transaction:
•the creditors of the Company (including the holders of the Notes) will have no right to proceed against the assets of such subsidiary; and
•creditors of such subsidiary, including trade creditors, and any preferred shareholders of such subsidiary will generally be entitled to payment in full from the sale or other disposal of the assets of such subsidiary before the Company, as a direct or indirect shareholder, will be entitled to receive any distributions from such subsidiary.
The limited covenants in the Indenture may not protect against developments that may impair our ability to repay the Notes or the trading price for the Notes.
The Indenture does not:
•require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the Notes if we experience significant adverse changes in our financial condition or results of operations;
•limit our ability to incur indebtedness that is senior or equal in right of payment to the Notes;
•limit our subsidiaries’ ability to incur unsecured indebtedness, all of which would be structurally senior to the Notes; or
•restrict our ability to make investments or to repurchase, or pay dividends or make other payments in respect of, our ordinary shares or other securities ranking junior to the Notes.
An increase in the level of our indebtedness, or other events that could adversely affect our business, financial condition, results of operations or prospects, may cause rating agencies to downgrade any credit ratings on the Notes, which could adversely affect their trading price and liquidity, and downgrade our corporate rating generally, which could increase our cost of borrowing, limit our access to the capital markets and result in more restrictive covenants in future debt agreements.
We may not be able to generate sufficient cash flow to meet our debt service obligations.
Our ability to make scheduled payments due on our existing and anticipated debt obligations, including the Notes, and fund working capital needs, planned capital expenditure and development efforts will depend on our ability to generate sufficient operating cash flow from our projects. Our ability to obtain cash to service our existing and projected debts is subject to a range of economic, financial, competitive, regulatory, business and other factors, many of which are beyond our control, including:
•our future operating performance;
•the demand for services that we provide;
•general economic conditions and economic conditions affecting Macao or the gaming industry in particular;
•our ability to hire and retain employees and management at a reasonable cost;
•competition; and
•legislative and regulatory factors affecting our operations and business.
If our business does not generate sufficient cash flow from operations or if future borrowings are not available to us in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs, we may need to refinance all or a portion of our indebtedness, including the Notes, on or before the maturity date, sell assets, reduce or delay capital investments or seek to raise additional capital, any of which could have a material adverse effect on our operations. In addition, we may not be able to effect any of these actions, if necessary, on commercially reasonable terms or at all. Our ability to sell assets or restructure or refinance our indebtedness, including the Notes, will depend on the condition of the financing and capital markets, our financial condition and our ability to obtain requisite governmental approvals at such time.

Any refinancing of any of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our operations. The terms of existing or future debt instruments, including the Indenture, may limit or prevent us from taking any of these actions. In addition, any failure to make scheduled payments of interest and principal on our outstanding indebtedness would likely result in downgrades of any credit ratings we or the Notes may have at such time, which could harm our ability to incur additional indebtedness on commercially reasonable terms or at all. Our inability to generate sufficient cash flow to satisfy our debt service obligations, or to refinance or restructure our obligations on commercially reasonable terms or at all, could materially adversely affect our business, prospects, financial condition and results of operations, as well as our ability to satisfy our obligations with respect to the Notes.
If we are unable to comply with the restrictions and covenants in our debt agreements, including the Indenture, there could be a default under the terms of these agreements or the Indenture, which could cause repayment of our debt to be accelerated.
If we are unable to comply with the restrictions and covenants in our current or future debt and other agreements, or the Indenture, there could be a default under the terms of these agreements. In the event of a default under these agreements, the holders of the debt could terminate their commitments to lend to us, accelerate repayment of the debt and declare all amounts borrowed due and payable or terminate the agreements, as the case may be. Furthermore, some of our debt agreements, including the Indenture, contain or will contain, as applicable, cross-acceleration or cross-default provisions. As a result, our default under one debt agreement may cause the acceleration of repayment of debt or result in a default under our other debt agreements, including the Indenture. If any of these events occur, we cannot assure you that our assets and cash flow would be sufficient to repay in full all of our indebtedness, or that we would be able to obtain alternative financing on reasonable terms or at all.
Our subsidiaries are subject to restrictions on the payment of dividends and the repayment of intercompany loans or advances to us and our subsidiaries.
As a holding company, we depend on the receipt of dividends and the interest or principal payments on intercompany loans or advances from our subsidiaries to satisfy our obligations, including our obligations under the Notes. The ability of our subsidiaries to pay dividends and make payments on intercompany loans or advances to their shareholders is subject to, among other things, distributable earnings, cash flow conditions, restrictions contained in the articles of association of our subsidiaries, applicable laws and restrictions contained in the debt instruments of such subsidiaries. In the future, certain of our subsidiaries may incur debt in their own name, and the instruments governing such debt may require the lenders’ consent prior to the subsidiaries declaring dividends or otherwise restrict dividends or other distributions on their equity interests to us. These restrictions could reduce the amounts that we receive from our subsidiaries, which would restrict our ability to meet our payment obligations under the Notes.
As a result of the foregoing, we cannot assure you that we will have sufficient cash flow from dividends or payments on intercompany loans or advances from our subsidiaries to satisfy our obligations under the Notes.
We may not be able to repurchase the Notes upon the occurrence of certain events.
We must offer to purchase the Notes upon the occurrence of certain specified change of control triggering events or specified investor put option triggering events at a purchase price equal to 101% or 100% of the principal amount, respectively, plus accrued and unpaid interest. See “Description of Notes.” Furthermore, we may redeem the Notes if certain changes in tax law impose withholding taxes on amounts payable on the Notes, and, as a result, we are required to pay additional amounts with respect to such withholding taxes. See “Description of Notes.”
The sources of funds for any such purchases would be our available cash or third-party financing. However, we may not have enough available funds at the time of the occurrence of any change of control triggering events or investor put option triggering events to make purchases of outstanding Notes. Our failure to make a required offer to purchase or to purchase the outstanding Notes would constitute an event of default under the Notes. The event of default may, in turn, constitute an event of default under other indebtedness, any of which could cause the related debt to be accelerated after any applicable notice or grace periods. If our other debt were to be accelerated, we may not have sufficient funds to purchase the Notes and repay the debt.
In addition, the definition of change of control for purposes of the Indenture will not necessarily afford protection for the holders of the Notes in the event of some highly leveraged transactions, including certain acquisitions, mergers, refinancing, restructurings or other recapitalizations, although these types of transactions could increase our indebtedness or otherwise affect our capital structure or credit ratings. The definition of change of control for purposes of the Indenture also includes a phrase relating to the sale of “all or substantially all” of our assets. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition under applicable law. Accordingly, our obligation to make an offer to purchase the Notes and the ability of a holder of the Notes to require us to purchase its Notes pursuant to the offer as a result of a highly-leveraged transaction or a sale of less than all of our assets may be uncertain.

The insolvency laws of the Cayman Islands may provide you with less protection than U.S. bankruptcy law.
The Company is incorporated under the laws of the Cayman Islands. Accordingly, insolvency proceedings with respect to the Company would likely proceed under, and be governed by, Cayman Islands insolvency law. Cayman Islands insolvency laws may not be as favorable to investors as the laws of the United States or other jurisdictions with which investors are familiar.
You may have difficulty enforcing judgments obtained against us.
The Company is a Cayman Islands exempted company and substantially all of our assets are located outside of the United States. All of our current operations and administrative and corporate functions are conducted in Macao and Hong Kong. In addition, the majority of our directors and officers are nationals and/or residents of countries other than the United States. A substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce in Cayman Islands, Macao and Hong Kong courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, most of whom are not residents in the United States and the substantial majority of whose assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of the Cayman Islands, Macao or Hong Kong would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. In addition, it is uncertain whether such Cayman Islands, Macao or Hong Kong courts would be competent to hear original actions brought in the Cayman Islands, Macao or Hong Kong against us or such persons predicated upon the securities laws of the United States or any state.
An active trading market for the Notes may not develop.
The Notes are new issues of securities for which there is currently no trading market. Although application will be made for the listing of the Notes on the Hong Kong Stock Exchange by way of debt issues to Professional Investors only, we cannot assure you that we will obtain or be able to maintain a listing on the Hong Kong Stock Exchange, or that, if listed, a liquid trading market will develop. We cannot predict whether an active trading market for any series of the Notes will develop or be sustained. If an active trading market for the Notes of any series does not develop or is not sustained, the market price and liquidity of such Notes may be adversely affected.
The liquidity and prices of the Notes may be volatile.
Even if an active trading market for the Notes of a series develops, the prices and trading volumes of such Notes may be highly volatile. Factors such as variations in our revenues, earnings and cash flows and proposals of new investments, strategic alliances or acquisitions, interest rates, the general state of the securities market (including the market for debt issued by other companies and debt issued by governments), market conditions in our industry and fluctuations in prices for comparable companies could result in large and sudden changes in the volume and price at which such Notes will trade.
We may elect to redeem the Notes prior to their maturity.
Pursuant to terms of each series of Notes, we may elect to redeem such Notes prior to their maturity in whole or in part at the price specified in the section entitled “Description of Notes—Optional Redemption.” The date on which we elect to redeem such Notes may not accord with the preference of particular noteholders. In addition, a noteholder may not be able to reinvest the redemption proceeds in comparable securities at the same rate of return of such Notes.
We will follow the applicable corporate disclosure standards for debt securities which are issued to Professional Investors only and listed on the Hong Kong Stock Exchange, and such standards may be different from those applicable to debt securities listed in certain other countries.
We will be subject to reporting obligations in respect of the Notes to be listed on the Hong Kong Stock Exchange. The disclosure standards imposed by the Hong Kong Stock Exchange may be different than those imposed by securities exchanges in other countries or regions such as the United States. As a result, the level of information that is available may not correspond to what investors in the Notes are accustomed to. See “Description of Notes—Certain Covenants—Reports.”

Modifications, waivers and other decisions may be made in relation to the Notes by the Trustee or by a proportion of Noteholders which may be considered to be adverse to the interests of individual or minority holders of the Notes, and in such circumstances, the recourse available to the minority Noteholders may be limited.
Certain modifications, waivers and other decisions may be made in relation to the Notes by the Trustee or by a proportion of Noteholders without the unanimous approval of all Noteholders of the same series of Notes. For example:
•if an event of default (other than one arising from certain events of bankruptcy or insolvency) occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes of an affected series may declare all the Notes of such series to be due and payable immediately;
•subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding Notes of a series of Notes affected by an event of default may direct the Trustee in its exercise of any trust or power;
•the Trustee may withhold from holders of the applicable Notes notice of any continuing default or event of default if it determines that withholding notice is in their interest, except a default or event of default relating to the payment of principal, interest or premium, if any;
•except to enforce the right to receive payment of principal, interest or premium, if any, when due, no holder of a Note may pursue any remedy with respect to the Indenture or the applicable Notes unless certain conditions are met, which include (a) the holders of at least 25% in aggregate principal amount of the then outstanding Notes of such series have requested the Trustee to pursue the remedy and (b) the holders of a majority in aggregate principal amount of the then outstanding Notes of the relevant series have not given the Trustee a direction inconsistent with such request within certain relevant period;
•the holders of a majority in aggregate principal amount of the then outstanding Notes of any series by notice to the Trustee may, on behalf of the holders of all of the Notes of such series, rescind an acceleration or waive any existing default or event of default and its consequences under the Indenture, except a continuing default or event of default in the payment of interest or premium, if any, on, or the principal of, the Notes of such series; and
•except in certain circumstances (see “Description of Notes—Amendment, Supplement and Waiver”), the Indenture and the Notes of any series may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding of the applicable series (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes of such series), and any existing default or event of default or compliance with any provision of the Indenture or the Notes of the applicable series may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding Notes of such series (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes of such series).
Depending on the individual circumstances of the individual Noteholder at the relevant time, such modifications, waivers or other decisions may be considered to be adverse to the interests of individual or minority holders of the Notes, and in such circumstances, the recourse available to the minority Noteholders which did not approve or request such modifications, waivers or other decisions may be limited. See “Description of Notes—Events of Default and Remedies” and “Description of Notes—Amendment, Supplement and Waiver” for further details.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the Notes. In consideration for issuing the Notes as contemplated in this prospectus, we will receive in exchange a like principal amount of Outstanding Notes, the terms of which are identical in all material respects to the Notes. The Outstanding Notes surrendered in exchange for the Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Notes will not result in any change in our capitalization or result in any increase in our indebtedness.
The net proceeds to us from the issuance of the Outstanding Notes were approximately US$1.48 billion, after deducting the discounts of the initial purchasers and other offering expenses payable by us. We will use the net proceeds from the offering of the Outstanding Notes for incremental liquidity and general corporate purposes.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of June 30, 2020 (i) on an actual basis and (ii) as adjusted to give effect to the net proceeds from the issuance of the Outstanding Notes, after deducting the discounts of the initial purchasers of the Outstanding Notes and other offering expenses payable by us, and to this exchange offer. The issuance of the Notes will not result in any change in our capitalization or result in any increase in our indebtedness. See “Use of Proceeds.”

The following table should be read in conjunction with “Selected Financial Information” and unaudited consolidated financial statements and related notes included elsewhere in this prospectus.

	As of June 30, 2020
	Actual	As Adjusted
	(unaudited, US$ in millions)
Cash and cash equivalents	$1,592	$1,592
Restricted cash and cash equivalents	16	16
Total cash and cash equivalents	1,608	1,608
Long-term debt
4.600% Senior Notes due 2023(i)	1,800	1,800
5.125% Senior Notes due 2025(ii)	1,800	1,800
5.400% Senior Notes due 2028(iii)	1,900	1,900
Outstanding Notes(iv) and Notes offered hereby	1,500	1,500
2018 SCL Credit Facility(v)	—	—
Total long-term debt	7,000	7,000
Total equity	2,729	2,729
Total capitalization	$9,729	$9,729
______________________
(i)Excludes original issue discount and deferred financing costs of US$9 million and a positive cumulative fair value adjustment of US$4 million.
(ii)Excludes original issue discount and deferred financing costs of US$12 million and a positive cumulative fair value adjustment of US$4 million.
(iii)Excludes original issue discount and deferred financing costs of US$18 million and a positive cumulative fair value adjustment of US$5 million.
(iv)Excludes original issue discount and deferred financing costs related to the issuance of the Notes totaling US$18 million.
(v)As of June 30, 2020 we had US$2.02 billion of available borrowing capacity. Excludes deferred financing costs of US$29 million.

Except as otherwise disclosed above, there has been no material change in our capitalization since June 30, 2020.

SELECTED FINANCIAL INFORMATION

The following selected historical financial and other data as of and for the years ended December 31, 2017, 2018 and 2019 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The following selected historical financial and other data as of and for the years ended December 31, 2015 and 2016 have been derived from our audited consolidated financial statements not included in this prospectus. The following selected historical financial and other data as of and for the six months ended June 30, 2019 and 2020 have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. We have prepared the unaudited information on the same basis as the audited consolidated financial statements, and have included, in our opinion, all adjustments, consisting of normal and recurring adjustments that we consider necessary for a fair presentation of the financial information set forth in those statements. Our audited and unaudited consolidated financial statements are prepared in accordance with IFRS.
You should read this section in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and those financial statements and the notes to those statements included elsewhere in this prospectus. The results for any historical period are not necessarily indicative of the results of operations to be expected in any future period.

	Year Ended December 31,					Six Months Ended June 30,
	2015	2016	2017	2018	2019	2019	2020(i)
	(US$ in millions)
Consolidated income statement data
Net revenues	$6,683	$6,543	$7,586	$8,665	$8,808	$4,468	$848
Total operating expenses	(5,164)	(5,191)	(5,813)	(6,511)	(6,533)	(3,281)	(1,457)
Operating profit (loss)	1,519	1,352	1,773	2,154	2,275	1,187	(609)
Interest income	11	3	5	20	38	21	9
Interest expense, net of amounts capitalized	(60)	(86)	(153)	(225)	(280)	(147)	(116)
Loss on modification or early retirement of debt	—	(1)	—	(81)	—	—	—
Profit (loss) before income tax	1,470	1,268	1,625	1,868	2,033	1,061	(716)
Income tax (expense) benefit	(11)	(44)	(22)	7	—	6	—
Profit (loss) attributable to equity holders of the Company	$1,459	$1,224	$1,603	$1,875	$2,033	$1,067	$(716)
Adjusted Property EBITDA(ii)	$2,223	$2,244	$2,611	$3,079	$3,193	$1,625	$(243)
Capital expenditures	$1,265	$1,151	$477	$532	$754	$225	$571
Consolidated balance sheet and other financial data (at period end)⁽iii⁾
Total assets	$10,772	$11,183	$10,647	$12,058	$12,100	$11,092	$11,335
Long-term debt(iv)	$3,389	$4,388	$4,348	$5,500	$5,500	$5,500	$7,000
Total equity	$5,839	$5,007	$4,538	$4,409	$4,446	$3,456	$2,729
Total debt(iv)	$3,389	$4,388	$4,348	$5,500	$5,500	$5,500	$7,000
Less: Cash and cash equivalents	(1,283)	(1,284)	(1,239)	(2,676)	(2,471)	(1,785)	(1,592)
Restricted cash and cash equivalents	(8)	(10)	(11)	(13)	(15)	(14)	(16)
Net debt(iv)	$2,098	$3,094	$3,098	$2,811	$3,014	$3,701	$5,392
Ratio of total debt to Adjusted Property EBITDA	1.5x	2.0x	1.7x	1.8x	1.7x	N/A	N/A
Ratio of net debt to Adjusted Property EBITDA	0.9x	1.4x	1.2x	0.9x	0.9x	N/A	N/A
______________________

(i)The COVID-19 Pandemic has significantly impacted our operations, as explained in other areas of this document. See “Summary—Recent Developments.”

(ii)“Adjusted Property EBITDA,” which is a non-IFRS financial measure, is profit or loss attributable to equity holders of the Company before share-based compensation, corporate expense, pre-opening expense, depreciation and amortization, net foreign exchange gains or losses, impairment loss on property and equipment, gain or loss on disposal of property and equipment, investment properties and intangible assets, interest, gain or loss on modification or early retirement of debt and income tax benefit or expense. Management utilizes Adjusted Property EBITDA to compare the operating profitability of its operations with those of its competitors, as well as a basis for determining certain incentive compensation. Integrated resort companies have historically reported Adjusted Property EBITDA as a supplemental performance measure to IFRS financial measures. In order to view the operations of their properties on a more stand- alone basis, integrated resort companies, including the Company, have historically excluded certain expenses that do not relate to the management of specific properties, such as pre-opening expense and corporate expense, from their Adjusted Property EBITDA calculations. Adjusted Property EBITDA should not be interpreted as an alternative to profit or operating profit (as an indicator of operating performance) or to cash flows from operations (as a measure of liquidity), in each case, as determined in accordance with IFRS. The Company has significant uses of cash flow, including capital expenditures, dividend payments, interest payments, debt principal repayments and income taxes, which are not reflected in Adjusted Property EBITDA. Not all companies calculate Adjusted Property EBITDA in the same manner. As a result, Adjusted Property EBITDA as presented by the Company may not be directly comparable to other similarly titled measures presented by other companies. For a quantitative reconciliation of Adjusted Property EBITDA to its most directly comparable IFRS measurement, see the table below.

	Year ended December 31,					Six months ended June 30,
	2015	2016	2017	2018	2019	2019	2020
	(US$ in millions)
Profit (loss) attributable to equity holders of the Company	$1,459	$1,224	$1,603	$1,875	$2,033	$1,067	$(716)
Income tax expense (benefit)	11	44	22	(7)	—	(6)	—
Loss on modification or early retirement of debt	—	1	—	81	—	—	—
Interest expense, net of amount capitalized	60	86	153	225	280	147	116
Interest income	(11)	(3)	(5)	(20)	(38)	(21)	(9)
Loss on disposal of property and equipment, investment properties and intangible assets	20	12	12	131	16	3	7
Impairment loss on property and equipment	—	—	—	—	65	—	—
Net foreign exchange losses (gains)	(1)	(1)	11	(4)	(35)	(12)	(20)
Depreciation and amortization	535	611	676	655	706	364	338
Pre-opening expense	45	127	7	5	23	10	5
Corporate expense	86	128	120	125	129	66	28
Share-based compensation, net of amount capitalized	19	15	12	13	14	7	8
Adjusted Property EBITDA	$2,223	$2,244	$2,611	$3,079	$3,193	$1,625	$(243)

(iii)On June 4, 2020, we issued US$800 million Outstanding 2026 Notes and US$700 million Outstanding 2030 Notes. The net proceeds from the offering of the Outstanding Notes were approximately US$1.48 billion, after deducting the discounts of the initial purchasers and other offering expenses payable by us. We will use the net proceeds from the offering of the Outstanding Notes for incremental liquidity and general corporate purposes.
(iv)Excludes deferred financing costs totaling US$84 million, US$94 million, US$73 million, US$88 million, US$74 million, US$80 million and US$86 million, respectively, and lease liabilities of US$80 million, US$80 million, US$137 million, US$135 million, US$147 million, US$148 million and US$146 million, respectively. Also excludes a positive cumulative fair value adjustment of US$15 million and US$35 million, as of December 31, 2018 and 2019, respectively, and US$52 million and US$13 million as of June 30, 2019 and 2020, respectively.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in connection with “Selected Financial Information” and our consolidated financial statements, including the notes thereto, included elsewhere in this prospectus. Certain statements in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” are forward-looking statements. See “Forward-Looking Statements” regarding these statements. Our historical consolidated financial statements have been prepared in accordance with IFRS. For additional information, see Note 2 of our audited financial statements included elsewhere in this prospectus.

Overview
We are the leading developer, owner and operator of large-scale integrated resorts in Macao, as measured by Adjusted Property EBITDA for the year ended December 31, 2019. VML, our subsidiary, holds one of six concessions or subconcessions permitted by the Macao government to operate casinos or gaming areas in Macao. Macao is the largest gaming market in the world as measured by casino gaming revenue and is the only location in China offering legalized casino gaming.
We developed, own and operate The Venetian Macao, Sands Cotai Central, The Parisian Macao, The Plaza Macao and Sands Macao. We also own the Cotai Expo, one of the largest convention and exhibition centers in Asia, as well as Macao’s largest entertainment venue, the Cotai Arena. Our properties collectively feature over 11,700 luxury suites and hotel rooms, approximately 150 different restaurants and food outlets, spas and theaters for live performances, as well as other integrated resort amenities.
Our business strategy is to develop Cotai and to leverage our large-scale integrated resort business model to create Asia’s premier gaming, leisure, convention and meetings destination. Our interconnected integrated resorts, which have a wide range of branded hotel and resort offerings, are designed to attract different segments of the market all year round. We believe our business strategy and development plan will allow us to achieve more consistent demand, longer average length of stay in our hotels, more diversified sources of revenue and higher margins than more gaming-centric facilities.
In 2019, we continued to benefit from strong operating performances across our properties as described in more detail below. During the year ended December 31, 2019, we had accomplishments in furthering several of our strategic objectives. We continued progress on our key development projects in Macao for the conversion of Sands Cotai Central into The Londoner Macao and opened gaming spaces in The Grand Suites at Four Seasons along with having certain luxury suites available for simulation purposes. Finally, we continued to maintain a robust balance sheet, deriving most of our operating cash flows from our casino, mall and hotel operations. With the opening of the Hong Kong-Zhuhai-Macao Bridge, and the progress of the Greater Bay Area Initiatives, we truly believe Macao has the potential to become the MICE and leisure capital of Asia. We fully intend to contribute to that objective, through both our existing assets and potential future investments.
We will continue to invest in the expansion of our facilities and the enhancement of the leisure and business tourism appeal of our Cotai property portfolio.
For the years ended December 31, 2017, 2018 and 2019, our total net revenues were US$7.59 billion, US$8.67 billion and US$8.81 billion, respectively, and our profits were US$1.60 billion, US$1.87 billion and US$2.03 billion, respectively. For the six months ended June 30, 2019 and 2020, our total net revenues were US$4.47 billion and US$848 million, respectively, and a profit of US$1.07 billion and a loss of US$716 million, respectively.
See “Summary—Recent Developments” for a discussion of our financial condition and results of operations since December 31, 2019.
On June 4, 2020, we completed a private offering of US$800 million Outstanding 2026 Notes and US$700 million Outstanding 2030 Notes, in a transaction exempt from the registration under the Securities Act. The net proceeds to us from the issuance of the Outstanding Notes were approximately US$1.48 billion, after deducting the discounts of the initial purchasers and other offering expenses payable by us. We will use the net proceeds from the offering of the Outstanding Notes for incremental liquidity and general corporate purposes.

COVID-19 Pandemic
In early January 2020, an outbreak of a respiratory illness caused by a novel coronavirus was identified and the disease has since spread rapidly across the world causing the World Health Organization to declare the outbreak of a pandemic on March 12, 2020. As a result, people across the globe have been advised to avoid non-essential travel.

Steps have also been taken by various countries to restrict inbound international travel and implement closures of non-essential operations to contain the spread of the virus.
Visitation to Macao has decreased substantially, driven by various government policies limiting travel. The China Individual Visit Scheme to Macao (“China IVS”) and tour group visas were suspended, and a complete ban on entry or a need to undergo enhanced quarantine requirements depending on the person’s residency and their recent travel history, has been enacted by the Macao government for Macao residents, citizens of mainland China, Hong Kong residents, foreigner workers residing in Macao and international travelers.
The Macao government suspended all gaming operations beginning on February 5, 2020. The Group’s casino operations resumed on February 20, 2020, except for casino operations at Sands Cotai Central, which resumed on February 27, 2020. Certain health safeguards, however, such as limiting the number of seats per table game, slot machine spacing, temperature checks, mask protection, health declarations showing green health-codes, and negative COVID-19 test results, remain in effect at the present time. The Group is currently unable to determine when these measures will be modified or cease to be necessary.
Some of the Group’s hotel facilities were also closed during the casino suspension in response to the drop in visitation and, with the exception of the Conrad Macao, Cotai Strip at Sands Cotai Central (the “Conrad hotel”), these hotels were gradually reopened from February 20, 2020, in line with operational needs and demand. The Conrad hotel reopened on June 13, 2020. Additionally, in support of the Macao government’s initiatives to fight the COVID-19 Pandemic, the Group provided one tower (approximately 2,000 hotel rooms) at the Sheraton Grand Macao Hotel, Cotai Strip at Sands Cotai Central to the Macao government to house individuals who return to Macao for quarantine purposes during two different periods in 2020.
A limited number of restaurants across the Group’s properties have reopened. The majority of retail outlets in the Group’s various shopping malls are open with reduced operating hours. The timing and manner in which these areas will return to full operation are currently unknown.
The Hong Kong government temporarily closed the Hong Kong China Ferry Terminal in Kowloon on January 30, 2020 and the Hong Kong Macau Ferry Terminal in Hong Kong on February 4, 2020. In response, the Group suspended its Macao ferry operations between Macao and Hong Kong. From June 17, 2020 until July 16, 2020, Cotai Water Jet operated a special sailing service between the Taipa Ferry Terminal and Hong Kong International Airport to facilitate the return of Macao residents from overseas and to enable the return of those located in Macao to their place of origin. The timing and manner in which the Group’s normal ferry operations will be able to resume are currently unknown.
As of June 30, 2020, Macao has had 46 confirmed cases of COVID-19 and no deaths attributed to COVID-19 according to data published by the Macao government.
The Macao government announced total visitation from mainland China to Macao on a monthly basis decreased by 14.9% (with an 83.3% decrease in visitation over the first seven days of Chinese New Year Holiday) in January 2020 and decreased in a range of 96.3% to 99.6% in February to June 2020, as compared to the same periods in 2019. It also announced monthly gross gaming revenue decreased by 11.3% in January 2020 and decreased in a range of 79.7% to 97.0% in February to June 2020 as compared to the same periods in 2019.

Current Impact of the COVID-19 Pandemic on our Liquidity and Financial Results
The disruptions arising from the COVID-19 Pandemic had a significant adverse impact on the Group’s operations during the six months ended June 30, 2020. Net revenues for the six months ended June 30, 2020, totaled US$848 million compared to US$4.47 billion for the six months ended June 30, 2019, representing a decrease of 81.0%. We recorded an operating loss of US$609 million and a net loss of US$716 million in the first half of 2020, as compared to an operating income of US$1.19 billion and a net income of US$1.07 billion in the same period in the prior year. Adjusted property EBITDA loss totaled US$243 million in the half year ended June 30, 2020, as compared to adjusted property EBITDA of US$1.63 billion in the same period in the prior year. For a quantitative reconciliation of Adjusted Property EBITDA to its most directly comparable IFRS measurement, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Reconciliation of Non-IFRS Financial Measures.”
As of June 30, 2020, the Group had total liquidity of US$3.63 billion, consisting of US$1.61 billion of total cash and cash equivalents and US$2.02 billion of available borrowing capacity under the 2018 SCL Revolving Facility. The Group believes it will be able to support its continuing operations, complete the major construction projects that are underway, and respond to the current COVID-19 Pandemic challenges. The Group has taken various mitigating measures to manage through the current environment, including a cost and capital expenditure reduction program to minimize cash outflow of non-essential items. On April 17, 2020, the Company announced that the Board resolved not to recommend the payment of a final dividend in respect of the year ended December 31, 2019.

If the Group’s integrated resorts are not permitted to resume normal operations, travel restrictions such as those related to the China IVS and other global restrictions on inbound travel from other countries are not modified or eliminated or the global response to contain the COVID-19 Pandemic escalates or is unsuccessful, the Group’s operations, cash flows and financial condition will be further materially impacted. The duration and intensity of this global health emergency and related disruptions are uncertain. Given the dynamic nature of these circumstances, the impact on the Company’s consolidated results of operations, cash flows and financial condition in 2020 will be material. The Group cannot reasonably estimate the impact at this time. It is unknown when the COVID-19 Pandemic will end, when or how quickly the current travel restrictions will be modified or cease to be necessary and the resulting impact on the Group’s business and the willingness of the Group’s customers to spend on travel, entertainment and MICE.

Critical Accounting Policies and Estimates
The preparation of our consolidated financial statements in conformity with IFRS requires our management to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. These estimates and judgments are based on historical information, information currently available to us and on various other assumptions management believes to be reasonable under the circumstances. Actual results could vary from those estimates and we may change our estimates and assumptions in future evaluations. Changes in these estimates and assumptions may have a material effect on our financial condition and results of operations. Our critical accounting policies and estimates include the useful lives of investment properties and property and equipment, impairment of non-financial assets, provision of expected credit losses for trade receivables and litigation provisions. We believe these critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements. For a discussion of these critical accounting policies and estimates, see Note 3 to our audited consolidated financial statements included elsewhere in this prospectus.

Key Operating Revenue Measurements
Operating revenues at The Venetian Macao, Sands Cotai Central, The Parisian Macao and The Plaza Macao are dependent upon the volume of customers who stay at the hotel, which affects the price that can be charged for hotel rooms and our gaming volume. Operating revenues at the Sands Macao are principally driven by casino customers who visit the property on a daily basis.
Management utilizes the following volume and pricing measures in order to evaluate past performance and assist in forecasting future revenues. The various volume measurements indicate our ability to attract customers to our Integrated Resorts. In casino operations, win and hold percentages indicate the amount of revenue to be expected based on volume. In hotel operations, average daily rate and revenue per available room indicate the demand for rooms and our ability to capture that demand. In mall operations, base rent per square foot indicates our ability to attract and maintain profitable tenants for our leasable space. The following are the key measurements we use to evaluate operating revenues:

Casino revenue measurements
Table games are segregated into two groups, consistent with the Macao market’s convention: Rolling Chip play (composed of VIP players) and Non-Rolling Chip play (mostly non-VIP players). The volume measurement for Rolling Chip play is non-negotiable gaming chips wagered and lost. The volume measurement for Non-Rolling Chip play is table games drop (“drop”), which is net markers issued (credit instruments), cash deposited in the table drop boxes and gaming chips purchased and exchanged at the cage. Rolling Chip and Non-Rolling Chip volume measurements are not comparable as they are two distinct measures of volume. The amounts wagered and lost for Rolling Chip play are substantially higher than the amounts dropped for Non-Rolling Chip play. Slot handle, also a volume measurement, is the gross amount wagered for the period cited.
We view Rolling Chip win as a percentage of Rolling Chip volume, Non-Rolling Chip win as a percentage of drop and slot hold (amount won by the casino) as a percentage of slot handle. Win or hold percentage represents the percentage of Rolling Chip volume, Non-Rolling Chip drop or slot handle that is won by the casino and recorded as casino revenue. Our win and hold percentages are calculated before discounts, commissions, deferring revenue associated with our loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis. Based upon our mix of table games, our Rolling Chip win percentage is expected to be 3.15% to 3.45%. Generally, slot machine play is conducted on a cash basis. Approximately 14.7% and 26.4% of our table games play was conducted on a credit basis for the year ended December 31, 2019 and the six months ended June 30, 2020, respectively.

Hotel revenue measurements
Performance indicators used are occupancy rate (a volume indicator), which is the average percentage of available hotel rooms occupied during a period and ADR (a price indicator), which is the average price of occupied rooms per day. Available rooms exclude those rooms unavailable for occupancy during the period due to renovation, development or other requirements (such as government mandated closure, lodging for team members and usage by the Macao government for quarantine measures). The calculations of the occupancy rate and ADR include the impact of rooms provided on a complimentary basis. Revenue per available room (“RevPAR”) represents a summary of hotel ADR and occupancy. Because not all available rooms are occupied, ADR is normally higher than RevPAR. Reserved rooms where the guests do not show up for their stay and lose their deposit, or where guests check out early, may be re-sold to walk-in guests.

Mall revenue measurements
Occupancy, base rent per square foot and tenant sales per square foot are used as performance indicators. Occupancy represents GLOA divided by GLA at the end of the reporting period. GLOA is the sum of: (1) tenant occupied space under lease and (2) tenants no longer occupying space, but paying rent. GLA does not include space currently under development or not on the market for lease. Base rent per square foot is the weighted average base or minimum rent charge in effect at the end of the reporting period for all tenants that would qualify to be included in occupancy. Tenant sales per square foot is the sum of reported comparable sales for the trailing 12 months divided by the comparable square footage for the same period. Only tenants that have been open for a minimum of 12 months are included in the tenant sales per square foot calculation.

Results of Operations
Six months ended June 30, 2020 compared to six months ended June 30, 2019.
Our net revenues consisted of the following for the periods indicated:

	Six months ended June 30,
	2020	2019	Percent Change
	(US$ in millions)
Casino	$625	$3,586	(82.6)%
Rooms	71	364	(80.5)%
Mall	99	240	(58.8)%
Food and beverage	27	154	(82.5)%
Convention, ferry, retail and other	26	124	(79.0)%
Total net revenues	$848	$4,468	(81.0)%

Net revenues were US$848 million for the six months ended June 30, 2020, a decrease of 81.0%, compared to US$4.47 billion for the six months ended June 30, 2019. Net revenues decreased in all business categories, mainly driven by significant decreases in visitation due to travel restrictions as a result of the COVID-19 Pandemic.

Casino Revenues. Our net casino revenues for the six months ended June 30, 2020 were US$625 million, a decrease of 82.6%, compared to US$3.59 billion for the six months ended June 30, 2019. The decrease was driven by decrease in volume in all gaming offerings as a result of the COVID-19 Pandemic described above. The following table summarizes the results of our casino activity for the periods indicated:

	Six months ended June 30,
	2020	2019	Change
	(US$ in millions)
The Venetian Macao
Total net casino revenues	$256	$1,438	(82.2)%
Non-Rolling Chip drop	832	4,612	(82.0)%
Non-Rolling Chip win percentage	26.9%	26.6%	0.3pts
Rolling Chip volume	2,378	13,945	(82.9)%
Rolling Chip win percentage(i)	2.96%	3.18%	(0.2)pts
Slot handle	497	1,912	(74.0)%
Slot hold percentage	4.2%	4.7%	(0.5)pts
Sands Cotai Central
Total net casino revenues	$124	$803	(84.6)%
Non-Rolling Chip drop	561	3,326	(83.1)%
Non-Rolling Chip win percentage	21.8%	22.7%	(0.9)pts
Rolling Chip volume	167	3,216	(94.8)%
Rolling Chip win percentage(i)	5.85%	3.85%	2.0pts
Slot handle	377	2,077	(81.8)%
Slot hold percentage	4.4%	4.2%	0.2pts
The Parisian Macao
Total net casino revenues	$85	$730	(88.4)%
Non-Rolling Chip drop	396	2,276	(82.6)%
Non-Rolling Chip win percentage	23.7%	23.0%	0.7 pts
Rolling Chip volume	2,272	8,063	(71.8)%
Rolling Chip win percentage(i)	0.99%	3.99%	(3.0)pts
Slot handle	451	2,141	(78.9)%
Slot hold percentage	3.5%	3.6%	(0.1)pts
The Plaza Macao
Total net casino revenues	$91	$335	(72.8)%
Non-Rolling Chip drop	229	688	(66.7)%
Non-Rolling Chip win percentage	28.0%	24.3%	3.7pts
Rolling Chip volume	2,189	7,726	(71.7)%
Rolling Chip win percentage(i)	2.73%	3.71%	(1.0)pts
Slot handle	37	280	(86.8)%
Slot hold percentage	4.7%	6.2%	(1.5)pts
Sands Macao
Total net casino revenues	$69	$280	(75.4)%
Non-Rolling Chip drop	278	1,362	(79.6)%
Non-Rolling Chip win percentage	19.1%	17.5%	1.6pts
Rolling Chip volume	726	2,462	(70.5)%
Rolling Chip win percentage(i)	3.29%	1.88%	1.4pts
Slot handle	353	1,306	(73.0)%
Slot hold percentage	3.1%	3.3%	(0.2) pts
______________________
Note: As a result of the COVID-19 Pandemic, gaming operations were closed from February 5–19, 2020, except for Sands Cotai Central which was closed from February 5–26, 2020.

(i)This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with our loyalty program and allocating casino revenues related to goods and services provided to patrons on a complimentary basis). The expected target and range was revised due to the increase in Rolling Chip win percentage experienced over the last several years.

Room Revenues. Room revenues for the six months ended June 30, 2020 were US$71 million, a decrease of 80.5%, compared to US$364 million for the six months ended June 30, 2019. The decrease was mainly driven by decreased demand as a result of the COVID-19 Pandemic described above. The following table summarizes the results of our room activity for the periods indicated:

	Six months ended June 30,
	2020	2019	Change
	(US$ in millions, except average daily rate and revenue per available room)
The Venetian Macao
Total room revenues	$22	$110	(80.0)%
Occupancy rate	22.3%	95.3%	(73.0)pts
Average daily rate (in US$)	237	225	5.3%
Revenue per available room (in US$)	53	214	(75.2)%
Sands Cotai Central
Total room revenues	$27	$161	(83.2)%
Occupancy rate	23.0%	96.1%	(73.1)pts
Average daily rate (in US$)	174	156	11.5%
Revenue per available room (in US$)	40	150	(73.3)%
The Parisian Macao
Total room revenues	$14	$64	(78.1)%
Occupancy rate	21.9%	97.2%	(75.3)pts
Average daily rate (in US$)	167	158	5.7%
Revenue per available room (in US$)	37	153	(75.8)%
The Plaza Macao
Total room revenues	$5	$20	(75.0)%
Occupancy rate	26.4%	89.8%	(63.4)pts
Average daily rate (in US$)	332	335	(0.9)%
Revenue per available room (in US$)	88	301	(70.8)%
Sands Macao
Total room revenues	$3	$9	(66.7)%
Occupancy rate	35.9%	99.7%	(63.8)pts
Average daily rate (in US$)	176	174	1.1%
Revenue per available room (in US$)	63	173	(63.6)%
______________________
Note: As a result of the COVID-19 Pandemic, some of our hotel operations were closed for a period in the first half of 2020, with a number of rooms utilized for government quarantine purposes and to provide lodging for team members restricted from traveling between their residences and Macao. These rooms were excluded from the calculation of hotel statistics above.

Mall Revenues. Mall revenues for the six months ended June 30, 2020 were US$99 million, a decrease of 58.8%, compared to US$240 million for the six months ended June 30, 2019. The decrease was primarily driven by US$135 million of rent concessions granted to our mall tenants in response to the COVID-19 Pandemic. The following table summarizes the results of our mall activity on Cotai for the periods indicated:

	Six months ended June 30,
	2020	2019	Change
	(US$ in millions, except per square foot amount)
Shoppes at Venetian
Total mall revenues	$47	$118	(60.2)%
Mall gross leasable area (in square feet)	812,934	812,966	—%
Occupancy	85.6%	91.3%	(5.7)pts
Base rent per square foot (in US$)	292	270	8.1%
Tenant sales per square foot (in US$)(i)	1,224	1,688	(27.5)%
Shoppes at Cotai Central(ii)
Total mall revenues	$16	$32	(50.0)%
Mall gross leasable area (in square feet)	525,497	523,511	0.4%
Occupancy	87.6%	91.3%	(3.7)pts
Base rent per square foot (in US$)	102	106	(3.8)%
Tenant sales per square foot (in US$)(i)	603	967	(37.6)%
Shoppes at Parisian
Total mall revenues	$10	$27	(63.0)%
Mall gross leasable area (in square feet)	295,963	295,915	—%
Occupancy	86.8%	89.9%	(3.1)pts
Base rent per square foot (in US$)	150	151	(0.7)%
Tenant sales per square foot (in US$)(i)	561	650	(13.7)%
Shoppes at Four Seasons
Total mall revenues	$26	$62	(58.1)%
Mall gross leasable area (in square feet)	242,425	241,548	0.4%
Occupancy	94.6%	97.6%	(3.0)pts
Base rent per square foot (in US$)	544	465	17.0%
Tenant sales per square foot (in US$)(i)	3,775	4,505	(16.2)%
______________________
Note: This table excludes the results of our mall operations at Sands Macao. As a result of the COVID-19 Pandemic, tenants were provided rent concessions during the six months ended June 30, 2020. Base rent per square foot presented above excludes the impact of these rent concessions.

(i)Tenant sales per square foot reflects sales from tenants only after the tenant has been opened for a period of 12 months.
(ii)Shoppes at Cotai Central will be rebranded to Shoppes at Londoner and feature up to approximately 600,000 square feet of gross leasable area upon completion of all phases of Sands Cotai Central’s renovation, rebranding and expansion to The Londoner Macao.

Food and beverage revenues. Food and beverage revenues for the six months ended June 30, 2020 were US$27 million, a decrease of 82.5%, compared to US$154 million for the six months ended June 30, 2019. The decrease was primarily driven by a decrease in property visitation as a result of the COVID-19 Pandemic described above.

Convention, ferry, retail and other revenues. Convention, ferry, retail and other revenues for the six months ended June 30, 2020 were US$26 million, a decrease of 79.0%, compared to US$124 million for the six months ended June 30, 2019. The decrease was primarily driven by a decrease of US$41 million in our ferry operations due to the temporary closure of the Hong Kong China Ferry Terminal in late January 2020 and the Hong Kong Macau Ferry Terminal in early February 2020 in response to the COVID-19 Pandemic, as well as decreases in other business categories, such as convention, entertainment and retail as a result of the COVID-19 Pandemic described above.

Operating Expenses
Our operating expenses consisted of the following:

	Six months ended June 30,
	2020	2019	Percent Change
	(US$ in millions)
Casino	$635	$2,156	(70.5)%
Rooms	54	93	(41.9)%
Mall	20	24	(16.7)%
Food and beverage	65	131	(50.4)%
Convention, ferry, retail and other	41	89	(53.9)%
Provision for expected credit losses, net	9	14	(35.7)%
General and administrative	274	343	(20.1)%
Corporate	29	66	(56.1)%
Pre-opening	5	10	(50.0)%
Depreciation and amortization	338	364	(7.1)%
Net foreign exchange gains	(20)	(12)	66.7%
Loss on disposal of property and equipment, investment properties and intangible assets	7	3	133.3%
Total operating expenses	$1,457	$3,281	(55.6)%

Operating expenses were US$1.46 billion for the six months ended June 30, 2020, a decrease of 55.6%, compared to US$3.28 billion for the six months ended June 30, 2019. The decrease in operating expenses was primarily due to a decrease in business volume across all business categories. Although management has implemented certain cost reduction programs, operating margins in each business segment were negatively impacted due to employee and other costs incurred during this period of decreased visitation and property closures. We have maintained our staffing levels amid significantly reduced visitation. We have implemented payroll cost saving initiatives across each of our properties, including utilization of paid time off and unpaid leave.
Casino expenses for the six months ended June 30, 2020 were US$635 million, a decrease of 70.5%, compared to US$2.16 billion for the six months ended June 30, 2019. The decrease was primarily due to decrease in gaming taxes as a result of decreased casino revenues.
Room expenses for the six months ended June 30, 2020 were US$54 million, a decrease of 41.9%, compared to US$93 million for the six months ended June 30, 2019. The decrease was primarily driven by decreases in payroll, management fees and other operating expenses as a result of lower hotel occupancy.
Mall expenses for the six months ended June 30, 2020 were US$20 million, a decrease of 16.7%, compared to US$24 million for the six months ended June 30, 2019. The decrease was primarily driven by decreases in payroll and common area maintenance cost.
Food and beverage expenses for the six months ended June 30, 2020 were US$65 million, a decrease of 50.4%, compared to US$131 million for the six months ended June 30, 2019. The decrease was primarily driven by decreases in payroll, cost of sales and other operating expenses consistent with lower business volumes.
Convention, ferry, retail and other expenses for the six months ended June 30, 2020 were US$41 million, a decrease of 53.9%, compared to US$89 million for the six months ended June 30, 2019. The decrease was primarily driven by a decrease in ferry expenses resulting from the closure of the ferry terminals in response to the COVID-19 Pandemic.
Provision for expected credit losses, net for the six months ended June 30, 2020 were US$9 million, compared to US$14 million for the six months ended June 30, 2019. The decrease was primarily due to decrease in provision for premium players driven by lower credit issuance.
General and administrative expenses were US$274 million for the six months ended June 30, 2020, a decrease of 20.1%, compared to US$343 million for the six months ended June 30, 2019. The decrease was primarily driven by decreases in marketing, payroll and property operating costs.
Corporate expenses were US$29 million for the six months ended June 30, 2020, a decrease of 56.1%, compared to US$66 million for the six months ended June 30, 2019. The decrease was primarily driven by a decrease in royalty fees due to decreased revenues for the operation of all properties.

Depreciation and amortization expenses were US$338 million for the six months ended June 30, 2020, a decrease of 7.1%, compared to US$364 million for the six months ended June 30, 2019. The decrease was primarily due to a decrease of US$52 million from the acceleration of depreciation in the prior year on certain assets to be replaced in conjunction with The Londoner Macao project, partially offset by the additions from The Grand Suites at Four Seasons and The Londoner Macao for those areas which were completed, as well as the addition of shuttle bus, limousine and gaming equipment.
Net foreign exchange gains for the six months ended June 30, 2020 were US$20 million and were primarily associated with U.S. dollar denominated debt. This is compared with net foreign exchange gains of US$12 million for the six months ended June 30, 2019.

Adjusted Property EBITDA
The following table summarizes information related to our segments for the periods indicated:

	Six months ended June 30,
	2020	2019	Percent Change
	(US$ in millions)
The Venetian Macao	$(48)	$697	(106.9)%
Sands Cotai Central	(79)	377	(121.0)%
The Parisian Macao	(84)	302	(127.8)%
The Plaza Macao	10	168	(94.0)%
Sands Macao	(32)	83	(138.6)%
Ferry and other operations	(10)	(2)	N.M.
Total Adjusted Property EBITDA	$(243)	$1,625	(115.0)%
______________________
N.M. – not meaningful

Adjusted property EBITDA for the six months ended June 30, 2020 decreased 115.0% to a loss of US$243 million, compared to an adjusted property EBITDA of US$1.63 billion for the six months ended June 30, 2019. The decrease was driven by the decline in revenue in all business categories as a result of the COVID-19 Pandemic described above. Management continues to focus on operational efficiencies and cost control measures throughout the gaming and non-gaming areas of our business.

Interest Expense
The following table summarizes information related to interest expense for the periods indicated:

	Six months ended June 30,
	2020	2019	Percent Change
	(US$ in millions)
Interest and other finance costs	$124	$150	(17.3)%
Less: interest capitalized	(8)	(3)	166.7%
Interest expense, net	$116	$147	(21.1)%

Interest expense, net of amounts capitalized, was US$116 million for the six months ended June 30, 2020, compared to US$147 million for the six months ended June 30, 2019. The decrease was primarily due to an increase of US$35 million benefit related to interest rate swaps on the US$5.5 billion of Senior Notes issued in August 2018. These interest rate swaps expire in August 2020. This benefit was partially offset by a total of US$6 million increase in interest expense from US$1.5 billion of Senior Notes issued in June 2020 and fundings from the revolving loan in the second quarter of 2020 repaid as of June 30, 2020.
Our weighted average interest rate for the six months ended June 30, 2020 was approximately 4.1%, compared to 5.3% for the six months ended June 30, 2019. As noted above, the decrease in the weighted average interest rate related to the impact of the interest rate swaps. The weighted average interest rates are calculated based on total interest expense (including the impact of the interest rate swaps, amortization of deferred financing costs, standby fees and other financing costs and interest capitalized) and total weighted average borrowings.

(Loss) Profit
Loss for the six months ended June 30, 2020 was US$716 million, compared to a profit of US$1.07 billion for the six months ended June 30, 2019.

Year ended December 31, 2019 compared to year ended December 31, 2018.

Net Revenues
Our net revenues consisted of the following for the periods indicated:

	Year ended December 31,
	2019	2018	Percent Change
	(US$ in millions)
Casino	$7,018	$6,816	3.0%
Rooms	731	734	(0.4)%
Mall	531	507	4.7%
Food and beverage	298	304	(2.0)%
Convention, ferry, retail and other	230	304	(24.3)%
Total net revenues	$8,808	$8,665	1.7%

Net revenues were US$8.81 billion for the year ended December 31, 2019, an increase of 1.7% compared to US$8.67 billion for the year ended December 31, 2018. Net revenues increased in the casino and mall business categories as we continued to enjoy market-leading visitation in Macao and focused on driving the high-margin mass market gaming business, while providing luxury amenities and high service levels to our VIP and premium players.

Casino Revenues. Our net casino revenues for the year ended December 31, 2019 were US$7.02 billion, an increase of 3.0%, compared to US$6.82 billion for the year ended December 31, 2018. The increase was primarily attributable to an increase of US$148 million at The Plaza Macao driven by higher win percentage in VIP gaming as well as higher business volume in both VIP and mass gaming, and an increase of US$111 million at The Parisian Macao driven by higher win percentage and business volume in mass gaming. The following table summarizes the results of our casino activity:

	Year ended December 31,
	2019	2018	Change
	(US$ in millions)
The Venetian Macao
Total net casino revenues	$2,875	$2,829	1.6%
Non-Rolling Chip drop	9,275	9,068	2.3%
Non-Rolling Chip win percentage	26.2%	24.7%	1.5 pts
Rolling Chip volume	25,715	32,148	(20.0)%
Rolling Chip win percentage(i)	3.29%	3.55%	(0.26) pts
Slot handle	3,952	3,303	19.6%
Slot hold percentage	4.8%	4.6%	0.2 pts
Sands Cotai Central
Total net casino revenues	$1,541	$1,622	(5.0)%
Non-Rolling Chip drop	6,586	6,722	(2.0)%
Non-Rolling Chip win percentage	22.7%	21.4%	1.3 pts
Rolling Chip volume	5,364	10,439	(48.6)%
Rolling Chip win percentage(i)	3.36%	3.59%	(0.23) pts
Slot handle	4,107	4,811	(14.6)%
Slot hold percentage	4.2%	3.9%	0.3 pts
The Parisian Macao
Total net casino revenues	$1,376	$1,265	8.8%
Non-Rolling Chip drop	4,522	4,323	4.6%
Non-Rolling Chip win percentage	23.1%	21.1%	2.0 pts
Rolling Chip volume	16,121	19,049	(15.4)%
Rolling Chip win percentage(i)	3.43%	3.19%	0.24 pts
Slot handle	4,217	4,837	(12.8)%
Slot hold percentage	3.7%	2.9%	0.8 pts
The Plaza Macao
Total net casino revenues	$650	$502	29.5%
Non-Rolling Chip drop	1,473	1,365	7.9%
Non-Rolling Chip win percentage	24.4%	24.9%	(0.5) pts
Rolling Chip volume	13,368	13,100	2.0%
Rolling Chip win percentage(i)	3.88%	2.95%	0.93 pts
Slot handle	518	565	(8.3)%
Slot hold percentage	6.0%	6.1%	(0.1) pts
Sands Macao
Total net casino revenues	$576	$598	(3.7)%
Non-Rolling Chip drop	2,634	2,565	2.7%
Non-Rolling Chip win percentage	18.3%	18.4%	(0.1) pts
Rolling Chip volume	4,605	5,705	(19.3)%
Rolling Chip win percentage(i)	2.52%	3.12%	(0.60) pts
Slot handle	2,596	2,569	1.1%
Slot hold percentage	3.3%	3.1%	0.2 pts
______________________
(i)     This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with our loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Room Revenues. Room revenues for the year ended December 31, 2019 were US$731 million, a decrease of 0.4%, compared to US$734 million for the year ended December 31, 2018. The decrease was primarily driven by fewer rooms available at Sands Cotai Central due to the construction work related to The Londoner Macao Hotel room conversion program. The following table summarizes the results of our room activity:

	Year ended December 31,
	2019	2018	Change
	(US$ in millions, except average daily rate and revenue per available room)
The Venetian Macao
Total room revenues	$222	$223	(0.4)%
Occupancy rate	95.9%	95.9%	—pts
Average daily rate (in US$)	227	225	0.9%
Revenue per available room (in US$)	217	216	0.5%
Sands Cotai Central
Total room revenues	$320	$331	(3.3)%
Occupancy rate	96.8%	94.8%	2.0pts
Average daily rate (in US$)	160	157	1.9%
Revenue per available room (in US$)	155	149	4.0%
The Parisian Macao
Total room revenues	$130	$124	4.8%
Occupancy rate	97.2%	96.3%	0.9pts
Average daily rate (in US$)	159	155	2.6%
Revenue per available room (in US$)	155	149	4.0%
The Plaza Macao
Total room revenues	$41	$39	5.1%
Occupancy rate	91.3%	88.7%	2.6pts
Average daily rate (in US$)	332	323	2.8%
Revenue per available room (in US$)	303	286	5.9%
Sands Macao
Total room revenues	$18	$17	5.9%
Occupancy rate	99.8%	98.6%	1.2pts
Average daily rate (in US$)	175	164	6.7%
Revenue per available room (in US$)	175	162	8.0%

Mall Revenues. Mall revenues for the year ended December 31, 2019 were US$531 million, an increase of 4.7%, compared to US$507 million for the year ended December 31, 2018. The increase was primarily driven by increased base rent from Shoppes at Venetian and increased turnover rent from Shoppes at Four Seasons. The following table summarizes the results of our mall activity:

	Year ended December 31,
	2019	2018	Change
	(US$ in millions, except per square foot amount)
Shoppes at Venetian
Total mall revenues	$254	$233	9.0%
Mall gross leasable area (in square feet)	812,938	813,376	(0.1)%
Occupancy	91.4%	90.3%	1.1 pts
Base rent per square foot (in US$)	277	263	5.3%
Tenant sales per square foot (in US$)(i)	1,709	1,746	(2.1)%
Shoppes at Cotai Central(ii)
Total mall revenues	$71	$69	2.9%
Mall gross leasable area (in square feet)	525,222	519,681	1.1%
Occupancy	90.1%	91.5%	(1.4) pts
Base rent per square foot (in US$)	107	108	(0.9)%
Tenant sales per square foot (in US$)(i)	934	892	4.7%
Shoppes at Parisian
Total mall revenues	$53	$57	(7.0)%
Mall gross leasable area (in square feet)	295,920	295,915	—%
Occupancy	86.2%	89.8%	(3.6) pts
Base rent per square foot (in US$)	149	156	(4.5)%
Tenant sales per square foot (in US$)(i)	785	649	21.0%
Shoppes at Four Seasons
Total mall revenues	$151	$145	4.1%
Mall gross leasable area (in square feet)	242,425	241,548	0.4%
Occupancy	95.0%	99.0%	(4.0) pts
Base rent per square foot (in US$)	544	460	18.3%
Tenant sales per square foot (in US$)(i)	5,478	4,373	25.3%
______________________
Note: This table excludes the results of our mall operations at Sands Macao.
(i)Tenant sales per square foot reflect sales from tenants only after the tenant has been open for a period of 12 months.
(ii)The Shoppes at Cotai Central will be rebranded to the Shoppes at Londoner and feature up to approximately 600,000 square feet of gross leasable area upon completion of all phases of Sands Cotai Central’s renovation, rebranding and expansion to The Londoner Macao.
Food and beverage revenues. Food and beverage revenues for the year ended December 31, 2019 were US$298 million, a decrease of 2.0%, compared to US$304 million for the year ended December 31, 2018. The decrease was primarily driven by lower business volume for banquet and beverage operations.
Convention, ferry, retail and other revenues. Convention, ferry, retail and other revenues for the year ended December 31, 2019 were US$230 million, a decrease of 24.3%, compared to US$304 million for the year ended December 31, 2018. The decrease was primarily driven by decreased business volume in ferry operation impacted by the Hong Kong-Zhuhai-Macao Bridge opening in October 2018 and the on-going situation in Hong Kong since June 2019, as well as the receipt of insurance proceeds during the year ended December 31, 2018, related to Typhoon Hato and Typhoon Mangkhut.

Operating Expenses
Our operating expenses consisted of the following:

	Year ended December 31,
	2019	2018	Percent Change
	(US$ in millions)
Casino	$4,226	$4,216	0.2%
Rooms	190	185	2.7%
Mall	55	53	3.8%
Food and beverage	258	252	2.4%
Convention, ferry, retail and other	178	212	(16.0)%
Provision for expected credit losses, net	24	9	166.7%
General and administrative	698	672	3.9%
Corporate	129	125	3.2%
Pre-opening	23	5	360.0%
Depreciation and amortization	706	655	7.8%
Impairment loss on property and equipment	65	—	100.0%
Net foreign exchange losses	(35)	(4)	775.0%
Loss on disposal of property and equipment, investment properties and intangible assets	16	131	(87.8)%
Total operating expenses	$6,533	$6,511	0.3%

Operating expenses were US$6.53 billion for the year ended December 31, 2019, largely consistent compared to US$6.51 billion for the year ended December 31, 2018.
Casino expenses for the year ended December 31, 2019 were US$4.23 billion, largely consistent compared to US$4.22 billion for the year ended December 31, 2018.
Room expenses for the year ended December 31, 2019 were US$190 million, an increase of 2.7%, compared to US$185 million for the year ended December 31, 2018. The increase was primarily driven by increases in payroll and other operating expenses on amenities to enhance guest experience.
Mall expenses for the year ended December 31, 2019 were US$55 million, an increase of 3.8%, compared to US$53 million for the year ended December 31, 2018. The increase was primarily driven by increases in payroll and common area maintenance cost.
Food and beverage expenses for the year ended December 31, 2019 were US$258 million, an increase of 2.4%, compared to US$252 million for the year ended December 31, 2018. The increase was primarily driven by an increase in payroll expenses.
Convention, ferry, retail and other expenses for the year ended December 31, 2019 were US$178 million, a decrease of 16.0% compared to US$212 million for the year ended December 31, 2018. The decrease was primarily driven by decreases in repairs and maintenance expenses and other operating expenses for our ferry operation as a result of reduced sailings during the year.
Provision for expected credit losses, net for the year ended December 31, 2019 were US$24 million, an increase of 166.7% compared to US$9 million for the year ended December 31, 2018. The increase was primarily driven by increased provision for premium players.
General and administrative expenses were US$698 million for the year ended December 31, 2019, an increase of 3.9% compared to US$672 million for the year ended December 31, 2018. The increase was primarily driven by increases in payroll and related costs and information technology-related expenses.
Corporate expenses were US$129 million for the year ended December 31, 2019, an increase of 3.2% compared to US$125 million for the year ended December 31, 2018. The increase was primarily driven by an increase in royalty fees due to increased revenues for the operation of The Venetian Macao and The Plaza Macao.
Pre-opening expenses were US$23 million for the year ended December 31, 2019, compared to US$5 million for the year ended December 31, 2018. The increase was primarily driven by branding campaign fees for The Londoner Macao.

Depreciation and amortization expense was US$706 million for the year ended December 31, 2019, an increase of 7.8%, compared to US$655 million for the year ended December 31, 2018. The increase was primarily due to an increase of US$20 million from the acceleration of depreciation on certain assets to be replaced in conjunction with The Londoner Macao project, as well as driven by the addition of gaming equipment.
Impairment loss on property and equipment of US$65 million for the year ended December 31, 2019 resulted from the decrease in volume of passengers in our ferry operations.
Net foreign exchange gains for the year ended December 31, 2019 were US$35 million and were primarily associated with U.S. dollar denominated debt. This compared with net foreign exchange gains of US$4 million for the year ended December 31, 2018.
Loss on disposal of property and equipment, investment properties and intangible assets was US$16 million for the year ended December 31, 2019, compared with a loss of US$131 million for the year ended December 31, 2018. The decrease was primarily due to a loss on asset disposals related to the preparation of the construction site for The Grand Suites at Four Seasons in 2018.

Adjusted Property EBITDA
The following table summarizes information related to our segments for the periods indicated:

	Year ended December 31,
	2019	2018	Percent Change
	(US$ in millions)
The Venetian Macao	$1,407	$1,378	2.1%
Sands Cotai Central	726	759	(4.3)%
The Parisian Macao	544	484	12.4%
The Plaza Macao	345	262	31.7%
Sands Macao	175	178	(1.7)%
Ferry and other operations	(4)	18	(122.2)%
Total Adjusted Property EBITDA	$3,193	$3,079	3.7%

Adjusted property EBITDA for the year ended December 31, 2019 increased 3.7% to US$3.19 billion, compared to US$3.08 billion for the year ended December 31, 2018. The increase was driven by the revenue increases in casino and mall business categories. The management team continues to focus on operational efficiencies and cost control measures throughout both the gaming and non-gaming areas of the business, maintaining a market-leading Adjusted Property EBITDA.

Interest Expense
The following table summarizes information related to interest expense for the periods indicated:

	Year ended December 31,
	2019	2018	Percent Change
	(US$ in millions)
Interest and other finance costs	$289	$229	26.2%
Less: interest capitalized	(9)	(4)	125.0%
Interest expense, net	$280	$225	24.4%

Interest expense, net of amounts capitalized, was US$280 million for the year ended December 31, 2019, compared to US$225 million for the year ended December 31, 2018. The increase was primarily due to a US$60 million increase in interest and other finance costs, primarily driven by a US$168 million increase in interest expense of Senior Notes issued in August 2018, partially offset by an US$18 million increase in net interest income related to interest rate swaps and an US$85 million decrease in interest expense for the 2016 VML Credit Facility repaid in August 2018. Our weighted average interest rate for the year ended December 31, 2019 was approximately 5.1%, compared to 4.6% for the year ended December 31, 2018. The weighted average interest rates are calculated based on total interest expense (including amortization of deferred financing costs, standby fees and other financing costs and interest capitalized) and total weighted average borrowings.

Profit

Profit for the year ended December 31, 2019 was US$2.03 billion, an increase of 8.4%, compared to US$1.87 billion for the year ended December 31, 2018.

Year ended December 31, 2018 compared to year ended December 31, 2017

Net Revenues
Our net revenues consisted of the following:

	Year ended December 31,
	2018	2017	Percent Change
	(US$ in millions)
Casino	$6,816	$5,880	15.9%
Rooms	734	651	12.7%
Mall	507	479	5.8%
Food and beverage	304	292	4.1%
Convention, ferry, retail and other	304	284	7.0%
Total net revenues	$8,665	$7,586	14.2%

Net revenues were US$8.67 billion for the year ended December 31, 2018, an increase of 14.2%, compared to US$7.59 billion for the year ended December 31, 2017. Net revenues increased in all business categories, mainly driven by an increase in visitation as well as growth in the overall Macao gaming market. We continued to enjoy market-leading visitation in Macao and focused on driving the high-margin mass market gaming business, while providing luxury amenities and high service levels to our VIP and premium players.

Casino Revenues. Our net casino revenues for the year ended December 31, 2018 were US$6.82 billion, an increase of 15.9%, compared to US$5.88 billion for the year ended December 31, 2017. The increase was mainly attributable to revenue increases across all properties, especially at The Venetian Macao, as a result of strong growth in both the VIP and mass segments. Strong results in our properties on Cotai continue to demonstrate the competitive advantage of our integrated resort business model. The following table summarizes the results of our casino activity:

	Year ended December 31,
	2018	2017	Change
	(US$ in millions)
The Venetian Macao
Total net casino revenues	$2,829	$2,362	19.8%
Non-Rolling Chip drop	9,068	7,399	22.6%
Non-Rolling Chip win percentage	24.7%	25.2%	(0.5) pts
Rolling Chip volume	32,148	26,239	22.5%
Rolling Chip win percentage(i)	3.55%	3.34%	0.21 pts
Slot handle	3,303	2,929	12.8%
Slot hold percentage	4.6%	5.3%	(0.7) pts
Sands Cotai Central
Total net casino revenues	$1,622	$1,433	13.2%
Non-Rolling Chip drop	6,722	5,996	12.1%
Non-Rolling Chip win percentage	21.4%	20.7%	0.7 pts
Rolling Chip volume	10,439	10,621	(1.7)%
Rolling Chip win percentage(i)	3.59%	3.09%	0.50 pts
Slot handle	4,811	4,802	0.2%
Slot hold percentage	3.9%	4.1%	(0.2) pts
The Parisian Macao
Total net casino revenues	$1,265	$1,120	12.9%
Non-Rolling Chip drop	4,323	3,973	8.8%
Non-Rolling Chip win percentage	21.1%	19.6%	1.5 pts
Rolling Chip volume	19,049	18,275	4.2%
Rolling Chip win percentage(i)	3.19%	3.14%	0.05 pts
Slot handle	4,837	3,729	29.7%
Slot hold percentage	2.9%	3.3%	(0.4) pts
The Plaza Macao
Total net casino revenues	$502	$391	28.4%
Non-Rolling Chip drop	1,365	1,284	6.3%
Non-Rolling Chip win percentage	24.9%	22.7%	2.2 pts
Rolling Chip volume	13,100	10,040	30.5%
Rolling Chip win percentage(i)	2.95%	2.59%	0.36 pts
Slot handle	565	436	29.6%
Slot hold percentage	6.1%	7.4%	(1.3) pts
Sands Macao
Total net casino revenues	$598	$574	4.2%
Non-Rolling Chip drop	2,565	2,457	4.4%
Non-Rolling Chip win percentage	18.4%	19.0%	(0.6)pts
Rolling Chip volume	5,705	4,309	32.4%
Rolling Chip win percentage(i)	3.12%	2.79%	0.33 pts
Slot handle	2,569	2,420	6.2%
Slot hold percentage	3.1%	3.3%	(0.2) pts
______________________
(i)     This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with our loyalty program and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Room Revenues. Room revenues for the year ended December 31, 2018 were US$734 million, an increase of 12.7%, compared to US$651 million for the year ended December 31, 2017. The increase was primarily driven by increased demand and higher average daily rate at The Venetian Macao and Sands Cotai Central. During the year ended December 31, 2018, there were approximately 18% fewer average rooms available at The Parisian Macao compared to the year ended December 31, 2017, due to the construction work that was underway to combine and convert standard rooms to suites. The following table summarizes the results of our room activity:

	Year ended December 31,
	2018	2017	Change
	(US$ in millions, except average daily rate and revenue per available room)
The Venetian Macao
Total room revenues	$223	$179	24.6%
Occupancy rate	95.9%	91.4%	4.5 pts
Average daily rate (in US$)	225	214	5.1%
Revenue per available room (in US$)	216	196	10.2%
Sands Cotai Central
Total room revenues	$331	$291	13.7%
Occupancy rate	94.8%	86.6%	8.2 pts
Average daily rate (in US$)	157	149	5.4%
Revenue per available room (in US$)	149	129	15.5%
The Parisian Macao
Total room revenues	$124	$128	(3.1)%
Occupancy rate	96.3%	90.4%	5.9 pts
Average daily rate (in US$)	155	141	9.9%
Revenue per available room (in US$)	149	128	16.4%
The Plaza Macao
Total room revenues	$39	$34	14.7%
Occupancy rate	88.7%	82.1%	6.6 pts
Average daily rate (in US$)	323	343	(5.8)%
Revenue per available room (in US$)	286	281	1.8%
Sands Macao
Total room revenues	$17	$19	(10.5)%
Occupancy rate	98.6%	97.7%	0.9 pts
Average daily rate (in US$)	164	188	(12.8)%
Revenue per available room (in US$)	162	184	(12.0)%

Mall Revenues. Mall revenues for the year ended December 31, 2018 increased 5.8%, to US$507 million, compared to US$479 million for the year ended December 31, 2017. The increase was primarily driven by increased turnover fees from Shoppes at Four Seasons, Shoppes at Venetian and Shoppes at Cotai Central, as well as the additional retail space available at Shoppes at Cotai Central. The following table summarizes the results of our mall activity on Cotai:

	Year ended December 31,
	2018(i)	2017	Change
	(US$ in millions, except per square foot amount)
Shoppes at Venetian
Total mall revenues	$233	$219	6.4%
Mall gross leasable area (in square feet)	813,376	786,429	3.4%
Occupancy	90.3%	97.2%	(6.9) pts
Base rent per square foot (in US$)	263	247	6.5%
Tenant sales per square foot (in US$)(ii)	1,746	1,389	25.7%
Shoppes at Cotai Central(iii)
Total mall revenues	$69	$63	9.5%
Mall gross leasable area (in square feet)	519,681	424,309	22.5%
Occupancy	91.5%	93.5%	(2.0) pts
Base rent per square foot (in US$)	108	113	(4.4)%
Tenant sales per square foot (in US$)(ii)	892	744	19.9%
Shoppes at Parisian
Total mall revenues	$57	$66	(13.6)%
Mall gross leasable area (in square feet)	295,915	300,218	(1.4)%
Occupancy	89.8%	93.4%	(3.6) pts
Base rent per square foot (in US$)	156	218	(28.4)%
Tenant sales per square foot (in US$)(ii)	649	574	13.1%
Shoppes at Four Seasons
Total mall revenues	$145	$131	10.7%
Mall gross leasable area (in square feet)	241,548	257,859	(6.3)%
Occupancy	99.0%	99.6%	(0.6) pts
Base rent per square foot (in US$)	460	456	0.9%
Tenant sales per square foot (in US$)(ii)	4,373	3,500	24.9%
______________________
(i)Excludes the results of our mall operations at Sands Macao.
(ii)Tenant sales per square foot reflects sales from tenants only after the tenant has been opened for a period of 12 months.
(iii)The Shoppes at Cotai Central will be rebranded to the Shoppes at Londoner and feature up to approximately 600,000 square feet of gross leasable area upon completion of Sands Cotai Central’s renovation, rebranding and expansion to The Londoner Macao.
Food and beverage revenues. Food and beverage revenues for the year ended December 31, 2018 increased 4.1%, to US$304 million, compared to US$292 million for the year ended December 31, 2017. The increase was primarily driven by an increase in property visitation.
Convention, ferry, retail and other revenues. Convention, ferry, retail and other revenues for the year ended December 31, 2018 were US$304 million, an increase of 7.0%, compared to US$284 million for the year ended December 31, 2017. The increase was primarily attributable to an insurance recovery for business interruption caused by Typhoons Hato and Mangkhut.

Operating Expenses
Our operating expenses consisted of the following:

	Year ended December 31,
	2018	2017	Percent Change
	(US$ in millions)
Casino	$4,216	$3,646	15.6%
Rooms	185	176	5.1%
Mall	53	53	—%
Food and beverage	252	241	4.6%
Convention, ferry, retail and other	212	209	1.4%
Provision for credit losses, net	9	4	125.0%
General and administrative	672	657	2.3%
Corporate	125	121	3.3%
Pre-opening	5	7	(28.6)%
Depreciation and amortization	655	676	(3.1)%
Net foreign exchange (gains) losses	(4)	11	(136.4)%
Loss on disposal of property and equipment, investment properties and intangible assets	131	12	991.7%
Total operating expenses	$6,511	$5,813	12.0%

Operating expenses were US$6.51 billion for the year ended December 31, 2018, an increase of 12.0%, compared to US$5.81 billion for the year ended December 31, 2017. The increase in operating expenses was primarily due to increases of business volumes across all business categories.
Casino expenses for the year ended December 31, 2018 were US$4.22 billion, an increase of 15.6%, compared to US$3.65 billion for the year ended December 31, 2017. The increase was primarily due an increase in gaming taxes as a result of increased casino revenues.
Room expenses for the year ended December 31, 2018 were US$185 million, an increase of 5.1%, compared to US$176 million for the year ended December 31, 2017. The increase was mainly driven by increases in payroll and other operating expenses as a result of higher hotel occupancy.
Food and beverage expenses for the year ended December 31, 2018 were US$252 million, an increase of 4.6%, compared to US$241 million for the year ended December 31, 2017. The increase was primarily driven by increases in cost of sales and payroll consistent with higher business volumes.
Convention, ferry, retail and other expenses for the year ended December 31, 2018 were US$212 million, an increase of 1.4% compared to US$209 million for the year ended December 31, 2017. The increase was primarily driven by higher fuel costs for our ferry operations.
Provision for credit losses, net for the year ended December 31, 2018 were US$9 million, an increase of 125.0% compared to US$4 million for the year ended December 31, 2017. The increase was primarily driven by increased provision for premium direct players.
General and administrative expenses were US$672 million for the year ended December 31, 2018, an increase of 2.3% compared to US$657 million for the year ended December 31, 2017. The increase was primarily driven by increase in payroll and related costs and information technology-related expenses.
Corporate expenses were US$125 million for the year ended December 31, 2018, an increase of 3.3% compared to US$121 million for the year ended December 31, 2017. The increase was primarily driven by an increase in royalty fees due to increased revenues for the operation of The Venetian Macao, The Plaza Macao and Sands Macao.
Depreciation and amortization expense was US$655 million for the year ended December 31, 2018, a decrease of 3.1%, compared to US$676 million for the year ended December 31, 2017. During the year ended December 31, 2017, the Group completed an evaluation of the estimated useful lives of its property and equipment and investment properties and determined changes to the useful lives of certain assets were appropriate. These changes in estimated useful lives of the assets were accounted for as changes in accounting estimates beginning on July 1, 2017. The impact of this change for the year ended December 31, 2018 was a decrease in depreciation expense of US$82 million. The aforementioned decrease was partially offset by a US$70 million increase due to the acceleration of depreciation on certain assets to be disposed of in conjunction with The Londoner Macao project.
Net foreign exchange gains for the year ended December 31, 2018 were US$4 million and were primarily associated with U.S. dollar denominated debt. This compared with net foreign exchange losses of US$11 million for the year ended December 31, 2017.
Loss on disposal of property and equipment, investment properties and intangible assets was US$131 million for the year ended December 31, 2018, compared with a loss of US$12 million for the year ended December 31, 2017. The increase was primarily due to US$128 million of assets disposed of related to The Grand Suites at Four Seasons.

Adjusted Property EBITDA

The following table summarizes information related to our segments for the periods indicated:

	Year ended December 31,
	2018	2017	Percent Change
	(US$ in millions)
The Venetian Macao	$1,378	$1,137	21.2%
Sands Cotai Central	759	633	19.9%
The Parisian Macao	484	412	17.5%
The Plaza Macao	262	233	12.4%
Sands Macao	178	174	2.3%
Ferry and other operations	18	22	(18.2)%
Total Adjusted Property EBITDA	$3,079	$2,611	17.9%

Adjusted Property EBITDA for the year ended December 31, 2018 increased 17.9% to US$3.08 billion, compared to US$2.61 billion for the year ended December 31, 2017. The increase was driven by the revenue increases in all business categories. The management team continues to focus on operational efficiencies and cost control measures throughout both the gaming and non-gaming areas of the business, maintaining a market-leading Adjusted Property EBITDA.

Interest Expense

The following table summarizes information related to interest expense for the periods indicated:

	Year ended December 31,
	2018	2017	Percent Change
	(US$ in millions)
Interest and other finance costs	$229	$155	47.7%
Less: interest capitalized	(4)	(2)	100.0%
Interest expense, net	$225	$153	47.1%

Interest expense, net of amounts capitalized, was US$225 million for the year ended December 31, 2018, compared to US$153 million for the year ended December 31, 2017. The increase was primarily due to a US$74 million increase in interest and other finance costs, primarily driven by a US$112 million increase in interest expense of Senior Notes issued in August 2018, partially offset by US$9 million of net interest income related to interest rate swaps and a US$32 million decrease in interest expense of the 2016 VML Credit Facility repaid in August 2018. Our weighted average interest rate for the year ended December 31, 2018 was approximately 4.6%, compared to 3.3% for the year ended December 31, 2017. The weighted average interest rates are calculated based on total interest expense (including amortization of deferred financing costs, standby fees and other financing costs and interest capitalized) and total weighted average borrowings.

Profit
Profit for the year ended December 31, 2018 was US$1.87 billion, an increase of 17.0%, compared to US$1.60 billion for the year ended December 31, 2017.

Reconciliation of Non-IFRS Financial Measures
The following table presents a reconciliation of Adjusted Property EBITDA to profit attributable to equity holders of the Company for the periods presented:

	Year ended December 31,			Six months ended June 30,
	2017	2018	2019	2019	2020
	(US$ in millions)
Profit (loss) attributable to equity holders of the Company	$1,603	$1,875	$2,033	$1,067	$(716)
Income tax expense (benefit)	22	(7)	—	(6)	—
Loss on modification or early retirement of debt	—	81	—	—	—
Interest expense, net of amount capitalized	153	225	280	147	116
Interest income	(5)	(20)	(38)	(21)	(9)
Loss on disposal of property and equipment, investment properties and intangible assets	12	131	16	3	7
Impairment loss on property and equipment	—	—	65	—	—
Net foreign exchange losses (gains)	11	(4)	(35)	(12)	(20)
Depreciation and amortization	676	655	706	364	338
Pre-opening expense	7	5	23	10	5
Corporate expense	120	125	129	66	28
Share-based compensation, net of amount capitalized	12	13	14	7	8
Adjusted Property EBITDA	$2,611	$3,079	$3,193	$1,625	$(243)

Additional Information Regarding our Retail Mall Operations
The following tables summarize the results of our mall operations on Cotai for the six months ended June 30, 2020 and June 30, 2019:

	Shoppes at Venetian	Shoppes at Four Seasons	Shoppes at Cotai Central	Shoppes at Parisian	Total
	(US$ in millions)
For the six months ended June 30, 2020
Mall revenues:
Minimum rents(i)	$97	$60	$19	$18	$194
Overage rents	1	1	2	—	4
Rent concessions(ii)	(68)	(40)	(14)	(13)	(135)
Total overage rents and rent concessions	(67)	(39)	(12)	(13)	(131)
CAM, levies and direct recoveries	17	5	9	5	36
Total mall revenues	47	26	16	10	99
Mall operating expenses:
Common area maintenance	6	2	3	2	13
Marketing and other direct operating expenses	3	1	1	2	7
Mall operating expenses	9	3	4	4	20
Property taxes(iii)	1	—	—	—	1
Provision for credit losses	1	—	1	1	3
Mall-related expenses(iv)	$11	$3	$5	$5	$24
For the six months ended June 30, 2019
Mall revenues:
Minimum rents(i)	$96	$55	$19	$20	$190
Overage rents	5	2	4	—	11
CAM, levies and direct recoveries	17	5	9	6	37
Total mall revenues	118	62	32	26	238
Mall operating expenses:
Common area maintenance	8	3	4	3	18
Marketing and other direct operating expenses	3	1	1	2	7
Mall operating expenses	11	4	5	5	25
Recovery of credit losses	—	—	—	(1)	(1)
Mall-related expenses(iv)	$11	$4	$5	$4	$24
_______________________

Note: These tables exclude the results of our mall operations at Sands Macao.
(i)Minimum rents include base rents and straight-line adjustments of base rents.
(ii)Rent concessions were provided to tenants as a result of the COVID-19 Pandemic and the impact on mall operations.
(iii)Commercial property that generates rental income is exempt from property tax for the first six years for newly constructed buildings in Cotai. Each property is also eligible to obtain an additional six-year exemption, provided certain qualifications are met. To date, The Venetian Macao, The Plaza Macao, Sands Cotai Central and The Parisian Macao have obtained a second exemption. The exemption for The Venetian Macao and The Plaza Macao expired in August 2019 and August 2020, respectively, and the exemption for Sands Cotai Central and The Parisian Macao will be expiring in December 2027 and September 2028, respectively.
(iv)Mall-related expenses consist of common area maintenance ("CAM"), marketing fees and other direct operating expenses, property taxes and provision for credit losses, but excludes depreciation and amortization and general and administrative costs.

The following tables summarize the results of our mall operations on Cotai for the years ended December 31, 2019, 2018 and 2017:

	Shoppes at Venetian	Shoppes at Four Seasons	Shoppes at Cotai Central	Shoppes at Parisian	Total
	(US$ in millions)
For the year ended December 31, 2019
Mall revenues:
Minimum rents(i)	$194	$110	$39	$37	$380
Overage rents	26	31	14	3	74
CAM, levies and direct recoveries	34	10	18	13	75
Total mall revenues	254	151	71	53	529
Mall operating expenses:
Common area maintenance	16	6	8	6	36
Marketing and other direct operating expenses	8	3	3	5	19
Mall operating expenses	24	9	11	11	55
Property taxes(ii)	1	—	—	—	1
Provision for doubtful accounts	—	1	—	—	1
Mall-related expenses(iii)	$25	$10	$11	$11	$57
For the year ended December 31, 2018
Mall revenues:
Minimum rents(i)	$180	$110	$38	$42	$370
Overage rents	21	25	14	3	63
CAM, levies and direct recoveries	32	10	17	12	71
Total mall revenues	233	145	69	57	504
Mall operating expenses:
Common area maintenance	15	6	7	6	34
Marketing and other direct operating expenses	9	3	3	4	19
Mall operating expenses	24	9	10	10	53
Provision for doubtful accounts	—	—	1	1	2
Mall-related expenses(iii)	$24	$9	$11	$11	$55
For the year ended December 31, 2017
Mall revenues:
Minimum rents(i)	$175	$113	$39	$52	$379
Overage rents	12	8	5	2	27
CAM, levies and direct recoveries	32	10	19	12	73
Total mall revenues	219	131	63	66	479
Mall operating expenses:
Common area maintenance	15	5	7	6	33
Marketing and other direct operating expenses	8	4	3	5	20
Mall operating expenses	23	9	10	11	53
Provision for doubtful accounts	—	—	1	2	3
Mall-related expenses(iii)	$23	$9	$11	$13	$56
_______________________
Note: These tables exclude the results of our mall operations at Sands Macao.
(i)Minimum rents include base rents and straight-line adjustments of base rents.
(ii)Commercial property that generates rental income is exempt from property tax for the first six years for newly constructed buildings in Cotai. Each property is also eligible to obtain an additional six-year exemption, provided certain qualifications are met. To date, The Venetian Macao, The Plaza Macao, Sands Cotai Central and The Parisian Macao have obtained a second exemption. The second exemption for The Venetian Macao and The Plaza Macao expired in August 2019 and August 2020, respectively, and the exemption for Sands Cotai Central and The Parisian Macao, will be expiring in December 2027 and September 2028, respectively.
(iii)Mall-related expenses consist of CAM, marketing fees and other direct operating expenses, property taxes and provision for credit losses, but exclude depreciation and amortization and general and administrative costs.

It is common in the mall operating industry for companies to disclose mall net operating income (“NOI”) as a useful supplemental measure of a mall’s operating performance. Because NOI excludes general and administrative expenses, interest expense, impairment losses, depreciation and amortization, gains and losses from property dispositions, allocations to noncontrolling interests and provision for income taxes, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates and operating costs.
In the tables above, we believe taking total mall revenues less mall-related expenses provides an operating performance measure for our malls. Other mall operating companies may use different methodologies for deriving mall-related expenses. As such, this calculation may not be comparable to the NOI of other mall operating companies.

Taxation
According to the gaming subconcession granted by the Macao government and the relevant legislation, we are required to pay a special gaming tax of 35% on gross gaming revenues. We are also required to contribute 4% of gross gaming revenues to utilities designated by the Macao government, a portion of which must be used for promotion of tourism in Macao.
In addition, we are subject to a 12% complementary tax on profit before income tax from gaming activities. In October 2013, we received an extension of our exemption from this complementary tax on gaming profits through the end of 2018. In August 2018, we were granted an additional extension through June 26, 2022.
We are also subject to a 12% complementary tax on dividend distributions to our shareholders from gaming profits. In May 2014, we entered into an agreement with the Macao government that requires us to make fixed annual payments in lieu of paying this 12% tax (“Shareholder Dividend Tax Agreement”) through the end of 2018. In April 2019, VML entered into another Shareholder Dividend Tax Agreement with the Macao government for an extension of the same arrangement through June 26, 2022, to correspond to the Macao complementary tax exemption on its gaming activities.
For additional details, see Note 2(q) and Note 9 to our audited consolidated financial statements included elsewhere in this prospectus.

Liquidity and Capital Resources

Capital Resources
We fund our operations through cash generated from our operations and our debt financing. As of June 30, 2020, we held cash and cash equivalents of US$1.61 billion. Such cash and cash equivalents were primarily held in HK$ and US$.
On June 4, 2020, we completed a private offering of US$800 million Outstanding 2026 Notes and US$700 million Outstanding 2030 Notes, in a transaction exempt from the registration under the Securities Act. The net proceeds to us from the issuance of the Outstanding Notes were approximately US$1.48 billion, after deducting the discounts of the initial purchasers and other offering expenses payable by us. We will use the net proceeds from the offering of the Outstanding Notes for incremental liquidity and general corporate purposes.
As of June 30, 2020, the Group had total liquidity of US$3.63 billion, consisting of US$1.61 billion of total cash and cash equivalents and US$2.02 billion of available borrowing capacity under the 2018 SCL Revolving Facility. The Group believes it will be able to support its continuing operations, complete the major construction projects that are underway, and respond to the current COVID-19 Pandemic challenges. The Group has taken various mitigating measures to manage through the current environment, including a cost and capital expenditure reduction program to minimize cash outflow of non-essential items. On April 17, 2020, the Company announced that the Board resolved not to recommend the payment of a final dividend in respect of the year ended December 31, 2019.
For further information on our capital structure, the types of capital instruments we use and our currency and interest rate structure, see Note 14(c), Note 19, Note 23, Note 29(a)(iii) and Note 29(b) to our audited consolidated financial statements included elsewhere in this prospectus.

Cash Flows—Summary
Our cash flows consisted of the following for the periods indicated:

	Year Ended December 31,			Six Months Ended June 30,
	2017	2018	2019	2019	2020
	(US$ in millions)
Net cash generated from (used in) operating activities	$2,626	$3,049	$2,812	$1,486	$(644)
Net cash used in investing activities	(461)	(513)	(715)	(201)	(561)
Net cash (used in) from financing activities	(2,207)	(1,099)	(2,312)	(2,178)	328
Net (decrease) increase in cash and cash equivalents	(42)	1,437	(215)	(893)	(877)
Cash and cash equivalents at beginning of period	1,284	1,239	2,676	2,676	2,471
Effect of exchange rate on cash and cash equivalents	(3)	—	10	2	(2)
Cash and cash equivalents at end of period	$1,239	$2,676	$2,471	$1,785	$1,592

Cash Flows—Operating Activities
We derive most of our operating cash flows from our casino, mall and hotel operations. Table games play at our properties is conducted on a cash and credit basis, while slot machine play is primarily conducted on a cash basis. Our rooms, food and beverage and other non-gaming revenues are conducted primarily on a cash basis or as a trade receivable, resulting in operating cash flows being generally affected by changes in operating income and accounts receivable.
Net cash used in operating activities for the six months ended June 30, 2020 was US$644 million, compared to US$1.49 billion of net cash generated from operating activities for the six months ended June 30, 2019. We derive most of our operating cash flows from our casino, mall and hotel operations. The decrease in net cash generated from operating activities of US$2.13 billion was primarily attributable to the impact of the COVID-19 Pandemic on our operations, which significantly reduced visitation to our properties and significantly decreased operating income during the first six months of 2020 as described above. The COVID-19 Pandemic also impacted our working capital, which was a cash outflow during the six months ended June 30, 2020 as the amount of receivables collected was less than the settlement of operating accrued liabilities and a reduction to outstanding chips.
Net cash generated from operating activities for the year ended December 31, 2019 decreased 7.8% to US$2.81 billion, compared to US$3.05 billion for the year ended December 31, 2018. The decrease in net cash generated from operating activities was primarily attributable to a lower benefit from our working capital accounts, partially offset by an increase in operating income.
Net cash generated from operating activities for the year ended December 31, 2018 increased 16.1% to US$3.05 billion, compared to US$2.63 billion for the year ended December 31, 2017. The increase in net cash generated from operating activities was primarily attributable to the increase in operating income, partially offset by a lower benefit from our working capital accounts.

Cash Flows—Investing Activities
Net cash used in investing activities for the six months ended June 30, 2020 was US$561 million and was primarily attributable to capital expenditures for the major development projects. Capital expenditures for the six months ended June 30, 2020, totaled US$571 million, include US$368 million for Sands Cotai Central related primarily to The Londoner Macao, US$127 million for The Plaza Macao related primarily to The Grand Suites at Four Seasons, US$66 million for The Venetian Macao and US$10 million for our other operations, mainly at The Parisian Macao and Sands Macao.
Net cash used in investing activities for the six months ended June 30, 2019 was US$201 million and was primarily attributable to capital expenditures for development projects, as well as maintenance capital spending. Capital expenditures for the six months ended June 30, 2019, totaled US$225 million, included US$107 million for Sands Cotai Central related primarily to The Londoner Macao, US$59 million for The Plaza Macao related primarily to the The Grand Suites at Four Seasons, US$38 million for The Venetian Macao, respectively, and US$21 million for our other operations, mainly at The Parisian Macao and Sands Macao.
Net cash used in investing activities for the year ended December 31, 2019 was US$715 million and was primarily attributable to capital expenditures for development projects, as well as maintenance capital spending.

Capital expenditures for the year ended December 31, 2019, totaled US$754 million, including US$296 million for The Plaza Macao, primarily related to The Grand Suites at Four Seasons, US$276 million for Sands Cotai Central, primarily related to The Londoner Macao project, US$131 million for The Venetian Macao and US$51 million for our other operations, mainly at The Parisian Macao and Sands Macao.
Net cash used in investing activities for the year ended December 31, 2018 was US$513 million and was primarily attributable to capital expenditures for development projects, as well as maintenance capital spending. Capital expenditures for the year ended December 31, 2018, totaled US$532 million, including US$179 million, US$130 million and US$130 million for construction and development activities at The Venetian Macao, Sands Cotai Central and The Parisian Macao, respectively, and US$93 million for projects mainly at The Plaza Macao and Sands Macao.
Net cash used in investing activities for the year ended December 31, 2017 was US$461 million and was primarily attributable to capital expenditures for development projects, as well as maintenance capital spending. Capital expenditures for the year ended December 31, 2017, totaled US$477 million, including US$204 million for construction activities at The Parisian Macao, and US$273 million for our operations, mainly at The Venetian Macao, Sands Cotai Central, The Plaza Macao and Sands Macao.

Cash Flows—Financing Activities
Net cash from financing activities for the six months ended June 30, 2020 was US$328 million, which was primarily attributable to US$1.50 billion in Senior Notes issuance, partially offset by US$1.03 billion in dividend payments and US$120 million in interest payment.
Net cash used in financing activities for the six months ended June 30, 2019 was US$2.18 billion, which was primarily attributable to US$2.05 billion in dividend payments and US$140 million in interest payment.
Net cash used in financing activities for the year ended December 31, 2019 was US$2.31 billion, which was primarily attributable to US$2.05 billion in dividend payments and US$274 million in interest payments, partially offset by proceeds from the exercise of share options amounting to US$28 million.
Net cash used in financing activities for the year ended December 31, 2018 was US$1.10 billion, which was primarily attributable to US$4.34 billion of net repayments on the 2016 VML Credit Facility, US$2.05 billion in dividend payments and US$218 million in interest and deferred financing costs payments, partially offset by US$5.5 billion proceeds from the issuance of the Senior Notes.
Net cash used in financing activities for the year ended December 31, 2017 was US$2.21 billion, which was primarily attributable to US$2.07 billion in dividend payments, US$128 million in interest payments and US$20 million of repayments on the 2016 Non-Extended VML Term Loans in accordance with the 2016 VML Credit Facility agreement. During the year ended December 31, 2017, the Group withdrew and fully repaid borrowings in aggregate principal amount of US$650 million under the 2016 VML Revolving Facility.

Capital Expenditures
The following table sets forth our capital expenditures, excluding capitalized interest and construction payables, for the periods indicated:

	Year Ended December 31,			Six Months Ended June 30,
	2017	2018	2019	2019	2020
	(US$ in millions)
The Venetian Macao	$152	$179	$131	$38	$66
Sands Cotai Central	84	130	276	107	368
The Parisian Macao	204	130	32	14	7
The Plaza Macao	22	63	296	59	127
Sands Macao	10	29	16	6	3
Ferry and other operations	5	1	3	1	—
Total capital expenditures	$477	$532	$754	$225	$571

Capital expenditures are used primarily for new projects and to renovate, upgrade and maintain existing properties.
Construction work on the conversion of Sands Cotai Central into the new integrated resort The Londoner Macao is progressing. The Londoner Macao will include some of London’s most recognizable landmarks such as the Houses of Parliament and the Big Ben. The resort will feature two hotels, the Londoner Court with approximately 370 luxury suites and The Londoner Macao Hotel with approximately 600 suites. Suites are being utilized as they are completed on a simulation basis for trial and feedback purposes. A number of new restaurants will open progressively from late 2020, our retail offerings will be expanded and rebranded as the Shoppes at Londoner. We expect the Londoner Court suites to be completed in late 2020, and overall The Londoner Macao project to be delivered in phases throughout 2020 and 2021.
Construction of The Grand Suites at Four Seasons is now complete and features 289 luxury suites. We have initiated approved gaming operations in this space and are utilizing suites on a simulation basis for trial and feedback purposes.
We anticipate the total costs associated with these development projects to be approximately US$2.2 billion. The ultimate costs and completion dates for these projects are subject to change as we complete construction. We expect to fund our developments through a combination of the remaining balance of the net proceeds from the issuance of the Outstanding Notes, borrowings from the 2018 SCL Revolving Facility and surplus from operating cash flows.

Off Balance Sheet Arrangements
We have not entered into any transactions with special purpose entities, nor have we engaged in any derivative transactions, other than interest rate swaps.

Contractual Obligations and Commitments
The following table sets forth our contractual obligations and commitments as of June 30, 2020:

	Payment Due by Period
	Rest of 2020	2021-2022	2023-2024	Thereafter	Total
	(US$ in millions)
Long-Term Debt Obligations
Senior Notes principal	$—	$—	$1,800	$5,200	$7,000
Senior Notes interest	155	680	595	717	2,147
Lease liabilities	7	31	13	307	358
Contractual Obligations
Macao Annual Premium(i)	21	63	—	—	84
Mall Deposits(ii)	35	60	25	9	129
Other(iii)	43	117	81	214	455
Total	$261	$951	$2,514	$6,447	$10,173
______________________
(i)In addition to the 39% gross gaming win tax in Macao (which is not included in this table as the amount we pay is variable in nature), we are required to pay an annual premium with a fixed portion and a variable portion, which is based on the number and type of gaming tables and gaming machines we operate. Based on the gaming tables and gaming machines in operation as of June 30, 2020, the annual premium payable to the Macao government is approximately $42 million through the termination of the gaming subconcession in June 2022.
(ii)Mall deposits consist of refundable security deposits received from mall tenants.
(iii)Primarily consists of all other non-cancellable contractual obligations and primarily relates to certain hotel and restaurant management and service agreements. The amounts exclude open purchase orders with our suppliers that have not yet been received as these agreements generally allow us the option to cancel, reschedule and adjust terms based on our business needs prior to the delivery of goods or performance of services.

Contingent Liabilities
We have contingent liabilities arising in the ordinary course of business. Management has made estimates for potential litigation costs based upon consultation with legal counsel. Actual results could differ from these estimates; however, in the opinion of management, such litigation and claims will not have a material adverse effect on our financial position, results of operations or cash flows.

Quantitative and Qualitative Disclosure about Market Risk
Market risk is the risk of loss arising from adverse changes in market rates and prices, such as interest rates, foreign currency exchange rates and commodity prices. Our primary exposure to market risk is interest rate risk associated with our long-term debt and interest rate swap contracts and foreign currency exchange rate risk associated with our operations, which we may manage through the use of futures, options, caps, forward contracts and similar instruments. We do not hold or issue financial instruments for trading purposes and do not enter into derivative transactions that would be considered speculative positions. Our derivative financial instruments currently consist of interest rate swap contracts on certain fixed-rate long-term debt, which have been designated as hedging instruments for accounting purposes.
As of June 30, 2020, the estimated fair value of our fixed rate long-term debt was approximately US$7.49 billion, compared to its carrying value of US$7.0 billion. The estimated fair value of our fixed rate long-term debt is based on level 2 inputs (quoted prices in markets that are not active). A change in interest rates on fixed rate long-term debt impacts its fair value. A hypothetical 100 basis points change in market rates would cause the fair value of the fixed rate long-term borrowings to change by US$373 million.
The total notional amount of our fixed-to-variable interest rate swaps was US$5.50 billion as at June 30, 2020 and expired in August 2020. The fair value of the interest rate swaps, on a stand-alone basis, as at June 30, 2020, was an asset of US$73 million. As these interest rate swaps terminated in August 2020 and the final rate set was completed in May 2020, there will be no impact on these interest rate swaps from future changes in interest rates.
Foreign currency transaction gains for the six months ended June 30, 2020 was US$20 million, primarily due to U.S. dollar denominated debt held in Macao. We may be vulnerable to changes in the U.S. dollar/pataca exchange rates. Based on balances as of June 30, 2020, a hypothetical 1% weakening of the U.S. dollar/ pataca exchange rate would cause a foreign currency transaction loss of approximately $57 million. The pataca is pegged to the Hong Kong dollar and the Hong Kong dollar is pegged to the U.S. dollar (within a narrow range); therefore, we do not expect fluctuations in the values of these currencies to have a material impact on operations We maintain a significant amount of our operating funds in the same currencies in which we have obligations thereby reducing our exposure to currency fluctuations. See Note 29 to our audited consolidated financial statements included elsewhere in this prospectus.

BUSINESS
Overview
We are the leading developer, owner and operator of large-scale integrated resorts in Macao, as measured by Adjusted Property EBITDA for the year ended December 31, 2019. In 2019, we welcomed approximately 98 million leisure and business visits at our properties on Cotai and on the Macao Peninsula.
Our founder, Chairman and Chief Executive Officer, Mr. Sheldon G. Adelson, began investing in Macao in 2002 after receiving a gaming subconcession to operate casino games and other games of chance in Macao. His vision and goal was to develop large-scale integrated resorts with a variety of world-class amenities and create an international tourism destination. This helped achieve Macao’s objective for long-term economic diversification and growth in tourism.
Today, with nearly 30 million square feet of interconnected facilities on Cotai, we are the largest integrated resorts operator in Macao. Our integrated resorts not only offer gaming areas, but also the most four- and five-star rated hotel rooms compared to any other single developer in the market. Our integrated resorts also collectively feature the largest capacity in meeting space, convention and exhibition halls, retail and dining areas and entertainment venues. We believe our integrated resorts are unique in Macao and differentiate us from our competitors due to size and scale, range of non-gaming amenities, and focus on leisure and business tourism.
Macao is the largest gaming market in the world based on casino gaming revenue and is the only location in China to offer legalized casino gaming. VML, our subsidiary, holds one of six concessions or subconcessions permitted by the Macao government to operate casinos or gaming areas.
We developed, own and operate The Venetian Macao, Sands Cotai Central, The Parisian Macao, The Plaza Macao and Sands Macao. We also own Cotai Expo, one of the largest convention and exhibition centers in Asia, as well as Macao’s largest entertainment venue, the Cotai Arena. Our properties collectively feature over 11,700 luxury suites and hotel rooms, approximately 150 different restaurants and food outlets, spas and theaters for live performances, as well as other integrated resort amenities.
Our integrated resort brands, including The Venetian Macao and The Parisian Macao, are aspirational and recognized throughout China and Asia for quality and service and leave a lasting impression on our customers. We believe The Venetian Macao is the most visited integrated resort in Asia, and since its opening in 2007, the property has received over 366 million visitations as of December 31, 2019. We estimate that since 2016, The Parisian Macao digital marketing and social media program has reached over 13 billion online impressions, including from platforms within China such as Sina Weibo.
We were the first developer in Macao to feature world-class global hospitality brands in our hotel offerings on Cotai, including the Four Seasons, St. Regis, Conrad and Sheraton.
Within our integrated resorts we also operate some of the largest and most profitable retail malls in Asia, showcasing over 780 shops occupying over 2 million square feet of retail space. Our retail malls showcase many global luxury designer brands as well as leading Asian retail brands.
We own and operate Cotai Water Jet, one of two major high speed ferry operators between Hong Kong and Macao, with 14 vessels facilitating leisure and business travelers to reach Macao from points in Hong Kong, including the Hong Kong International Airport.

Our Developments in Macao
In May 2004, we opened the Sands Macao, the first Las Vegas style resort in Macao, which was designed for the mass market segment of leisure tourism. The Sands Macao currently contains a mix of gaming areas for mass market, VIP and premium players, entertainment and dining facilities, and hotel suites.
In August 2007, we opened The Venetian Macao, the flagship property of our Cotai Strip development. The Venetian Macao is a themed, large-scale integrated resort, with 2,905 luxury hotel suites, more than 340 retail shops in one of the largest shopping malls in Asia with 943,000 square feet of retail space, approximately 60 restaurants and food outlets, and a state-of-the-art live performance theater with 1,800 seats. In addition, The Venetian Macao contains the Cotai Arena, a 15,000-seat venue directly adjacent to and which adjoins the Cotai Expo and hosts a wide range of entertainment and sporting events each year. The Cotai Expo is a 1.2 million square foot MICE facility, which includes exhibition and meeting space, including one of the largest column-free ballrooms in Asia.
In August 2008, we opened The Plaza Macao, a boutique luxury integrated resort featuring the Four Seasons Hotel Macao with 360 luxury suites, the Shoppes at Four Seasons with nearly 140 shops from the world’s leading luxury retail brands, and the Plaza Casino. In July 2009, we completed and introduced our ultra-exclusive Paiza Mansions at The Plaza Macao.

Since April 2012, Sands Cotai Central has opened in phases. The property features four hotel towers: the first hotel tower, which opened in April 2012, consisting of 659 five-star rooms and suites under the Conrad brand and approximately 600 London-themed suites upon completion of The Londoner Macao Hotel; the second hotel tower, which opened in September 2012, consisting of 1,842 rooms and suites under the Sheraton brand; the third hotel tower, which opened in January 2013, consisting of 2,126 rooms and suites under the Sheraton brand; and the fourth tower, which opened in December 2015, consisting of 400 rooms and suites under the St. Regis brand. Sands Cotai Central also has approximately 369,000 square feet of meeting space, a 1,701-seat theater and approximately 525,000 square feet of retail space with more than 140 stores and over 40 restaurants and food outlets.
In September 2016, we opened The Parisian Macao, a themed, iconic, “must-see” integrated resort connected to The Venetian Macao and The Plaza Macao, which includes a 248,000 square foot casino, a hotel with approximately 2,500 rooms and suites, retail, entertainment, dining and meeting facilities. The Parisian Macao features a half size replica of the Eiffel Tower, providing a landmark attraction to visitors.
In 2017, we announced the renovation, expansion and rebranding of Sands Cotai Central into a new destination integrated resort, The Londoner Macao, by adding extensive thematic elements both externally and internally. The Londoner Macao will feature new attractions and features from London, including some of London’s most recognizable landmarks, such as the Houses of Parliament and Big Ben. The resort will feature two new hotels, the Londoner Court with approximately 370 luxury suites, and The Londoner Macao Hotel with approximately 600 suites. Suites are being utilized as they are completed on a simulation basis for trial and feedback purposes. A number of new restaurants will open progressively from late 2020. Our retail offerings will be expanded and rebranded as the Shoppes at Londoner. We expect the Londoner Court suites to be completed in late 2020, and overall The Londoner Macao project to be delivered in phases throughout 2020 and 2021.
Construction of The Grand Suites at Four Seasons is now complete and features 289 luxury suites. We have initiated approved gaming operations in this space and are utilizing suites on a simulation basis for trial and feedback purposes.
The completion dates for these projects are subject to change as we complete construction. See “Risk Factors—Risks Related to Our Business—There are significant risks associated with our construction projects.”
Our business strategy is to develop Cotai and to leverage our large-scale integrated resort business model to create Asia’s premier gaming, leisure, convention and meetings destination. Our interconnected integrated resorts, which have a wide range of branded hotel and resort offerings, are designed to attract different segments of the market throughout the year. We believe our business strategy and development plan will allow us to achieve more consistent demand, longer average length of stay in our hotels, more diversified sources of revenue and higher margins than gaming-centric facilities.

Key Strengths
We believe we have a number of key strengths that differentiate our business from our competitors, including:

High quality and diverse range of integrated resort offerings with substantial non-gaming amenities
Our integrated resorts feature non-gaming attractions and amenities including world-class entertainment, expansive retail offerings and market-leading MICE facilities. These attractions and amenities enhance the appeal of our integrated resorts, contributing to visitation, length of stay and customer spending at our resorts. As of December 31, 2019, our hotel inventory represented approximately 46% of the total Macao competitor hotel inventory. The broad appeal of our market-leading integrated resort offerings in Macao enables us to serve the broadest array of customer segments in the Macao market.

Substantial and diversified sources of cash flow from existing operations
We generated a market-leading US$3,193 million of Adjusted Property EBITDA during the year ended December 31, 2019 from gaming and non-gaming sources, including retail, hotel, food and beverage, entertainment and MICE business. Approximately 29% of our departmental profit was generated by non-gaming offerings for the year ended December 31, 2019.

Market leadership in the growing high-margin mass market gaming segment
We focus on the high-margin mass gaming segment, which has grown at a CAGR in excess of 10% since fiscal year 2015. During the twelve months ended December 31, 2019, we had the highest percentage of gaming win from mass tables and slots of the Macao operators, with approximately 29% market share. Our management estimates our mass market table revenues typically generate a gross margin that is approximately four times higher than the gross margin on our typical VIP table revenues.

Established brands with broad regional and international market awareness and appeal
Our brands, including The Venetian Macao, The Parisian Macao, Sands Macao, Cotai Expo, Cotai Arena and Cotai Water Jet enjoy broad regional and international market awareness and appeal. We welcomed approximately 98 million visits to our property portfolio in 2019. We believe The Venetian Macao is the most visited integrated resort in Macao, and attracts broad brand awareness both regionally and globally. We estimate that since 2016, The Parisian Macao digital marketing and social media program has reached over 13 billion online impressions, including from platforms within China such as Sina Weibo.

Experienced management team with a proven track record
Mr. Sheldon G. Adelson is our founder, Chairman and Chief Executive Officer. Mr. Adelson’s business career spans more than seven decades and has included creating and developing to maturity numerous companies. Mr. Adelson created the MICE-based integrated resort and pioneered its development in the Las Vegas and Singapore markets, as well as in Macao, where he planned and developed the Cotai Strip. Dr. Wong Ying Wai (Wilfred), our President, Mr. Chum Kwan Lock (Grant), our Chief Operating Officer, Mr. Sun MinQi (Dave), our Chief Financial Officer, and Mr. Dylan James Williams, our General Counsel and Company Secretary, have substantial business experience and have successfully contributed to the execution of our operating strategies.

Unique MICE and entertainment facilities
Our market-leading MICE and entertainment facilities contribute to Macao’s diversification and appeal to business and leisure travelers while diversifying our cash flows and increasing revenues and profit. Our approximately 1.7 million square feet of MICE space is specifically designed to meet the needs of meeting planners and corporate events and trade show organizers from around the world. Our experience and expertise in this industry continues to drive leisure and business tourism to Macao. Since opening in 2007, our 15,000-seat Cotai Arena has established itself as one of the top live entertainment venues in Southern China. The theaters at The Venetian Macao, Sands Cotai Central and The Parisian Macao offer a variety of ticketed events. The live entertainment program at our properties is a key traffic driver and has established the Company as the leader in the field of tourism and leisure activities.

Significant benefits from our on-going relationship with LVS
Sands China is approximately 70% owned by Las Vegas Sands, the world’s leading developer and operator of MICE-based integrated resorts. The operating experience of Las Vegas Sands in developing and operating MICE-based integrated resorts in the Las Vegas, Singapore and Macao markets is a significant benefit to us.

Business Strategies
Building on our key strengths, we seek to enhance our position as the leading developer and operator of integrated resorts and casinos in Macao by continuing to implement the following business strategies:
Developing and diversifying our integrated resort offerings on Cotai to include a full complement of products and services to cater to different market segments. Our development on Cotai includes four integrated resorts, MICE space, additional retail, dining and entertainment facilities and a range of hotel offerings to cater to different segments of the market. In addition to The Venetian Macao and The Parisian Macao hotel rooms, we have Four Seasons, Conrad, Sheraton and St. Regis branded suites and hotel rooms. We are able to leverage the recognition and the sales, marketing and reservation capabilities of these premier hotel brands to attract a wide range of customers in different market segments to our properties. We believe our partnerships with renowned hotel management partners, our diverse integrated resort offerings and the convenience and accessibility of our properties will continue to increase the appeal of our properties to both the business and leisure customer segments.
Leveraging our scale of operations to create and maintain an absolute cost advantage. Management expects to benefit from lower unit costs due to the economies of scale inherent in our operations. Opportunities for lower unit costs include, but are not limited to, lower utility costs; more efficient staffing of hotel and gaming operations; and centralized transportation, marketing and sales, and procurement. In addition, our scale allows us to consolidate certain administrative functions.
Focusing on the high-margin mass market gaming segment, while continuing to provide luxury amenities and high service levels to our VIP and premium players. Our properties cater not only to VIP and premium players, but also to mass market customers, which comprise our most profitable gaming segment. We believe the mass market segment will continue to have long-term growth as a result of the introduction of more high-quality gaming facilities and non-gaming amenities into the market. Our management estimates our mass market table revenues typically generate a gross margin that is approximately four times higher than the gross margin on our typical VIP table revenues.
Identifying targeted investment opportunities to drive growth across our portfolio. We will continue to invest in the expansion of our facilities and the enhancement of the leisure and business tourism appeal of our Cotai property portfolio. Our planned development projects include the renovation, expansion and rebranding of Sands Cotai Central into The Londoner Macao, the addition of suites at The Grand Suites at Four Seasons and at the Londoner Court and the conversion of the prior Holiday Inn-branded rooms and suites into suites in The Londoner Macao Hotel.

Industry
The disruptions arising from the COVID-19 Pandemic has impacted the Macao gaming industry in the first six months of 2020. The Macao government announced total gross gaming revenues in Macao were US$4.2 billion for the six months ended June 30, 2020, a 77.3% decrease compared to the six months ended June 30, 2019. In addition, total visitation to Macao for the six months ended June 30, 2020 was 3.3 million, a 83.9% decrease compared to the six months ended June 30, 2019. The duration and intensity of this global health emergency and related disruptions is uncertain.
According to Macao government statistics that are issued publicly on a monthly basis by DICJ, annual gaming revenues were US$36.6 billion in 2019, a 3.5% decrease compared to 2018.
In 2019, approximately 39 million visitors were welcomed in Macao and we expect Macao will continue to experience meaningful long-term growth. We believe this growth will be driven by a variety of factors, including the movement of Chinese citizens to urban centers in China, continued growth of the Chinese outbound tourism market, the increased utilization of existing transportation infrastructure, the introduction of new transportation infrastructure and the continued increase in hotel room inventory in Macao and neighboring Hengqin Island. These factors should help increase the critical mass on Cotai and further drive Macao’s transformation into a leading business and leisure tourism hub in Asia.
We believe the development of additional integrated resort products in Macao will also drive a higher demand for gaming products. Table games are the dominant form of gaming in Asia with Baccarat being the most popular game. Historically, VIP baccarat has generated the majority of gaming revenue in Macao. In 2019, however, according to DICJ statistics, the mass gaming and slot segments represented 54% of the market revenue due to the increasing range of mass gaming and slot products offered on Cotai. We expect this trend to continue and thereby intend to introduce more modern and popular products catering to this growing customer segment. Furthermore, continued improvement in our high-quality gaming product offerings has enabled us to capture a meaningful share of the overall Macao gaming market across all player segments.

Proximity to Major Asian Cities
Visitors from Hong Kong, Southeast China, Taiwan and other locations in Asia can reach Macao in a relatively short time, using a variety of transportation methods, and visitors from more distant locations in Asia can take advantage of short travel times by air to Zhuhai, Shenzhen, Guangzhou or Hong Kong, followed by a road, ferry or helicopter trip to Macao. In addition, numerous air carriers fly directly to Macau International Airport from many major cities in Asia.
Macao draws a significant number of customers who are visitors or residents of Hong Kong. One of the major methods of transportation to Macao from Hong Kong is the jetfoil ferry service, including our ferry services, Cotai Water Jet. The Hong Kong-Zhuhai-Macao Bridge (the “HZMB”) which connects Hong Kong, Macao and Zhuhai has reduced the travel time between Hong Kong and Macao from one hour by ferry to approximately 45 minutes on the road. The HZMB is part of the Greater Bay Area Initiatives and plays a key role in connecting the cities in the Greater Bay Area, facilitating the visitation to Macao. Macao is also accessible from Hong Kong by helicopter.

Our Properties and Projects
Our operations consist of The Venetian Macao, Sands Cotai Central, The Parisian Macao and The Plaza Macao on Cotai and the Sands Macao on the Macao Peninsula, along with other operations that support these properties, including our high-speed Cotai Water Jet ferry service operating between Hong Kong and Macao.

The following table sets forth data on our existing operations as of June 30, 2020:

	The Venetian Macao	Sands Cotai Central	The Parisian Macao	The Plaza Macao	Sands Macao	Total
Opening date	August 2007	April 2012(i)	September 2016	August 2008	May 2004
Hotel rooms and suites	2,841	5,621	2,333	360	238	11,393
Paiza suites	64	—	208	—	51	323
Paiza mansions	—	—	—	19	—	19
MICE (square feet)	1,200,000	369,000	63,000	28,000	—	1,660,000
Theater (seats)	1,800	1,701	1,200	—	650	5,351
Arena (seats)	15,000	—	—	—	—	15,000
Total retail (square feet).	943,000	525,000	296,000	242,000	50,000	2,056,000
Number of shops	345	143	146	137	10	781
Number of restaurants and food outlets(ii)	59	46	24	8	10	147
Total gaming facility (square feet)	374,000	351,000	248,000	127,000	212,000	1,312,000
Gaming units:
Tables(iii)	670	329	308	185	193	1,685
Slots(iv)	670	311	559	18	366	1,924
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(i)Sands Cotai Central consists of the Conrad tower, the first Sheraton tower, the second Sheraton tower, and the St. Regis tower, which opened in April 2012, September 2012, January 2013 and December 2015, respectively. Sands Cotai Central will be rebranded as The Londoner Macao to be completed in phases throughout 2020 and 2021. The hotel rooms above reflect approximately 600 suites in The Londoner Macao Hotel upon completion of The Londoner Macao room conversion program.
(ii)Includes the restaurants and food outlets which are temporary closed in response to the COVID-19 Pandemic.
(iii)Permanent table count as of June 30, 2020.
(iv)The number of slot machines, as of June 30, 2020 compared to December 31, 2019, reduced significantly as a result of the COVID-19 Pandemic social distancing requirements.

The Venetian Macao

In August 2007, we opened The Venetian Macao, the anchor property of our Cotai Strip development and is conveniently located approximately three kilometres from the Taipa Ferry Terminal on Macao’s Taipa Island, and ten kilometres from the bridge linking Hong Kong, Macao and Zhuhai. As of June 30, 2020, The Venetian Macao included approximately 374,000 square feet of gaming space comprising the exclusive VIP rooms and expansive mass market gaming floor.
As of June 30, 2020, The Venetian Macao featured 670 table games and 670 slot machines or similar electronic gaming devices. The mass market gaming floor is divided into four uniquely designed areas: Red Dragon, Golden Fish, Phoenix and Imperial House. The Venetian Macao, with a theme similar to The Venetian Las Vegas, features replicas of many famous sites in the Italian city of Venice, including St. Mark’s Square, the Campanile Tower and Doge’s Palace. For the six months ended June 30, 2020, The Venetian Macao had visitation of approximately 5.3 million.
In addition to gaming facilities, The Venetian Macao features a 39-floor five-star hotel tower with 2,841 standard hotel suites and 64 Paiza suites. Standard suites consist of a raised sleeping area and bathroom as well as a sunken living/working area. We believe these designs respond to the needs of regional leisure and business travelers as well as patrons, and help prolong the stay of leisure or business visitors in Macao, as typically seen in Las Vegas. The 64 Paiza suites range from 2,300 to 8,000 square feet. Each Paiza suite in The Venetian Macao offers a living room, a dining room, at least two bedrooms and private concierge service. Some larger suites include a private massage room, gym, pool and media/karaoke room.
The Venetian Macao also provides a broad selection of entertainment options and amenities that caters the mass market customers, including families, and also targets VIP and premium players with bespoke products and services, such as the Paiza Club. The Venetian Macao has approximately 943,000 square feet of unique retail shopping at the

Shoppes at Venetian with more than 340 stores featuring many international brands and home to approximately 60 restaurants and food outlets featuring an international assortment of cuisines. Visitors and guests can access the Shoppes at Venetian from several different locations, including the main road through Cotai, the Shoppes at Four Seasons, The Venetian Macao hotel and The Venetian Macao gaming floor. Retail offerings include a wide variety of selections, ranging from well-known international brands such as Furla, Hugo Boss, Coach, Polo Ralph Lauren, Armani Exchange and Jo Malone, to mid-level retail offerings such as Lululemon, Nike, Champion, Maje, Sandro and FILA. The mall has an extensive selection of high-end jewelry and watch retailers such as Rolex, Omega, Bvlgari, Tiffany & Co., Cartier, Breguet, Piaget and Chaumet.
The restaurants and stores are set along streetscapes reminiscent of the historical streetscapes in Venice. The common areas within the retail space include St. Mark’s Square and three indoor canals with gondola rides, similar to the Grand Canal Shoppes in Las Vegas.
Furthermore, The Venetian Macao features a convention center and meeting room complex of approximately 1.2 million square feet, Cotai Expo. These MICE facilities provide a flexible and expansive space that can be configured to provide small, mid-size or large meeting rooms and/or accommodate large-scale multi-media events or trade shows. MICE events typically take place on weekdays to attract business travelers during the slower mid-week periods while leisure travelers occupy our properties during the weekends. The Venetian Macao also has a 15,000-seat arena, the Cotai Arena, which has hosted a wide range of entertainment and sporting events, and a 1,800-seat theater.

Sands Cotai Central

Sands Cotai Central is located across the street from The Venetian Macao, The Parisian Macao and The Plaza Macao and is our largest integrated resort on Cotai. Sands Cotai Central opened in phases since April 2012. The property features four hotel towers: the first hotel tower, which opened in April 2012, consisting of 659 five-star rooms and suites under the Conrad brand and approximately 600 London-themed suites upon completion of The Londoner Macao Hotel; the second hotel tower, which opened in September 2012, consisting of 1,842 rooms and suites under the Sheraton brand; the third hotel tower, which opened in January 2013, consisting of 2,126 rooms and suites under the Sheraton brand; and the fourth tower, which opened in December 2015, consisting of 400 rooms and suites under the St. Regis brand. Sands Cotai Central currently operates approximately 351,000 square feet of gaming space, with 329 table games and 311 slot machines or similar electronic gaming devices, and includes exclusive VIP rooms designed for VIP and premium players. Sands Cotai Central also has approximately 369,000 square feet of meeting space, a 1,701-seat theater and approximately 525,000 square feet of retail space with more than 140 stores and over 40 restaurants and food outlets. For the six months ended June 30, 2020, Sands Cotai Central had a total visitation of approximately 3.1 million.
We previously announced the renovation, expansion and rebranding of Sands Cotai Central into a new destination integrated resort, The Londoner Macao, by adding extensive thematic elements both externally and internally. The Londoner Macao will include some of London’s most recognizable landmarks such as the Houses of Parliament and Big Ben. The resort will feature two new hotels, the Londoner Court with approximately 370 luxury suites, and The Londoner Macao Hotel with approximately 600 suites. Suites are being utilized as they are completed on a simulation basis for trial and feedback purposes. A number of new restaurants will open progressively from late 2020. Our retail offerings will be expanded and rebranded as the Shoppes at Londoner. We expect the Londoner Court suites to be completed in late 2020, and overall The Londoner Macao project to be delivered in phases throughout 2020 and 2021.

The Parisian Macao

On September 13, 2016, we opened The Parisian Macao, a themed, iconic, “must-see” integrated resort connected to The Venetian Macao and The Plaza Macao, which includes approximately 248,000 square feet of gaming space with 308 table games and 559 slot machines or similar electronic gaming devices. The Parisian Macao also features approximately 2,500 elegantly appointed rooms and suites and the Shoppes at Parisian comprising of approximately 296,000 square feet of unique retail shopping with approximately 140 stores featuring many international brands and home to 24 restaurants and food outlets featuring an international assortment of cuisines. Other non-gaming amenities at The Parisian Macao include a meeting room complex of approximately 63,000 square feet and a 1,200-seat theater. Directly in front of The Parisian Macao, and connected via a covered walk-way to the main building, is a half-scale authentic re-creation of the Eiffel Tower containing a viewing platform and restaurant. For the six months ended June 30, 2020, The Parisian Macao had a total visitation of approximately 1.8 million.

The Plaza Macao

In August 2008, we opened The Plaza Macao, which is located adjacent to The Venetian Macao and has approximately 127,000 square feet of gaming space with 185 table games and 18 slot machines or similar electronic gaming devices at its Plaza Casino. The Plaza Macao also has 360 elegantly appointed rooms and suites managed by FS Macau Lda., several food and beverage offerings, and conference and banquet facilities. The Shoppes at Four Seasons includes approximately 242,000 square feet of retail space and is connected to the Shoppes at Venetian. The Plaza Macao also features 19 ultra-exclusive Paiza Mansions, which are individually designed and made available by invitation only. For the six months ended June 30, 2020, The Plaza Macao had a total visitation of approximately 3.8 million.
Construction of The Grand Suites at Four Seasons is now complete and features 289 luxury suites. We have initiated approved gaming operations in this space and are utilizing suites as they are completed on a simulation basis for trial and feedback purposes.

Sands Macao

We opened the Sands Macao in May 2004. The Sands Macao was the first Las Vegas-style casino in Macao and currently contains a mix of gaming areas for mass market, VIP and premium players, and entertainment and dining facilities, and hotel suites. The Sands Macao is situated on the Macao Peninsula near the Macau Maritime Ferry Terminal, on a waterfront parcel centrally located between the Gongbei border gate and the central business district in Macao. This location provides Sands Macao access to a large customer base, particularly the visitors who travelled to Macao by sea arriving at the Taipa Ferry Terminal, the Macau Maritime Ferry Terminal or the Inner Harbor. For the six months ended June 30, 2020, the Sands Macao had a total visitation of approximately 0.8 million.
As of June 30, 2020, the Sands Macao features 289 suites, which are furnished with modern amenities. The Sands Macao also included approximately 212,000 square feet of gaming space and had 193 table games and 366 slot machines or similar electronic gaming devices.
In addition to gaming facilities and hotel accommodations, the Sands Macao also includes restaurants, spa facilities, entertainment areas and other amenities. The dining venues feature popular regional cuisine and include a Cantonese restaurant, and an upscale western-style steakhouse.

Other Operations

As part of our goal to drive visitation to Cotai and improve the customer experience in Macao, we have made targeted investments to facilitate the development of Macao’s transportation network. Our transportation operations comprise of the high-speed Cotai Water Jet ferry services between Hong Kong and Macao, Cotai Limo services, Cotai Shuttle bus services, airplane services for VIP and premium players, and travel agencies.
Cotai Water Jet Ferry Services. In November 2007, we launched our high-speed Cotai Water Jet ferry services with our fleet of 14 ferries between the Hong Kong Macau Ferry Terminal and the Taipa Ferry Terminal near our Cotai Strip development.
The Hong Kong government temporarily closed the Hong Kong China Ferry Terminal in Kowloon on January 30, 2020 and the Hong Kong Macau Ferry Terminal in Hong Kong on February 4, 2020. In response, the Company suspended its Macao ferry operations between Macao and Hong Kong. From June 17, 2020 until July 16, 2020, Cotai Water Jet operated a special sailing service between the Taipa Ferry Terminal and Hong Kong International Airport to facilitate the return of Macao residents from overseas and to enable the return of those located in Macao to their place of origin. The timing and manner in which the Company’s normal ferry operations will be able to resume are currently unknown.
The Cotai Water Jet ferry services are fully managed and operated on our behalf by Chu Kong High-Speed Ferry Co., Ltd. of Hong Kong, through catamarans owned by our wholly-owned indirect subsidiaries within the group. Each custom-built catamaran has the capacity to carry more than 400 passengers and operate at top speeds of approximately 42 knots.
We operate our ferry services pursuant to a renewed 10-year license granted by the Macao government on November 8, 2019 with an expiry on January 13, 2030.
CotaiLimo Services. Our Cotai Limo service fleet consists of over 95 limousines. It operates 24/7 and includes twenty-five signature vehicles (Rolls-Royce Phantom EWB), which are provided on an exclusive basis to our VIP and premium players. Fleet deployment is managed through a centralized dispatch office for all pre-booked services, while additional vehicles are stationed at various locations to provide “on demand” services.
CotaiShuttle Bus Services. We operate a fleet of 185 (67 owned, 118 leased) complimentary shuttle buses as of June 30, 2020. Prior to COVID-19 Pandemic, these shuttle buses transport passengers between our properties and the Macau Maritime Ferry Terminal, the Taipa Ferry Terminal and the Macau International Airport every five to ten minutes during peak periods. These shuttle buses are also supported by an additional 30 coaches available on request to serve when demand increases. The Cotai Shuttle also runs to and from two border checkpoints with mainland China, the Border Gate and Cotai Frontier Post, transporting visitors directly to and between our properties every five to ten minutes during peak periods. The services between the Taipa Ferry Terminal and our properties provide a connecting service for all Cotai Water Jet ferry arrivals and direct visitors to our properties. In addition, a complimentary shuttle bus service operates between our Cotai properties, Wynn Palace, Studio City, City of Dreams, MGM Cotai and Galaxy Macau to enhance the overall Cotai experience. All of these routes maintain a regular schedule, although the exact operating hours are dependent on the specific route. Most routes operate at a minimum of 15 hours every day. As a result of the COVID-19 Pandemic, the aforementioned routes have been temporarily suspended as of June 30, 2020.
Airplane Services. Through a shared services agreement with LVS, we have access to a fleet of 20 corporate configured airplanes, two of which are currently stationed in Asia and Europe. All airplanes are owned by LVS or by various related entities of our controlling shareholder and are operated by Sands Aviation, LLC, an affiliate of our Company. We can deploy these airplanes to bring VIP and premium players from around the globe to our properties.
CotaiTicketing. Ticketing was established in 2007 to provide ticketing services for events at our properties. Cotai Ticketing currently sells tickets for events at the Cotai Arena, The Venetian Theatre, The Parisian Theatre, Sands Theatre, The Venetian Macao and Sands Cotai Central ballrooms, as well as Cotai Water Jet ferry tickets. Cotai Ticketing has seven permanent box office locations across the properties and a call center based in Macao with three language options and direct phone numbers for Asian and North American countries. We also sell tickets online 24/7 at our website www.CotaiTicketing.com. This website is available in two languages—English and Simplified Chinese.
Travel Agencies. We have our own travel agencies, CotaiTravel in Macao and Sands Resorts Travel Limited in Hong Kong. We have also developed partnerships with a large number of tour and travel companies throughout Asia. These agencies provide reservations for accommodation, travel to Macao and for various shows and other activities and entertainment amenities at our properties.
Retail Mall Operations. We own and operate retail malls at our integrated resorts at The Venetian Macao, Sands Cotai Central, The Parisian Macao, The Plaza Macao and Sands Macao. Upon completion of all phases of Sands Cotai Central’s renovation, rebranding and expansion to The Londoner Macao, we will own approximately 2.1 million square feet of gross retail space.
Management believes being in the retail mall business and, specifically, owning some of the largest retail properties in Asia will provide meaningful value for us, particularly as the retail market in Asia continues to grow.
Our malls are designed to complement our other unique amenities and service offerings provided by our integrated resorts. Our strategy is to seek out desirable tenants that appeal to our customers and provide a wide variety of shopping options. We generate our mall revenue primarily from leases with tenants through base minimum rents, overage rents and reimbursements for CAM and other expenditures. For further information related to the financial performance of our malls, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The tables below set forth certain information regarding our mall operations on Cotai as of June 30, 2020.

Mall Name	Total GLA(i)	Selected Significant Tenants
Shoppes at Venetian	812,934(ii)	Zara, Victoria’s Secret, UNIQLO, Tiffany & Co., Rolex, Omega, H&M, Michael Kors, Bvlgari, Polo Ralph Lauren, FURLA
Shoppes at Cotai Central	525,497(iii)	Marks & Spencer, Kid’s Cavern, Zara, Gucci, Nike, Chow Tai Fook, Apple, Bottega Veneta, Lululemon
Shoppes at Parisian	295,963	Alexander McQueen, Isabel Marant, Lanvin, Maje, Sandro, Zadig & Voltaire, Versace Jeans Couture, Antonia
Shoppes at Four Seasons	242,425	Cartier, Chanel, Louis Vuitton, Hermes, Gucci, Dior, Versace, Zegna, Loro Piana, Saint Laurent Paris, Balenciaga, Loewe
_______________________
(i)Represents Gross Leasable Area in square feet.
(ii)Excludes approximately 130,000 square feet of space on the fifth floor currently not on the market for lease.
(iii)The Shoppes at Cotai Central will feature up to an estimated 600,000 square feet of gross leasable area upon completion of all phases of Sands Cotai Central’s renovation, rebranding and expansion to The Londoner Macao.

The following table reflects our tenant representation by category for our mall operations as of June 30, 2020.

Category	Square Feet	% of Square Feet	Representative Tenants
Fashion (luxury, women’s, men’s, mixed)	535,725	33%	Louis Vuitton, Dior, Gucci, Versace, Chanel, Hermès, Balenciaga, Loewe
Restaurants and lounges	288,370	17%	Lei Garden, North, Lady M
Multi-Brands	251,147	15%	T Galleria by DFS, Duty Free America, The Atrium
Lifestyle, sports and entertainment	182,130	11%	Nike, Adidas, Lululemon, Under Armour
Fashion accessories and footwear	118,644	7%	Coach, Rimowa, Michael Kors, FURLA, Kate Spade
Jewelry and watches	101,295	6%	Bvlgari, Omega, Cartier, Rolex, Tiffany & Co.
Health and beauty	59,426	4%	The Body Shop, Sa Sa, L’Occitane, Jo Malone
Home furnishing and electronics	42,178	3%	Apple, Samsung, Zara Home
Banks and services	30,639	2%	Bank of China, ICBC, BNU
Specialty foods	18,932	1%	Godiva, Haagen Dazs, Venchi, Pastelaria Koi Kei
Arts and gifts	13,567	1%	Emporio di Gondola, Kid’s Cavern
Total	1,642,053	100%

Our Development Projects
As noted above, construction work on the conversion of Sands Cotai Central into the new integrated resort The Londoner Macao is progressing. The Londoner Macao will include some of London’s most recognizable landmarks such as the Houses of Parliament and Big Ben. The resort will feature two hotels, the Londoner Court with approximately 370 luxury suites and The Londoner Macao Hotel with approximately 600 suites. Suites are being utilized suites as they are completed on a simulation basis for trial and feedback purposes. A number of new restaurants will open progressively from late 2020, our retail offerings will be expanded and rebranded as the Shoppes at Londoner. Construction work on the conversion of Sands Cotai Central into the new integrated resort The Londoner Macao is progressing. We expect the Londoner Court suites to be completed in late 2020 and overall The Londoner Macao project to be delivered in phases throughout 2020 and 2021.
Construction of The Grand Suites at Four Seasons is now complete and features 289 luxury suites. We have initiated approved gaming operations in this space and are utilizing suites as they are completed on a simulation basis for trial and feedback purposes.
We anticipate the total costs associated with these development projects to be approximately US$2.2 billion. The ultimate costs and completion dates for these projects are subject to change as we complete construction. See “Risk Factors—Risks Related to Our Business—There are significant risks associated with our construction projects, which could have a material adverse effect on our financial condition, results of operations and cash flows.”

Our Land Concessions
We have received land concessions from the Macao government to build the Sands Macao and Parcels 1, 2, 3 and 5 and 6 on Cotai, the sites on which The Venetian Macao (Parcel 1), The Plaza Macao (Parcel 2), The Parisian Macao (Parcel 3) and Sands Cotai Central (Parcels 5 and 6) are located. We do not own these parcels; however, each land concession, which has an initial term of 25 years and is renewable at our option in accordance with Macao laws, grants us exclusive use of the land.
As specified in each land concession, we are required to pay premiums, which are either payable in a single lump sum upon acceptance of the land concession or in seven semi-annual installments, as well as annual rent for the term of the land concession, which may be revised every five years by the Macao government.

Advertising and Marketing
We advertise in many types of media, including television, internet (including search engines, e-mail, online advertising and social media), radio, newspapers, magazines and other out-of-home advertising (including billboards), to promote general market awareness of our properties as unique leisure, business and convention destinations due to our first-class hotels, casinos, retail stores, restaurants and other amenities. We actively engage in direct marketing as allowed in various geographic regions.
We maintain websites to allow our customers to make room and/or restaurant reservations, purchase show tickets and provide feedback. We also continue to enhance and expand our use of digital marketing and social media to promote our integrated resorts, events and special offers, cultivate customer relationships and provide information and updates regarding out corporate citizenship efforts, including our sustainability and corporate giving programs.

Intellectual Property
Our intellectual property portfolio currently consists of trademarks, copyrights, patents, domain names, trade secrets and other confidential and proprietary information. We believe that the name recognition, brand identification and image that we have developed through our intellectual properties attract customers to our facilities, drive customer loyalty and contribute to our success. We register and protect our intellectual property in the jurisdictions in which we operate or significantly advertise, as well as in countries in which we may operate in the future or wish to ensure protection of our rights.

Employees
We directly employ approximately 28,000 employees as of June 30, 2020, and hire additional temporary employees on an as-needed basis. Our employees are not covered by collective bargaining agreements. We believe that we have good relations with our employees.

Competition
Gaming in Macao is administered by the government through concessions awarded to three different Concessionaires and three Subconcessionaires, of which we are one. No additional concessions have been granted by the Macao government since 2002; however, if the Macao government were to allow additional gaming operators in Macao through the grant of additional concessions or subconcessions, we would face additional competition.
Sociedade de Jogos de Macau, S.A., a company incorporated under the laws of Macao (“SJM”), holds one of the three concessions (which expires in June 2022) and currently operates 20 facilities throughout Macao. SJM is the subsidiary of Sociedade de Turismo e Diversões de Macao (“STDM”) who was the sole gaming operator in Macao before the Macao government ended the monopoly in 2002. Most of its gaming facilities are relatively small-scaled and are offered as amenities in hotels; however, some are large-scaled operations, including the Lisboa hotel and the Grand Lisboa Hotel. SJM is currently developing the Grand Lisboa Palace, a 1,900-room resort on Cotai, which is scheduled to open in late 2020.
MGM Grand Paradise, S.A. (also known as MGM Grand Paradise Limited), a company incorporated under the laws of Macao (“MGM Grand Paradise”), a joint venture between MGM Resorts International and Pansy Ho Chiu-King, obtained a subconcession from SJM in April 2005 (which expires in June 2022), allowing the joint venture to conduct gaming operations in Macao. The MGM Macau opened in December 2007 and is located on the Macao Peninsula adjacent to the Wynn hotel in Macao. In February 2018, MGM Grand Paradise opened MGM Cotai, which includes approximately 1,400 hotel rooms and other non-gaming amenities and is located behind Sands Cotai Central.
Wynn Resorts (Macau), S.A., a company incorporated under the laws of Macao (“Wynn Resorts Macau”), a subsidiary of Wynn Resorts Limited, holds a concession (which expires in June 2022), owns and operates the Wynn hotel in Macao and Encore within the Wynn hotel, which opened in September 2006 and April 2010, respectively. In August 2016, Wynn Resorts Macau opened a 1,700-room integrated resort, Wynn Palace, located behind the City of Dreams and MGM Cotai.
In 2006, Melco Resorts (Macau), S.A., a company incorporated under the laws of Macao (“Melco”), purchased Wynn Resorts Macau’s subconcession right under its gaming concession (which expires in June 2022), which permitted Melco to receive a gaming subconcession from the Macao government. In May 2007, Melco opened the Crown Macau, later renamed Altira. In June 2009, Melco opened the City of Dreams, an integrated casino resort located adjacent to our Sands Cotai Central, which includes Nuwa, The Countdown Hotel, and Grand Hyatt Macau hotels. In October 2015, Melco opened its second casino resort on Cotai, Studio City; which includes 1,600 hotel rooms, restaurants, retail, convention and exhibition facilities and other resort attractions. Melco opened the fifth tower at City of Dreams, the 772-room Morpheus, in June 2018.
Galaxy Casino, S.A. (also known as Galaxy Casino Company Limited), a company incorporated under the laws of Macao (“Galaxy”), holds the third concession (which expires in June 2022) and has the ability to operate casino properties independent of our subconcession agreement with Galaxy and the Macao government. Galaxy currently operates six casinos in Macao, including StarWorld Hotel, which opened in October 2006; Galaxy hotel, which opened in May 2011 located near The Venetian Macao; and Broadway Hotel, which opened in May 2015. Additionally, in May 2015, Galaxy opened the second phase of its Galaxy Macau property on Cotai. The expansion includes JW Marriott Hotel and The Ritz-Carlton Macau, comprised of approximately 1,250 hotel rooms, as well as additional restaurants, retail and convention and exhibition facilities. Galaxy is currently developing the third phase of its Galaxy Macau property on Cotai.
Our operations also face competition from other gaming and resort destinations, both in Asia and globally.

Legal Proceedings
On January 19, 2012, Asian American Entertainment Corporation, Limited (“AAEC”) filed a claim with the Macao Judicial Court (Tribunal Judicial de Base) against VML, LVS Nevada, LVS LLC and Venetian Casino (collectively, the “Defendants”). The claim was for 3.0 billion patacas (approximately US$376 million at exchange rates in effect on June 30, 2020) as compensation for damages resulting from the alleged breach of agreements entered into between AAEC and the Defendants for their joint presentation of a bid in response to the public tender held by the Macao government for the award of gaming concessions at the end of 2001. On April 24, 2014, the Macao Judicial Court issued a decision holding that AAEC’s claim against VML is unfounded and that VML be removed as a party to the proceedings, and that the claim should proceed exclusively against the three U.S. Defendants. On May 8, 2014, AAEC lodged an appeal against that decision. On July 15, 2019, AAEC submitted a request to the Macao Judicial Court to increase the amount of its claim to 96.45 billion patacas (approximately US$12.08 billion at exchange rates in effect on June 30,2020), allegedly representing lost profits from 2004 to 2018 and reserving its right to claim for lost profits up to 2022 in due course at the enforcement stage. On September 4, 2019, the Macao Judicial Court allowed AAEC’s request to increase the claim, and on September 17, 2019 the U.S. Defendants appealed this decision, which appeal is currently pending. On June 18, 2020, the U.S. Defendants moved to reschedule the trial, which had been scheduled to begin on September 16, 2020, due to travel disruptions and other extraordinary circumstances resulting from the ongoing COVID-19 Pandemic. The Macao Judicial Court granted that motion and has rescheduled the trial to begin on June 16, 2021. This action is in a preliminary stage and management has determined based on proceedings to date that it is currently unable to determine the probability of the outcome of this matter or the range of reasonably possible loss, if any. The Company intends to defend this matter vigorously.
The Company is involved in other litigation in addition to those described above, arising in the ordinary course of business. Management has made certain estimates for potential litigation costs based upon consultation with legal counsel. Actual results could differ from these estimates; however, in the opinion of management, such litigation and claims will not have a material adverse effect on the Company’s financial condition, results of operations and cash flows.

No Material Change
Our directors confirm that, except as stated in this prospectus, since June 30, 2020 (being the date on which the latest unaudited consolidated financial statements of the Company were prepared) and up to the date of this prospectus, there has been no material adverse change in our financial or trading position that would materially affect the information shown in our consolidated financial statements included in this prospectus.

REGULATION

Macao Concession and Our Subconcession
In June 2002, the Macao government granted one of three concessions to operate casinos in Macao to Galaxy. During December 2002, we entered into a subconcession agreement with Galaxy, which was approved by the Macao government. The subconcession agreement allows us to develop and operate certain casino projects in Macao, including Sands Macao, The Venetian Macao, The Plaza Macao and the Four Seasons Hotel Macao, Sands Cotai Central and The Parisian Macao, separately from Galaxy. Under the subconcession agreement, we are obligated to operate casino games of chance or games of other forms in Macao. We were also obligated to develop and open The Venetian Macao and a convention center by December 2007, and we were required to invest, or cause to be invested, at least 4.4 billion patacas (approximately US$548 million at exchange rates in effect at the time of the transaction) in various development projects in Macao by June 2009, which obligations we have fulfilled.
If the Galaxy concession is terminated for any reason, our subconcession will remain in effect. The subconcession may be terminated by agreement between Galaxy and us. Galaxy is not entitled to terminate the subconcession unilaterally; however, the Macao government, after consultation with Galaxy, may terminate the subconcession under certain circumstances. Galaxy has developed, and may continue to develop, hotel and casino projects separately from us.
According to the Macao gaming regulatory framework, 10.0% of each subconcessionaire’s issued share capital must be held by its managing director, who must be appointed by the applicable subconcessionaire and must be a permanent Macao resident. VVDIL has entered into a usufruct agreement with Mr. Antonio Ferreira, the managing director of VML and a permanent Macao resident, whereby Mr. Ferreira agreed to create a usufruct over 10.0% of VML’s issued share capital to the sole and exclusive benefit of VVDIL. Mr. Ferreira has no economic interest in VML and receives no distributions.
We are subject to licensing and control under applicable Macao law and are required to be licensed by the Macao gaming authorities to operate a casino. We must pay periodic and regular fees and taxes, and our gaming license is not transferable. We must periodically submit detailed financial and operating reports to the Macao gaming authorities and furnish any other information that the Macao gaming authorities may require. No person may acquire any rights over the shares or assets of VML, SCL’s wholly owned subsidiary, without first obtaining the approval of the Macao gaming authorities. Similarly, no person may enter into possession of its premises or operate them through a management agreement or any other contract or through step in rights without first obtaining the approval of, and receiving a license from, the Macao gaming authorities. The transfer or creation of encumbrances over ownership of shares representing the share capital of VML or other rights relating to such shares, and any act involving the granting of voting rights or other stockholders’ rights to persons other than the original owners, would require the approval of the Macao government and the subsequent report of such acts and transactions to the Macao gaming authorities.
Our subconcession agreement requires, among other things: (i) approval of the Macao government for transfers of shares in VML, or of any rights over or inherent to such shares, including the grant of voting rights or other stockholder’s rights to persons other than the original owners, as well as for the creation of any charge, lien or encumbrance on such shares; (ii) approval of the Macao government for transfers of shares, or of any rights over such shares, in any of our direct or indirect stockholders, provided that such shares or rights are directly or indirectly equivalent to an amount that is equal to or higher than 5% of VML’s share capital; and (iii) that the Macao government be given notice of the creation of any encumbrance or the grant of voting rights or other stockholder’s rights to persons other than the original owners on shares in any of the direct or indirect stockholders in VML, provided that such shares or rights are equivalent to an amount that is equal to or higher than 5% of VML’s share capital. The requirements in provisions (ii) and (iii) above will not apply, however, to securities listed as tradable on a stock exchange.
The Macao gaming authorities may investigate any individual who has a material relationship to, or material involvement with, us to determine whether our suitability and/or financial capacity is affected by this individual. LVSC and SCL shareholders with 5% or more of the share capital, directors and some of our key employees must apply for and undergo a finding of suitability process and maintain due qualification during the subconcession term, and accept the persistent and long-term inspection and supervision exercised by the Macao government. VML is required to notify the Macao government immediately should VML become aware of any fact that may be material to the appropriate qualification of any shareholder who owns 5% or more of the share capital, or any officer, director or key employee. Changes in licensed positions must be reported to the Macao gaming authorities, and in addition to their authority to deny an application for a finding of suitability or licensure, the Macao gaming authorities have jurisdiction to disapprove a change in corporate position. If the Macao gaming authorities were to find one of our officers, directors or key employees unsuitable for licensing, we would have to sever all relationships with that person. In addition, the Macao gaming authorities may require us to terminate the employment of any person who refuses to file appropriate applications.

Any person who fails or refuses to apply for a finding of suitability after being ordered to do so by the Macao gaming authorities may be found unsuitable. Any stockholder found unsuitable who holds, directly or indirectly, any beneficial ownership of the common stock of a company incorporated in Macao and registered with the Macao Companies and Moveable Assets Registrar (a “Macao registered corporation”) beyond the period of time prescribed by the Macao gaming authorities may lose their rights to the shares. We will be subject to disciplinary action if, after we receive notice that a person is unsuitable to be a stockholder or to have any other relationship with us, we:
•pay that person any dividend or interest upon its shares;
•allow that person to exercise, directly or indirectly, any voting right conferred through shares held by that person;
•pay remuneration in any form to that person for services rendered or otherwise; or
•fail to pursue all lawful efforts to require that unsuitable person to relinquish its shares.
The Macao gaming authorities also have the authority to approve all persons owning or controlling the stock of any corporation holding a gaming license.
In addition, the Macao gaming authorities require prior approval for the creation of liens and encumbrances over VML’s assets and restrictions on stock in connection with any financing.
The Macao gaming authorities must give their prior approval to changes in control of VML through a merger, consolidation, stock or asset acquisition, management or consulting agreement or any act or conduct by any person whereby he or she obtains control. Entities seeking to acquire control of a Macao registered corporation must satisfy the Macao gaming authorities concerning a variety of stringent standards prior to assuming control. The Macao gaming authorities may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control, to be investigated and licensed as part of the approval process of the transaction.
The Macao gaming authorities may consider some management opposition to corporate acquisitions, repurchases of voting securities and corporate defense tactics affecting Macao gaming licensees, and the Macao registered corporations affiliated with such operations, to be injurious to stable and productive corporate gaming.
The Macao gaming authorities also have the power to supervise gaming licensees in order to:
•assure the financial stability of corporate gaming operators and their affiliates;
•preserve the beneficial aspects of conducting business in the corporate form; and
•promote a neutral environment for the orderly governance of corporate affairs.
The subconcession agreement requires the Macao gaming authorities’ prior approval of any recapitalization plan proposed by VML’s board of directors. The Chief Executive of Macao could also require VML to increase its share capital if he deemed it necessary.
The Macao government also has the right, after consultation with Galaxy, to unilaterally terminate the subconcession agreement at any time upon the occurrence of specified events of default, including:
•the operation of gaming without permission or operation of business which does not fall within the business scope of the subconcession;
•the suspension of operations of our gaming business in Macao without reasonable grounds for more than seven consecutive days or more than fourteen non-consecutive days within one calendar year;
•the unauthorized transfer of all or part of our gaming operations in Macao;
•the failure to pay taxes, premiums, levies or other amounts payable to the Macao government;
•the failure to resume operations following the temporary assumption of operations by the Macao government;
•the repeated opposition to supervision and inspection or the repeated failure to comply with decisions of the Macao government, namely of the Macao gaming authorities;
•the failure to provide or supplement the guarantee deposit or the guarantees specified in the subconcession within the prescribed period;
•the bankruptcy or insolvency of VML;
•fraudulent activity by VML;

•serious and repeated violation by VML of the applicable rules for carrying out casino games of chance or games of other forms or the operation of casino games of chance or games of other forms;
•the grant to any other person of any managing power over VML; or
•the failure by a controlling shareholder in VML to dispose of its interest in VML following notice from the gaming authorities of another jurisdiction in which such controlling shareholder is licensed to operate casino games of chance to the effect that such controlling shareholder can no longer own shares in VML.
In addition, we must comply with various covenants and other provisions under the subconcession, including obligations to:
•ensure the proper operation and conduct of casino games;
•employ people with appropriate qualifications;
•operate and conduct casino games of chance in a fair and honest manner without the influence of criminal activities;
•safeguard and ensure Macao’s interests in tax revenue from the operation of casinos and other gaming areas; and
•maintain a specified level of insurance.
The subconcession agreement also allows the Macao government to request various changes in the plans and specifications of our Macao properties and to make various other decisions and determinations that may be binding on us. For example, the Macao government has the right to require that we contribute additional capital to our Macao subsidiaries or that we provide certain deposits or other guarantees of performance in any amount determined by the Macao government to be necessary. VML is limited in its ability to raise additional capital by the need to first obtain the approval of the Macao gaming and governmental authorities before raising certain debt or equity.
If our subconcession is terminated in the event of a default, the casinos and gaming-related equipment would be automatically transferred to the Macao government without compensation to us and we would cease to generate any revenues from these operations. In many of these instances, the subconcession agreement does not provide a specific cure period within which any such events may be cured and, instead, we would rely on consultations and negotiations with the Macao government to give us an opportunity to remedy any such default.
The casinos and gaming areas located in the Sands Macao, The Venetian Macao, The Plaza Macao, Sands Cotai Central and The Parisian Macao are being operated under our subconcession agreement. This subconcession excludes the following gaming activities: mutual bets, lotteries, raffles, interactive gaming and games of chance or other gaming, betting or gambling activities on ships or planes. Our subconcession is exclusively governed by Macao law. We are subject to the exclusive jurisdiction of the courts of Macao in case of any dispute or conflict relating to our subconcession.
Our subconcession agreement expires on June 26, 2022. Unless our subconcession is extended, on that date, the casinos and gaming-related equipment will automatically be transferred to the Macao government without compensation to us and we will cease to generate any revenues from these operations. Beginning on December 26, 2017, the Macao government may redeem our subconcession by giving us at least one-year prior notice and by paying us fair compensation or indemnity.
Under our subconcession, we are obligated to pay to the Macao government an annual premium with a fixed portion and a variable portion based on the number and type of gaming tables employed and gaming machines operated by us. The fixed portion of the premium is equal to MOP 30 million (approximately US$4 million at exchange rates in effect on June 30, 2020). The variable portion is equal to MOP 300,000 per gaming table reserved exclusively for certain kinds of games or players, MOP 150,000 per gaming table not so reserved and MOP 1,000 per electrical or mechanical gaming machine, including slot machines (approximately US$37,600, US$18,800 and US$125, respectively, at exchange rates in effect on June 30, 2020), subject to a minimum of MOP 45 million (approximately US$6 million at exchange rates in effect on June 30, 2020). We also have to pay a special gaming tax of 35% of gross gaming revenues and applicable withholding taxes. We must also contribute 4% of our gross gaming revenue to utilities designated by the Macao government, a portion of which must be used for promotion of tourism in Macao. This percentage may be subject to change in the future.
Currently, the gaming tax in Macao is calculated as a percentage of gross gaming revenue; however, gross gaming revenue does not include deductions for credit losses. As a result, if we extend credit to our customers in Macao and are unable to collect on the related receivables from them, we have to pay taxes on our winnings from these customers even though we were unable to collect on the related receivables. If the laws are not changed, our business in Macao may not be able to realize the full benefits of extending credit to our customers.

In August 2018, we received exemption from Macao’s corporate income tax on profits generated by the operation of casino games of chance through June 26, 2022, the date our subconcession agreement expires. In April 2019, we entered into an agreement with the Macao government effective through June 26, 2022 that provides for payments as a substitution for a 12% tax otherwise due from VML shareholders on dividend distributions, namely a payment of MOP 38 million (approximately US$5 million at exchange rates in effect on June 30, 2020) for each of the years 2019, 2020 and 2021, each payment to be made up to January 31 of the following year, and a payment of MOP 18 million (approximately US$2 million at exchange rates in effect on June 30, 2020) for the period between January 1, 2022 through June 26, 2022, to be made up to July 26, 2022.

BOARD OF DIRECTORS AND SENIOR MANAGEMENT
Our Directors
The following table sets forth information regarding our Board of Directors as of the date of this prospectus.

Name	Position	Age
Mr. Sheldon Gary Adelson	Chairman of the Board, Chief Executive Officer, and Executive Director	87
Dr. Wong Ying Wai (Wilfred)	President and Executive Director	68
Mr. Robert Glen Goldstein	Non-Executive Director	65
Mr. Charles Daniel Forman	Non-Executive Director	74
Ms. Chiang Yun (Rachel)	Independent Non-Executive Director	53
Mr. Victor Patrick Hoog Antink	Independent Non-Executive Director	67
Mr. Steven Zygmunt Strasser	Independent Non-Executive Director	72
Mr. Kenneth Patrick Chung	Independent Non-Executive Director	63
The biography of each Director is set out below:
Executive Directors
Mr. Sheldon Gary Adelson is the Chairman of our Board, Chief Executive Officer, an Executive Director and the Chairman of the Nomination Committee. Mr. Adelson served as a Non-Executive Director from August 2009 until March 2015. Mr. Adelson has been the chairman of the board, chief executive officer, treasurer and a director of LVS since August 2004. Mr. Adelson has been the chairman of the board, chief executive officer and a director of LVS LLC (or its predecessor, Las Vegas Sands, Inc.) since April 1988, when it was formed to own and operate the former Sands Hotel and Casino. Mr. Adelson also created and developed the Sands Expo and Convention Center, the first privately owned convention center in the United States, which was transferred to LVS in July 2004. Mr. Adelson’s business career spans more than seven decades and has included creating and developing more than 50 businesses to maturity. Mr. Adelson has extensive experience in the convention, trade show and tour and travel businesses. He created and developed the COMDEX Trade Shows, including the COMDEX/Fall Trade Show, which was the world’s largest computer show in the 1990s. He has been the president and chairman of Interface Group Holding Company, Inc. and its predecessors since the mid-1970s and a manager of LVS’ affiliate Interface Group-Massachusetts, LLC and was president of its predecessors since 1990. Mr. Adelson has earned multiple honorary degrees and has been a guest lecturer at various colleges and universities, including the University of New Haven, Harvard Business School, Columbia Business School, Tel Aviv University and Babson College. Among his numerous awards for his business and philanthropic work are the Armed Forces Foundation’s Patriot Award, the Hotel Investment Conference’s Innovation Award, the Woodrow Wilson Award for Corporate Citizenship and induction into the American Gaming Association’s Hall of Fame. Mr. Adelson was re-designated as an Executive Director with effect from March 6, 2015.
Dr. Wong Ying Wai (Wilfred) is our President (re-appointed with effect from February 21, 2020), an Executive Director and a member of the Remuneration Committee and the Capex Committee. He is also a director of various subsidiaries of the Company. Dr. Wong served as our President and Chief Operating Officer from November 2015 until February 2020. Dr. Wong is currently an independent non-executive director of Xinyi Glass Holdings Limited, a company listed on the Hong Kong Stock Exchange (Stock code: 868). He is also the chairman of the Hong Kong Film Development Council (since April 2019) and the Hong Kong Arts Development Council, the chairman emeritus of the Hong Kong Baptist University Foundation, the chairman and director of The Hong Kong International Film Festival Society Limited, Asian Film Awards Academy Limited and Hong Kong Institute for Public Administration and the chairman emeritus and director of Pacific Basin Economic Council Limited. He was appointed as a member of the Cultural Industries Committee and the Tourism Development Committee of the Macao government in 2016 and 2018 respectively.
Dr. Wong joined the private sector in 1992 and has held senior management positions in a number of Hong Kong listed companies in the property development and construction business sectors including Hsin Chong Group Holdings Limited (ceased listing with effect on December 31, 2019), K. Wah International Holdings Limited, Henderson China Holdings Limited, and the Shui On Group. Dr. Wong joined the Hong Kong government as an administrative officer in 1975 and subsequently served in a number of key positions including deputy secretary for the civil service and deputy director—general of industry. He was appointed as a member of The Basic Law Consultative Committee from 1985 to 1990. He was subsequently appointed as a member of the Preliminary Working Committee for the Hong Kong’s Preparatory Committee in 1993 and a member of Hong Kong’s Preparatory Committee in 1995. Dr. Wong was a deputy to the National People’s Congress of China during the period from 1997 to 2013.

Dr. Wong was awarded the gold bauhinia star and the silver bauhinia star by the Hong Kong government in 2015 and 2007 respectively. Dr. Wong was conferred the degree of Doctor of Humanities honoris causa by the Hong Kong Baptist University in November 2013. He was educated at Harvard University (MPA), University of Oxford, The University of Hong Kong (BSocSc) and The Chinese University of Hong Kong. Dr. Wong was appointed as an Executive Director on January 22, 2016.

Non-Executive Directors
Mr. Robert Glen Goldstein is a Non-Executive Director and the Chairman of the Capex Committee. Mr. Goldstein served as a Non-Executive Director since May 2014 until he was subsequently re-designated as an Executive Director in March 2015, and he was further re-designated as a Non-Executive Director in November 2015. Mr. Goldstein was our Interim President from March 2015 to November 2015 and has been a member of the Capex Committee since March 2015. He is also a director of one of our Macao subsidiaries. Mr. Goldstein has been the president, chief operating officer and a director of LVS and LVS LLC since January 2015. He previously served as LVS’ President of Global Gaming Operations from January 2011 until December 2014, LVS’ Executive Vice President from July 2009 until December 2014, and LVS’ secretary from August 2016 to November 2016. He has held other senior executive positions at LVS and its subsidiaries since 1995. From 1992 until joining LVS in 1995, Mr. Goldstein was the executive vice president of marketing at the Sands Hotel in Atlantic City, as well as an executive vice president of the parent Pratt Hotel Corporation. Mr. Goldstein was a director of Remark Holdings, Inc. (formerly known as “Remark Media, Inc.”), a company listed on The National Association of Securities Dealers Automated Quotations (NASDAQ) from May 2013 to March 2017. Mr. Goldstein holds a Bachelor of Arts, History and Political Science, Magna Cum Laude, from the University of Pittsburgh and a Juris Doctorate from the Temple University School of Law. In 1980, he became a member of the Pennsylvania Bar Association. Mr. Goldstein was re-designated as a Non-Executive Director on November 1, 2015.
Mr. Charles Daniel Forman is a Non-Executive Director. Mr. Forman has been a director of LVS and LVS LLC since August 2004 and March 2004 respectively. Mr. Forman served as the chairman and chief executive officer of Centric Events Group, LLC, a trade show and conference business from April 2002 until his retirement upon the sale of the business in 2007. From 2000 to 2002, he served as a director of a private company and participated in various private equity investments. During 2000, he was the executive vice president of international operations of Key3Media, Inc. From 1998 to 2000, he was the chief legal officer of ZD Events Inc., a tradeshow business that included COMDEX. From 1995 to 1998, Mr. Forman was the executive vice president, chief financial and legal officer of Softbank Comdex Inc. From 1989 to 1995, Mr. Forman was the vice president and general counsel of Interface Group Nevada, Inc., a tradeshow and convention business that owned and operated COMDEX. Mr. Forman was in private law practice from 1972 to 1988. Mr. Forman is a member of the board of trustees of The Dana-Farber Cancer Institute and a treasurer and director of Nantucket Jewish Cemetery, Inc. Mr. Forman holds a Bachelor of Arts from the University of Pennsylvania and a Juris Doctorate from the Boston University School of Law. Mr. Forman was appointed as a Non-Executive Director on May 30, 2014.

Independent Non-Executive Directors
Ms. Chiang Yun (Rachel) is an Independent Non-Executive Director and a member of the Audit Committee and the Nomination Committee. With over 25 years of private equity investment experience, Ms. Chiang is currently the founding managing partner of Prospere Capital Limited. Ms. Chiang is also an independent non-executive director of Goodbaby International Holdings Limited (Stock code: 1086) and Pacific Century Premium Developments Limited (Stock code: 432), both listed on the Hong Kong Stock Exchange. Ms. Chiang was one of the founding managing partners of Pacific Alliance Equity Partners, the private equity division of Pacific Alliance Group until March 2018 and an independent non-executive director of Merlin Entertainments Plc. (ceased listing on the London Stock Exchange with effect from November 5, 2019) until November 2019. Ms. Chiang obtained her Executive Master of Business Administration from The Kellogg Graduate School of Management of Northwestern University and Hong Kong University of Science and Technology and Bachelor of Science degree, cum laude, from Virginia Polytechnic Institute and State University. Ms. Chiang was appointed as an Independent Non-Executive Director on October 14, 2009.
Mr. Victor Patrick Hoog Antink is an Independent Non-Executive Director, the Chairman of the Audit Committee and a member of the Remuneration Committee, the Capex Committee and the Nomination Committee. Mr. Hoog Antink is a member of the Bond University Council, the chairman of the Bond Business School Board of Advisors in Australia and the chairman of the Must Sell Global Limited group of companies (since July 2019). He is also the former chairman of South Bank Corporation and Property Industry Foundation. Mr. Hoog Antink retired as the chief executive officer of DEXUS Property Group in March 2012, a company listed on the Australian Stock Exchange (ASX: DXS). Prior to joining DEXUS Property Group in 2003, Mr. Hoog Antink was the director of funds management of Westfield Holdings Limited in Sydney. Mr. Hoog Antink has also held positions with

Greenprint Foundation as a director, Property Council of Australia as national president, Shopping Centre Council of Australia as a director, McIntosh Securities Limited, Sydney as a director in corporate and property, Allco Finance Group Limited, Sydney as a director in property finance, Chase Corporation Limited, Sydney as a property director, and Hill Samuel Limited (now Macquarie Bank), Sydney as an associate director. Mr. Hoog Antink holds a Bachelor of Commerce from the University of Queensland and a Master of Business Administration from Harvard Business School. He is a Fellow of the Australian Institute of Company Directors, a Fellow of the Institute of Chartered Accountants, Australia and New Zealand, a Fellow of the Australian Property Institute and a Fellow of the Royal Institute of Chartered Surveyors. In 2016, Mr. Hoog Antink was awarded National Life Membership of the Property Council of Australia. Mr. Hoog Antink possesses the accounting and related financial management expertise required under Rule 3.10(2) of the Listing Rules. Mr. Hoog Antink was appointed as an Independent Non-Executive Director on December 7, 2012.
Mr. Steven Zygmunt Strasser is an Independent Non-Executive Director, the Chairman of the Remuneration Committee and a member of the Audit Committee. Mr. Strasser has spent 28 years heading energy companies in the United States and in Asia. Mr. Strasser was, until June 2012, (i) the chairman, director and chief executive officer of Power Efficiency Corporation, a startup clean-tech company in the United States and (ii) the chairman, director and chief executive officer of Power Efficiency Asia Ltd. In 2001, Mr. Strasser founded and became the chief executive officer of Summit Energy Ventures LLC, a clean-tech venture capital fund. Mr. Strasser holds a Bachelor of Arts in Political Science and Economics and a Bachelor of Civil Law from McGill University and a Juris Doctor degree from the University of Washington. He also pursued post-graduate studies in international law at the University of Aix-en-Provence. Mr. Strasser was appointed as an Independent Non-Executive Director on May 31, 2013.
Mr. Kenneth Patrick Chung is an Independent Non-Executive Director and a member of the Audit Committee. Mr. Chung is currently an independent non-executive director of China Construction Bank Corporation, a company listed on the Hong Kong Stock Exchange (stock code: 939), an independent non-executive director of Prudential Hong Kong Limited and Prudential General Insurance Hong Kong Limited (since April 2020) and a trustee of Fu Tak Iam Foundation Limited. Mr. Chung joined Deloitte Haskins and Sells London Office in 1980. Mr. Chung became a partner of PricewaterhouseCoopers in 1992, and was a financial service specialist of PricewaterhouseCoopers (Hong Kong and China) since 1996. He was the human resources partner of PricewaterhouseCoopers (Hong Kong), the responsible partner of the audit department of PricewaterhouseCoopers (Hong Kong and China), and the global lead partner of the audit engagement team for Bank of China Limited. Mr. Chung has also served as the audit partner for the restructurings and initial public offerings of Bank of China Limited, Bank of China (Hong Kong) Limited and Bank of Communications Co., Ltd. Mr. Chung retired from PricewaterhouseCoopers in 2009. Mr. Chung was the honorary treasurer of Community Chest of Hong Kong and the vice-chairman of International Social Service Hong Kong Branch.
Mr. Chung was also an independent non-executive director of Industrial and Commercial Bank of China Limited, a company listed on the Hong Kong Stock Exchange (stock code: 1398) until March 2017 and an independent non-executive director of Prudential Corporation Asia Ltd until September 2019. Mr. Chung received his bachelor degree in economics from the University of Durham. He is a member of the Institute of Chartered Accountants in England and Wales, a member of the Hong Kong Institute of Certified Public Accountants and a member of the Macau Society of Certified Practicing Accountants. Mr. Chung possesses the accounting and related financial management expertise required under Rule 3.10(2) of the Listing Rules. Mr. Chung was appointed as an Independent Non-Executive Director on July 15, 2016.
The Board has established four committees, being the Audit Committee, the Remuneration Committee, the Nomination Committee, and the Capex Committee. The table below details the membership and composition of each of the four committees as of the date of this prospectus.

Name of Director	Audit Committee	Remuneration Committee	Nomination Committee	Capex Committee
Mr. Sheldon Gary Adelson	—	—	Chairman	—
Dr. Wong Ying Wai (Wilfred)	—	Member	—	Member
Mr. Robert Glen Goldstein	—	—	—	Chairman
Mr. Charles Daniel Forman	—	—	—	—
Ms. Chiang Yun (Rachel)	Member	—	Member	—
Mr. Victor Patrick Hoog Antink	Chairman	Member	Member	Member
Mr. Steven Zygmunt Strasser	Member	Chairman	—	—
Mr. Kenneth Patrick Chung	Member	—	—	—

Our Senior Management
As of the date of this prospectus, details of our senior management are as follows:
Mr. Sheldon Gary Adelson is the Chairman of our Board, Chief Executive Officer, Executive Director and the Chairman of the Nomination Committee.
Dr. Wong Ying Wai (Wilfred) is our President (re-appointed with effect from February 21, 2020), an Executive Director and a member of the Remuneration Committee and the Capex Committee. Dr. Wong served as our President and Chief Operating Officer from November 2015 until February 2020.
Mr. Chum Kwan Lock (Grant) is our Chief Operating Officer (since February 21, 2020) and is also a director of a number of our subsidiaries, including VML. Mr. Chum joined LVS and our Group as Senior Vice President, Global Gaming Strategy in July 2013 and served as the Chief of Staff from March 2015 until February 2020. Prior to joining the Group, Mr. Chum spent 14 years at UBS Investment Bank (“UBS”) in a variety of roles, including serving as head of Hong Kong equity research from 2010 to 2013, and head of China equity research from 2007 to 2010. Mr. Chum was also responsible for Asia gaming equity research from 2006 to 2013 for UBS and was named Asia’s stock-picker of the year by the Financial Times in 2011. Mr. Chum graduated in Philosophy, Politics, and Economics with First Class Honors from the University of Oxford.
Mr. Sun MinQi (Dave) is our Senior Vice President and Chief Financial Officer and is also a director of a number of our subsidiaries. Mr. Sun joined the Company as a Director of Finance in August 2007, and was appointed as the Senior Vice President and Chief Financial Officer of the Company in April 2017. Prior to joining the Company, Mr. Sun held a variety of financial controller and financial management positions with various divisions of General Electric in Shanghai and Singapore since 1996. Mr. Sun graduated from Fudan University in Shanghai in 1996 with a Bachelor degree in Economics and Financial Management and a minor in Computer Science and Application. He subsequently obtained a Master of Business Administration from the Southern Illinois University Carbondale, United States. Mr. Sun is a fellow of CPA (FCPA) Australia.
Mr. Dylan James Williams is our General Counsel (since February 21, 2020) and Company Secretary and is also a director of a number of our subsidiaries, including VML. Mr. Williams joined the Company in 2006 and most recently served as the Senior Vice President of Legal and Company Secretary. Mr. Williams holds a Bachelor of Laws (LLB (Hons)) degree from the UK and is admitted to practice law in the State of New York. Mr. Williams is a fellow member of the Hong Kong Institute of Chartered Secretaries.

Compensation
See Note 6 to our audited consolidated financial statements for the year ended December 31, 2019 included elsewhere in this prospectus for details about the compensation we paid to our directors on an aggregate and an individual basis.

Interest in Shares
The interest of the following directors of the Company in the shares, underlying shares and debentures of the Company as of June 30, 2020, as recorded in the register required to be kept under Section 352 of Part XV of the SFO or as otherwise notified to the Company and the Hong Kong Stock Exchange pursuant to the Model Code for Securities Transactions by Directors of Listed Issuers as set out in Appendix 10 of the Listing Rules, was as follows:

Director	Number of Shares Subject to Interest	Percentage of Shares Outstanding
Mr. Sheldon Gary Adelson	5,657,814,885(i)	69.94%
Dr. Wong Ying Wai (Wilfred)	4,978,000(ii)	0.06%
______________________
(i)This amount reflects LVS’ indirect ownership of our shares as of June 30, 2020. Mr. Adelson, his family members and trusts and other entities established for the benefit of Mr. Adelson and/or his family members beneficially owned approximately 57% of the outstanding common stock of LVS as of June 30, 2020.
(ii)This amount includes (a) 4,000,000 options to purchase 4,000,000 of our shares, of which 2,400,000 are vested and exercisable, and (b) 978,000 unvested restricted share units.

Under our Articles of Association, our directors do not have different voting rights when compared to other holders of our shares.

RELATED PARTY TRANSACTIONS

The following is a summary of material transactions that we have engaged in with our direct and indirect shareholders, affiliates of our shareholders and other related parties, including those in which we or our management have a significant equity interest. We believe each of these arrangements, as described below, has been entered into on an arm’s-length basis or on terms that we believe have been at least as favorable to us as similar transactions with non-related parties. We believe that the related party transactions were conducted in the ordinary and usual course of the Group’s business. For a further discussion of related party transactions, see Note 27 to our audited consolidated financial statements for the year ended December 31, 2019 included elsewhere in this prospectus, our announcement on the Hong Kong Stock Exchange dated May 12, 2020 and Note 14 to our unaudited consolidated financial statements for the six months ended June 30, 2020 included elsewhere in this prospectus.
No transactions were entered into with the Directors during the years ended December 31, 2019 or 2018, other than the emoluments paid to them as disclosed in Note 6 to our audited consolidated financial statements included elsewhere in this prospectus.

Management fees
We provide management services to the LVS Group and the LVS Group companies also provide management services to us. During the year, we may incur certain expenses on behalf of the LVS Group, or vice versa.
Services we provide to the LVS Group include, but are not limited to, accounting services, information technology support, sourcing of goods and services and design, development and construction consultancy services.
Services provided to us by the LVS Group include, but are not limited to, human resources support, accounting services, sourcing of goods and services, sourcing of tenants for the malls, transportation services, other various types of marketing and promotion activities and design, development and construction consultancy services.

Royalty fees
In November 2009, we entered into an agreement with Las Vegas Sands, LLC (“LVS LLC”), an intermediate holding company incorporated in the United States of America, for the use of the trademarks and other intellectual property rights as defined in the agreement. For each of the full fiscal years through the full fiscal year ended December 31, 2012, we were required to pay LVS LLC an annual royalty in the amount of 1.5% of non-gaming revenue and Paiza-related gaming revenue of the Sands Macao, 1.5% of all revenue of The Venetian Macao, and 1.5% of all gaming revenue of the Plaza Casino at The Plaza Macao (the “Relevant Royalty”), provided that the total royalty payable in connection with these three properties in each fiscal year was capped at US$20 million per full fiscal year. For each of the subsequent full fiscal years through the full fiscal year ending December 31, 2022, we are required to pay an annual royalty being the lesser of the Relevant Royalty or the annual caps reflecting an increase of 20.0% for each subsequent year. Each subsequent Casino Gaming property that we operate which utilizes any of the licensed marks in connection with generating the relevant revenue will pay, for each of the first three fiscal calendar years after commencement of operations of each subsequent property, a royalty fee of 1.5% of the respective gross revenues of the operations in connection with which such licensed marks are used (each, the “Subsequent Casino Gaming Property Royalty”), subject to a US$20 million cap per fiscal year. For the fiscal calendar years thereafter until expiration of the initial term, we will pay LVS LLC an annual royalty being the lesser of the Subsequent Casino Gaming Property Royalty or the annual caps reflecting an increase of 20.0% for each subsequent year. After the commencement of the operation of Sands Cotai Central and The Parisian Macao in April 2012 and September 2016, respectively, we are required to pay royalty fees in connection with these properties.

Procurement of equipment and supplies
In May 2020, we entered into an agreement on procurement of equipment and supplies with LVS for a term of two years, beginning May 12, 2020 and terminating May 11, 2022, pursuant to which we are responsible for procuring and acquiring manufactured equipment and supplies requested by the LVS Group from time to time including, without limitation, infrared temperature monitor systems, disposable face masks and other personal protective equipment (“Equipment and Supplies”) from suppliers in the Asia Pacific region for the LVS Group, provided that the LVS Group may purchase the Equipment and Supplies from other third parties.
The amounts payable by the LVS Group under such agreement are calculated on a cost basis, meaning the cost incurred by our Group in providing the relevant Equipment and Supplies to the LVS Group. The allocation is done on a fair and equitable basis with reference to the actual salary and benefits, employment-related expenses and statutory costs for the relevant employees and the hours worked by them in providing such services attributable to the LVS

Group. The amounts for transactions under such agreement are capped at US$15.5 million, US$12.6 million and US$8.3 million for the years ending December 31, 2020, 2021 and 2022, respectively.

THE EXCHANGE OFFER
General
This section describes the exchange offer and the material provisions of the registration rights agreement, but it may not contain all of the information that is important to you. We refer you to the complete provisions of the registration rights agreement, which has been filed as an exhibit to the registration statement on Form F-4. See “Where You Can Find More Information” for instructions on how to obtain copies of this document.
We hereby offer, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal (which together constitute the exchange offer), to exchange newly issued Notes in the following respective series in up to the following aggregate principal amounts:
•US$800 million 2026 Notes; and
•US$700 million 2030 Notes,
for a like aggregate principal amount of the following respective series of Outstanding Notes:
•the Outstanding 2026 Notes; and
•the Outstanding 2030 Notes, respectively,
properly tendered on or prior to the expiration date and not withdrawn. The exchange offer is being made with respect to all of the Outstanding Notes. Other than in the United States, we have not taken any action that would permit a public offering of the Notes in any jurisdiction where action for that purpose is required. In particular, only holders of Outstanding Notes who are Professional Investors may participate in the exchange offer. See “Plan of Distribution.”
As of the date of this prospectus, US$1.5 billion aggregate principal amount of the Outstanding Notes is outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about     , 2021, to all holders of Outstanding Notes known to us. Our obligation to accept Outstanding Notes for exchange pursuant to the exchange offer is subject to conditions set forth under “—Conditions to the Exchange Offer” below. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose and Effect of the Exchange Offer
We have entered into a registration rights agreement with the initial purchasers of the Outstanding Notes in which we agreed to file a registration statement relating to an offer to exchange the Outstanding Notes for Notes. We also agreed to use commercially reasonable efforts to cause the exchange offer registration statement to become effective under the Securities Act within 365 days after the closing date and keep the exchange offer open for at least 20 business days. The Notes will have terms identical in all material terms to the Outstanding Notes, except that the Notes have been registered under the Securities Act and will not have any of the transfer restrictions, any of the registration rights provisions and certain inapplicable interest provisions relating to the Outstanding Notes. The Outstanding Notes were issued on June 4, 2020.
If we are unable to meet our obligations under the registration rights agreement described above, we will use commercially reasonable efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the Outstanding Notes and keep the registration statement effective until the earliest of: (i)
180 days after the effective date thereof, (ii) the date when all of the Notes have been sold under the shelf registration statement and (iii) the date when holders, other than holders that are its “affiliates,” as defined in Rule 144 under the Securities Act, have actually sold all such Notes pursuant to Rule 144 or any successor rule thereto or otherwise.
If we fail to comply with our obligations under the registration rights agreement described above, we will be required to pay additional interest to holders of the Outstanding Notes.
Each holder of Outstanding Notes that wishes to exchange Outstanding Notes for Notes in the exchange offer will be required to make certain representations, including the following:
•any Notes to be received by it will be acquired in the ordinary course of its business;
•the holder has no arrangements or understanding with any person to participate in the distribution of the Notes within the meaning of the Securities Act;
•the holder is not an affiliate, as defined in Rule 405 of the Securities Act, of ours or if it is an affiliate of ours, that it will comply with applicable registration and prospectus delivery requirements of the Securities Act, to the extent applicable;

•if the holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in the distribution of the Notes;
•if the holder is a broker-dealer, that it will receive Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of the Notes; and
•the holder is a Professional Investor.
See “Plan of Distribution.”

Terms of the Exchange Offer
Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange any Outstanding Notes properly tendered and not properly withdrawn prior to the expiration date. We will issue a principal amount of Notes equal to principal amount of Outstanding Notes surrendered under the exchange offer. Outstanding Notes may be tendered only in minimum denominations of US$200,000 and integral multiples of US$1,000. No alternative, conditional or contingent tenders will be accepted. Holders who tender less than all of their Outstanding Notes must continue to hold Outstanding Notes in at least a minimum denomination of US$200,000.
The form and terms of the Notes will be substantially identical in all material terms to the form and terms of the Outstanding Notes except the Notes will be registered under the Securities Act, will not bear legends restricting their transfer, will not have any of the registration rights provisions and will not provide for any additional interest amounts upon our failure to fulfill our obligations under the registration rights agreement to file, and cause to be effective, a registration statement. The Notes will evidence the same debt as the Outstanding Notes. The Notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the Outstanding Notes.
The exchange offer is not conditioned upon any minimum aggregate principal amount of Outstanding Notes being tendered for exchange.
There will be no fixed record date for determining registered holders of Outstanding Notes entitled to participate in the exchange offer.
We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC. Outstanding Notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits the holders have under the indenture relating to the Outstanding Notes, except for any rights under the registration rights agreement that by their terms terminate upon the consummation of the exchange offer.
We will be deemed to have accepted for exchange properly tendered Outstanding Notes when we have given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the Notes from us and delivering Notes to the holders. Under the terms of the registration rights agreement, we reserve the right to amend or terminate the exchange offer, and not to accept for exchange any Outstanding Notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption “—Conditions to the Exchange Offer.”
Holders who tender Outstanding Notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions herein and in the letter of transmittal, transfer taxes with respect to the exchange of Outstanding Notes. We will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer. It is important that you read the section labeled “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Resales of the Notes
Based on interpretations of the staff of the SEC set forth in no action letters issued to unrelated third parties, we believe that Notes issued under the exchange offer in exchange for Outstanding Notes may be offered for resale, resold and otherwise transferred by any holder of Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, if:
•the holder is not an affiliate, as defined in Rule 405 of the Securities Act, of ours or if it is an affiliate of ours, that it will comply with applicable registration and prospectus delivery requirements of the Securities Act, to the extent applicable;
•the Notes are acquired in the ordinary course of the holder’s business; and

•the holder does not intend to participate in the distribution of the Notes.
Any holder who tenders in the exchange offer with the intention of participating in any manner in a distribution of the Notes:
•cannot rely on the position of the staff of the SEC enunciated in Exxon Capital Holdings Corporation or similar interpretive letters; and
•must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and be identified as an underwriter in the prospectus.
This prospectus may be used for an offer to resell, for the resale or for other retransfer of Notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the Outstanding Notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives Notes for its own account in exchange for Outstanding Notes, where the Outstanding Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Notes. Please read the section captioned “Plan of Distribution” for more details regarding the transfer of Notes.

Expiration Date; Extensions; Amendments
The exchange offer will expire at 5:00 p.m., New York City time on     , 2021, unless extended by us in our sole discretion.
In order to extend the exchange offer, we will notify the exchange agent in writing of any extension. We will notify the registered holders of Outstanding Notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.
We reserve the right, in our sole discretion:
•to delay accepting for exchange any Outstanding Notes;
•to extend the exchange offer or to terminate the exchange offer and to refuse to accept Outstanding Notes not previously accepted if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied, by giving written notice of the delay, extension or termination to the exchange agent; or
•under the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner.
Any delay in acceptance, extension, termination or amendment will be followed promptly by written notice to the registered holders of Outstanding Notes. If we amend the exchange offer in a manner that we determine constitutes a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holder of Outstanding Notes of the amendment.
Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we will have no obligation to publish, advertise or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

Conditions to the Exchange Offer
Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange any Notes for, any Outstanding Notes, and we may terminate the exchange offer as provided in this prospectus before accepting any Outstanding Notes for exchange if in our judgment:
•the Notes to be received will not be tradable by the holder, without restriction under the Securities Act, the Exchange Act and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;
•the exchange offer, or the making of any exchange by a holder of Outstanding Notes, would violate applicable law (including the Listing Rules and the SFO) or any applicable interpretation of the staff of the SEC; or
•any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, could impair our ability to proceed with the exchange offer.
In addition, we will not be obligated to accept for exchange the Outstanding Notes of any holder that has not made to us:

•the representations described under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering” and “Plan of Distribution”; and
•such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to it an appropriate form for registration of the Notes under the Securities Act or other applicable law (including the Listing Rules and the SFO).
We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any Outstanding Notes by giving written notice of the extension to their holders. During any such extensions, all notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange. We will return any Outstanding Notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.
We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any Outstanding Notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. We will give written notice of any extension, amendment, non-acceptance or termination to the holders of the Outstanding Notes as promptly as practicable.
These conditions are for our sole benefit and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of this right. Each right will be deemed an ongoing right that we may assert at any time or at various times.
In addition, we will not accept for exchange any Outstanding Notes tendered, and will not issue Notes in exchange for any Outstanding Notes if, at the time, any stop order will be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act, as amended.

Procedures for Tendering
Only a holder of Outstanding Notes may tender the Outstanding Notes in the exchange offer. To tender in the exchange offer, a holder must:
•complete, sign and date the accompanying letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; deliver the letter of transmittal or facsimile to the exchange agent prior to the expiration date; or
•comply with DTC’s ATOP system procedures described below.
In addition, either:
•the exchange agent must receive, prior to the expiration date, the Outstanding Notes along with the accompanying letter of transmittal; or
•the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of the Outstanding Notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below and a properly transmitted agent’s message.
To be tendered effectively, the exchange agent must receive any physical delivery of a letter of transmittal and other required documents at the address set forth below under “—Exchange Agent” prior to the expiration date.
The tender by a holder that is not properly withdrawn prior to the expiration date will constitute an agreement under laws of the State of New York between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal.
The method of delivery of Outstanding Notes, the letter of transmittal and all other required documents to the exchange agent is at the holder’s election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. Holders should not send the letter of transmittal or Outstanding Notes to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.
Any beneficial owner whose Outstanding Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner’s behalf. If the beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the accompanying letter of transmittal and delivering its Outstanding Notes either:

•make appropriate arrangements to register ownership of the Outstanding Notes in such owner’s name; or
•obtain a properly completed bond power from the registered holder of Outstanding Notes.
The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.
Signatures on a letter of transmittal or a notice of withdrawal described below must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible institution” within the meaning of Rule 17Ad-15 under the Exchange Act, unless the Outstanding Notes are tendered:
•by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the accompanying letter of transmittal; or
•for the account of an eligible institution.
If the accompanying letter of transmittal is signed by a person other than the registered holder of any Outstanding Notes listed on the Outstanding Notes, the Outstanding Notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the Outstanding Notes and an eligible institution must guarantee the signature on the bond power.
If the accompanying letter of transmittal or any Outstanding Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the accompanying letter of transmittal.
The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC may use DTC’s ATOP system to tender. Participants in the program may, instead of physically completing and signing the accompanying letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the Outstanding Notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:
•DTC has received an express acknowledgment from a participant in its ATOP system that is tendering Outstanding Notes that are the subject of the book-entry confirmation;
•the participant has received and agrees to be bound by the terms of the accompanying letter of transmittal; and
•the agreement may be enforced against that participant.
We will determine in our sole discretion all outstanding questions as to the validity, form, eligibility, including time or receipt, acceptance of tendered Outstanding Notes and withdrawal of tendered Outstanding Notes. Our determination will be final and binding. We reserve the absolute right to reject any Outstanding Notes not validly tendered or any Outstanding Notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Outstanding Notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the accompanying letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes must be cured within such time as we will determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Outstanding Notes, neither we, the exchange agent, nor any other person will incur any liability for failure to give the notification. Tenders of Outstanding Notes will not be deemed made until any defects or irregularities have been cured or waived. Any Outstanding Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.
In all cases, we will issue Notes for Outstanding Notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:
•certificates representing the Outstanding Notes or a timely book-entry confirmation of the Outstanding Notes into the exchange agent’s account at DTC; and
•a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By signing the accompanying letter of transmittal or authorizing the transmission of the agent’s message, each tendering holder of Outstanding Notes will represent or be deemed to have represented to us that, among other things:
•any Notes will be acquired in the ordinary course of its business;
•the holder has no arrangements or understanding with any person to participate in the distribution of the Notes within the meaning of the Securities Act;
•the holder is not an affiliate, as defined in Rule 405 of the Securities Act, of ours or if it is an affiliate of ours, that it will comply with applicable registration and prospectus delivery requirements of the Securities Act, to the extent applicable;
•if the holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in the distribution of the Notes;
•if the holder is a broker-dealer, that it will receive Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of the Notes; and
•the holder is a Professional Investor.
See “Plan of Distribution.”

Book-entry Transfer
The exchange agent will make a request to establish an account with respect to the Outstanding Notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution participating in DTC’s system may make book-entry delivery of Outstanding Notes by causing DTC to transfer the Outstanding Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer.

Withdrawal of Tenders
Except as otherwise provided in this prospectus, holders of Outstanding Notes may withdraw their tenders at any time prior to the expiration date.
For a withdrawal to be effective:
•the exchange agent must receive a written notice of withdrawal, which notice may be by telegram, telex, facsimile transmission or letter of withdrawal at one of the addresses set forth below under “—Exchange Agent,” or
•holders must comply with the appropriate procedures of DTC’s ATOP system.
Any notice of withdrawal must:
•specify the name of the person who tendered the Outstanding Notes to be withdrawn;
•identify the Outstanding Notes to be withdrawn, including the principal amount of the Outstanding Notes; and
•where certificates for Outstanding Notes have been transmitted, specify the name in which the Outstanding Notes were registered, if different from that of the withdrawing holder.
If certificates for Outstanding Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of the certificates, the withdrawing holder must also submit:
•the serial numbers of the particular certificates to be withdrawn; and
•a signed notice of withdrawal with signatures guaranteed by an eligible institution unless the holder is an eligible institution.
If Outstanding Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Outstanding Notes and otherwise comply with the procedures of that facility. We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, of the notices, and our determination will be final and binding on all parties. We will deem any Outstanding Notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer. Any Outstanding Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder, or, in the case of Outstanding Notes tendered by book-entry transfer into the exchange agent’s account at DTC according to the procedures described above, the Outstanding Notes will be credited to an account maintained with DTC for

Outstanding Notes, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn, Outstanding Notes may be retendered by following one of the procedures described under “—Procedures for Tendering” above at any time on or prior to the expiration date.

Exchange Agent
U.S. Bank National Association has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance and requests for any exchange offer documents to the exchange agent as follows:

US Bank Corporate Trust Services
Attention: Corporate Actions
111 Fillmore Ave E
Saint Paul, MN 55107
Facsimile: 651-466-7372
Email: Cts.specfinance@usbank.com
Delivery of the letter of transmittal to an address other than as set forth above or transmission via facsimile other than as set forth above does not constitute a valid delivery of the letter of transmittal.

Fees and Expenses
We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptance of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.
We will incur certain cash expenses in connection with soliciting tenders. These expenses are estimated in the aggregate to be approximately US$0.9 million. They include:
•SEC registration fees;
•fees and expenses of the exchange agent and trustee;
•accounting and legal fees and printing costs; and
•related fees and expenses.

Transfer Taxes
We will pay all transfer taxes, if any, applicable to the exchange of Outstanding Notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:
•certificates representing Outstanding Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of Outstanding Notes tendered;
•tendered Outstanding Notes are registered in the name of any person other than the person signing the letter of transmittal; or
•a transfer tax is imposed for any reason other than the exchange of Outstanding Notes under the exchange offer.
If satisfactory evidence of payment of the taxes is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed to that tendering holder.
Holders who tender their Outstanding Notes for Notes will not be required to pay any transfer taxes.
However, holders who instruct us to register Notes in the name of, or request that Outstanding Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange
Holders of Outstanding Notes who do not exchange their Outstanding Notes for Notes under the exchange offer will remain subject to the restrictions on transfer of the Outstanding Notes:
•as set forth in the legend printed on the Outstanding Notes as a consequence of the issuance of the Outstanding Notes under the exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•otherwise as set forth in the final offering memorandum distributed in connection with the private offering of the Outstanding Notes.
In general, you may not offer or sell the Outstanding Notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the Outstanding Notes under the Securities Act. Based on interpretations of the staff of the SEC, Notes issued under the exchange offer may be offered for resale, resold or otherwise transferred by their holders (other than any holder that is our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holders acquired the Notes in the ordinary course of the holders’ business and the holders have no arrangement or understanding with respect to the distribution of the Notes to be acquired in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the Notes:
•cannot rely on the applicable interpretations of the SEC; and
•must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and be identified as an underwriter in the prospectus.

Accounting Treatment
We will not recognize any gain or loss on the exchange of Notes.

Other
The principal solicitation is being made by mail; however, we may make additional solicitations by telephone or in person by our officers and regular employees and those of our affiliates.
Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.
We may in the future seek to acquire untendered Outstanding Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any Outstanding Notes that are not tendered in the exchange offer or to file a registration statement to permit resale of any untendered Outstanding Notes.

DESCRIPTION OF NOTES

In this description, the words “Sands China” refer to Sands China Ltd. and not to any of its Subsidiaries. You can find the definitions of certain other terms used in this description under the subheading “—Certain Definitions” below.
On June 4, 2020, we completed a private offering of US$800 million aggregate principal amount of 3.800% Senior Notes due 2026 (the “Outstanding 2026 Notes”) and US$700 million aggregate principal amount of 4.375% Senior Notes due 2030 (the “Outstanding 2030 Notes” and, together with the Outstanding 2026 Notes, the “Outstanding Notes”), in a transaction exempt from the registration under the Securities Act.
Sands China will issue new 3.800% Senior Notes due 2026 (the “2026 Notes”) and new 4.375% Senior Notes due 2030 (the “2030 Notes” and, together with the 2026 Notes, the “Notes”). The 2026 Notes and the 2030 Notes are each referred to herein as a “series” of Notes.
Sands China issued the Outstanding Notes, and will issue the Notes, under an indenture, dated June 4, 2020, as it may be amended or supplemented from time to time (the “Indenture”), between Sands China and the U.S. Bank National Association, as trustee (the “Trustee”). Except as set forth herein, the terms of the Notes include those set forth in the Indenture and those made part of the Indenture pursuant to the Trust Indenture Act of 1939, as amended.
The terms of the Notes are identical in all material respects to the terms of the Outstanding Notes, except the Notes will be registered under the Securities Act and will not have any of the transfer restrictions, any of the registration rights provisions and certain inapplicable interest provisions relating to the Outstanding Notes. In addition, the Notes will bear different CUSIP and/or ISIN numbers than the corresponding series of Outstanding Notes. The Notes will evidence the same debt as the Outstanding Notes exchanged therefor. The initial interest payment on the Notes will include all accrued and unpaid interest on the Outstanding Notes exchanged therefor, and no separate payment of accrued and unpaid interest will be made with respect to any Outstanding Notes that are exchanged in the exchange offer.
The exchange offer is being made to satisfy Sands China’s obligations under a registration rights agreement. The Trustee will authenticate and deliver Notes for original issue only in exchange for a like principal amount of Outstanding Notes of the corresponding series. Any Outstanding Notes that remain outstanding after the consummation of the exchange offer, together with the Notes of the corresponding series, will be treated as a single class of securities under the Indenture. Accordingly, all references in this section to specified percentages in aggregate principal amount of outstanding Notes shall be deemed to mean, at any time after the exchange offer is consummated, such percentage in aggregate principal amount of the Outstanding Notes and the Notes outstanding.
The terms of the Notes will include those stated in the Indenture. The following description is a summary of the material provisions of the Indenture as applicable to the Outstanding Notes and the Notes. This summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture and the Notes. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the Notes. A copy of the Indenture is filed as an exhibit to the registration statement of which this prospectus forms a part and copies of the Indenture are available as set forth below under “Where You Can Find More Information.” Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the Indenture.
The registered holder of a Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

Brief Description of the Notes

General Terms
The Notes:
•will be senior notes;
•will be redeemable at Sands China’s option prior to maturity as described in “—Optional Redemption” and “—Redemption for Tax Reasons,” below;
•will not require Sands China to repurchase the Notes at the option of the holder, except pursuant to a repurchase offer upon the occurrence of a Change of Control Triggering Event or an Investor Put Option Triggering Event;
•will not have any provision for a sinking fund; and
•will be issued in denominations of US$200,000 and integral multiples of US$1,000 in excess of US$200,000.

Ranking
The Notes:
•will be general unsecured obligations of Sands China;
•will rank pari passu with all of Sands China’s existing and future senior Indebtedness;
•will be effectively subordinated to all of Sands China’s existing and future secured Indebtedness to the extent of the value of the collateral securing such Indebtedness; and
•will be effectively senior in right of payment to the obligations of Sands China with respect to any existing and future subordinated Indebtedness and any related guarantees thereon.
None of Sands China’s Subsidiaries will guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of Sands China’s Subsidiaries, the Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to Sands China. As of June 30, 2020, we had US$7.0 billion of unsecured borrowings outstanding under the Senior Notes and US$2.02 billion of available borrowing capacity under the 2018 SCL Revolving Facility.

Principal, Maturity and Interest

General
Sands China will issue up to US$800,000,000 in aggregate principal amount of 2026 Notes and up to US$700,000,000 in aggregate principal amount of 2030 Notes in this exchange offer.
Sands China may issue additional Notes of each series under the Indenture from time to time after this exchange offer. Any issuance of additional Notes of a series will be subject to all of the covenants in the Indenture; provided that, if any issuance of additional Notes of a series is not fungible with the Outstanding Notes of the corresponding series issued on the Issue Date for United States federal income tax purposes, such additional Notes shall have different CUSIP and other identifying numbers than any previously issued Notes of such series but shall otherwise be treated as a single class with all other Notes of such series issued under the Indenture.
The 2026 Notes will mature on January 8, 2026 and the 2030 Notes will mature on June 18, 2030.
Interest on the 2026 Notes will accrue at the rate of 3.800% per annum and interest on the 2030 Notes will accrue at the rate of 4.375% per annum.
Interest on the 2026 Notes is payable semi-annually in arrears on January 8 and July 8, with the first interest payment date being January 8, 2021. Interest on the 2030 Notes is payable semi-annually in arrears on December 18 and June 18, with the first interest payment date being December 18, 2020.
Interest on each series of Notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Interest Rate Adjustment
The interest rate payable on each series of Notes will be subject to adjustments from time to time if any of Fitch, S&P or Moody’s (each, an “Applicable Rating Agency,” and collectively, the “Applicable Rating Agencies”) (or, if two of the three Applicable Rating Agencies ceases to rate a series of Notes or fails to make a rating of a series of Notes publicly available for reasons outside Sands China’s control, another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by Sands China pursuant to the definition of “Rating Agencies” below (a “Substitute Rating Agency”)) downgrades (or downgrades and subsequently upgrades) the credit rating assigned to such Notes, in the manner described below.
If the rating from any one or more of the Applicable Rating Agencies of a series of Notes is decreased to a rating set forth in the immediately following tables, the interest rate on such Notes will increase such that it will equal the interest rate payable on such Notes on the date of their initial issuance plus the percentage set forth opposite the ratings from the tables below; provided that only the two lowest ratings assigned to the Notes (based on the gradations set forth in the immediately following tables) will be taken into account for purposes of any interest rate adjustment:

Fitch Rating*	Percentage
BB+	0.25%
BB	0.50%
BB–	0.75%
B+ or below	1.00%
_____________
* Including the equivalent ratings of any Substitute Rating Agency.

S&P Rating*	Percentage
BB+	0.25%
BB	0.50%
BB–	0.75%
B+ or below	1.00%
_____________
* Including the equivalent ratings of any Substitute Rating Agency.

Moody’s Rating*	Percentage
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%
_____________
* Including the equivalent ratings of any Substitute Rating Agency.

If at any time the interest rate on a series of Notes has been increased and any of the Applicable Rating Agencies (or any Substitute Rating Agency therefor), as the case may be, subsequently upgrades its rating of such Notes to or above any of the threshold ratings set forth above, the interest rate on such Notes will be adjusted such that the interest rate for such Notes equals the interest rate payable on such Notes on the date of their initial issuance plus (if applicable) the percentages set forth opposite the ratings from the tables above with respect to the two lowest ratings assigned to such Notes (based on the gradations set forth in the tables above) at that time. If at any time after an interest rate adjustment has occurred at least two of the Applicable Rating Agencies (or any Substitute Rating Agency therefor) increase their ratings assigned to the Notes to Baa3, BBB- or BBB- or higher, as the case may be, the interest rate payable on such Notes will be decreased to the interest rate payable on such Notes on the date of their initial issuance.
In addition, the interest rate on a series of Notes will permanently cease to be subject to any adjustment described above, notwithstanding any subsequent downgrade, if such Notes become rated BBB+ (or Baa1 with respect to Moody’s) or higher, as the case may be, by any two of the Applicable Rating Agencies (or any Substitute Rating Agency therefor), or one of these ratings if such Notes are only rated by one Applicable Rating Agency.
Each adjustment required by any downgrade or upgrade in a rating set forth above, whether occasioned by the action of an Applicable Rating Agency (or a Substitute Rating Agency therefor), shall be made independent of any and all other adjustments. In no event shall (1) the interest rate for a series of Notes be reduced to below the interest rate payable on such Notes on the date of their initial issuance or (2) the total increase in the interest rate on a series of Notes exceed 2.00% above the interest rate payable on such Notes on the date of their initial issuance.
If at any time only one Applicable Rating Agency provides a rating of a series of Notes, Sands China will use its commercially reasonable efforts to obtain a rating of such Notes from a Substitute Rating Agency, to the extent one exists, and if a Substitute Rating Agency exists, for purposes of determining any increase or decrease in the interest rate on such Notes pursuant to the tables above (a) such Substitute Rating Agency will be substituted for the last Applicable Rating Agency to provide a rating of such Notes but which has since ceased to provide such rating, (b) the relative rating scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by Sands China and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Rating Agency, such ratings will be deemed to be the equivalent ratings used by Fitch, S&P or Moody’s, as applicable, in such table and (c) the interest rate on such Notes will increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on such Notes on the date of their initial issuance plus the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (b) above) (plus any applicable percentage resulting from a decreased rating by another Applicable Rating Agency).
For so long as only one Applicable Rating Agency provides a rating of a series of Notes, any subsequent increase or decrease in the interest rate of such series of Notes necessitated by a reduction or increase in the rating by the Applicable Rating Agency providing the rating shall be twice the percentage set forth in the applicable table above. For so long as no Applicable Rating Agency (or a Substitute Rating Agency therefor) provides a rating of a series of Notes, the interest rate on the Notes of such series will increase to, or remain at, as the case may be, 2.00% above the interest rate payable on such Notes on the date of their initial issuance.
Any interest rate increase or decrease described above will take effect from the first interest payment date following the date on which a rating change occurs that requires an adjustment in the interest rate. As such, interest will not accrue at such increased or decreased rate until the next interest payment date following the date on which a rating change occurs. If an Applicable Rating Agency (or a Substitute Rating Agency therefor) changes its rating of a series of the Notes more than once prior to any particular interest payment date, the last change by such agency prior to such interest payment date will control for purposes of any interest rate increase or decrease with respect to such Notes described above relating to such Applicable Rating Agency’s action. If the interest rate payable on a series of Notes is increased as described above, the term “interest,” as used with respect to such Notes, will be deemed to include any such additional interest unless the context otherwise requires.

Methods of Receiving Payments on the Notes
All payments on the Notes will be made by wire by the applicable paying agent and applicable registrar unless Sands China elects to make interest payments by check mailed to the holders of the Notes at their addresses set forth in the applicable register of holders.

Paying Agent and Registrar for the Notes
U.S. Bank National Association will initially act as paying agent and registrar with respect to each series of Notes. Sands China may change the paying agents and the registrars without prior notice to the holders of the Notes, and Sands China or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange
A holder may transfer or exchange Notes in accordance with the provisions of the Indenture. The applicable registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. Sands China will not be required to transfer or exchange any Note selected for redemption. Also, Sands China will not be required to transfer or exchange any Note of a series for a period of 15 days before the delivery of a notice of redemption of Notes of such series to be redeemed.

Additional Amounts
All payments by or on behalf of Sands China or the surviving entity described under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” (the “Surviving Person”) under or with respect to (including any principal of, and premium (if any) and interest on) the Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges (including, without limitation, penalties, interest and other similar liabilities related thereto) of whatever nature (“Taxes”) imposed or levied by or within any jurisdiction in which Sands China or the Surviving Person is or is deemed to be organized, resident or doing business for tax purposes or any jurisdiction from or through which payment is made or deemed made (including the jurisdiction of any paying agent), or, in each case, any political subdivision or taxing authority thereof or therein (each, as applicable, a “Relevant Jurisdiction”), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law.
In the event that any such withholding or deduction is so required, Sands China or the Surviving Person, as the case may be, will make such withholding or deduction, make payment of the amount so withheld or deducted to the appropriate governmental authority as required by applicable law and pay such additional amounts (“Additional Amounts”) as will result in receipt of the amounts that would have been received had no such withholding or deduction been required; provided that no Additional Amounts will be payable with respect to any Note:

(1)for or on account of:
(a)any Taxes that would not have been imposed but for:

(i)the existence of any present or former connection between the holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possession of power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, a trust, a partnership, or a corporation) of such Note, as the case may be, and the Relevant Jurisdiction, including without limitation, such holder or beneficial owner being or having been a citizen, domiciliary or resident of such Relevant Jurisdiction, being or having been treated as a resident of such Relevant Jurisdiction, being or having been present or engaged in a trade or business in such Relevant Jurisdiction or having or having had a permanent establishment in such Relevant Jurisdiction, other than any connection arising from the mere receipt, ownership, holding or disposition of the Notes or the receipt of payments thereunder or merely by reason of the exercise or enforcement of rights under any Notes;
(ii)the presentation of such Note (where presentation is required) more than 30 days after the later of the date on which the payment of the principal of, premium (if any) or interest on, such Note became due and payable pursuant to the terms thereof or was made or duly provided for, except to the extent that the holder thereof would have been entitled to such Additional Amounts if it had presented such Note for payment on any date within such 30-day period;
(iii)the failure of the holder or beneficial owner of such Note to comply with a timely request of Sands China or the Surviving Person addressed to such holder or beneficial owner to provide information or other evidence concerning such holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Jurisdiction; or
(iv)the presentation of any Note for payment by or on behalf of a holder of Notes who would have been able to avoid such withholding or deduction by presenting the relevant Note to another paying agent;
(b)any estate, inheritance, gift, sales, transfer, personal property or similar Tax or any excise Tax imposed on the transfer of Notes;
(c)any Taxes that are payable other than by withholding or deduction from payments of principal of, or premium (if any) or interest on the Note;
(d)any tax, duty, assessment or other governmental charge which is required to be deducted or withheld under Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, or any amended or successor versions of such Sections (“FATCA”), any regulations or other guidance thereunder, or any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA; or
(e)any combination of Taxes referred to in the preceding clauses (a), (b), (c) and (d); or
(2)with respect to any payment of the principal of, or premium (if any) or interest on, a Note to or for the account of a fiduciary, partnership, limited liability company or other fiscally transparent entity or any other person (other than the sole beneficial owner of such payment) to the extent that a beneficiary or settlor with respect to that fiduciary, or a partner or member of that partnership or an interest holder in that limited liability company or fiscally transparent entity or a beneficial owner with respect to such other person, as the case may be, would not have been entitled to such Additional Amounts had such beneficiary, settlor, partner, member, interest holder or beneficial owner held directly the Note with respect to which such payment was made.
In addition to the foregoing, Sands China and the Surviving Person will pay and indemnify the holder for any present or future stamp, issue, registration, court, property or documentary taxes, or any other excise or property taxes, charges or similar levies or taxes (including without limitation, interest and penalties with respect thereto) levied by any Relevant Jurisdiction on the execution, delivery, registration or enforcement of any of the Notes, the Indenture or any other document or instrument referred to therein or on the receipt of any payments with respect thereto (limited, solely in the case of taxes attributable to the receipt of any payments with respect thereto, to any such taxes imposed in a Relevant Jurisdiction that are not excluded under clauses (1)(a) through (c) (or any combination thereof) or clause (2)).
If Sands China or the Surviving Person, as the case may be, becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to any series of Notes, Sands China or the Surviving Person, as the case may be, will deliver to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises, or Sands China or the Surviving Person becomes aware of such obligation, after the 30th day prior to that payment date, in which case Sands China or the

Surviving Person, as the case may be, shall notify the Trustee promptly thereafter) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be payable. The Officer’s Certificate must also set forth any other information reasonably necessary to enable the paying agents to pay Additional Amounts to holders on the relevant payment date. The Trustee shall be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary and shall not be responsible for the calculation of any Additional Amounts. Upon request, Sands China or the Surviving Person will provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts.
Sands China or the Surviving Person will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant tax authority in accordance with applicable law. Sands China or the Surviving Person will provide to the Trustee an official receipt or, if official receipts are not obtainable, other documentation reasonably satisfactory to the Trustee evidencing the payment of any Taxes so deducted or withheld. Upon request, the Trustee will make available to holders copies of those receipts or other documentation, as the case may be. The Trustee will not be responsible for ensuring that the withholding and deduction of any amount has been properly made.
Whenever there is mentioned in any context the payment of principal of, and any premium or interest on, any Note, such mention will be deemed to include payment of Additional Amounts provided for in the Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
The above obligation will survive any termination, defeasance or discharge of the Indenture, any transfer by a holder or beneficial owner of its Notes, and will apply, mutatis mutandis, to any jurisdiction in which any successor Person to Sands China is or is deemed to be organized, resident or doing business for tax purposes or any jurisdiction from or through which payment is made or deemed made.

Optional Redemption

2026 Notes
At any time prior to December 8, 2025, Sands China may on any one or more occasions redeem all or part of the 2026 Notes at a redemption price equal to the greater of:
•100% of the principal amount of the 2026 Notes to be redeemed; and
•as determined by an Independent Investment Banker, the sum of the present values of all remaining scheduled payments of principal and interest on the 2026 Notes to and including the applicable Par Call Date (not including any portion of such payments of interest accrued to, but excluding, the date of redemption), in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points;
plus, in either of the above cases, accrued and unpaid interest to, but excluding, the date of redemption.
Except pursuant to the preceding paragraph and as set forth under “—Redemption for Tax Reasons,” the 2026 Notes will not be redeemable at Sands China’s option prior to the applicable Par Call Date.
On or after the applicable Par Call Date, Sands China may on any one or more occasions redeem all or a part of the 2026 Notes at a redemption price equal to 100% of the principal amount of the 2026 Notes being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption.
In the case of any redemption described above, such redemption will be subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or before the date of redemption.

2030 Notes
At any time prior to March 18, 2030, Sands China may on any one or more occasions redeem all or part of the 2030 Notes at a redemption price equal to the greater of:
•100% of the principal amount of the 2030 Notes to be redeemed; and
•as determined by an Independent Investment Banker, the sum of the present values of all remaining scheduled payments of principal and interest on the 2030 Notes to and including the applicable Par Call Date (not including any portion of such payments of interest accrued to, but excluding, the date of redemption), in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points;
plus, in either of the above cases, accrued and unpaid interest to, but excluding, the date of redemption.

Except pursuant to the preceding paragraph and as set forth under “—Redemption for Tax Reasons,” the 2030 Notes will not be redeemable at Sands China’s option prior to the applicable Par Call Date.
On or after the applicable Par Call Date, Sands China may on any one or more occasions redeem all or a part of the 2030 Notes at a redemption price equal to 100% of the principal amount of the 2030 Notes being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption.
In the case of any redemption described above, such redemption will be subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or before the date of redemption.

Definitions and Procedures
For purposes of the preceding sections entitled “—2026 Notes” and “—2030 Notes”:
“Adjusted Treasury Rate” means, with respect to any redemption date:
•the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or
•if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date or, in the case of a satisfaction and discharge or a defeasance, on the third Business Day prior to the date on which Sands China deposits the amount required under the Indenture.
“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the relevant series of Notes (assuming for this purpose that the Notes of such series mature on the applicable Par Call Date) (the “Remaining Life”) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life.
“Comparable Treasury Price” means (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by Sands China.
“Par Call Date” means (1) in the case of the 2026 Notes, December 8, 2025 (one month prior to the maturity date) and (2) in the case of the 2030 Notes, March 18, 2030 (three months prior to the maturity date).
“Reference Treasury Dealer” means any primary U.S. government securities dealer in New York City selected by Sands China.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date or, in the case of a satisfaction and discharge or a defeasance, on the third Business Day prior to the date on which Sands China deposits the amount required under the Indenture.
Sands China will prepare and give, or cause to be given, a notice of redemption to each holder of Notes of a series to be redeemed at least 15 and not more than 60 calendar days prior to the date fixed for redemption. Notice of any such redemption may, at the discretion of Sands China, be subject to the satisfaction of one or more conditions precedent, including in connection with any corporate transaction. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in

Sands China’s discretion, the redemption date may be delayed until such time (provided, however, that any delayed redemption date shall not be more than 60 days after the date the relevant notice of redemption was sent) as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date or by the redemption date as so delayed. In addition, Sands China may provide in such notice that payment of the redemption price and performance of Sands China’s obligations with respect to such redemption may be performed by another Person.
Unless Sands China defaults in the payment of the redemption price, and subject to any condition as specified as in the relevant redemption notice, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
In connection with a discharge or defeasance of Sands China’s obligations under the Indenture, Sands China may deliver a notice of redemption more than 60 days in advance of the date of redemption. See “—Satisfaction and Discharge.”

Redemption for Tax Reasons
Any series of Notes may be redeemed, at the option of Sands China, as a whole but not in part, upon giving not less than 15 days’ nor more than 60 days’ notice to the holders (which notice will be irrevocable), at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding, the date fixed by Sands China or the Surviving Person, as the case may be, for redemption if, as a result of:
(1)any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of a Relevant Jurisdiction affecting taxation; or
(2)any change in, or amendment to, an existing official position, or the stating of an official position, regarding the application, administration or interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application or interpretation is proposed and becomes effective or, in the case of an official positions, is announced, on or after (i) with respect to Sands China, the date of the Indenture or (ii) with respect to any Surviving Person, the date such Surviving Person becomes a Surviving Person with respect to any payment due or to become due under the relevant series of Notes or the Indenture, Sands China or the Surviving Person, as the case may be, is, or on the next interest payment date will be, required to pay Additional Amounts, and such requirement cannot be avoided by Sands China or the Surviving Person, as the case may be, taking reasonable measures available to it; provided that changing the jurisdiction of incorporation of Sands China or any Subsidiary shall not be considered a reasonable measure; and provided, further, that no such notice of redemption will be given earlier than 90 days prior to the earliest date on which Sands China or the Surviving Person, as the case may be, would be obligated to pay such Additional Amounts if a payment in respect of the relevant series of Notes were then due and unless at the time such notice is given, the obligation to pay Additional Amounts remains in effect.
Prior to the delivery of any notice of redemption of a series of Notes pursuant to the foregoing, Sands China or the Surviving Person, as the case may be, will deliver to the Trustee:
(1)an Officer’s Certificate stating that such change or amendment referred to in the prior paragraph has occurred, describing the facts related thereto and stating that such requirement cannot be avoided by Sands China or the Surviving Person, as the case may be, taking reasonable measures available to it; and
(2)an opinion of counsel of recognized international standing to the effect that the requirement to pay such Additional Amounts results from the circumstances referred to in the prior paragraph.
The Trustee will accept such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the holders of the relevant series of Notes.
Any Notes that are redeemed will be canceled.

No Mandatory Redemption
Sands China is not required to make mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, Sands China may be required to offer to repurchase Notes as described under the caption “—Repurchase at the Option of Holders—Change of Control” and “—Investor Put Option.”

Open Market Purchases and Cancelation of Notes
Sands China or any Subsidiary may purchase any of the Notes in the open market or by tender or by any other means at any price, as long as such acquisition does not otherwise violate the terms of the Indenture. All Notes purchased or otherwise redeemed by Sands China will be canceled and any Notes purchased or otherwise redeemed by Sands China or any Subsidiary will not be reissued or resold to any Person other than Sands China or a Subsidiary.

Repurchase at the Option of Holders

Change of Control
If a Change of Control Triggering Event occurs, each holder of the Notes will have the right to require Sands China to repurchase all or any part (equal to US$200,000 or an integral multiple of US$1,000 in excess of US$200,000) of that holder’s Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, Sands China will offer a payment (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes repurchased to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent Sands China has previously or concurrently elected to redeem the applicable Notes in full as described under “—Optional Redemption” or “—Redemption for Taxation Reasons.”
Within ten days following any Change of Control Triggering Event, Sands China will deliver a notice to each holder of the Notes with a copy to the Trustee describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase Notes on the date (the “Change of Control Payment Date”) specified in the notice, which date will be no earlier than 15 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by the Indenture and described in such notice.
On the Change of Control Payment Date, Sands China will, with respect to the relevant series of Notes, to the extent lawful:
(1)accept for payment all Notes of such series or portions of Notes of such series properly tendered pursuant to the Change of Control Offer;
(2)deposit with the applicable paying agent an amount equal to the Change of Control Payment in respect of all Notes of such series or portions of Notes of such series properly tendered; and
(3)deliver or cause to be delivered to the Trustee the Notes of such series properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes of such series or portions of Notes of such series being purchased by Sands China.
The applicable paying agent will promptly deliver to each holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and deliver (or cause to be transferred by book-entry) to each holder a Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. Sands China will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
A Change of Control Offer may be made in advance of a Change of Control Triggering Event, and conditioned upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.
Except as described above with respect to a Change of Control Triggering Event, the Indenture will not contain provisions that permit the holders of the Notes to require that Sands China repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.
Sands China will not be required to make a Change of Control Offer with respect to the relevant series of Notes upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by Sands China and purchases all Notes of such series properly tendered and not withdrawn under the Change of Control Offer or (2) a notice of redemption has been given pursuant to the Indenture as described above under the captions “—Optional Redemption” or “—Redemption for Tax Reasons,” pursuant to which Sands China has exercised its right to redeem the Notes of such series in full, unless and until there is a default in payment of the applicable redemption price.
If holders of not less than 90% in aggregate principal amount of the outstanding Notes of any series validly tender and do not withdraw such Notes in a Change of Control Offer and Sands China, or any third party making such an offer in lieu of Sands China as described above, purchases all of such Notes properly tendered and not withdrawn by such holders, Sands China or such third party will have the right, upon not less than 15 days’ nor more than 60 days’ prior notice, provided that such notice is given not more than 30 days following such repurchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase on a date specified in such notice (the “Second Change of Control Payment Date”) and at a price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest on the Notes repurchased to, but excluding, the Second Change of Control Payment Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Sands China and its Subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require Sands China to repurchase its Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Sands China and its Subsidiaries, taken as a whole, to another Person or group may be uncertain.
The agreements governing other Indebtedness of Sands China and its Subsidiaries contain, and future agreements of Sands China and its Subsidiaries may contain, prohibitions of certain events, including events that would constitute a Change of Control Triggering Event and including repurchases of or other prepayments in respect of the Notes. The exercise by the holders of Notes of their right to require Sands China to repurchase the Notes upon a Change of Control Triggering Event may cause a default under these other agreements, even if the Change of Control Triggering Event itself does not. In the event a Change of Control Triggering Event occurs at a time when Sands China is prohibited from purchasing the Notes, Sands China could seek the consent of its senior lenders to the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If Sands China does not obtain a consent or repay those borrowings, Sands China will breach the terms of such borrowings by purchasing the Notes. In that case, Sands China’s failure to purchase tendered Notes may constitute an Event of Default under the Indenture which could, in turn, constitute a default under the other Indebtedness. Finally, Sands China’s ability to pay cash to the holders of Notes upon a repurchase as well as its ability to refinance any borrowings from senior lenders may be limited by Sands China’s then existing financial resources. See “Risk Factors—Risks Related to the Notes—We may not be able to repurchase the Notes upon the occurrence of certain events.”

Investor Put Option
If an Investor Put Option Triggering Event occurs, each holder of the Notes will have the right to require Sands China to repurchase all or any part of such holder’s Notes pursuant to an Investor Put Option Offer (as defined below) on the terms set forth in the Indenture. In the Investor Put Option Offer, Sands China will offer to purchase the Notes at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, and Additional Amounts, if any, to, but excluding, the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent Sands China has previously or concurrently elected to redeem the applicable Notes in full as described under “—Optional Redemption” or “—Redemption for Taxation Reasons.”
Within ten days following the occurrence of an Investor Put Option Triggering Event, Sands China shall deliver a notice (an “Investor Put Option Offer”) to each holder of the Notes with a copy to the Trustee and the applicable paying agent stating:
(1)that an Investor Put Option Triggering Event has occurred and that such holder has the right to require Sands China to repurchase such holder’s Notes at a repurchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, and Additional Amounts, if any, to, but excluding, the date of repurchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date);
(2)the repurchase date (which shall be no earlier than 15 days nor later than 60 days from the date such notice is delivered); and
(3)the instructions determined by Sands China, consistent with this covenant, that a holder must follow in order to have its Notes repurchased.
On the date of repurchase pursuant to an Investor Put Option Offer, Sands China will, with respect to the relevant series of Notes, to the extent lawful:
(1)accept for payment all Notes of such series or portions of Notes of such series properly tendered pursuant to the Investor Put Option Offer;
(2)deposit with the applicable paying agent an amount equal to the repurchase price, plus accrued and unpaid interest, if any, and Additional Amounts, if any, to, but excluding, the date of repurchase (the “Investor Put Option Payment”), in respect of all Notes of such series or portions of Notes of such series properly tendered; and

(3)deliver or cause to be delivered to the Trustee, the Notes of such series properly accepted together with an officer’s certificate stating the aggregate principal amount of Notes of such series or portions of Notes of such series being purchased by Sands China.
The applicable paying agent will promptly deliver to each holder of Notes properly tendered the Investor Put Option Payment for such Notes, and the Trustee will promptly authenticate and deliver (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes of such series surrendered, if any.
The provisions described above that require Sands China to make an Investor Put Option Offer following an Investor Put Option Triggering Event will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to an Investor Put Option Triggering Event, the Indenture does not contain provisions that permit the holders of the Notes to require that Sands China repurchase or redeem the Notes in the event of a termination, rescission or expiration of any gaming license held by Sands China and its Subsidiaries.
Sands China will not be required to make an Investor Put Option Offer with respect to the relevant series of Notes upon an Investor Put Option Triggering Event if (1) a third party makes the Investor Put Option Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to an Investor Put Option Offer made by Sands China and purchases all Notes of such series properly tendered and not withdrawn under the Investor Put Option Offer, or (2) notice of redemption has been given in accordance with the terms of the Indenture, as described above under the caption “—Optional Redemption” or “—Redemption for Taxation Reasons,” pursuant to which Sands China has exercised its right to redeem the Notes of such series in full, unless and until there is a default in payment of the applicable redemption price.
Notes repurchased by Sands China pursuant to an Investor Put Option Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of Sands China. Notes purchased by a third party pursuant to the preceding paragraph will have the status of Notes issued and outstanding.
The agreements governing other Indebtedness of Sands China and its Subsidiaries contain, and future agreements of Sands China and its Subsidiaries may contain, prohibitions of certain events, including events that would constitute an Investor Put Option Triggering Event and including repurchases of or other prepayments in respect of the Notes. The exercise by the holders of Notes of their right to require Sands China to repurchase the Notes upon an Investor Put Option Triggering Event may cause a default under these other agreements, even if the Investor Put Option Triggering Event itself does not. In the event an Investor Put Option Triggering Event occurs at a time when Sands China is prohibited from purchasing the Notes, Sands China could seek the consent of its senior lenders to the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If Sands China does not obtain a consent or repay those borrowings, Sands China will breach the terms of such borrowings by purchasing the Notes. In that case, Sands China’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture which could, in turn, constitute a default under the other Indebtedness. Finally, Sands China’s ability to pay cash to the holders of Notes upon a repurchase as well as its ability to refinance any borrowings from senior lenders may be limited by Sands China’s then existing financial resources. See “Risk Factors—Risks Related to the Notes—We may not be able to repurchase the Notes upon the occurrence of certain events.”

Compliance with Securities Laws
To the extent that the provisions of any applicable securities laws or regulations conflict with the Change of Control or Investor Put Option provisions of the Indenture, Sands China will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under these provisions of the Indenture by virtue of such compliance.

Selection and Notice
If with respect the relevant series of Notes, fewer than all of the Notes of such series are to be redeemed at any time, the Trustee will select Notes for redemption on a pro rata basis, by lot or by any other method the Trustee deems fair and appropriate, unless otherwise required by law or applicable stock exchange or depositary requirements. No Notes of US$200,000 or less can be redeemed or purchased in part. However, if with respect to the relevant series of Notes, all of the Notes of such series of a holder are to be redeemed or purchased, the entire outstanding amount of Notes of such series held by such holder, even if less than US$200,000, will be redeemed or purchased.
Notices of redemption or purchase will be delivered at least 15 but not more than 60 days before the redemption or purchase date to each holder of Notes to be redeemed or purchased at its registered address, except that redemption or purchase notices may be delivered more than 60 days prior to a redemption or purchase date if the notice is issued in connection with a defeasance of the applicable Notes or a satisfaction and discharge of the Indenture.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder of a Note upon cancelation of the original Note. Notes called for redemption become due on the date fixed for redemption, subject to the satisfaction of any condition specified in the relevant redemption notice. On and after the redemption date (and subject to the satisfaction of any condition specified in the relevant redemption notice), interest ceases to accrue on Notes or portions of Notes called for redemption.

Certain Covenants
Except as set forth below, neither Sands China nor any of its Subsidiaries will be restricted by the Indenture from:
•incurring any indebtedness or other obligation;
•incurring any Liens;
•entering into any Sale and Leaseback Transactions; or
•disposing of any assets.
In addition, neither Sands China nor any of its Subsidiaries will be restricted by the Indenture from making any investments, including acquisitions, paying dividends or making distributions on the Capital Stock of Sands China or of such Subsidiaries or purchasing or redeeming Capital Stock of Sands China or such Subsidiaries. Sands China will not be required to maintain any financial ratios or specified levels of net worth or liquidity or to repurchase or redeem or otherwise modify the terms of any of the Notes upon a change of control or other events involving Sands China or any of its Subsidiaries which may adversely affect the creditworthiness of the Notes, except to the limited extent provided under “—Repurchase at the Option of Holders—Change of Control.” Among other things, the Indenture will not contain covenants designed to afford holders of the Notes any protections in the event of a highly leveraged or other transaction involving Sands China that may adversely affect holders of the Notes, except to the limited extent provided below and under “—Repurchase at the Option of Holders—Change of Control.”

Limitations on Liens
Neither Sands China nor any Subsidiary will, directly or indirectly, incur, assume or guarantee any Indebtedness secured by a Lien on any Principal Property (or the Capital Stock of any Subsidiary that owns a Principal Property), unless Sands China secures the Notes equally and ratably with (or at the option of Sands China, prior to) the Indebtedness secured by such Lien for so long as such Indebtedness is secured. Any Lien that is granted to secure the Notes under this covenant shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Notes under this covenant
The foregoing restrictions do not apply to Indebtedness that is secured by:
(1)Liens existing on the Issue Date;
(2)Liens created in connection with a project financed with, and created to secure, a Nonrecourse Obligation;
(3)Liens on any property or Capital Stock of a Person existing at the time the Person becomes a Subsidiary or Liens in existence at the time of the acquisition of the assets encumbered thereby (including, in each case, without limitation, acquisition through merger or consolidation), in each case, which were not incurred in anticipation thereof;
(4)Liens on property or Capital Stock acquired, constructed, altered, improved or repaired by Sands China or any Subsidiary and created prior to, at the time of, or within 360 days (or thereafter if such Lien is created pursuant to a binding commitment entered into prior to, at the time of or within 360 days) after such acquisition (including, without limitation, acquisition through merger or consolidation), construction, alteration, improvement or repair (or the completion of such construction, alteration, improvement or repair or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of all or any part of the price thereof so long as such Liens are no greater than the payment or price, as the case may be, for the property or Capital Stock acquired, constructed, altered, improved or repaired (plus an amount equal to any fees, expenses or other costs payable in connection therewith);
(5)Liens securing Indebtedness or other obligations of a Subsidiary owing to Sands China or another Subsidiary; and
(6)Liens in favor of Sands China or its Subsidiaries. The foregoing restrictions do not apply to extensions, renewals or replacements of any Indebtedness (and for the avoidance doubt, any successive extensions, renewals or replacements of such Indebtedness) secured by the foregoing types of Liens, so long as the principal amount of Indebtedness secured thereby shall not exceed the amount of Indebtedness existing at the time of such extension, renewal or replacement (plus an amount equal to any premiums, accrued interest, fees, expenses or other costs payable in connection therewith).
For the avoidance of doubt, an increase in the amount of Indebtedness in connection with any accrual of interest, accretion of accreted value, amortization of original issue discount, payment of interest in the form of additional Indebtedness with the same terms, and accretion of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness, shall not constitute an assumption, incurrence or guarantee for the purposes of this covenant, so long as the original Liens securing such Indebtedness were permitted under the Indenture.
Notwithstanding the foregoing restrictions, without securing the Notes as described above, Sands China and its Subsidiaries may, directly or indirectly, incur, assume or guarantee any Indebtedness secured by Liens that this covenant would otherwise restrict if the sum of (i) the aggregate of all Indebtedness secured by such Liens and (ii) any Attributable Debt (as defined below) related to any permitted sale and leaseback arrangement (see “—Limitations on Sale and Leaseback Transactions”) does not exceed the greater of (i) 15.0% of Sands China’s total Consolidated Net Assets (as defined below) and (ii) US$1.3 billion.
Any sale and leaseback arrangement incurred pursuant to clauses (1), (2), (4), (5) or (6) of the “—Limitation on Sale and Leaseback Transactions” covenant below shall be deemed to be permitted pursuant to this covenant.

Limitations on Sale and Leaseback Transactions
Neither Sands China nor any Subsidiary will enter into any arrangement with any person to lease a Principal Property (except for any arrangements that exist on the date the Notes are issued or that exist at the time any person that owns a Principal Property becomes a Subsidiary) which has been or is to be sold by Sands China or the Subsidiary to such person unless:
(1)the sale and leaseback arrangement involves a lease for a term of not more than three years;
(2)the sale and leaseback arrangement is entered into between or among Sands China and its Subsidiaries;
(3)Sands China or the Subsidiary would be entitled to incur Indebtedness secured by a Lien on the Principal Property at least equal in amount to the Attributable Debt permitted pursuant to the last paragraph under “—Limitations on Liens” without having to secure equally and ratably the Notes;
(4)the lease payment is created in connection with a project financed with, and such obligation constitutes, a Nonrecourse Obligation; or
(5)the proceeds of the sale and leaseback arrangement are at least equal to the fair market value (as determined by Sands China’s Board of Directors in good faith) of the Principal Property and Sands China applies within 180 days after the sale an amount equal to the greater of the net proceeds of the sale or the Attributable Debt associated with the Principal Property to (i) the retirement of long-term debt for borrowed money that is not subordinated to the Notes and that is not debt to Sands China or a Subsidiary, or (ii) the purchase, construction, improvement, expansion or development of other comparable property; or
(6)the sale and leaseback arrangement is entered into within 180 days after the initial acquisition of the Principal Property subject to the sale and leaseback arrangement.

“Attributable Debt” means, with regard to a sale and leaseback arrangement of a Principal Property, an amount equal to the lesser of: (a) the fair market value of the Principal Property (as determined in good faith by Sands China’s Board of Directors); or (b) the present value of the total net amount of rent payments to be made under the lease during its remaining term (excluding permitted extensions), discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually. The calculation of the present value of the total net amount of rent payments is subject to adjustments to be specified in Indenture.
“Consolidated Net Assets” means, as of any date of determination, the consolidated assets, after subtracting all current liabilities, as such amounts appear on Sands China’s most recent internally available consolidated balance sheet and computed in accordance with IFRS; provided, that Consolidated Net Assets will be calculated, at the election of Sands China, after giving pro forma effect to any investments, acquisitions or dispositions occurring outside the ordinary course of business and subsequent to the date of such balance sheet, as well as any transaction giving rise to the need to calculate Consolidated Net Assets (including the application of the proceeds therefrom, as applicable).
“Principal Property” means the real and tangible property which is owned and operated by Sands China or any Subsidiary having a gross book value in excess of US$300,000,000, provided that no such property will constitute a

Principal Property if the Board of Directors of Sands China has determined in good faith that such property is not of material importance to the total business conducted by Sands China and its Subsidiaries taken as a whole.

Merger, Consolidation or Sale of Assets
With respect to the relevant series of Notes, as long as any Notes of such series are outstanding, Sands China will not, directly or indirectly, (1) consolidate or merge with or into another Person (whether or not Sands China is the surviving entity) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Sands China and its Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:
(1)either (a) Sands China is the surviving entity or (b) the Person formed by or surviving any such consolidation or merger (if other than Sands China) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is an entity organized or existing under the laws of Hong Kong, Macao, Singapore, the Cayman Islands, the British Virgin Islands, Bermuda, the Isle of Man, the United States, any state of the United States or the District of Columbia;
(2)the Person formed by or surviving any such consolidation or merger (if other than Sands China) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of Sands China under the Notes of such Series and the Indenture pursuant to a supplemental indenture; and
(3)immediately after such transaction, no Default or Event of Default shall have occurred and is continuing.
For the avoidance of doubt, a pledge, mortgage, charge, lien, encumbrance, hypothecation or grant of any other security interest on an asset or property shall not be considered as a sale, assignment, transfer, conveyance or disposal of such asset or property.

Reports
(1) With respect to the relevant series of Notes, so long as any Notes of such series are outstanding and the ordinary shares of Sands China are listed on the HKSE and Las Vegas Sands is a reporting company under the Exchange Act, Sands China will file with the Trustee and furnish to the holders upon request, within 10 days after they are filed with the HKSE, true and correct copies of all financial and other reports in the English language filed with the HKSE.
(2) If, with respect to the relevant series of Notes, at any time in which Notes of such series are outstanding and the ordinary shares of Sands China are not listed on the HKSE and Las Vegas Sands is not a reporting company under the Exchange Act, Sands China will file with the Trustee and furnish to the holders upon request:
(a)within 120 days after the end of each fiscal year, an annual report in a form substantially similar to Sands China’s annual report for the year ended December 31, 2019 filed with the HKSE, including (A) a “Management Discussion and Analysis” of financial condition and results of operations and (B) consolidated financial statements (including statements of comprehensive income, financial position, changes in equity and cash flows) prepared in accordance with IFRS and audited by an internationally recognized firm of independent accountants;
(b)within 90 days after the end of the second quarter of each fiscal year, a semi-annual report in a form substantially similar to Sands China’s interim report for the six months ended June 30, 2019 filed with the HKSE, including (A) a “Management Discussion and Analysis” of financial condition and results of operations and (B) half-year consolidated financial statements (including statements of comprehensive income, financial position, changes in equity and cash flows) prepared in accordance with IFRS and reviewed pursuant to Hong Kong Standard on Review Engagements 2410 (or any comparable or successor provision) by an internationally recognized firm of independent accountants; and
(c)within 90 days after the end of the first and third quarter of each fiscal year, financial information in a form substantially similar to the financial information filed with the HKSE by Sands China for the most recently completed first or third fiscal quarter, as applicable.
Sands China’s reporting obligations under clauses (1) and (2) above will be satisfied in the event it timely posts such information to its website. In addition, the Indenture will permit Sands China to satisfy its obligations in this covenant with respect to clauses (1) and (2) above by furnishing the required information as part of a report by Las Vegas Sands or another direct or indirect parent entity, so long as (x) such filing presents the information required by this covenant on a stand-alone basis and includes an explanation in reasonable detail of the differences (if any) between the consolidated information relating to Las Vegas Sands or such other parent entity, on the one hand, and the information relating to Sands China and its Subsidiaries on a standalone basis, on the other hand, and (y) Sands China issues a press release to an internationally recognized wire service no fewer than three business days prior to the first public disclosure of the report by Las Vegas Sands or another direct or indirect parent entity announcing the date on which such report will become publicly available and directing noteholders, prospective investors, broker-dealers and securities analysts to contact the investor relations office of Sands China to obtain copies of such report.
So long as any Notes are outstanding, if at any time the ordinary shares of Sands China are not listed on the HKSE, Sands China will also:
(1)issue a press release to an internationally recognized wire service no fewer than three business days prior to the first public disclosure of the annual and semi-annual reports required by clause (2) of the preceding paragraph announcing the date on which such reports will become publicly available and directing noteholders, prospective investors, broker-dealers and securities analysts to contact the investor relations office of Sands China to obtain copies of such reports; and
(2)maintain a website to which noteholders, prospective investors, broker-dealers and securities analysts are given access and to which all of the reports required by this “Reports” covenant are posted (which requirement shall be satisfied if such reports are posted to the website of Sands China).
In addition, Sands China shall furnish to noteholders, prospective investors, broker-dealers and securities analysts, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes constitute “restricted securities” under Rule 144.

Events of Default and Remedies
Each of the following is an “Event of Default” with respect to each series of Notes:
(1)default for 30 days in the payment when due of interest on the Notes of such series;
(2)default in the payment when due (at maturity, upon redemption, repurchase or otherwise) of the principal of, or premium, if any, on the Notes of such series;
(3)failure by Sands China to comply with any payment obligations (including, without limitation, obligations as to the timing or amount of such payments) described under the caption “—Repurchase at the Option of Holders—Change of Control” or “—Repurchase at the Option of Holders—Investor Put Option;”
(4)failure by Sands China for 90 days after receipt of written notice from the Trustee or the holders of at least 25% in aggregate principal amount of the Notes of such series to comply with any of the other agreements in the Indenture not identified in clauses (1), (2) or (3) above;
(5)default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Sands China or any of its Significant Subsidiaries (or the payment of which is guaranteed by Sands China or any of its Significant Subsidiaries), whether such Indebtedness or guarantee existed on the date of the Indenture, or is created after the date of the Indenture, if that default results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates US$250.0 million or more (or the Dollar Equivalent thereof), if such acceleration is not annulled within 30 days after written notice from the Trustee or the holders of at least 25% in aggregate principal amount of the Notes of such series;
(6)failure by Sands China or any of its Significant Subsidiaries to pay final non-appealable judgments (not paid or covered by insurance as to which the relevant insurance company has not denied responsibility) rendered against Sands China or any Significant Subsidiary aggregating in excess of US$250.0 million (or the Dollar Equivalent thereof), which judgments are not paid, bonded, discharged or stayed for a period of 60 days; or
(7)certain events of bankruptcy or insolvency relating to Sands China and its Significant Subsidiaries described in the Indenture.
In the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes of the affected series will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes of an affected series may declare all the Notes of such series to be due and payable immediately.
Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding Notes of an affected series may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the applicable Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium, if any.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any holders of the applicable Notes unless such holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability, claim or expense. Except to enforce the right to receive payment of principal, interest or premium, if any, when due, no holder of a Note may pursue any remedy with respect to the Indenture or the applicable Notes unless:
(1)such holder has previously given the Trustee written notice that an Event of Default is continuing;
(2)holders of at least 25% in aggregate principal amount of the then outstanding Notes of such series have requested the Trustee to pursue the remedy;
(3)such holders have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability, claim or expense;
(4)the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and
(5)holders of a majority in aggregate principal amount of the then outstanding Notes of the relevant series have not given the Trustee a direction inconsistent with such request within such 60-day period.
The holders of a majority in aggregate principal amount of the then outstanding Notes of any series by notice to the Trustee may, on behalf of the holders of all of the Notes of such series, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes of such series.
Sands China is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, Sands China is required to promptly deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders
No past, present or future director, officer, employee, incorporator, organizer, equity holder or member of Sands China, as such, will have any liability for any obligations of Sands China under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the United States federal securities laws.

Legal Defeasance and Covenant Defeasance
Sands China may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes of such series (“Legal Defeasance”) except for:
(1)the rights of holders of outstanding Notes of such series to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust referred to below;
(2)Sands China’s obligations with respect to the Notes of such series concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;
(3)the rights, powers, trusts, duties and immunities of the Trustee and Sands China’s obligations in connection therewith; and
(4)the Legal Defeasance and Covenant Defeasance provisions of the Indenture.
In addition, Sands China may, at its option and at any time, elect to have the obligations of Sands China released with respect to certain covenants (including its obligation to make Change of Control Offers) that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes of the applicable series. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under the caption “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes of the applicable series.
In order to exercise either Legal Defeasance or Covenant Defeasance:
(1)Sands China must irrevocably deposit with the Trustee or its designee, in trust, for the benefit of the holders of the Notes of the applicable series, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of an internationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on, the outstanding Notes of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and Sands China must specify whether the Notes of such series are being defeased to such stated date for payment or to a particular redemption date;
(2)in the case of Legal Defeasance, Sands China must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) Sands China has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the beneficial owners of the outstanding Notes of the applicable series will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)in the case of Covenant Defeasance, Sands China must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the beneficial owners of the outstanding Notes of the applicable series will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);
(5)such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which Sands China is a party or by which any such Person is bound; and
(6)Sands China must deliver to the Trustee an Officer’s Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver
Except as provided in the next two succeeding paragraphs, the Indenture and the Notes of any series may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding of the applicable series (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes of such series), and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes of the applicable series may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding Notes of such series (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes of such series).
Without the consent of each holder of an outstanding Note of a series affected, an amendment, supplement or waiver may not:
(1)reduce the principal amount of Notes of such series whose holders must consent to an amendment, supplement or waiver;
(2)reduce the principal of or change the fixed maturity of any Note of such series or alter the provisions with respect to the redemption of the Notes of such series (other than provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders—Change of Control” except as set forth in clause (8) below);
(3)reduce the rate of or change the time for payment of interest on any Note of such series;
(4)waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the Notes of such series (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the then outstanding Notes of the applicable series and a waiver of the payment default that resulted from such acceleration);
(5)make any Note of such series payable in money other than that stated in the applicable Notes;
(6)make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, or interest or premium, if any, on, the Notes of such series;

(7)waive a redemption payment with respect to any Note of such series (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders— Change of Control” except as set forth in clause (8) below);
(8)amend, change or modify in any material respect the obligation of Sands China to make and consummate a Change of Control Offer with respect to the Notes of such series in respect of a Change of Control that has occurred; or
(9)make any change in the preceding amendment and waiver provisions.
Notwithstanding the preceding, without the consent of any holder of Notes, Sands China and the Trustee may amend or supplement the Indenture or the applicable Notes:
(1)to cure any ambiguity, defect or inconsistency;
(2)to provide for uncertificated Notes in addition to or in place of Certificated Notes;
(3)to provide for the assumption of Sands China’s obligations to holders of the applicable series of Notes in the case of a merger or consolidation or sale of all or substantially all of Sands China’s assets, as applicable;
(4)to make any change that would provide any additional rights or benefits to the holders of the applicable series of Notes or that does not adversely affect the legal rights under the Indenture of the holders in any material respect;
(5)to conform the text of the Indenture or the applicable Notes to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of a provision of such Indenture or Notes, which intent may be evidenced by an Officer’s Certificate to that effect;
(6)to provide for the issuance of Additional Notes of an applicable series in accordance with the limitations set forth in the Indenture as of the date of the Indenture;
(7)to evidence and provide for the acceptance of appointment by an applicable successor Trustee;
(8)to comply with the procedures of DTC, Euroclear or Clearstream;
(9)to allow a Person to Guarantee Sands China’s obligations under the Indenture and the applicable Notes by executing a supplemental indenture with respect to the applicable Notes (or to release any such Person from such a Guarantee as provided or permitted by the terms of the Indenture and such Guarantee); or
(10)to provide for the applicable Notes to become secured (or to release such security as permitted by the Indenture and the applicable security documents).

Satisfaction and Discharge
The Indenture for a series of Notes will be discharged and will cease to be of further effect as to all Notes of such series issued thereunder, when:
(1)either:
(a)all Notes of the applicable series that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to Sands China, have been delivered to the Trustee for cancelation; or
(b)all Notes of the applicable series that have not been delivered to the Trustee for cancelation will become due and payable by reason of the delivery of a notice of redemption or otherwise or will become due and payable within one year and Sands China has irrevocably deposited or caused to be deposited with the Trustee or its designee as trust funds in trust solely for the benefit of the holders of the Notes of such series, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes of such series not delivered to the Trustee for cancelation for principal and premium, if any, and accrued interest to the date of maturity or redemption;
(2)no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);
(3)Sands China has paid or caused to be paid all sums payable by Sands China under the Indenture; and

(4)Sands China has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes of the applicable series at maturity or on the redemption date, as the case may be.
In addition, Sands China must deliver an Officer’s Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee
If the Trustee becomes a creditor of Sands China, the Indenture limits the right of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions. However, if it acquires any conflicting interest it must eliminate such conflict within 90 days or resign as Trustee of the applicable series of Notes.
The holders of a majority in aggregate principal amount of the then outstanding Notes of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his/her own affairs.
Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of the applicable series of Notes, unless such holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability, claim or expense.

Indemnification for Judgment Currency
The obligations of Sands China to any holder of the Notes or the Trustee under the Indenture or the applicable series of Notes will, notwithstanding any judgment in a currency (the “Judgment Currency”) other than U.S. dollars, be discharged only to the extent that on the day following receipt by such party of any amount in the Judgment Currency, such party may in accordance with normal banking procedures purchase U.S. dollars with the Judgment Currency.
If the amount of U.S. dollars so purchased is less than the amount originally to be paid to such party in U.S. dollars, Sands China agrees as a separate obligation and notwithstanding such judgment, to the extent permitted by applicable law, to pay the difference, and, if the amount of U.S. dollars so purchased exceeds the amount originally to be paid to such party, such party agrees to pay to or for the account of such payor such excess; provided that such party shall not have any obligation to pay any such excess as long as an Event of Default has occurred and is continuing, in which case such excess may be applied by such party to such obligations.

Governing Law, Consent to Jurisdiction and Service of Process
The Indenture and the Notes will provide, with certain exceptions, for the application of the internal laws of the State of New York. Sands China will irrevocably submit to the jurisdiction of any New York state or United States federal court located in The Borough of Manhattan, City of New York, State of New York in relation to any legal action or proceeding (i) arising out of, related to or in connection with the Indenture or the Notes and (ii) arising under any United States federal or state securities laws. Sands China will appoint Corporation Service Company as its agent for service of process in any such action or proceeding.

Enforceability of Judgments
Since substantially all of the assets of Sands China and its Subsidiaries are outside the United States, any judgment obtained in the United States against Sands China, including judgments with respect to the payment of principal, premium, interest and any redemption price and any purchase price with respect to the Notes, may not be collectable within the United States.

Book-Entry, Delivery and Form
The Notes will be issued in minimum denominations of US$200,000 and integral multiples of US$1,000 in excess of US$200,000 and will be represented by one or more global notes in registered, global form without interest coupons (the “Global Notes”). The Global Notes of each series will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.
Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive Notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.
In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures
The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Sands China takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.
DTC has advised Sands China that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers of the Outstanding Notes), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
DTC has also advised Sands China that, pursuant to procedures established by it:
(a)upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and
(b)ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).
Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Interests held through Euroclear or Clearstream may be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.
Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, Sands China and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither Sands China, the Trustee nor any agent of Sands China or the Trustee has or will have any responsibility or liability for:
(1)any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.
DTC has advised Sands China that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or Sands China. Neither Sands China nor the Trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the Notes, and Sands China and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.
Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.
DTC has advised Sands China that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the relevant Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under a series of Notes, DTC reserves the right to exchange the relevant Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of Sands China, the Trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes
A Global Note is exchangeable for Certificated Notes if:
(1)DTC (a) notifies Sands China that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, Sands China fails to appoint a successor depositary; or
(2)if DTC or a successor depositary so requests following a Default or Event of Default with respect to the applicable series of Notes.
In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture.
In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legends referred to in the Indenture unless such legends are not required by applicable law.

Exchange of Certificated Notes for Global Notes
Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes.

Same Day Settlement and Payment
Sands China will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, and interest, if any), by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. Sands China will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The Notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. Sands China expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a Business Day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised Sands China that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the Business Day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions
Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
“Board of Directors” means:
(1)with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2)with respect to a partnership, the board of directors of the general partner of the partnership;
(3)with respect to a limited liability company, the Person or Persons who are the managing member, members or managers or any controlling committee or managing members or managers thereof; and
(4)with respect to any other Person, the board or committee of such Person serving a similar function. “Business Day” means any day other than a Legal Holiday.
“Capital Stock” means:
(1)in the case of a corporation, corporate stock;
(2)in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests (whether general or limited); and
(4)any other interests or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Change of Control” means the occurrence of any of the following:
(1)the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Sands China and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than to Las Vegas Sands, either of the Principals and/or any of his or her Related Parties;
(2)the adoption of a plan relating to the liquidation or dissolution of Sands China or any successor thereto; or
(3)the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined in clause (1) above), other than Las Vegas Sands, either of the Principals and/or any of his or her Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the outstanding Voting Stock of Sands China, measured by voting power rather than number of shares.
Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) Sands China becomes a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of Sands China immediately prior to that transaction or (B) immediately following that transaction no “person” (as defined in clause (1) above), other than a holding company satisfying the requirements of this sentence and/or Las Vegas Sands, either of the Principals and/or any of his or her Related Parties, is the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company (measured by voting power rather than number of shares).
Notwithstanding the foregoing clauses or any provision of the Exchange Act, a “person” (as defined in clause (1) above) shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting, support, option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement.
“Change of Control Offer” has the meaning assigned to that term in the Indenture.
“Change of Control Triggering Event” means the occurrence of a Change of Control and a Ratings Event. “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the base rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by the Federal Reserve Bank of New York on the date of determination.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Fitch” means Fitch, Inc., also known as Fitch Ratings, and its successors.
“Gaming Authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of any national or foreign government, any state, province or city or other political subdivision or otherwise, whether on the date of the Indenture or thereafter in existence, including the Government of the Macao Special Administrative Region and any other applicable gaming regulatory authority or agency, in each case, with authority to regulate the sale or distribution of liquor or any gaming operation (or proposed gaming operation) owned, managed or operated by Sands China or any of their respective Affiliates.
“Gaming Law” means the gaming laws, rules, regulations or ordinances of any jurisdiction or jurisdictions to which Las Vegas Sands, Sands China or any of their respective Affiliates is, or may be, at any time subject.
“Government Securities” means securities that are:
(1)direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or
(a)obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America; which, in either case, are not callable or redeemable at the option of the issuer thereof, and will include a depository receipt issued by a bank (as defined in

Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.
“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
“Holder” or “holder” means any registered holder, from time to time, of the Notes. Only registered holders will have any rights under the Indenture.
“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board, as in effect from time to time; provided that any obligation that would not constitute Indebtedness as of the Issue Date shall not be deemed to be Indebtedness solely due to a change in IFRS.
“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding, for the avoidance of doubt, accrued expenses, trade payables and hedging obligations), in respect of borrowed money if and to the extent such indebtedness would appear as a liability upon a balance sheet of the specified Person prepared in accordance with IFRS.
The amount of any Indebtedness outstanding as of any date will be:
(1)the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;
(2)the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness; and
(3)in the case of a Guarantee of Indebtedness, the maximum amount of the Indebtedness guaranteed under such Guarantee.
Notwithstanding anything contained in the Indenture to the contrary, any obligation of Sands China incurred in the ordinary course of business in respect of casino chips or similar instruments shall not constitute “Indebtedness” for any purpose under the Indenture.
“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch); a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); or the equivalent Investment Grade credit rating from any additional Rating Agency or Rating Agencies selected by Sands China, as applicable.
“Investor Put Option Triggering Event” means any event resulting from any change in Gaming Law or any action by a Gaming Authority after which none of Sands China or any Subsidiary of Sands China owns or manages casino or gaming areas or operates casino games of fortune and chance in Macao in substantially the same manner as Sands China and its Subsidiaries are owning or managing casino or gaming areas or operating casino games at the Issue Date, for a period of thirty consecutive days or more, and such event has a material adverse effect on the financial condition, business, properties, or results of operations of Sands China and its Subsidiaries, taken as a whole.
“Issue Date” means June 4, 2020.
“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in New York, New York, Hong Kong, Macao or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.
“Moody’s” means Moody’s Investors Service, Inc., or any successor to its statistical rating business, except that any reference to a particular rating by Moody’s will be deemed to be a reference to the corresponding rating by any such successor.

“Nonrecourse Obligation” means Indebtedness or lease payment obligations substantially related to (i) the acquisition of assets not previously owned by Sands China or any Subsidiary or (ii) the financing of a project involving the development or expansion of Sands China’s or any Subsidiary’s properties, as to which the obligee with respect to such indebtedness or obligation has no recourse to Sands China or any Subsidiary or any of Sands China’s or any Subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).
“Officer” means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, Treasurer, Secretary, Assistant Treasurer or Assistant Secretary of Sands China, or any director of the Board of Directors of Sands China or any Person acting in that capacity.
“Officer’s Certificate” means a certificate signed on behalf of Sands China by an Officer of Sands China which meets the requirements set forth in the Indenture.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Principals” means Mr. Sheldon G. Adelson and Dr. Miriam Adelson.
“Rating Agencies” means (a) each of Fitch, Moody’s and S&P and (b) if any of Fitch, Moody’s or S&P ceases to rate a series of Notes or fails to make a rating of a series of Notes publicly available for reasons outside of Sands China’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by Sands China as a replacement agency for Fitch, Moody’s or S&P, or each of them, as the case may be.
“Ratings Event” means with respect to each series of Notes, (i) the rating of the Notes of such series is lowered by two of the three Rating Agencies on any day during the period (the “Trigger Period”) commencing on the earlier of (a) the occurrence of a Change of Control and (b) the first public notice of the intention by Sands China to effect a Change of Control, and ending 60 days following consummation of such Change of Control (which period shall be extended so long as the rating of such series of Notes is under publicly announced consideration for a possible downgrade by any of the Applicable Rating Agencies, provided that no such extension shall occur if on such 60th day the Notes of such series have an Investment Grade Rating from at least two Rating Agencies and are not subject to review for possible downgrade by either of such Rating Agencies), and (ii) the Notes of such series are rated below Investment Grade by two of the three Rating Agencies on any day during the Trigger Period; provided that a Ratings Event will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Ratings Event for purposes of the definition of Change of Control Triggering Event) if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform Sands China that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Ratings Event). The Notes of a series will be deemed to have ceased to be rated as investment grade by a Rating Agency during any period in which such Rating Agency is not providing a rating for the Notes of such series.
“Related Party” means:
(1)any immediate family member or former spouse (in the case of an individual) of either of the Principals; or
(2)any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding a greater than 50% interest of which consist of either or both of the Principals and/or such other Persons referred to in the immediately preceding clause (1) or this clause (2).
“S&P” means S&P’s Ratings Inc. or any successor to its statistical rating business, except that any reference to a particular rating by S&P shall be deemed to be a reference to the corresponding rating by any such successor.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Significant Subsidiary” means any Subsidiary that (a) contributed at least 10% of Sands China’s and its Subsidiaries’ total consolidated income from continuing operations before income taxes and extraordinary items for the most recently ended fiscal year of Sands China or (b) owned at least 10% of Total Assets as of the last day of the most recently ended fiscal year of Sands China.
“Subsidiary” means, with respect to any specified Person:
(1)any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof);
(2)any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof); or
(3)any limited liability company (a) the manager or managing member of which is such Person or a Subsidiary of such Person or (b) the only members of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
Unless the context otherwise requires, “Subsidiary” as used herein shall mean a Subsidiary of Sands China.
“Total Assets” means at any date, the total assets of Sands China and its Subsidiaries at such date, determined on a consolidated basis in accordance with IFRS.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

DESCRIPTION OF OTHER MATERIAL INDEBTEDNESS

Senior Notes
On August 9, 2018, the Company issued three series of senior unsecured unregistered notes in an aggregate principal amount of US$5.50 billion, consisting of US$1.80 billion of 4.600% senior notes due August 8, 2023, US$1.80 billion of 5.125% senior notes due August 8, 2025 and US$1.90 billion of 5.400% senior notes due August 8, 2028. A portion of the net proceeds from the issuance was used to repay in full the outstanding borrowings under the 2016 VML Credit Facility. On December 21, 2018, we launched an exchange offer to exchange the unregistered notes referred to above with notes which have been registered under the Securities Act. There are no interim principal payments on these three series of Senior Notes and interest is payable semi-annually in arrears on each February 8 and August 8, commencing on February 8, 2019. In connection with these three series of Senior Notes, the Company entered into fixed-to-variable interest rate swap contracts (see Note 24 to our audited consolidated financial statements for the year ended December 31, 2019 included elsewhere in this prospectus and Note 15 to our unaudited consolidated financial statements for the six months ended June 30, 2020 included elsewhere in this prospectus).
These three series of Senior Notes are general senior obligations. Each series of such Senior Notes rank equally in right of payment with all of the Company’s existing and future senior unsecured debt and rank senior in right of payment to all of the Company’s future subordinated debt, if any. These Senior Notes are effectively subordinated in right of payment to all of the Company’s future secured debt (to the extent of the value of the collateral securing such debt) and are structurally subordinated to all of the liabilities of the Company’s subsidiaries. None of the Company’s subsidiaries guarantee these Senior Notes.
These Senior Notes were issued pursuant to an indenture, dated August 9, 2018 (the “2018 Indenture”), between the Company and U.S. Bank National Association, as trustee. Upon the occurrence of certain events described in the 2018 Indenture, the interest rate on these Senior Notes may be adjusted. The 2018 Indenture contains covenants, subject to customary exceptions and qualifications, that limit the ability of the Company and its subsidiaries to, among other things, incur liens, enter into sale and leaseback transactions and consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets on a consolidated basis. The 2018 Indenture also provides for customary events of default.

2018 SCL Credit Facility
On November 20, 2018, the Company as borrower, entered into a facility agreement with the arrangers and lenders named therein and Bank of China Limited, Macau Branch, as agent for the lenders, pursuant to which the lenders made available a US$2.0 billion revolving unsecured credit facility to the Company. The facility is available until July 31, 2023 and the Company may draw loans under the facility, which may consist of general revolving loans (consisting of a United States dollar component and a Hong Kong dollar component) or loans drawn under a swing-line loan sub-facility (denominated in either United States dollars or Hong Kong dollars). The Company may utilize the loans for general corporate purposes and working capital requirements of the Company and its subsidiaries.
Loans under the 2018 SCL Credit Facility will bear interest calculated by reference to (1) in the case of general revolving loans denominated in United States dollars, the London interbank offered rate, (2) in the case of loans denominated in United States dollars drawn under the swing-line loan sub-facility, a United States dollar alternate base rate (determined by reference to, among other things, the United States dollar prime lending rate and the Federal Funds Effective Rate), (3) in the case of general revolving loans denominated in Hong Kong dollars, the Hong Kong interbank offered rate or (4) in the case of loans denominated in Hong Kong dollars drawn under the swing-line loan sub-facility, a Hong Kong dollar alternate base rate (determined by reference to, among other things, the Hong Kong dollar prime lending rate), in each case, plus a margin that is determined by reference to the consolidated leverage ratio. The current margin for general revolving loans is 2.25% per annum and the current margin for loans drawn under the swing-line loan sub-facility is 1.25% per annum. The Company is also required to pay a commitment fee of 0.60% per annum on the undrawn amounts under the 2018 SCL Revolving Facility.
The 2018 SCL Credit Facility contains affirmative and negative covenants customary for similar unsecured financings, including, but not limited to, limitations on indebtedness secured by liens on principal properties and sale and leaseback transactions. The 2018 SCL Credit Facility also requires the Company to maintain (1) a maximum ratio of total indebtedness to trailing twelve-month adjusted earnings before interest, income taxes, depreciation and amortization, as defined in the 2018 SCL Credit Facility (the “SCL Credit Facility Adjusted EBITDA”) of 4.00 to 1.00 throughout the life of the facility, and (2) a minimum ratio of the SCL Credit Facility Adjusted EBITDA to net interest expense (including capitalized interest) of 2.50 to 1.00 throughout the life of the facility.
The 2018 SCL Credit Facility also contains certain events of default (some of which are subject to grace and remedy periods and materiality qualifiers), including, but not limited to, events relating to the Company’s gaming operations and the loss or termination of certain land concession contracts.

On March 27, 2020, the Company entered into a waiver and amendment request letter relating to the 2018 SCL Revolving Facility with the lenders' agent (acting on behalf of the arrangers and lenders) to (i) waive the financial requirements for the Company to ensure the consolidated leverage ratio does not exceed 4.00x and the consolidated interest coverage ratio is greater than 2.50x from January 1, 2020 to July 1, 2021 (“Relevant Period”); (ii) waive any default that may arise as a result of any breach of the financial requirements above during the Relevant Period; and (iii) extend the date by which the Company may supply the agent with its audited annual financial statements for the 2019 and 2020 financial years to April 30, 2020 and April 30, 2021 respectively. Pursuant to the waiver and amendment request letter, the Company agreed to pay a customary fee to the lenders that consented thereto.
On September 11, 2020, the Company entered into an additional waiver extension and amendment request letter (the "Waiver Extension Letter") in which the lenders' agent and the lenders party to the 2018 SCL Credit Facility have agreed to, among other things: (a) extend the Relevant Period such that it ends on, and includes, January 1, 2022 instead of July 1, 2021; and (b) amend and restate the 2018 SCL Credit Facility in the form attached to the Waiver Extension Letter, which contains the following amendments to the 2018 SCL Credit Facility: (1) it provides the Company with the option to increase the total borrowing capacity by an aggregate amount of up to US$1.0 billion; and (2) it imposes a restriction on the ability of the Company to declare or make any dividend payment or similar distribution at any time during the period from (and including) July 1, 2020 to (and including) January 1, 2022 if at such time (x) the total borrowing capacity exceeds US$2.0 billion by operation of the increase referred to in sub-paragraph (1) above; and (y) the consolidated leverage ratio is greater than 4.00x, unless, after giving effect to such payment, the sum of (i) the aggregate amount of cash and cash equivalents of the Company on such date; and (ii) the aggregate amount of the undrawn facility under the 2018 SCL Credit Facility and unused commitments under other credit facilities of the Company is greater than US$2.0 billion. Pursuant to the Waiver Extension Letter, the Company has also agreed to pay a customary fee to the lenders.
The Senior Notes and the 2018 SCL Credit Facility will remain outstanding following the consummation of this offering.

Outstanding Notes
On June 4, 2020, we issued US$800 million Outstanding 2026 Notes and US$700 million Outstanding 2030 Notes.
In connection with the registration rights agreement and subject to the terms and conditions of the exchange offer, we are hereby offering to exchange the newly issued Notes for the Outstanding Notes. The Outstanding Notes are identical in all material respects to the Notes, except that the Outstanding Notes have not been registered under the Securities Act, they are subject to certain transfer restrictions and they benefit from registration rights provisions and from additional interest if we fail to comply with the registration rights agreement. See “The Exchange Offer.”

TAXATION

This summary is based on the laws of the Cayman Islands, the United States and Hong Kong in effect on the date of this prospectus, which are subject to changes (or changes in interpretation), possibly with retroactive effect. The summary does not address any aspects of the Cayman Islands taxation other than income taxation, capital taxation, stamp duty and estate taxation. Prospective investors are urged to consult their tax advisors regarding the tax consequences of owning and disposing of our Notes.

Cayman Islands Taxation
The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands save certain stamp duties which may be applicable, from time to time, on certain instruments executed in or brought within the jurisdiction of the Cayman Islands. The Cayman Islands are not party to any double tax treaties that are applicable to any payments made to or by our company.
Payments of interest and principal on the Notes will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal to any holder of the Notes, nor will gains derived from the disposal of the Notes be subject to Cayman Islands income or corporation tax. No stamp duty is payable in respect of the issue of the Notes. However, stamp duty will be payable on an instrument of transfer in respect of a Note if executed in or brought into the Cayman Islands or produced before the Cayman Islands Courts.

United States Federal Income Tax Considerations
The following discussion is a summary of U.S. federal income tax considerations generally applicable to the exchange of Outstanding Notes for Notes pursuant to the exchange offer, as of the date hereof. This discussion does not address specific tax considerations that may be relevant to particular persons in light of their individual circumstances (including, for example, entities treated as partnerships for U.S. federal income tax purposes or partners or members therein, banks or other financial institutions, broker-dealers, insurance companies, regulated investment companies, tax-exempt entities, controlled foreign corporations, dealers in securities or currencies, persons whose functional currency is not the U.S. dollar, persons required to accelerate the recognition of any item of gross income as a result of such income being recognized on an applicable financial statement and persons in special situations, such as those who hold Outstanding Notes as part of a straddle, synthetic security, conversion transaction, or other integrated investment). Moreover, this discussion does not address any non-U.S., state or local tax considerations, any aspect of the Medicare tax on net investment income or any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws. This discussion is based upon the Internal Revenue Code of 1986, as amended, the Treasury Department regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. Each holder is urged to consult its tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax considerations relating to the exchange of Outstanding Notes for Notes and relating to the acquisition, ownership and disposition of the Notes.
The exchange of an Outstanding Note for a Note pursuant to the exchange offer will not constitute a “significant modification” of the Outstanding Note for U.S. federal income tax purposes and, accordingly, the Note received by a holder will be treated as a continuation of the Outstanding Note in the hands of such holder. As a result, there will be no U.S. federal income tax consequences to a holder who exchanges an Outstanding Note for a Note pursuant to the exchange offer and any such holder will have the same adjusted tax basis and holding period in the Note as it had in the Outstanding Note immediately before the exchange. A holder who does not exchange its Outstanding Notes for Notes pursuant to the exchange offer will not recognize any gain or loss, for U.S. federal income tax purposes, upon consummation of the exchange offer.

Hong Kong Taxation
No Hong Kong stamp duty is payable on any issue, sale or purchase or other disposal of debentures, loan stocks, funds, bonds or notes (i) which are denominated in a currency other than HK dollars (provided that such debentures, loan stocks, funds, bonds or notes are not redeemable in HK dollars and may not at the option of any person be redeemed in HK dollars) or (ii) the register of holders of which is maintained outside of Hong Kong. Therefore, the issue, sale or purchase or other disposal of the Notes will not be subject to Hong Kong stamp duty.

PLAN OF DISTRIBUTION
The following requirements apply only to broker-dealers. If you are not a broker-dealer as defined in Section 3(a)(4) and Section 3(a)(5) of the Exchange Act, these requirements do not affect you.
Each broker-dealer that receives Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in the exchange offer and so notifies us, or causes us to be so notified in writing, we have agreed that a period of 180 days after the date of this prospectus, we will make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal.
We will not receive any proceeds from any sale of Notes by broker-dealers. Notes received by broker- dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Notes or a combination of such methods of resale, at prevailing market prices at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Notes. Any broker-dealer that resells Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. By acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
We have agreed to pay certain expenses incident to the exchange offer (other than commissions and concessions of any broker-dealers), subject to certain prescribed limitations, and will indemnify the holders of the Outstanding Notes against certain liabilities, including certain liabilities that may arise under the Securities Act. By accepting the exchange offer, each broker-dealer that receives Notes in the exchange offer agrees that it will stop using the prospectus if it receives notice from us of any event which makes any statement in this prospectus false in any material respect or which requires any changes in this prospectus in order to make the statements true.
We are delivering copies of this prospectus in electronic form through the facilities of DTC. By participating in the exchange offer, you will be consenting to electronic delivery of these documents.

Selling Restrictions
Application will be made for the listing of the Notes on the Hong Kong Stock Exchange by way of debt issues to Professional Investors only. We cannot assure you that we will obtain or be able to maintain a listing of the Notes on the Hong Kong Stock Exchange. Listing of the Notes on the Hong Kong Stock Exchange is not to be taken as an indication of the merits of the Notes or the Company.
Each holder of Outstanding Notes who participates in the exchange offer represents and warrants that it has acquired the Notes in compliance with the selling restrictions set out below.
The Notes are offered to persons who are Professional Investors only. Other than in the United States, no action has been or will be taken by us that would permit a public offering of the Notes, or the possession, circulation or distribution of this prospectus or any other material relating to the Notes or this exchange offer, in any jurisdiction where action for that purpose is required. Accordingly, the Notes may not be offered or sold, directly or indirectly, and neither this prospectus nor such other material may be distributed or published, in or from any jurisdiction except in compliance with any applicable rules and regulations of such jurisdiction.

United Kingdom
The Notes may not be offered or sold:
(a)to any persons in the UK other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (“FSMA”) by the Company;

(b)unless the person offering or selling the Notes has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and
(c)unless the person offering or selling the Notes have complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the UK.

Hong Kong
The Notes are only offered in Hong Kong or to persons in Hong Kong who are (a) “professional investors” as defined in the SFO and any rules made under the SFO; and (b) acquiring the Notes in circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. We have not issued or had in our possession for the purpose of issue, and will not issue or have in our possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be offered only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Macao
The Notes may not be offered, sold or delivered to members of the public in Macao.

Cayman Islands
No offer or invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for the Notes and no such invitation is made hereby.

Canada
The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Prohibition of Sales to EEA and UK Retail Investors
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation EU 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPS Regulation.

Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA ) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.
Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan
The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

LEGAL MATTERS

We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain matters of United States federal and New York laws, by Slaughter and May with respect to certain matters of Hong Kong law and by Luís Cavaleiro de Ferreira, Ricardo Silva & Associados with respect to certain matters of Macao law. Certain legal matters as to Cayman Islands law will be passed upon for us by Walkers (Hong Kong).

EXPERTS

Our audited consolidated financial statements as of December 31, 2018 and 2019 and for the three years ended December 31, 2019 included in this prospectus have been audited by Deloitte Touche Tohmatsu, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion on the financial statements). Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The offices of Deloitte Touche Tohmatsu are located at 35/F, One Pacific Place, 88 Queensway, Hong Kong.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-4 under the Securities Act with respect to the Notes offered in this prospectus. This prospectus is a part of the registration statement and does not contain all of the information set forth in the registration statement. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and the Notes, you should refer to the registration statement. This prospectus also summarizes material provisions of contracts and other documents. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these contracts and other documents. We have included these documents as exhibits to our registration statement.
Upon completion of this exchange offer, we will be a foreign private issuer. We will not be subject to the same requirements that are imposed on U.S. domestic issuers by the SEC. We will have a longer period to file our annual report with the SEC and we will not be required to file quarterly reports. We will not be required to issue proxy statements or to disclose the detailed information about the compensation of our executive officers that is required to be disclosed by U.S. domestic issuers. Our directors and executive officers will not be subject to insider short-swing profit disclosure and recovery provisions under Section 16 of the Exchange Act. We will also be exempt from the requirements of SEC Regulation FD (Fair Disclosure), which is intended to ensure that select groups of investors do not receive material information about an issuer before it is disclosed to investors generally. We will, however, be subject to anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act.
The SEC maintains a website at www.sec.gov that contains reports and information statements and other information regarding registrants like us that file electronically with the SEC. For further information about us, you may inspect the registration statement, the exhibits and schedules to the registration statement or any reports, statements or other information on this website. Our filings with the SEC are available through the electronic data gathering, analysis and retrieval (EDGAR) system of the SEC. In addition, copies of all or any part of the registration statement are available without charge upon written or oral request directed to: Sands China Ltd., The Venetian Macao Resort Hotel, Legal Department, L2 Executive Offices, Estrada da Baía de N. Senhora da Esperança, s/n, Macao; Attention: Company Secretary; Telephone: +853 8118-2888. To obtain timely delivery of these documents, you must request them no later than five business days before the expiration date. This means that if you wish to request documents, you must do so by     , 2021, in order to receive them before the expiration date.

GENERAL INFORMATION

Consents
We have obtained all necessary consents, approvals and authorizations in connection with the issue and performance of the Notes. The entering into of the Indenture and the issue of the Notes have been authorized by resolutions of our Board, dated May 28, 2020 and October 16, 2020, and the relevant authorized committee thereof, dated June 2, 2020.

Litigation
Except as disclosed in this prospectus, there are no legal or arbitration proceedings against or affecting us, any of our subsidiaries or any of our assets, nor are we aware of any pending or threatened proceedings, which are or might be material in the context of this issue of the Notes.

Documents Available
Our consolidated financial statements included in this prospectus and the Indenture have been publicly filed on the EDGAR system of the SEC. Please refer to the section titled “Where You Can Find Additional Information” included elsewhere in this prospectus for information on how to access those documents and information.

Clearing System and Settlement
The Notes will be cleared through the facilities of DTC.
Certain trading information with respect to the Notes is set forth in the section titled “Summary of the Terms of the Notes.” Only Notes evidenced by a Global Note have been accepted for clearance through DTC.

Listing of the Notes
Application will be made for the listing of the Notes on the Hong Kong Stock Exchange by way of debt issues to Professional Investors only. We cannot assure you that we will obtain or be able to maintain a listing of the Notes on the Hong Kong Stock Exchange. Listing of the Notes on the Hong Kong Stock Exchange is conditional upon satisfaction of the requirements thereof. For so long as any of the Notes are listed on the Hong Kong Stock Exchange and the rules of the Hong Kong Stock Exchange so require, such Notes will be traded, whether on the Hong Kong Stock Exchange or otherwise, in a minimum denomination of US$200,000.

CONSOLIDATED INCOME STATEMENT

		Six months ended June 30,
		2020	2019
		(US$ in millions, except per share data)
	Notes	(Unaudited)
Net revenues	4	$848	$4,468
Gaming tax		(336)	(1,757)
Employee benefit expenses		(554)	(651)
Depreciation and amortization	4	(338)	(364)
Inventories consumed		(11)	(50)
Other expenses and losses		(218)	(459)
Operating (loss) profit		(609)	1,187
Interest income		9	21
Interest expense, net of amounts capitalized		(116)	(147)
(Loss) profit before income tax		(716)	1,061
Income tax benefit	5	—	6
(Loss) profit for the period attributable to equity holders of the Company		$(716)	$1,067
(Loss) earnings per share for (loss) profit attributable to equity holders of the Company
Basic	6	(US8.85 cents)	US13.20 cents
Diluted	6	(US8.85 cents)	US13.19 cents

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	Six months ended June 30,
	2020	2019
	(US$ in millions)
	(Unaudited)
(Loss) profit for the period attributable to equity holders of the Company	$(716)	$1,067
Other comprehensive income
Item that will not be reclassified subsequently to profit or loss:
Currency translation differences	15	4
Total comprehensive (expense) income for the period attributable to equity holders of the Company	$(701)	$1,071

CONSOLIDATED BALANCE SHEET

		June 30,	December 31,
		2020	2019
		(US$ in millions)
	Notes	(Unaudited)	(Audited)
ASSETS
Non-current assets
Investment properties, net		$561	$587
Property and equipment, net	8	8,684	8,361
Intangible assets, net		46	48
Other assets, net		32	34
Other receivables and prepayments, net		20	23
Total non-current assets		9,343	9,053

Current assets
Inventories		16	16
Other assets		13	35
Trade and other receivables and prepayments, net	9	355	510
Restricted cash and cash equivalents		16	15
Cash and cash equivalents		1,592	2,471
Total current assets		1,992	3,047
Total assets		$11,335	$12,100

CONSOLIDATED BALANCE SHEET

		June 30,	December 31,
		2020	2019
		(US$ in millions)
	Notes	(Unaudited)	(Audited)
EQUITY
Capital and reserves attributable to equity holders of the Company
Share capital	10	$81	$81
Reserves		2,648	4,365
Total equity		2,729	4,446

LIABILITIES
Non-current liabilities
Trade and other payables	11	119	122
Borrowings	12	7,054	5,589
Deferred income tax liabilities		42	45
Total non-current liabilities		7,215	5,756
Current liabilities
Trade and other payables	11	1,370	1,874
Current income tax liabilities		2	5
Borrowings	12	19	19
Total current liabilities		1,391	1,898
Total liabilities		8,606	7,654

Total equity and liabilities		$11,335	$12,100

Net current assets		$601	$1,149

Total assets less current liabilities		$9,944	$10,202

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Share capital	Capital reserve	Share premium	Statutory reserve	Share-based compensation reserves	Currency translation reserve	Retained earnings	Total
	(US$ in millions)
	(Unaudited)
For the six months ended June 30, 2019
Balance at January 1, 2019	$81	$87	$1,457	$6	$92	$(28)	$2,714	$4,409
Profit for the period	—	—	—	—	—	—	1,067	1,067
Other comprehensive income for the period	—	—	—	—	—	4	—	4
Total comprehensive income	—	—	—	—	—	4	1,067	1,071
Exercise of share options	—	—	23	—	—	—	—	23
Transfer to share premium upon exercise of share options	—	—	4	—	(4)	—	—	—
Forfeiture of share options	—	—	—	—	(1)	—	1	—
Share-based compensation of the Company	—	—	—	—	7	—	—	7
Dividends to equity holders of the Company (Note 7)	—	—	—	—	—	—	(2,054)	(2,054)
Balance at June 30, 2019	$81	$87	$1,484	$6	$94	$(24)	$1,728	$3,456
For the six months ended June 30, 2020
Balance at January 1, 2020	$81	$87	$1,491	$6	$97	$(12)	$2,696	$4,446
Loss for the period	—	—	—	—	—	—	(716)	(716)
Other comprehensive income for the period	—	—	—	—	—	15	—	15
Total comprehensive income (expense)	—	—	—	—	—	15	(716)	(701)
Exercise of share options	—	—	2	—	—	—	—	2
Transfer to share premium upon exercise of share options	—	—	1	—	(1)	—	—	—
Forfeiture of share options	—	—	—	—	(3)	—	3	—
Share-based compensation of the Company	—	—	—	—	7	—	—	7
Dividends to equity holders of the Company (Note 7)	—	—	—	—	—	—	(1,025)	(1,025)
Balance at June 30, 2020	$81	$87	$1,494	$6	$100	$3	$958	$2,729

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	Six months ended June 30,
	2020	2019
	(US$ in millions)
	(Unaudited)
Net cash (used in) generated from operating activities	$(644)	$1,486
Cash flows from investing activities
Increase in restricted cash and cash equivalents	(1)	(1)
Purchases of property and equipment	(561)	(212)
Additions to investment properties	(3)	(6)
Purchases of intangible assets	(7)	(7)
Proceeds from disposal of property and equipment	—	1
Interest received	11	24
Net cash used in investing activities	(561)	(201)

Cash flows from financing activities
Proceeds from exercise of share options	2	23
Proceeds from Senior Notes	1,496	—
Proceeds from bank loans	403	—
Repayments of bank loans	(404)	—
Dividends paid	(1,030)	(2,051)
Repayments of lease liabilities	(7)	(8)
Payments for deferred financing costs	(12)	(2)
Interest paid	(120)	(140)
Net cash from (used in) financing activities	328	(2,178)
Net decrease in cash and cash equivalents	(877)	(893)
Cash and cash equivalents at beginning of period	2,471	2,676
Effect of exchange rate on cash and cash equivalents	(2)	2
Cash and cash equivalents at end of period	$1,592	$1,785

Cash and cash equivalents comprised:
Cash at bank and on hand	202	485
Short-term bank deposits	1,390	1,300
	$1,592	$1,785

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.GENERAL INFORMATION
Principal activities
The Group is principally engaged in the operation of casino games of chance or games of other forms and the development and operation of integrated resorts and other ancillary services in Macao. The Group’s immediate holding company is Venetian Venture Development Intermediate II. Las Vegas Sands Corp., a company incorporated in Nevada, U.S.A. which indirectly holds 69.9% ownership interest in the Group as at June 30, 2020, is the Group’s ultimate holding company.
The Company was incorporated in the Cayman Islands on July 15, 2009 as an exempted company with limited liability under the Companies Law, Cap 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands. The address of the Company’s registered office is Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands. The Company’s principal place of business is Level 54, Hopewell Centre, 183 Queen’s Road East, Hong Kong.
The Group owns and operates The Venetian Macao, Sands Cotai Central, The Parisian Macao, The Plaza Macao and Sands Macao. The Group’s properties collectively feature some of the world's largest casinos, luxury suites and hotel rooms, different restaurants and food outlets, spas and theaters for live performances, as well as other integrated resort amenities.
In 2020, the Group continued to progress on key development projects for the conversion of Sands Cotai Central into The Londoner Macao. The Group expects the Londoner Court to be completed in late 2020 and The Londoner Macao project to be completed in phases throughout 2020 and 2021. The construction of The Grand Suites at Four Seasons is now complete and features 289 luxury suites. We have initiated approved gaming operations in this space and are utilizing suites on a simulation basis for trial and feedback purposes.
The unaudited condensed consolidated financial statements are presented in millions of units of United States dollars (“US$ in millions”), unless otherwise stated. The condensed consolidated financial statements were approved for issue by the Board of Directors of the Company on August 14, 2020.
These condensed consolidated financial statements have not been audited.

Recent developments
COVID-19 Pandemic
In early January 2020, an outbreak of a respiratory illness caused by a novel coronavirus was identified and the disease has since spread rapidly across the world causing the World Health Organization to declare the outbreak of a pandemic on March 12, 2020. As a result, people across the globe have been advised to avoid non-essential travel. Steps have also been taken by various countries to restrict inbound international travel and implement closures of non-essential operations to contain the spread of the virus.
Visitation to Macao has decreased substantially, driven by various government policies limiting travel. The China IVS and tour group visas were suspended, and a complete ban on entry or a need to undergo enhanced quarantine requirements depending on the person’s residency and their recent travel history, has been enacted by the Macao government for Macao residents, citizens of the People’s Republic of China, Hong Kong residents, foreigner workers residing in Macao and international travelers. On July 13, 2020, it was announced Chinese nationals with negative COVID-19 test result and green health-code, traveling between any of the nine designated cities in Guangdong province and Macao, are exempt from the 14-day mandatory quarantine effective from July 15, 2020. This was subsequently extended to all cities within the Guangdong province effective from July 29, 2020, followed by all of mainland China effective from August 12, 2020. The China IVS and tour group visas recommenced for certain regions beginning on August 12, 2020 and were extended to all of mainland China effective September 23, 2020. Hong Kong and Taiwanese residents who have not visited a foreign country in the prior 14 days and tested negative for COVID-19

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.GENERAL INFORMATION (CONTINUED)
Recent developments (continued)
COVID-19 Pandemic (continued)
are allowed to enter Macao subject to a mandatory 14 days of centralized isolation. All other foreign nationals, including those holding a temporary work permit, currently are not permitted to enter Macao.
The Macao government suspended all gaming operations beginning on February 5, 2020. The Group’s casino operations resumed on February 20, 2020, except for casino operations at Sands Cotai Central, which resumed on February 27, 2020. Certain health safeguards, however, such as limiting the number of seats per table game, slot machine spacing, temperature checks, mask protection, health declarations, showing green health-codes, and negative COVID-19 test results remain in effect at the present time. The Group is currently unable to determine when these measures will be modified or cease to be necessary.
Some of the Group’s hotel facilities were also closed during the casino suspension in response to the drop in visitation and, with the exception of the Conrad Macao, Cotai Strip at Sands Cotai Central (the "Conrad hotel"), these hotels were gradually reopened from February 20, 2020, in line with operational needs and demand. The Conrad hotel reopened on June 13, 2020. Additionally, in support of the Macao government’s initiatives to fight the COVID-19 Pandemic, the Group provided one tower (approximately 2,000 hotel rooms) at the Sheraton Grand Macao Hotel, Cotai Strip at Sands Cotai Central to the Macao government to house individuals who return to Macao for quarantine purposes during two different periods in 2020.
A limited number of restaurants across the Group’s properties have reopened. The majority of retail outlets in the Group's various shopping malls are open with reduced operating hours. The timing and manner in which these areas will return to full operation are currently unknown.
The Hong Kong government temporarily closed the Hong Kong China Ferry Terminal in Kowloon on January 30, 2020 and the Hong Kong Macau Ferry Terminal in Hong Kong on February 4, 2020. In response, the Group suspended its Macao ferry operations between Macao and Hong Kong. The timing and manner in which the Group’s normal ferry operations will be able to resume are currently unknown.
The Macao government announced total visitation from mainland China to Macao on a monthly basis decreased by 14.9% (with an 83.3% decrease in visitation over the first seven days of Chinese New Year Holiday) in January 2020 and decreased in a range of 96.3% to 99.6% in February to June 2020, as compared to the same periods in 2019. It also announced monthly gross gaming revenue decreased by 11.3% in January 2020 and decreased in a range of 79.7% to 97.0% in February to June 2020 as compared to the same periods in 2019.

Current impact of the COVID-19 Pandemic on the Group's Liquidity and Financial Results
The disruptions arising from the COVID-19 Pandemic had a significant adverse impact on the Group’s operations during the six months ended June 30, 2020. Net revenues for the six months ended June 30, 2020, totaled US$848 million compared to US$4.47 billion for the six months ended June 30, 2019, representing a decrease of 81.0%. We recorded an operating loss of US$609 million and a net loss of US$716 million in the first half of 2020, as compared to an operating income of US$1.19 billion and a net income of US$1.07 billion in the same period in the prior year. Adjusted property EBITDA loss totaled US$243 million in the half year ended June 30, 2020, as compared to adjusted property EBITDA of US$1.63 billion in the same period in the prior year.
As of June 30, 2020, the Group had total liquidity of US$3.63 billion, consisting of US$1.61 billion of total cash and cash equivalents and US$2.02 billion of available borrowing capacity under the 2018 SCL Revolving Facility. The Group believes it will be able to support its continuing operations, complete the major construction projects that are underway, and respond to the current COVID-19 Pandemic challenges. The Group has taken various mitigating measures to manage through the current environment, including a cost and capital expenditure reduction program to minimize cash outflow of non-essential items. On April 17, 2020, the Company announced that the Board resolved not to recommend the payment of a final dividend in respect of the year ended December 31, 2019.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.GENERAL INFORMATION (CONTINUED)
Recent developments (continued)
Current impact of the COVID-19 Pandemic on the Group's Liquidity and Financial Results (continued)
If the Group's integrated resorts are not permitted to resume normal operations, travel restrictions such as those related to the China IVS and other global restrictions on inbound travel from other countries are not modified or eliminated or the global response to contain the COVID-19 Pandemic escalates or is unsuccessful, the Group's operations, cash flows and financial condition will be further materially impacted. The duration and intensity of this global health emergency and related disruptions are uncertain. Given the dynamic nature of these circumstances, the impact on the Company’s consolidated results of operations, cash flows and financial condition in 2020 will be material. The Group cannot reasonably estimate the impact at this time. It is unknown when the COVID-19 Pandemic will end, when or how quickly the current travel restrictions will be modified or cease to be necessary and the resulting impact on the Group's business and the willingness of the Group’s customers to spend on travel, entertainment and MICE.

2.BASIS OF PREPARATION
The condensed consolidated financial statements for the six months ended June 30, 2020 have been prepared in accordance with International Accounting Standard (“IAS”) 34 Interim Financial Reporting issued by the International Accounting Standards Board (“IASB”) and the applicable disclosure requirements of Appendix 16 to the Listing Rules. They should be read in conjunction with the Group’s annual financial statements for the year ended December 31, 2019, which were prepared in accordance with International Financial Reporting Standards (“IFRS”). Audited figures as indicated in this condensed consolidated financial statements for the six months ended June 30, 2020 are derived from the audited consolidated financial statement of the Group as at and for the year ended December 31, 2019 on which an auditor's report was issued on October 16, 2020.
The condensed consolidated financial statements have been prepared on the historical cost basis, except for financial liabilities for cash-settled share-based payment transactions and derivative financial instruments that are measured at fair value.
3.SIGNIFICANT ACCOUNTING POLICIES
The accounting policies adopted and methods of computation used in the preparation of the condensed consolidated financial statements for the six months ended June 30, 2020 are consistent with those adopted and as described in the Group’s annual financial statements for the year ended December 31, 2019.
For the amendments to standards in IFRSs that are effective for the period, the Group has adopted at their respective effective dates and the adoption had no material impact on the results of operations and financial position of the Group.
The preparation of condensed consolidated financial statements requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates. In preparing these condensed consolidated financial statements, the significant judgments made by management in the process of applying the Group’s accounting policies and the key sources of estimation uncertainty were the same as those applied to the consolidated financial statements for the year ended December 31, 2019.
The Group’s activities expose it to a variety of financial risks: market risk, credit risk and liquidity risk. The condensed consolidated financial statements do not include all financial risk management information and disclosures required in the annual financial statements and should be read in conjunction with the Group’s annual financial statements for the year ended December 31, 2019. There have been no significant changes in any risk management policies since the year ended December 31, 2019.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4.SEGMENT INFORMATION
Management has determined the operating segments based on the reports reviewed by a group of senior management, which is the chief operating decision-maker of the Group that makes strategic decisions. The Group considers the business from a property and service perspective.
The Group’s principal operating and developmental activities occur in Macao, which is the sole geographic area in which the Group is domiciled. The Group reviews the results of operations for each of its key operating segments, which are also the reportable segments: The Venetian Macao, Sands Cotai Central, The Parisian Macao, The Plaza Macao and Sands Macao. The Group also reviews construction and development activities for each of its primary projects currently under development, in addition to its reportable segments noted above, which include the renovation, expansion and rebranding of Sands Cotai Central to The Londoner Macao, The Grand Suites at Four Seasons and the Londoner Court. The Group has included Ferry and other operations (comprised primarily of the Group’s ferry operations and various other operations that are ancillary to its properties) to reconcile to consolidated results of operations and financial condition.
The Venetian Macao, Sands Cotai Central, The Parisian Macao, The Plaza Macao and Sands Macao derive their revenues primarily from casino wagers, room sales, rental income from the Group’s mall tenants, food and beverage transactions, convention sales and entertainment. Ferry and other operations mainly derive their revenues from the sale of ferry tickets for transportation between Hong Kong and Macao.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4.SEGMENT INFORMATION (CONTINUED)
The Group’s segment information is as follows:

	Casino	Rooms	Mall(ii), (iii)	Food and beverage	Convention, ferry, retail and other	Total net revenues
	(US$ in millions)
	(Unaudited)
Net Revenues
Six months ended June 30, 2020
The Venetian Macao	$256	$22	$47	$6	$12	$343
Sands Cotai Central	124	27	16	9	4	180
The Parisian Macao	85	14	10	6	3	118
The Plaza Macao	91	5	26	4	—	126
Sands Macao	69	3	1	2	1	76
Ferry and other operations	—	—	—	—	13	13
Inter-segment revenues(i)	—	—	(1)	—	(7)	(8)
	$625	$71	$99	$27	$26	$848
Six months ended June 30, 2019
The Venetian Macao	$1,438	$110	$118	$39	$46	$1,751
Sands Cotai Central	803	161	32	50	14	1,060
The Parisian Macao	730	64	27	35	12	868
The Plaza Macao	335	20	62	16	2	435
Sands Macao	280	9	2	14	2	307
Ferry and other operations	—	—	—	—	55	55
Inter-segment revenues(i)	—	—	(1)	—	(7)	(8)
	$3,586	$364	$240	$154	$124	$4,468

(i)    Inter-segment revenues are charged at prevailing market rates.
(ii)    Of this amount, US$64 million and US$35 million (six months ended June 30, 2019: US$203 million and US$37 million) are related to income from right of use and management fee and other, respectively. Income from right of use is recognized in accordance with IFRS 16 Leases.
(iii)    For the six months ended June 30, 2020, rent concessions of US$135 million were provided to tenants as a result of the COVID-19 Pandemic and the impact on mall operations.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4.SEGMENT INFORMATION (CONTINUED)

	Six months ended June 30,
	2020	2019
	(US$ in millions)
	(Unaudited)
Adjusted property EBITDA(i)
The Venetian Macao	$(48)	$697
Sands Cotai Central	(79)	377
The Parisian Macao	(84)	302
The Plaza Macao	10	168
Sands Macao	(32)	83
Ferry and other operations	(10)	(2)
Total adjusted property EBITDA	(243)	1,625
Share-based compensation, net of amount capitalized(ii)	(8)	(7)
Corporate expense(iii)	(28)	(66)
Pre-opening expense	(5)	(10)
Depreciation and amortization	(338)	(364)
Net foreign exchange gains	20	12
Loss on disposal of property and equipment, investment properties and intangible assets	(7)	(3)
Operating (loss) profit	(609)	1,187
Interest income	9	21
Interest expense, net of amounts capitalized	(116)	(147)
(Loss) profit before income tax	(716)	1,061
Income tax benefit	—	6
(Loss) profit for the period attributable to equity holders of the Company	$(716)	$1,067

(i)Adjusted property EBITDA, which is a non-IFRS financial measure, is profit or loss attributable to equity holders of the Company before share-based compensation, corporate expense, pre-opening expense, depreciation and amortization, net foreign exchange gains or losses, impairment loss on property and equipment, gain or loss on disposal of property and equipment, investment properties and intangible assets, interest, gain or loss on modification or early retirement of debt and income tax benefit or expense. Management utilizes adjusted property EBITDA to compare the operating profitability of its operations with those of its competitors, as well as a basis for determining certain incentive compensation. Integrated resort companies have historically reported adjusted property EBITDA as a supplemental performance measure to IFRS financial measures. In order to view the operations of their properties on a more stand-alone basis, integrated resort companies, including the Group, have historically excluded certain expenses that do not relate to the management of specific properties, such as pre-opening expense and corporate expense, from their adjusted property EBITDA calculations. Adjusted property EBITDA should not be interpreted as an alternative to profit or operating profit (as an indicator of operating performance) or to cash flows from operations (as a measure of liquidity), in each case, as determined in accordance with IFRS. The Group has significant uses of cash flow, including capital expenditures, dividend payments, interest payments, debt principal repayments and income taxes, which are not reflected in adjusted property EBITDA. Not all companies calculate adjusted property EBITDA in the same manner. As a result, adjusted property EBITDA as presented by the Group may not be directly comparable to other similarly titled measures presented by other companies.
(ii)The amount comprises of US$6 million equity-settled shared-base payment expense, net of amounts capitalized and US$2 million cash-settled share-based payment expense, net of amounts capitalized (six months ended June 30, 2019: US$7 million and nil respectively).
(iii)The amount excludes share-based payment expense of US$1 million (six months ended June 30, 2019: nil).

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4.SEGMENT INFORMATION (CONTINUED)

	Six months ended June 30,
	2020	2019
	(US$ in millions)
	(Unaudited)
Depreciation and amortization
The Venetian Macao	$87	$79
Sands Cotai Central	118	164
The Parisian Macao	84	79
The Plaza Macao	30	19
Sands Macao	13	13
Ferry and other operations	6	10
	$338	$364

	Six months ended June 30,
	2020	2019
	(US$ in millions)
	(Unaudited)
Capital expenditures
The Venetian Macao	$66	$38
Sands Cotai Central	368	107
The Parisian Macao	7	14
The Plaza Macao	127	59
Sands Macao	3	6
Ferry and other operations	—	1
	$571	$225

	June 30,	December 31,
	2020	2019
	(US$ in millions)
	(Unaudited)	(Audited)
Total assets
The Venetian Macao	$3,052	$3,236
Sands Cotai Central	4,046	4,531
The Parisian Macao	2,253	2,372
The Plaza Macao	1,257	1,255
Sands Macao	268	323
Ferry and other operations	459	383
	$11,335	$12,100

Almost all of the non-current assets of the Group are located in Macao.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

5.INCOME TAX BENEFIT

	Six months ended June 30,
	2020	2019
	(US$ in millions)
	(Unaudited)
Current income tax
Lump sum in lieu of Macao complementary tax on dividends	$2	$2
Deferred income tax	(2)	(8)
Income tax benefit	$—	$(6)
6.(LOSS) EARNINGS PER SHARE
Basic earnings (loss) per share is calculated by dividing the profit (loss) for the period attributable to equity holders of the Company by the weighted average number of ordinary shares outstanding during the period.
Diluted earnings (loss) per share is calculated by adjusting the weighted average number of ordinary shares outstanding to assume conversion of all dilutive potential ordinary shares.
The calculation of basic and diluted (loss) earnings per share is based on the following:

	Six months ended June 30,
	2020	2019
	(Unaudited)
(Loss) profit attributable to equity holders of the Company (US$ in millions)	$(716)	$1,067
Weighted average number of shares for basic (loss) earnings per share (thousand shares)	8,088,743	8,082,946
Adjustment for share options (thousand shares)(i)	—	5,686
Weighted average number of shares for diluted (loss) earnings per share (thousand shares)	8,088,743	8,088,632

(Loss) earnings per share, basic(ii)	(US8.85 cents)	US13.20 cents
(Loss) earnings per share, basic	(HK68.59 cents)	HK103.16 cents
(Loss) earnings per share, diluted(ii)	(US8.85 cents)	US13.19 cents
(Loss) earnings per share, diluted	(HK68.59 cents)	HK103.08 cents

(i)The computation of the diluted loss per share for the six months ended June 30, 2020 did not assume the exercise of the Company’s share options because the exercise would result in a decrease in loss per share. For the six months ended June 30, 2019, the Company had outstanding share options that will potentially dilute the ordinary shares.
(ii)The translation of US$ amounts into HK$ amounts has been made at the exchange rate of US$1.00 to HK$7.7504 (six months ended June 30, 2019: US$1.00 to HK$7.8152).

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

7.DIVIDENDS

	Six months ended June 30,
	2020	2019
	(US$ in millions)
	(Unaudited)
2019 interim dividend of HK$0.99 (equivalent to US$0.127) per ordinary share declared on January 17, 2020 and paid	$1,025	$—
2018 interim dividend of HK$0.99 (equivalent to US$0.127) per ordinary share declared on January 18, 2019 and paid	—	1,023
2018 final dividend of HK$1.00 (equivalent to US$0.127) per ordinary share declared on May 24, 2019 and paid	—	1,031
	$1,025	$2,054

On January 17, 2020, the Board declared an interim dividend of HK$0.99 (equivalent to US$0.127) per share. The interim dividend, amounting in aggregate to HK$8.01 billion (equivalent to US$1.03 billion), was paid on February 21, 2020.
On April 17, 2020, the Board resolved not to recommend the payment of a final dividend in respect of the year ended December 31, 2019.
The Board does not recommend the payment of an interim dividend for the six months ended June 30, 2020.
8.PROPERTY AND EQUIPMENT, NET
During the six months ended June 30, 2020, the Group had additions of property and equipment with a cost of US$609 million and disposed property and equipment with a net book value of US$17 million (six months ended June 30, 2019: US$285 million and US$2 million, respectively).

9.TRADE RECEIVABLES, NET
The aging analysis of trade receivables, net of provision for expected credit losses of US$112 million (as at December 31, 2019: US$106 million), is as follows:

	June 30,	December 31,
	2020	2019
	(US$ in millions)
	(Unaudited)	(Audited)
0–30 days	$107	$259
31–60 days	4	42
61–90 days	2	26
Over 90 days	116	73
	$229	$400

Trade receivables mainly consist of casino receivables. Absent special approval, the credit period granted to selected premium and mass market players is typically 7–15 days, while for gaming promoters, the receivable is typically repayable within one month following the granting of the credit, subject to terms of the relevant credit agreement.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

10.SHARE CAPITAL

	Ordinary shares of US$0.01 each	(US$ in millions)
Issued and fully paid:
At January 1, 2019 (audited)	8,080,603,691	$81
Shares issued upon exercise of share options	6,091,900	—
At June 30, 2019 (unaudited)	8,086,695,591	81

At January 1, 2020 (audited)	8,088,352,216	81
Shares issued upon exercise of share options	714,900	—
At June 30, 2020 (unaudited)	8,089,067,116	$81

11.TRADE AND OTHER PAYABLES

		June 30,	December 31,
		2020	2019
		(US$ in millions)
	Notes	(Unaudited)	(Audited)
Trade payables		$22	$47
Customer deposits and other deferred revenue(i)		421	395
Outstanding chips liability(i)		382	485
Construction payables and accruals		283	278
Interest payables		138	130
Accrued employee benefit expenses		96	174
Other tax payables		31	302
Loyalty program liability(i)		30	31
Casino liabilities		24	41
Payables to related companies ― non-trade	14(b)	8	9
Other payables and accruals		54	104
		1,489	1,996
Less: non-current portion		(119)	(122)
Current portion		$1,370	$1,874
(i)These balances represent the Group’s main types of liabilities associated with contracts with customers. With the exception of mall deposits, which typically extend beyond a year based on the terms of the lease, these liabilities are generally expected to be recognized as revenue or redeemed for cash within one year of being purchased, earned or deposited.

The aging analysis of trade payables based on invoice date is as follows:

	June 30,	December 31,
	2020	2019
	(US$ in millions)
	(Unaudited)	(Audited)
0–30 days	$17	$33
31–60 days	2	6
61–90 days	1	6
Over 90 days	2	2
	$22	$47

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

12.BORROWINGS

	June 30,	December 31,
	2020	2019
	(US$ in millions)
	(Unaudited)	(Audited)
Non-current portion
Senior Notes, unsecured	$7,013	$5,535
Lease liabilities	127	128
	7,140	5,663
Less: deferred financing costs	(86)	(74)
	7,054	5,589
Current portion
Lease liabilities	19	19
Total borrowings	$7,073	$5,608

2018 SCL Credit Facility
On March 27, 2020, the Company entered into a waiver and amendment request letter relating to the 2018 SCL Revolving Facility with the lenders' agent (acting on behalf of the arrangers and lenders) to (i) waive the financial requirements for the Company to ensure the consolidated leverage ratio does not exceed 4.00x and the consolidated interest coverage ratio is greater than 2.50x from January 1, 2020 to July 1, 2021 (the “Relevant Period”); (ii) waive any default that may arise as a result of any breach of the financial requirements above during the Relevant Period; and (iii) extend the date by which the Company may supply the agent with its audited annual financial statements for the 2019 and 2020 financial years to April 30, 2020 and April 30, 2021 respectively. Pursuant to the waiver and amendment request letter, the Company agreed to pay a customary fee to the lenders that consented.
As at June 30, 2020, the Group had US$2.02 billion (as at December 31, 2019: US$2.0 billion) of available borrowing capacity under the 2018 SCL Revolving Facility.
Senior Notes
On August 9, 2018, the Company issued, in a private offering, three series of senior unsecured notes in an aggregate principal amount of US$5.50 billion, consisting of US$1.80 billion of 4.600% Senior Notes due August 8, 2023 (the “2023 Notes”), US$1.80 billion of 5.125% Senior Notes due August 8, 2025 (the “2025 Notes”), and US$1.90 billion of 5.400% Senior Notes due August 8, 2028 (the “2028 Notes”).
On June 4, 2020, the Company issued, in a private offering, two series of senior unsecured notes in an aggregate principal amount of US$1.50 billion, consisting of US$800 million of 3.800% Senior Notes due January 8, 2026 (the “2026 Notes”) and US$700 million of 4.375% Senior Notes due June 18, 2030 (the “2030 Notes”, and together with the 2023 Notes, 2025 Notes, 2026 Notes and 2028 Notes, the “Senior Notes”). Original issue discount and deferred financing costs relating to the 2026 Notes and 2030 Notes were US$18 million, resulting in US$1.48 billion of net proceeds for incremental liquidity and general corporate purposes. There are no interim principal payments on the 2026 Notes and 2030 Notes and interest is payable semi-annually in arrears on January 8 and July 8 of each year, beginning on January 8, 2021, with respect to the 2026 Notes, and on June 18 and December 18, commencing on December 18, 2020, with respect to the 2030 Notes.
The 2026 Notes and 2030 Notes are senior unsecured obligations of the Company. Each series of notes ranks equally in right of payment with all of the Company's existing and future senior unsecured debt and will rank senior in right of payment to all of the Company’s future subordinated debt, if any. These Senior Notes will be effectively subordinated in right of payment to all of the Company’s future secured debt (to the extent of the value of the collateral securing such debt), and will be structurally subordinated to all of the liabilities of the Company’s subsidiaries. None of the Company’s subsidiaries guarantee these Senior Notes.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

12.BORROWINGS (CONTINUED)
Senior Notes (continued)
The 2026 Notes and 2030 Notes were issued pursuant to an indenture dated June 4, 2020 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee. The Indenture contains covenants, subject to customary exceptions and qualifications, that limit the ability of the Company and its subsidiaries to, among other things, incur liens, enter into sale and leaseback transactions and consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets on a consolidated basis. The Indenture also provides for customary events of default.
13.COMMITMENTS AND CONTINGENCIES
(a)Capital commitments
Property and equipment commitments not provided for are as follows:

	June 30,	December 31,
	2020	2019
	(US$ in millions)
	(Unaudited)	(Audited)
Contracted but not provided for	$615	$1,001

(b)Litigation
The Group has contingent liabilities arising in the ordinary course of business. Management has made estimates for potential litigation costs based upon consultation with legal counsel. Actual results could differ from these estimates; however, in the opinion of management, such litigation and claims will not have a material adverse effect on the Group’s financial condition, results of operations or cash flows.
14.RELATED PARTY TRANSACTIONS
There has been no significant changes to the arrangements of related party transactions during the six months ended June 30, 2020. Refer to 2019 annual report for details on the arrangements. The Group had the following significant transactions with related parties during the period:
(a)Transactions during the period
(i)Management fee income and expenses
During the six months ended June 30, 2020, management fee income from fellow subsidiaries was US$2 million (six months ended June 30, 2019: US$2 million).
During the six months ended June 30, 2020, management fee expenses incurred from services provided by LVS and fellow subsidiaries were US$7 million and US$2 million, respectively (six months ended June 30, 2019: US$9 million and US$3 million, respectively).
(ii)Key management personnel remuneration
During the six months ended June 30, 2020, the aggregate amount of emoluments paid or payable by the Group to the Directors and key management personnel of the Company was US$3 million (six months ended June 30, 2019: US$3 million). In addition, Sheldon Gary Adelson and Robert Glen Goldstein received compensation (inclusive of share-based compensation) in both periods from LVS in respect of their services to LVS and its subsidiaries (including our Group). US$1 million (six months ended June 30, 2019: US$2 million) was charged by LVS to the Group in respect of such management and administrative services of Robert Glen Goldstein provided to the Group for the six months ended June 30, 2020.
Save as disclosed above, no other transactions have been entered into with the Directors of the Company during the six months ended June 30, 2020 and the six months ended June 30, 2019.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

14.RELATED PARTY TRANSACTIONS (CONTINUED)
(a)Transactions during the period (continued)
(iii)Royalty fees
During the six months ended June 30, 2020, the Group incurred US$11 million (six months ended June 30, 2019: US$56 million) of royalty fees under the agreement with Las Vegas Sands, LLC in November 2009.
(b)Period-end balances between the Group and related companies

		June 30,	December 31,
		2020	2019
		(US$ in millions)
	Notes	(Unaudited)	(Audited)
Receivables from related companies:
Fellow subsidiaries		$—	$2

Payables to related companies:
LVS		8	3
Intermediate holding company		—	5
Fellow subsidiaries		—	1
	11	$8	$9
The payables to related companies are unsecured, interest-free and has a credit period of 45 days. As of December 31, 2019, the receivables to related companies were unsecured, interest-free and had a credit period of 45 days.
15.FAIR VALUE AND FAIR VALUE HIERARCHY OF FINANCIAL INSTRUMENTS
The carrying values of cash and cash equivalents, restricted cash and cash equivalents, trade and other receivables and trade and other payables approximate their fair values at each balance sheet date.
The estimated fair value of the Group’s Senior Notes as at June 30, 2020 was approximately US$7.49 billion (as at December 31, 2019: US$5.53 billion), which was based on level 2 inputs (quoted prices in markets that are not active) (as at December 31, 2019: same).
In August 2018, the Company entered into interest rate swap agreements (the “IR Swaps”), which qualified and were designated as fair value hedges, swapping fixed-rate for variable-rate interest to hedge changes in the fair value of interest payments of Senior Notes issued in August 2018. These IR Swaps have a total notional value of US$5.50 billion and expire in August 2020. The total fair value of the IR Swaps as at June 30, 2020 was US$73 million (as at December 31, 2019: US$82 million). In the accompanying consolidated balance sheet, US$13 million (as at December 31, 2019: US$35 million) was recorded as an asset in “Other assets, net” current with an equal corresponding adjustment recorded against the carrying value of the related Senior Notes issued in August 2018, which adjustment represents the fair value of the additional interest income expected to be received subsequent to June 30, 2020, for the remaining term of the IR Swaps. The remaining US$60 million (as at December 31, 2019: US$47 million) was recorded as a receivable in “Trade and other receivables, net” current. The fair value of the IR Swaps was estimated using level 2 inputs obtained directly from the contractual counterparties and the final rate set was completed in May 2020 and no uncertainty in the outcome of the derivatives remains. As at December 31, 2019, the fair value of the IR Swaps was estimated using level 2 inputs from recently reported market forecasts of interest rates. Gains and losses due to changes in fair value of the IR Swaps completely offset changes in the fair value of the hedged portion of the underlying debt. Additionally, for the six months ended June 30, 2020, the Company recorded a US$40 million (six months ended June 30, 2019: US$5 million) reduction to interest expense related to the realized amount associated with the IR Swaps.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of Sands China Ltd.,
Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Sands China Ltd. and subsidiaries (the “Company”) as of December 31, 2019 and 2018, the related consolidated income statements, the consolidated statements of comprehensive income, the consolidated statements of changes in equity, and the consolidated statement of cash flows for each of the three years ended December 31, 2019, and the related notes to the consolidated financial statements (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the three years ended December 31, 2019, in conformity with the International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board.

As described in Note 2 to the financial statements, the accompanying financial statements for the year ended December 31, 2017 have been restated to reflect the adoption of IFRS 15 “Revenue from Contracts with Customers”.
Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Deloitte Touche Tohmatsu

Certified Public Accountants
Hong Kong
October 16, 2020

We have served as the Company’s auditor since 2013.

CONSOLIDATED INCOME STATEMENT

		Year ended December 31,
		2017	2018	2019
	Note	(US$ in millions except per share data)
Net revenues	4	$7,586	$8,665	$8,808
Gaming tax		(2,925)	(3,430)	(3,421)
Employee benefit expenses	6	(1,193)	(1,238)	(1,292)
Depreciation and amortization	5	(676)	(655)	(706)
Inventories consumed		(98)	(99)	(97)
Other expenses, gains and losses	7	(921)	(1,089)	(1,017)
Operating profit		1,773	2,154	2,275
Interest income		5	20	38
Interest expense, net of amounts capitalized	8	(153)	(225)	(280)
Loss on modification or early retirement of debt		—	(81)	—
Profit before income tax		1,625	1,868	2,033
Income tax (expense) benefit	9	(22)	7	—
Profit for the year attributable to equity holders of the Company		$1,603	$1,875	$2,033
Earnings per share for profit attributable to equity holders of the Company
Basic	10	US19.86 cents	US23.21 cents	US25.14 cents
Diluted	10	US19.85 cents	US23.19 cents	US25.13 cents

Note: Presentation for the year ended December 31, 2017 has been restated to reflect the adoption of IFRS 15 in 2018 as disclosed in Note 2.

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	Year ended December 31,
	2017	2018	2019
	(US$ in millions)
Profit for the year attributable to equity holders of the Company	$1,603	$1,875	$2,033
Other comprehensive (expense) income
Item that will not be reclassified subsequently to profit or loss:
Currency translation differences	(22)	(12)	16
Total comprehensive income for the year attributable to equity holders of the Company	$1,581	$1,863	$2,049

CONSOLIDATED BALANCE SHEET

		December 31,
		2018	2019
	Note	(US$ in millions)
ASSETS
Non-current assets
Investment properties, net	12	$629	$587
Property and equipment, net	13	8,134	8,361
Intangible assets, net	16	46	48
Other assets, net		47	34
Trade and other receivables and prepayments, net	18	22	23
Total non-current assets		$8,878	$9,053

Current assets
Inventories		$14	$16
Other assets		—	35
Trade and other receivables and prepayments, net	18	477	510
Restricted cash and cash equivalents		13	15
Cash and cash equivalents	19	2,676	2,471
Total current assets		$3,180	$3,047
Total assets		$12,058	$12,100

Note: Certain reclassifications have been made to the year ended December 31, 2018 to conform to the presentation of the year ended December 31, 2019.

CONSOLIDATED BALANCE SHEET

		December 31,
		2018	2019
	Note	(US$ in millions)
EQUITY
Capital and reserves attributable to equity holders of the Company
Share capital	20	$81	$81
Reserves	21	4,328	4,365
Total equity		4,409	4,446

LIABILITIES
Non-current liabilities
Trade and other payables	22	104	122
Borrowings	23	5,552	5,589
Deferred income tax liabilities	17	50	45
Total non-current liabilities		5,706	5,756
Current liabilities
Trade and other payables	22	1,928	1,874
Current income tax liabilities		5	5
Borrowings	23	10	19
Total current liabilities		1,943	1,898
Total liabilities		7,649	7,654

Total equity and liabilities		$12,058	$12,100

Net current assets		$1,237	$1,149

Total assets less current liabilities		$10,115	$10,202

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

	Share capital	Capital reserve (Note 21(a))	Share premium	Statutory reserve (Note 21(b))	Share-based compensation reserves	Currency translation reserve	Retained earnings	Total
	(US$ in millions)
Balance at January 1, 2017	$81	$87	$1,411	$6	$89	$6	$3,327	$5,007
Profit for the year	—	—	—	—	—	—	1,603	1,603
Other comprehensive expense for the year	—	—	—	—	—	(22)	—	(22)
Total comprehensive (expense) income	—	—	—	—	—	(22)	1,603	1,581
Exercise of share options	—	—	12	—	—	—	—	12
Conversion of equity awards to liability awards	—	—	—	—	(5)	—	—	(5)
Transfer to share premium upon exercise of share options	—	—	5	—	(5)	—	—	—
Forfeiture of share options	—	—	—	—	(3)	—	3	—
Share-based compensation of the Company	—	—	—	—	12	—	—	12
Dividends to equity holders of the Company	—	—	—	—	—	—	(2,069)	(2,069)
Balance at December 31, 2017	81	87	1,428	6	88	(16)	2,864	4,538
Effect of adoption of IFRS 9 (Note 2)	—	—	—	—	—	—	24	24
Balance at January 1, 2018 (Restated)	81	87	1,428	6	88	(16)	2,888	4,562
Profit for the year	—	—	—	—	—	—	1,875	1,875
Other comprehensive expense for the year	—	—	—	—	—	(12)	—	(12)
Total comprehensive (expense) income	—	—	—	—	—	(12)	1,875	1,863
Exercise of share options	—	—	23	—	—	—	—	23
Transfer to share premium upon exercise of share options	—	—	6	—	(6)	—	—	—
Forfeiture of share options	—	—	—	—	(4)	—	4	—
Share-based compensation of the Company	—	—	—	—	14	—	—	14
Dividends to equity holders of the Company (Note 11)	—	—	—	—	—	—	(2,053)	(2,053)
Balance at December 31, 2018	81	87	1,457	6	92	(28)	2,714	4,409
Profit for the year	—	—	—	—	—	—	2,033	2,033
Other comprehensive income for the year	—	—	—	—	—	16	—	16
Total comprehensive income	—	—	—	—	—	16	2,033	2,049
Exercise of share options	—	—	28	—	—	—	—	28
Transfer to share premium upon exercise of share options	—	—	6	—	(6)	—	—	—
Forfeiture of share options	—	—	—	—	(3)	—	3	—
Share-based compensation of the Company	—	—	—	—	14	—	—	14
Dividends to equity holders of the Company (Note 11)	—	—	—	—	—	—	(2,054)	(2,054)
Balance at December 31, 2019	$81	$87	$1,491	$6	$97	$(12)	$2,696	$4,446

CONSOLIDATED STATEMENT OF CASH FLOWS

		Year ended December 31,
		2017	2018	2019
	Note	(US$ in millions)
Cash flows from operating activities
Cash generated from operations	25	$2,632	$3,055	$2,818
Income tax paid		(6)	(6)	(6)
Net cash generated from operating activities		2,626	3,049	2,812

Cash flows from investing activities
Increase in restricted cash and cash equivalents		(1)	(2)	(2)
Purchases of property and equipment		(423)	(492)	(720)
Additions to investment properties		(45)	(16)	(16)
Purchases of intangible assets		(9)	(24)	(18)
Proceeds from disposal of property and equipment, investment properties and intangible assets		13	5	1
Interest received		4	16	40
Net cash used in investing activities		(461)	(513)	(715)

Cash flows from financing activities
Proceeds from exercise of share options		12	23	28
Proceeds from issuance of Senior Notes	23	—	5,500	—
Proceeds from bank loans	23	650	746	—
Repayments of bank loans	23	(669)	(5,083)	—
Dividends paid	23	(2,067)	(2,052)	(2,051)
Repayments of lease liabilities	23	—	—	(13)
Repayments of finance lease liabilities	23	(5)	(15)	—
Payments for deferred financing costs	23	—	(90)	(2)
Interest paid	23	(128)	(128)	(274)
Net cash used in financing activities		(2,207)	(1,099)	(2,312)

Net (decrease) increase in cash and cash equivalents		(42)	1,437	(215)
Cash and cash equivalents at beginning of year		1,284	1,239	2,676
Effect of exchange rate on cash and cash equivalents		(3)	—	10
Cash and cash equivalents at end of year	19	$1,239	$2,676	$2,471

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.    GENERAL INFORMATION
Principal activities
The Group is principally engaged in the operation of casino games of chance or games of other forms and the development and operation of destination properties and other ancillary services in Macao. The Group’s immediate holding company is Venetian Venture Development Intermediate II. Las Vegas Sands Corp., a company incorporated in Nevada, U.S.A., indirectly holds 69.95% ownership interest in the Group as at December 31, 2019, and is the Group’s ultimate holding company.
The Company was incorporated in the Cayman Islands on July 15, 2009 as an exempted company with limited liability under the Companies Law, Cap 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands. The address of the Company’s registered office is Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands. The Company’s principal place of business is Level 54, Hopewell Centre, 183 Queen’s Road East, Hong Kong.
The Group owns and operates The Venetian Macao-Resort-Hotel (“The Venetian Macao”), which anchors the Cotai Strip, the Group’s master-planned development of integrated resort properties in Macao. Sands Cotai Central opened in phases, beginning in April 2012. The property currently features four hotel towers, consisting of hotel rooms and suites under the Conrad, Sheraton and St. Regis brands. The Company previously announced the renovation, expansion and rebranding of Sands Cotai Central into a new destination integrated resort, The Londoner Macao, by adding extensive thematic elements both externally and internally. The Londoner Macao will feature new attractions and features from London, including some of London’s most recognizable landmarks, such as the Houses of Parliament and Big Ben. Our retail offerings will be expanded and rebranded as the Shoppes at Londoner and the Group will add a number of new restaurants and bars. The Group will add approximately 370 luxury suites in The Londoner Court and the prior Holiday Inn-branded rooms and suites are being converted to approximately 600 London-themed suites, referred to as The Londoner Macao Hotel. The Group is utilizing suites as they are completed on a simulation basis for trial and feedback purposes. Construction has commenced and is being phased to minimize disruption during the property’s peak periods. The Group expects the Londoner Court to be completed in late 2020 and The Londoner Macao project to be completed in phases throughout 2020 and 2021.
In September 2016, the Group opened The Parisian Macao, an integrated resort connected to The Venetian Macao and The Plaza Macao. The Group owns The Plaza Macao, which is located adjacent and connected to The Venetian Macao. The Plaza Macao is an integrated resort that includes the Four Seasons Hotel Macao, the Plaza Casino, Shoppes at Four Seasons and Paiza Mansions. The Group also previously announced The Grand Suites at Four Seasons, which will feature approximately 290 additional premium quality suites. The Group has initiated approved gaming operations in this space and are utilizing suites as they are completed on a simulation basis for trial and feedback purposes. The Group expects the project to be completed in the first half of 2020. The Group also owns and operates the Sands Macao, the first Las Vegas-style casino in Macao. The Group’s other ancillary services include ferry operations and other related operations.
The Company’s shares were listed on the Main Board of the Stock Exchange of Hong Kong Limited on November 30, 2009.
The consolidated financial statements are presented in millions of units of United States dollars (“US$ in millions”), unless otherwise stated.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.    GENERAL INFORMATION (CONTINUED)
Subsequent events
COVID-19 Pandemic
In early January 2020, an outbreak of a respiratory illness caused by a novel coronavirus was identified and the disease has since spread rapidly across the world causing the World Health Organization to declare the outbreak of a pandemic on March 12, 2020. As a result, people across the globe have been advised to avoid non-essential travel. Steps have also been taken by various countries to restrict inbound international travel and implement closures of non-essential operations to contain the spread of the virus.
Visitation to Macao has decreased substantially, driven by various government policies limiting travel. The China IVS and tour group visas were suspended, and a complete ban on entry or a need to undergo enhanced quarantine requirements depending on the person’s residency and their recent travel history, has been enacted by the Macao government for Macao residents, citizens of the People’s Republic of China, Hong Kong residents, foreigner workers residing in Macao and international travelers. On July 13, 2020, it was announced Chinese nationals with negative COVID-19 test result and green health-code, traveling between any of the nine designated cities in Guangdong province and Macao, are exempt from the 14-day mandatory quarantine effective from July 15, 2020. This was subsequently extended to all cities within the Guangdong province effective from July 29, 2020, followed by all of mainland China effective from August 12, 2020. The China IVS and tour group visas recommenced for certain regions beginning on August 12, 2020 and were extended to all of mainland China effective September 23, 2020. Hong Kong and Taiwanese residents who have not visited a foreign country in the prior 14 days and tested negative for COVID-19 are allowed to enter Macao subject to a mandatory 14 days of centralized isolation. All other foreign nationals, including those holding a temporary work permit, currently are not permitted to enter Macao.
The Macao government suspended all gaming operations beginning on February 5, 2020. The Group’s casino operations resumed on February 20, 2020, except for casino operations at Sands Cotai Central, which resumed on February 27, 2020. Certain health safeguards, however, such as limiting the number of seats per table game, slot machine spacing, temperature checks, mask protection, health declarations, showing green health-codes, and negative COVID-19 test results remain in effect at the present time. The Group is currently unable to determine when these measures will be modified or cease to be necessary.
Some of the Group’s hotel facilities were also closed during the casino suspension in response to the drop in visitation and, with the exception of the Conrad Macao, Cotai Strip at Sands Cotai Central (the "Conrad hotel"), these hotels were gradually reopened from February 20, 2020, in line with operational needs and demand. The Conrad hotel reopened on June 13, 2020. Additionally, in support of the Macao government’s initiatives to fight the COVID-19 Pandemic, the Group provided one tower (approximately 2,000 hotel rooms) at the Sheraton Grand Macao Hotel, Cotai Strip at Sands Cotai Central to the Macao government to house individuals who return to Macao for quarantine purposes during two different periods in 2020.
A limited number of restaurants across the Group’s properties have reopened. The majority of retail outlets in the Group's various shopping malls are open with reduced operating hours. The timing and manner in which these areas will return to full operation are currently unknown.
The Hong Kong government temporarily closed the Hong Kong China Ferry Terminal in Kowloon on January 30, 2020 and the Hong Kong Macau Ferry Terminal in Hong Kong on February 4, 2020. In response, the Group suspended its Macao ferry operations between Macao and Hong Kong. The timing and manner in which the Group’s normal ferry operations will be able to resume are currently unknown.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.GENERAL INFORMATION (CONTINUED)
Subsequent events (continued)
COVID-19 Pandemic (continued)
The Macao government announced total visitation from mainland China to Macao on a monthly basis decreased by 14.9% (with an 83.3% decrease in visitation over the first seven days of Chinese New Year Holiday) in January 2020 and decreased in a range of 96.3% to 99.6% in February to June 2020, as compared to the same periods in 2019. It also announced monthly gross gaming revenue decreased by 11.3% in January 2020 and decreased in a range of 79.7% to 97.0% in February to June 2020 as compared to the same periods in 2019.

Current impact of the COVID-19 Pandemic on the Group's Liquidity and Financial Results
The disruptions arising from the COVID-19 Pandemic had a significant adverse impact on the Group’s operations during the six months ended June 30, 2020. Net revenues for the six months ended June 30, 2020, totaled US$848 million compared to US$4.47 billion for the six months ended June 30, 2019, representing a decrease of 81.0%. We recorded an operating loss of US$609 million and a net loss of US$716 million in the first half of 2020, as compared to an operating income of US$1.19 billion and a net income of US$1.07 billion in the same period in the prior year. Adjusted property EBITDA loss totaled US$243 million in the half year ended June 30, 2020, as compared to adjusted property EBITDA of US$1.63 billion in the same period in the prior year.
As of June 30, 2020, the Group had total liquidity of US$3.63 billion, consisting of US$1.61 billion of total cash and cash equivalents and US$2.02 billion of available borrowing capacity under the 2018 SCL Revolving Facility. The Group believes it will be able to support its continuing operations, complete the major construction projects that are underway, and respond to the current COVID-19 Pandemic challenges. The Group has taken various mitigating measures to manage through the current environment, including a cost and capital expenditure reduction program to minimize cash outflow of non-essential items. On April 17, 2020, the Company announced that the Board resolved not to recommend the payment of a final dividend in respect of the year ended December 31, 2019.
If the Group's integrated resorts are not permitted to resume normal operations, travel restrictions such as those related to the China IVS and other global restrictions on inbound travel from other countries are not modified or eliminated or the global response to contain the COVID-19 Pandemic escalates or is unsuccessful, the Group's operations, cash flows and financial condition will be further materially impacted. The duration and intensity of this global health emergency and related disruptions are uncertain. Given the dynamic nature of these circumstances, the impact on the Company’s consolidated results of operations, cash flows and financial condition in 2020 will be material. The Group cannot reasonably estimate the impact at this time. It is unknown when the COVID-19 Pandemic will end, when or how quickly the current travel restrictions will be modified or cease to be necessary and the resulting impact on the Group's business and the willingness of the Group’s customers to spend on travel, entertainment and MICE.

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
The principal accounting policies applied in the preparation of the consolidated financial statements are set out below. These policies have been consistently applied to all the years presented, unless otherwise stated.

(a)Basis of preparation
The consolidated financial statements of the Group have been prepared in accordance with the following accounting policies which conform with International Financial Reporting Standards (“IFRS”). The preparation of the consolidated financial statements in accordance with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying the Group’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements are disclosed in Note 3.
The consolidated financial statements have been prepared on the historical cost basis except for financial liabilities for cash-settled share-based payment transactions and derivative financial instruments that are measured at fair value.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
(a)Basis of preparation (continued)
The consolidated financial statements are prepared solely for inclusion in the offering memorandum of the Company in connection with the proposed offering of the senior notes. As a result, the consolidated financial statements may not be suitable for another purpose. Accordingly, the consolidated balance sheet as at December 31, 2017 and the consolidated income statement, the consolidated statement of comprehensive income, the consolidated statement of changes in equity and the consolidated statement of cash flows for the year ended December 31, 2016 have not been presented.

(b)Changes in accounting policies and disclosures
During the year ended December 31, 2017, 2018 and 2019, there have been a number of new standards and new amendments to standards that have come into effect, which the Group has adopted at their respective dates. Details of the adoption of material new standards are set out below.

IFRS 15 Revenue from Contracts with Customers (“IFRS 15”)
The accounting standard establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. The core principle of IFRS 15 is an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. It also requires more detailed disclosures to enable users of financial statements to understand the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. See Note 4 for these disclosures. The Group adopted the new standard on January 1, 2018, on a full retrospective basis.
The standard changes the accounting for complimentary services (including rooms, food and beverage, and other services) provided to casino guests as incentives related to gaming play. Complimentary revenues were previously excluded from revenues in the accompanying consolidated income statement prepared in accordance with IFRS. The adoption of the new standard resulted in a decrease in casino revenue due to complimentary services provided and recognition of revenue in the resulting business category of the goods or services provided when the services are rendered. The cost of providing such complimentary services were regrouped in the respective business categories. Certain commission arrangements with third parties were reclassified out of operating expenses and netted with revenue. The effect of adoption of this standard is set out below.
Effect on the consolidated income statement for the year ended December 31, 2017:

	For the year ended December 31, 2017 as previously stated	Effects of IFRS 15	Reclassification (Note)	For the year ended December 31, 2017 as restated
	(US$ in millions)
Net revenues	$7,715	$(129)	$—	$7,586
Gaming promoter/agency commissions	(135)	127	8	—
Other expenses, gains and losses	(915)	2	(8)	(921)

Note: Amount represented agency commissions. As the amount was immaterial, it was reclassified to “Other expenses, gains and losses” for the purpose of presenting the consolidated income statement.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
(b)Changes in accounting policies and disclosures (continued)
IFRS 9 Financial Instruments (“IFRS 9”)
The accounting standard replaces the provisions of International Accounting Standards (“IAS”) 39 Financial Instruments: Recognition and Measurement (“IAS 39”) that relates to the recognition, classification and measurement of financial assets and financial liabilities, derecognition of financial instruments, impairment of financial assets and hedge accounting.
The adoption of IFRS 9 from January 1, 2018 resulted in changes in accounting policies and adjustments to the amounts recognized in the financial statements. In accordance with the transition provisions in IFRS 9 (7.2.15), the financial information for the year ended December 31, 2017 have not been restated.
Effect on the consolidated retained earnings as of January 1, 2018 is as follows:

	Note	(US$ in millions)
Closing retained earnings as of December 31, 2017 - IAS 39		$2,864
Decrease in carrying amount of bank loan measured at amortized cost	(i)	24
Opening retained earnings as of January 1, 2018 - IFRS 9		$2,888

(i)Classification and measurement — borrowings
Following the adoption of IFRS 9, the Group is no longer able to defer the recognition of gain from the modification of debt, which did not result in a derecognition of the financial liability. Under the Group’s previous accounting policies, this gain would have been recognized over the remaining life of the borrowing by adjusting the effective interest rate, on the basis the terms and conditions of the credit facility remained largely unchanged. As a result, the carrying amount of the bank loan which was still recognized on the date of the adoption of IFRS 9 decreased by US$24 million and the opening retained earnings as of January 1, 2018 increased accordingly.

(ii)Impairment of financial asset
The Group’s financial assets consist of cash and cash equivalents, restricted cash and cash equivalents and trade and other receivables that are subsequently recognized at amortized cost. The Group applies the IFRS 9 simplified approach to measure expected credit losses (“ECL”), using a lifetime expected loss allowance for all trade and other receivables. Cash and cash equivalents and restricted cash and cash equivalents are also subject to the impairment requirements of IFRS 9 and, due to their nature, the expected loss allowance is immaterial.
To measure the expected credit losses, except for credit impaired balances and outstanding significant balances that have been assessed individually, the remaining trade receivables have been grouped based on shared credit risk characteristics and days past due. The loss allowance for trade receivables applying lifetime expected credit loss as compared to the incurred loss model of IAS 39 did not result in a material difference and hence did not result in an adjustment of opening retained earnings as of January 1, 2018.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
(b)Changes in accounting policies and disclosures (continued)
IFRS 16 Leases (“IFRS 16”)
The accounting standard superseded the requirements in IAS 17 Leases (“IAS 17”) and the related interpretations to introduce a comprehensive model for the identification of lease arrangements and accounting treatments for both lessors and lessees. The Group adopted the new standard on January 1, 2019.
IFRS 16 distinguishes lease and service contracts on the basis of whether an identified asset is controlled by a customer. Distinctions of operating leases and finance leases are removed for lessee accounting, and is replaced by a model where a right-of-use asset and a corresponding liability have to be recognized for all leases by lessees, except for short-term leases and leases of low-value assets.
Lessor accounting remains largely unchanged under the new standard.
On transition to IFRS 16, the Group elected to apply the practical expedient for lease definition. The Group applied IFRS 16 only to contracts previously identified as leases applying IAS 17 and IFRIC-Int 4 Determining whether an Arrangement Contains a Lease (“IFRIC-Int 4”). Contracts that were not identified as leases under IAS 17 and IFRIC-Int 4 were not reassessed. Therefore, the definition of a lease under IFRS 16 was applied only to contracts entered into or modified on or after January 1, 2019.
Further, the Group elected the modified retrospective approach for the application of IFRS 16, under which the effect of initial application was recognized at January 1, 2019. Accordingly, the financial information presented as at December 31, 2018 and for the years ended December 31, 2017, and 2018 were not restated. The lease liability was measured at the present value of the remaining lease payments at the date of initial application and the right-of-use asset was measured at an amount equal to the lease liability immediately before the date of initial application. The adoption of this standard did not have an impact on net income.
The impact on transition is summarized below:

	December 31, 2018	Impact on transition	January 1, 2019
	(US$ in millions)
Right-of-use assets comprise of:
Investment properties - Leasehold interests in land	$44	$—	$44
Property and equipment, net - Leasehold interests in land	552	—	552
Property and equipment, net - Other	4	6	10

Lease liabilities comprise of:
Current liabilities - Borrowings	$10	$4	$14
Non-current liabilities - Borrowings	125	2	127

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
(b)Changes in accounting policies and disclosures (continued)
IFRS 16 Leases (continued)
The Group has already recognized an asset and a related finance lease liability for finance lease arrangements and prepaid lease payments for leasehold interests in land where the Group was a lessee under IAS 17, therefore the additional right-of-use assets and lease liabilities recognized upon adoption for leases previously classified as operating leases were US$6 million.
The weighted average incremental borrowing rate applied to lease liabilities recognized in the consolidated balance sheet at January 1, 2019 was 3.9%.

(US$ in millions)
Operating lease commitments disclosed as at December 31, 2018	$7
Discounted using the incremental borrowing rate as at January 1, 2019	7
Add: Finance lease liabilities recognized as at December 31, 2018	135
Recognition exemption for:
Short-term leases and leases of low-value assets	(1)
Lease liabilities recognized as at January 1, 2019	$141

In the consolidated balance sheet, the Group presents right-of-use assets that do not meet the definition of “investment property” in “property and equipment.” Right-of-use assets that meet the definition of “investment property” are presented within “investment properties” and lease liabilities are presented within “borrowings.” Right-of-use assets are included within the same category under “property and equipment,” which the corresponding underlying assets would be presented if they were owned.
In the consolidated statement of cash flows, the Group has previously presented operating lease payments under cash flows from operating activities. Upon the adoption of IFRS 16, lease payments and any associated interest paid are presented under cash flows from financing activities except for leases with an expected term of 12 months or less and leases of low-value assets which are presented under cash flows from operating activities.

New standards and amendments to IFRS issued but not yet effective
The Group has not early adopted the new or revised standards, amendments and interpretations that have been issued, but are not effective for the year ended December 31, 2019.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
(c)Subsidiaries
Consolidation
The consolidated financial statements incorporate the financial statements of the Company and entities controlled by the Company and its subsidiaries. Control is achieved when the Company:

•has power over the investee;
•is exposed, or has rights, to variable returns from its involvement with the investee; and
•has the ability to use its power to affect its returns.

The Group reassesses whether or not it controls an investee if facts and circumstances indicate there are changes to one or more of the three elements of control listed above.
Subsidiaries are fully consolidated from the date on which control is transferred to the Group and are deconsolidated from the date that control ceases.
Intra-group transactions, balances and unrealized gains and losses on transactions between group companies are eliminated. Profit and losses resulting from inter-company transactions are also eliminated.
The particulars of the Group’s principal subsidiaries as at December 31, 2019 are set out in Note 31.

(d)Segment reporting
Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision maker. The chief operating decision maker, who is responsible for allocating resources and assessing performance of the operating segments, has been identified as a group of senior management that makes strategic decisions.

(e)Foreign currency translation
(i)Functional and presentation currency
Items included in the financial statements of each of the Group’s companies are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). The Company’s functional currency is Macao patacas (“MOP”). The consolidated financial statements are presented in US$, which is the presentation currency of LVS.

(ii)Transactions and balances
Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions or valuation where items are remeasured. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in the consolidated income statement.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
(e)Foreign currency translation (continued)
(iii)Group companies
The results of operations and financial position of all the group companies (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

•Assets and liabilities for each balance sheet presented are translated at the closing rate at the date of that balance sheet;
•Income and expenses for each income statement are translated at average exchange rates (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the rates on the dates of the transactions); and
•All resulting exchange differences are recognized in other comprehensive income (expense) (currency translation differences) and will not be reclassified subsequently to profit or loss.
On consolidation, exchange differences arising from the translation of the net investment in foreign entities, and of borrowings, are recognized in other comprehensive income (expense). When a foreign operation is sold, such exchange differences are recognized in the consolidated income statement as part of the gain or loss on sale.
On the disposal of a foreign operation (that is, a disposal of the Group’s entire interest in a foreign operation, or a disposal involving loss of control over a subsidiary that includes a foreign operation), all of the exchange differences accumulated in equity in respect of that operation attributable to the equity holders of the Company are reclassified to profit or loss.
In the case of a partial disposal that does not result in the Group losing control over a subsidiary that includes a foreign operation, the proportionate share of accumulated exchange differences are reattributed to non-controlling interests and are not recognized in profit or loss.

(f)Investment properties
Investment properties, principally comprising buildings and building improvements, are held for long-term rental yields or capital appreciation or both, and are not occupied by the Group. Investment properties currently being constructed or developed are classified as investment properties and stated at cost, less accumulated impairment losses, if any. Investment properties are initially measured at cost and subsequently carried at cost less accumulated depreciation and accumulated impairment losses, if any. Investment properties are depreciated on a straight-line basis, at rates sufficient to write off their costs over their estimated useful lives of 3 to 50 years. The residual values and useful lives of investment properties are reviewed, and adjusted as appropriate at each balance sheet date. The effects of any revision are included in the consolidated income statement when the changes arise. During the year ended December 31, 2017, the Group revised the estimated useful lives of certain investment properties. See Note 3(a) for details.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
(g)Property and equipment
Leasehold interests in land classified as leases and all other property and equipment, except construction-in- progress, are stated at historical cost less accumulated depreciation and accumulated impairment losses. The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use. Leasehold interests in land classified as leases commence amortization from the time when the land interest becomes available for its intended use. Leasehold interests in land classified as leases are amortized and other property and equipment are depreciated on a straight-line basis, at rates sufficient to write off their costs over their estimated useful lives.

Property and equipment are depreciated as follows:

Leasehold interests in land classified as leases	50 years
Leasehold improvements	Shorter of lease term or 3 years
Land improvements, buildings and building improvements	10–50 years
Leased buildings and equipment	Lease term
Ferries	20 years
Furniture, fittings and equipment	3–20 years
Vehicles	5–6 years

During the year ended December 31, 2017, the Group revised the estimated useful lives of certain property and equipment. See Note 3(a) for details.
Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognized. All other repairs and maintenance are charged to the consolidated income statement during the financial period in which they are incurred.
Construction-in-progress represents property and equipment under construction and is stated at cost, less accumulated impairment losses, if any. This includes the direct costs of purchase, construction and capitalized borrowing costs. Construction-in-progress is not depreciated until such time as the relevant assets are completed and ready for their intended use, at which time they are transferred to the relevant asset category.
The assets’ residual values and useful lives are reviewed, and adjusted if applicable, at the end of each reporting period. An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount.
Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognized within “Other expenses, gains and losses” in the consolidated income statement.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
(h)Intangible assets
Computer software
Acquired computer software licenses are capitalized on the basis of the costs incurred to acquire and bring to use the specific software. These costs are amortized over their estimated useful lives of 4 years.

(i)Impairment of non-financial assets
Assets that are subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable. An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash inflows (i.e. cash generating units or “CGU”). Non-financial assets that suffered impairment are reviewed for possible reversal of the impairment at each reporting date.

(j)Financial assets
Classification and subsequent measurement of financial assets (before application of IFRS 9 on January 1, 2018)
The Group’s financial assets consist of receivables, which are classified as loans and receivables under IAS 39 and are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market and for which management has no intention of trading. They are included in current assets, except for the amounts settled or expected to be settled more than twelve months after the end of the reporting period, which are classified as non-current.
Receivables are subsequently carried at amortized cost. Financial assets and liabilities are offset and the net amount is reported in the balance sheet when there is a legally enforceable right to offset the recognized amounts and there is an intention to settle on a net basis or realize the asset and settle the liability simultaneously.

Impairment of financial assets (before application of IFRS 9 on January 1, 2018)
The Group assesses at the end of each reporting period whether there is objective evidence a financial asset or group of financial assets is impaired. A financial asset or a group of financial assets is impaired and impairment losses are incurred only if there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset (a “loss event”) and that loss event (or events) has an impact on the estimated future cash flows of the financial asset or group of financial assets that can be reliably estimated.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
(j)Financial assets (continued)
Impairment of financial assets (before application of IFRS 9 on January 1, 2018) (continued)
The criteria the Group uses to determine there is objective evidence of an impairment loss include:

i.Significant financial difficulty of the issuer or obligor;
ii.A breach of contract, such as a default or delinquency in interest or principal payments;

iii.The Group, for economic or legal reasons relating to the borrower’s financial difficulty, granting to the borrower a concession the lender would not otherwise consider;

iv.It becomes probable the borrower will enter bankruptcy or other financial reorganization;

v.Observable data indicating there is a measurable decrease in the estimated future cash flows from a portfolio of financial assets since the initial recognition of those assets, although the decrease cannot yet be identified with the individual financial assets in the portfolio, including:

(i)adverse changes in the payment status of borrowers in the portfolio; or

(ii)national or local economic conditions that correlate with defaults on the assets in the portfolio.

The Group first assesses whether objective evidence of an impairment exists.
For the receivables, the amount of the loss is measured as the difference between the asset’s carrying amount and the estimated future cash flows (excluding future credit losses that have not been incurred). The carrying amount of the asset is reduced and the amount of the loss is recognized in the consolidated income statement.
If, in a subsequent period, the amount of the impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognized (such as an improvement in the debtor’s credit rating), the reversal of the previously recognized impairment loss is recognized in the consolidated income statement.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
(j)Financial assets (continued)
Classification and subsequent measurement of financial assets (upon application of IFRS 9 on January 1, 2018)
Financial assets that meet the following conditions are subsequently measured at amortized cost:

•the financial asset is held within a business model whose objective is to collect contractual cash flows; and

•the contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

Financial assets that meet the following conditions are subsequently measured at fair value through other comprehensive income (“FVTOCI”):

•the financial asset is held within a business model whose objective is achieved by both collecting contractual cash flows and selling; and

•the contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

All other financial assets are subsequently measured at fair value through profit or loss (“FVTPL”).
The Group’s financial assets consist of cash and cash equivalents, restricted cash and cash equivalents and trade and other receivables.
Financial assets and liabilities are offset and the net amount is reported in the balance sheet when there is a legally enforceable right to offset the recognized amounts and there is an intention to settle on a net basis or realize the asset and settle the liability simultaneously.
Interest income is recognized by applying the effective interest rate, except for short-term receivables where the recognition of interest would be immaterial.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
(j)Financial assets (continued)
Impairment of financial assets (upon application of IFRS 9 on January 1, 2018)
The Group recognizes a loss allowance for ECL on trade and other receivables which are subject to impairment under IFRS 9. The amount of ECL is updated at each reporting date to reflect changes in credit risk since initial recognition.
Lifetime ECL represents the ECL that will result from all possible default events over the expected life of the relevant instrument. Assessments are done based on the Group’s historical credit loss experience, adjusted for factors specific to the debtors, general economic conditions and an assessment of both the current conditions at the reporting date as well as the forecast of future conditions.

a.Definition of default
For internal credit risk management, the Group considers an event of default occurs when information developed internally or obtained from external sources indicates the debtor is unlikely to pay its creditors, including the Group, in full (without taking into account any collateral held by the Group).

b.Credit-impaired financial assets
A financial asset is credit-impaired when one or more events of default that have a detrimental impact on the estimated future cash flows of that financial asset have occurred. Evidence of a financial asset that is credit-impaired includes observable data about the following events:

i.Significant financial difficulty of the issuer or the borrower;
ii.A breach of contract, such as a default or past due event;
iii.The Group, for economic or legal reasons relating to the borrower’s financial difficulty, grants to the borrower a concession the lender would not otherwise consider;
iv.It becomes probable the borrower will enter bankruptcy or other financial reorganization;
v.The disappearance of an active market for that financial asset because of financial reorganization; or
vi.Observable data indicating there is a measurable decrease in the estimated future cash flows from a portfolio of financial assets since the initial recognition of those assets, although the decrease cannot yet be identified with the individual financial assets in the portfolio, including:

(i)adverse changes in the payment status of borrowers in the portfolio; or
(ii)national or local economic conditions that correlate with defaults on the assets in the portfolio.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
(j)Financial assets (continued)
Impairment of financial assets (upon application of IFRS 9 on January 1, 2018) (continued)
c.Write-off policy
The Group writes off a financial asset when there is information indicating the counterparty is in severe financial difficulty and there is no realistic prospect of recovery, for example, when the counterparty has been placed under liquidation or has entered into bankruptcy proceedings. Financial assets written off may still be subject to enforcement activities under the Group’s recovery procedures, taking into account legal advice where appropriate. A write-off constitutes a derecognition event. Any subsequent recoveries are recognized in profit or loss.

d.Measurement and recognition of ECL
The measurement of ECL is a function of the probability of default, loss given default (i.e. the magnitude of the loss if there is a default) and the exposure at default. The assessment of the probability of default and loss given default is based on historical data adjusted by forward-looking information.
Generally, the ECL is the difference between all contractual cash flows due to the Group in accordance with the contract and the cash flows the Group expects to receive.
Where ECL is measured on a collective basis or cater for cases where evidence at the individual instrument level may not yet be available, the financial instruments are grouped based on shared credit risk characteristics and days past due.
The grouping is regularly reviewed by management to ensure the constituents of each group continue to share similar credit risk characteristics.
The Group recognizes an impairment gain or loss in profit or loss for trade and other receivables by adjusting their carrying amount through a loss allowance account.

Derecognition of financial assets (before and after application of IFRS 9 on January 1, 2018)
The Group derecognizes a financial asset when the consideration was received. On derecognition of a financial asset measured at amortized cost, the difference between the asset’s carrying amount and the sum of the consideration received and receivable is recognized in profit or loss.

(k)Cash and cash equivalents
Cash and cash equivalents include cash and short-term deposits with original maturities of three months or less. Restricted cash and cash equivalents are excluded from cash and cash equivalents in the consolidated statement of cash flows. Restricted cash and cash equivalents represent sinking funds set aside to cover the cost of capital expenses, including repairs, renovations, replacements and maintenance of a substantial but infrequent or irregular nature of the Group’s shopping malls.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
(l)Inventories
Inventories consist primarily of food, beverage, retail products, ferry parts and general operating supplies, and are stated at the lower of cost and net realizable value. Cost is determined using the weighted average method. Net realizable value is the estimated selling price in the ordinary course of business, less applicable selling expenses.

(m)Share capital
Ordinary shares are classified as equity.
Incremental costs directly attributable to the issuance of equity instruments are shown in equity as a deduction, net of tax, from the proceeds.

(n)Financial liabilities
The Group’s financial liabilities, including borrowings and trade and other payables, are initially measured at fair value and subsequently measured at amortized cost, using the effective interest method.

Derecognition/substantial modification of financial liabilities
The Group derecognizes financial liabilities when, and only when, the Group’s obligations are discharged, canceled or have expired. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable is recognized in profit or loss.
When the contractual terms of financial liability are modified such that the revised terms would result in a substantial modification from the original terms, after taking into account all relevant facts and circumstances including qualitative factors, such modification is accounted for as derecognition of the original financial liability and the recognition of new financial liability. The difference between the carrying amount of the financial liability derecognized and the fair value of consideration paid or payable, including any liabilities assumed and derivative components, is recognized in profit or loss.

Non-substantial modifications of financial liabilities (before application of IFRS 9 on January 1, 2018)
For non-substantial modifications of financial liabilities that do not result in derecognition, at the point of modification, the carrying amount of the relevant financial liabilities is revised for directly attributable transaction costs and any consideration paid to or received from the counterparty. The effective interest rate is then adjusted to amortize the difference between the revised carrying amount and the expected cash flows over the life of the modified instrument.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
(n)Financial liabilities (continued)
Non-substantial modifications of financial liabilities (upon application of IFRS 9 on January 1, 2018)
For non-substantial modifications of financial liabilities that do not result in derecognition, the carrying amount of the relevant financial liabilities will be calculated at the present value of the modified contractual cash flows discounted at the financial liabilities’ original effective interest rate. Transaction costs or fees incurred are adjusted to the carrying amount of the modified financial liabilities and are amortized over the remaining term. Any adjustment to the carrying amount of the financial liability is recognized in profit or loss at the date of modification.

(o)Trade payables
Trade payables are obligations to pay for goods or services acquired in the ordinary course of business from suppliers. Accounts payable are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). If not, they are presented as non-current liabilities.
Trade payables are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method.

(p)Borrowings and financing costs
Borrowings are recognized initially at fair value, net of transaction costs incurred. Borrowings are subsequently stated at amortized cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognized in the consolidated income statement over the period of the borrowings using the effective interest method.
Fees paid on the establishment of loan facilities are recognized as transaction costs of the loan to the extent it is probable some or all of the facilities will be drawn down. In this case, the fee is deferred until the draw-down occurs. To the extent there is no evidence it is probable some or all of the facilities will be drawn down, the fee is capitalized as a pre-payment for liquidity services and amortized over the period of the facility to which it relates.
Borrowings are classified as current liabilities unless the Group has an unconditional right to defer settlement of the liability for at least twelve months after the balance sheet date.
A qualifying asset is an asset that takes a substantial period of time to get ready for its intended use (Note 2(g)). Financing costs incurred for the construction of any qualifying asset, less any investment income on the temporary investment of related borrowings, are capitalized during the period that is required to complete and prepare the asset for its intended use. Other financing costs, net of interest income, are expensed.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
(q)Current and deferred income tax and gaming tax
Income tax
Income tax expense is comprised of current and deferred tax.

(i)Current income tax
Current income tax is calculated on the basis of the tax laws enacted or substantively enacted at the balance sheet date in the countries where the Company and its subsidiaries operate and generate taxable income. Management periodically evaluates positions taken in tax returns with respect to situations in which the applicable tax regulation is subject to interpretation and establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.

(ii)Deferred income tax
Deferred income tax is recognized for temporary differences arising between the tax bases of assets and liabilities and their carrying values in the consolidated financial statements. Deferred income tax is not accounted for if it arises from initial recognition of an asset or a liability in a transaction other than a business combination that, at the time of the transaction, affects neither accounting nor taxable profit or loss. Deferred income tax is determined using tax rates (and laws) enacted or substantively enacted at the balance sheet date and are expected to apply when the related deferred income tax asset is realized or the deferred income tax liability is settled.
Deferred income tax assets are recognized only to the extent it is probable future taxable profit will be available against which the temporary differences can be utilized.
Deferred income tax is provided for temporary differences arising from investments in subsidiaries, except when the timing of the reversal of the temporary difference can be controlled by the Group and it is probable the temporary difference will not reverse in the foreseeable future.

(iii)Offsetting
Deferred income tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred income tax assets and liabilities relate to income taxes levied by the same taxation authority on either the taxable entity or different taxable entities where there is an intention to settle the balances on a net basis.

Gaming tax
According to the gaming subconcession granted by the Macao government and the relevant legislation, the Group is required to pay 35% gaming tax on gross gaming revenues, which represents net wins from casino operations. The Group is also required to pay an additional 4% of gross gaming revenues as public development and social related contributions. On a monthly basis, the Group also makes certain variable and fixed payments to the Macao government based on the number of slot machines and table games in its possession. These expenses are reported as “Gaming tax” in the consolidated income statement.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
(r)Employee benefits
(i)Pension obligations
The Group operates the Private Provident Fund Scheme and Non-Mandatory Central Provident Fund Scheme (collectively, the “Schemes”) through its subsidiaries in Macao. The Schemes are managed by a fund management entity.
The Private Provident Fund Scheme is a defined contribution plan available to eligible full-time employees after a three-month probation period. The Group makes a monthly contribution calculated at 5% of each employee’s basic salary to the fund and the employee is eligible to receive, upon resignation, 30% of these contributions after working for three consecutive years, gradually increasing up to 100% after working for ten years.
The Non-Mandatory Central Provident Fund Scheme was introduced on July 1, 2019 and serves as an alternative defined contribution plan to employees with Macao residency status. Eligible employees in this scheme can make self-contribution alongside with the contribution from the Group. Eligible employees employed before July 1, 2019 participating in the Private Provident Fund Scheme can opt to interface to the Non-Mandatory Central Provident Fund Scheme. Those who joined after July 1, 2019 can only participate in the Non-Mandatory Central Provident Fund Scheme. The vesting schedule of the Non-Mandatory Central Provident Fund is the same as the Private Provident Fund Scheme but the withdrawal of funds in the Non-Mandatory Central Provident Fund is only available when the employee reaches the age of 65 or above.
The Group has no further payment obligations once the contributions have been paid to the Schemes managed by a fund management entity. The contributions are recognized as employee benefit expenses when they are due and are reduced by contributions forfeited by those employees who leave the scheme prior to the contributions being fully vested. Prepaid contributions are recognized as an asset to the extent a cash refund or a reduction in the future payments is available.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
(r)    Employee benefits (continued)
(ii)Share-based compensation
Equity-settled share-based payment transactions
1.Share options of the Company
The Company adopts an equity award plan for grants of options to purchase ordinary shares of the Company. The cash subscribed for the shares issued when the options are exercised is credited to share capital (nominal value) and share premium, net of any directly attributable transaction costs. At the time when the options are exercised, the amount previously recognized in share-based compensation reserve will be transferred to share premium. When the options are forfeited after the vesting date or are still not exercised at the expiry date, the amount previously recognized in share-based compensation reserve will be transferred to retained earnings.

2.Share options of LVS
The Group participates in the equity-settled share-based compensation plan of LVS for grants of options to purchase common stock of LVS.
Share-based compensation expense arising from the granting of share options by LVS to the employees of the Group, to the extent of services rendered to the Group, is deemed to have been allocated to the Group as an expense with the corresponding increase in the share-based compensation reserves under equity.
The fair value of the employee services received in exchange for the grant of the options under the Equity Award Plan and the 2004 Plan is recognized as an expense. The total amount to be expensed is determined by reference to the fair value of the options granted, excluding the impact of any service and non-market performance vesting conditions (for example, profitability, sales growth targets and remaining an employee of the entity over a specified time period). Non-market vesting conditions are included in assumptions about the number of options that are expected to vest. The total amount expensed is recognized over the vesting period, which is the period over which all of the specified vesting conditions are to be satisfied. At the end of each reporting period, the Group revises its estimates of the number of options expected to vest based on the non-market vesting conditions and service conditions.
The Group recognizes the impact of revisions to the original estimates, if any, in the consolidated income statement, with a corresponding adjustment to equity. When the options of the Equity Award Plan are exercised, the Company issues new shares. The proceeds received net of any directly attributable transaction costs are credited to share capital and share premium.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
(r)Employee benefits (continued)
(ii)Share-based compensation (continued)
Cash-settled share-based payment transactions of the Company
For cash-settled share-based payments, a financial liability is recognized for the employee services acquired, measured initially at the fair value of the liability. At the end of each reporting period until the liability is settled, and at the date of settlement, the fair value of the liability is remeasured, with any changes in fair value recognized in profit or loss for the year.

(iii)Social security fund
Full-time employees of the Group are covered by a government-mandated defined contribution plan pursuant to which a fixed amount of retirement benefit would be determined and paid by the Macao government. Contributions are generally made by both employees and employers by paying a fixed amount on a monthly basis to the Social Security Fund Contribution managed by the Macao government. The Group funds the entire contribution and has no further commitments beyond its monthly contributions.

(iv)Annual leave and other paid leave
Employee entitlement to annual leave is recognized when it accrues to employees. A provision is made for the estimated liability for annual leave as a result of services rendered by employees during the year. Employee entitlements to maternity leave and sick leave are not recognized until the time of leave.

(v)Termination benefits
Termination benefits are payable when employment is terminated by the Group before the normal retirement date, or whenever an employee accepts voluntary redundancy in exchange for these benefits. The Group recognizes termination benefits at the earlier of when the Group can no longer withdraw the offer of the termination benefits and when it recognizes any related restructuring costs. In the case of an offer made to encourage voluntary redundancy, the termination benefits are measured based on the number of employees expected to accept the offer. Benefits falling due more than twelve months after the balance sheet date are discounted to their present value.

(vi)Bonus plans
The Group recognizes a liability and an expense for bonuses where contractually obliged or where there is a past practice that has created a constructive obligation.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
(s)Provisions
Provisions are recognized when: the Group has a present legal or constructive obligation as a result of past events; it is probable an outflow of resources will be required to settle the obligation; and the amount has been reliably estimated. Provisions are not recognized for future operating losses.
Provisions are measured at the present value of management’s best estimate of the expenditure to be required to settle the present obligation at the reporting date. The pre-tax discount rate used to determine the present value reflects current market assessments of the time value of money and the risks specific to the liability. The increase in the provision due to the passage of time is recognized as interest expense.

(t)Contingent liabilities
A contingent liability is a possible obligation that arises from past events and whose existence will only be confirmed by the occurrence or non-occurrence of one or more uncertain future events not wholly within the control of the Group. It can also be a present obligation arising from past events that is not recognized because it is not probable an outflow of economic resources will be required or the amount of the obligation cannot be measured reliably.
A contingent liability is not recognized but is disclosed in the notes to the consolidated financial statements unless the probability of outflow of resources embodying economic benefits is remote. When a change in the probability of an outflow occurs so the outflow is probable, it will then be recognized as a provision.

(u)Revenue recognition
Revenue from contracts with customers primarily consists of casino wagers, room sales, food and beverage transactions, convention sales and entertainment and ferry ticket sales. These contracts can be written, oral or implied by customary business practices.
Gross casino revenue is the aggregate of gaming wins and losses. The commissions rebated to junket operators and premium players for rolling play, cash discounts and other cash incentives to patrons related to gaming play are recorded as a reduction to gross casino revenue. Gaming contracts include a performance obligation to honor the patron’s wager and typically include a performance obligation to provide a product or service to the patron on a complimentary basis to incentivize gaming or in exchange for points earned under the Group’s loyalty programs.
For wagering contracts that include complimentary products and services provided by the Group to incentivize gaming, the Group allocates the relative stand-alone selling price of each product and service to the respective revenue type. Complimentary products or services provided under the Group’s control and discretion, which are supplied by third parties, are recorded as an operating expense.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
(u)Revenue recognition (continued)
For wagering contracts that include products and services provided to a patron in exchange for points earned under the Group’s loyalty programs, the Group allocates the estimated fair value of the points earned to the loyalty program liability. The loyalty program liability is a deferral of revenue until redemption occurs. Upon redemption of loyalty program points for Group-owned products and services, the stand-alone selling price of each product or service is allocated to the respective revenue type. For redemptions of points with third parties, the redemption amount is deducted from the loyalty program liability and paid directly to the third party. Any discounts received by the Group from the third party in connection with this transaction are recorded to other revenue.
After allocation to the other revenue types for products and services provided to patrons as part of a wagering contract, the residual amount is recorded to casino revenue as soon as the wager is settled. As all wagers have similar characteristics, the Group accounts for its gaming contracts collectively on a portfolio basis versus an individual basis.
Hotel revenue recognition criteria are met at the time of occupancy. Food and beverage revenue recognition criteria are met at the time of service. Convention revenues are recognized when the related service is rendered or the event is held. Deposits for future hotel occupancy, convention space or food and beverage services contracts are recorded as deferred revenue until the revenue recognition criteria are met. Cancelation fees for convention contracts are recognized upon cancelation by the customer and are included in other revenues. Ferry and entertainment revenue recognition criteria are met at the completion of the ferry trip or event, respectively. Revenue from contracts with a combination of these services is allocated pro rata based on each service’s relative stand-alone selling price.
The Group’s accounting policy for recognition of revenue from operating leases is described in the accounting policy for leases/right-of-use below.

(v)Pre-opening expenses
Pre-opening expenses represent personnel and other costs incurred prior to the opening of new properties and are expensed as incurred.

(w)Leases/right-of-use
As the lessee for operating leases (before application of IFRS 16 on January 1, 2019)
Leases in which a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor) are charged to the consolidated income statement on a straight-line basis over the period of the lease.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
(w)Leases/right-of-use (continued)
As the lessee for finance leases (before application of IFRS 16 on January 1, 2019)
The Group leases land and certain equipment. Leases of land and equipment where the Group has substantially all the risks and rewards of ownership are classified as finance leases. Finance leases are recognized at the leases’ commencement at the lower of the fair value of the leased assets and the present value of the minimum lease payments.
Each lease payment is allocated between the liability and finance charges. The corresponding rental obligations, net of finance charges, are included in borrowings. The interest element of the finance cost is charged to the consolidated income statement over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period. The land and equipment acquired under a finance lease are depreciated over the shorter of the useful life of the asset and the lease term.
Assets acquired pursuant to finance leases that transfer to the Group substantially all the rewards and risks of ownership are accounted for as if purchased.

As the lessee for leases (upon application of IFRS 16 on January 1, 2019)
The Group leases various land, real estate, vehicles, and equipment. The Group determines if a contract is or contains a lease at the inception or modification of a contract. A contract is, or contains a lease if the contract conveys a right to control the use of an identified asset for a period of time in exchange for consideration. Control over the use of the identified asset means the lessee has both (a) the right to obtain substantially all of the economic benefits from the use of the asset and (b) the right to direct the use of the asset.
The Group’s lease arrangements have lease and non-lease components. The Group applies the practical expedient to account for the lease components and any associated non-lease components as a single lease component for all classes of underlying assets.
The Group applies the recognition exemption for leases with an expected term of 12 months or less and leases of low-value assets. These leases are not accounted for on the balance sheet and the related lease expense is recognized on a straight-line basis over the expected lease term.
The lease liability is initially measured at the present value of fixed lease payments over the expected lease term at commencement date. As the implicit rate is not determinable in most of the Group’s leases, management uses the incremental borrowing rate based on the information available at commencement date in determining the present value of future payments. The expected lease terms include options to extend the lease when it is reasonably certain the Group will exercise such extension option or to terminate the lease when it is reasonably certain the Group will not exercise such termination option.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
(w) Leases/right-of-use (continued)
As the lessee for leases (upon application of IFRS 16 on January 1, 2019) (continued)
Variable rents that do not depend on an index or rate are not included in the measurement of the lease liability and the right-of-use asset. The related payments are recognized as an expense in the period in which the event or condition that triggers those payments occurs.
Lease payments are allocated between principal and finance cost. The finance cost is charged to profit or loss over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period.
The right-of-use asset is initially measured at cost comprising the amount of the initial measurement of lease liability with adjustments, if any, at commencement date, any lease payments made at or before the commencement date less any lease incentives received, any initial indirect costs, and restoration costs. Right-of-use assets are generally depreciated over the shorter of the asset’s useful life and the lease term on a straight-line basis. It is subsequently measured at cost less accumulated depreciation and impairment losses, and adjusted for certain remeasurements of the lease liabilities.

As the lessor/grantor for leases/right-of-use (before and after the application of IFRS 16 on January 1, 2019)
Lessor accounting remains largely unchanged under the new standard. The Group leases space at several of its integrated resorts to various third parties as part of its mall operations, as well as retail and office space.
Leases for which the Group is a lessor are classified as a finance or operating lease. Whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee, the contract is classified as a finance lease. All other leases are classified as operating leases. Leases, in which the Group is the lessor, are substantially all accounted for as operating leases and the lease components and non-lease components are accounted for separately.
When assets are leased/granted out under an agreement for the right-of-use, the asset is included in the consolidated balance sheet based on the nature of the asset. Lease rental/income from right-of-use (net of any incentives given to tenants or to retailers) is recognized over the terms of the lease/right-of-use on a straight-line basis. Turnover fees arising under operating leases/right-of-use are recognized as income in the period in which they are earned.

(x)Dividend distributions
Dividend distributions to the Company’s Shareholders are recognized as a liability in the Group’s and the Company’s financial statements in the period in which the dividends are approved by the Company’s Shareholders or directors, where appropriate.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3.CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS
Estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.
The Group makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of potentially causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are addressed below.

(a)Useful lives of investment properties and property and equipment
The Group depreciates investment properties and property and equipment on a straight-line basis over their estimated useful lives with no residual value assumed. The estimated useful lives are based on the nature of the assets, as well as current operating strategy and legal considerations, such as contractual life. Future events, such as property expansions, property developments, new competition or new regulations, could result in a change in the manner in which the Group uses certain assets and could have an impact on the estimated useful lives of such assets.
During the year ended December 31, 2017, the Group changed the estimated useful lives of certain of its property and equipment and investment properties based on a combination of factors accumulating over time that provided the Group with updated information to make a better estimate on the economic lives of these assets. These factors included (1) the accumulation of historical asset replacement data at the Group’s operating properties, which reflects the actual length of time the Group uses certain assets, (2) the stabilization of the operating, regulatory and competitive environment in Macao, which includes meeting the final land concession government-imposed deadlines for the Group’s properties on Cotai, (3) transitioning to more predictable renovation cycles at the Group’s operating properties and (4) consideration of the estimated useful lives assigned to buildings of the Group’s peers in the gaming and hospitality industry. Based on these factors, as well as the anticipated use and condition of the assets evaluated, the Group determined changes to the useful lives of certain property and equipment and investment properties were appropriate. As a result, the Group revised the estimated useful lives of its leasehold interests in land, land improvements, buildings and building improvements from a range of 15 to 40 years to 10 to 50 years and certain other furniture, fittings and equipment from 3 to 6 years to 5 to 10 years to better reflect the estimated periods during which these assets are expected to remain in service.
These changes in estimated useful lives of the assets were accounted for as changes in accounting estimates effective July 1, 2017. The impact of these changes for the year ended December 31, 2017, was a decrease in depreciation expense and an increase in operating profit of US$89 million, and an increase in net profit attributable to equity holders of the Company of US$88 million, or earnings per share of US1.10 cents on a basic and diluted basis.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3.CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS (CONTINUED)

(b)Impairment of non-financial assets
The Group follows the guidance of IAS 36 Impairment of Assets to determine when assets are impaired, which requires significant judgment. In making this judgment, the Group evaluates, among other factors, the duration and extent to which the recoverable amount of assets is less than their carrying balance, including factors such as the industry performance and changes in operational and financing cash flows. When required, the recoverable amount of the CGU would be determined based on value-in-use calculations. These calculations require the use of estimates, including operating results, income and expenses of the business, long-term growth rates, future returns and discount rate.
Changes in the key assumptions on which the recoverable amount of the assets is based could significantly affect the Group’s financial position and results of operations.
During the year ended December 31, 2019, the Group’s ferry operations experienced a decline in passenger volume primarily due to the opening of the Hong Kong-Zhuhai-Macao Bridge, which opened in October 2018. The continuing decline in passenger volume resulted in the Group taking two ferries out of service and implementing other cost cutting measures to maintain the overall efficiency of the ferry operations.
The Group determined the projected discounted cash flows were not anticipated to recover the ferry assets’ carrying value. For the year ended December 31, 2019, an impairment charge of US$65 million was recorded for the excess of the carrying value over the recoverable value of US$51 million, which was determined to be the fair value less cost of disposal of the ferries in the ferry operations. The estimated fair value of the ferries was determined using level 3 inputs based on recent offers received for the two ferries currently not in service.

(c)Provision of expected credit loss for trade receivables
The Group applies the IFRS 9 simplified approach to measure expected credit losses, using a lifetime expected loss allowance for all trade and other receivables. The Group determines the allowance based on specific customer information, historical write-off experience, current industry and economic data and an assessment of both the current conditions at the reporting date as well as the forecast of future conditions. A provision of expected credit loss for trade receivables is recorded when the Group believes it is probable the recoverable amount of the receivables will be less than their carrying amounts. Account balances are written off against the allowance when the Group considers the receivables to be uncollectible. Management believes there are no concentrations of credit risk for which an allowance has not been established. Although management believes the allowance is adequate, it is possible the estimated amount of cash collections with respect to trade receivables could change.

(d)Litigation provisions
The Group is subject to various claims and legal actions. The accruals for these claims and legal actions are estimated in accordance with IAS 37 Provisions, Contingent Liabilities and Contingent Assets. Based on consultations with legal counsel, management estimated no significant loss would be incurred beyond the amounts provided. Actual results could differ from these estimates.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4.NET REVENUES
The Group generates revenues at its properties by providing the following types of products and services: casino, rooms, mall, food and beverage and convention, ferry, retail and other. Revenue disaggregated by type of revenue and property is as follows:

	Casino	Rooms	Mall(ii)	Food and beverage	Convention, ferry, retail and other	Net revenues
	(US$ in millions)
Year ended December 31, 2017
The Venetian Macao	$2,362	$179	$220	$74	$89	$2,924
Sands Cotai Central	1,433	291	63	102	27	1,916
The Parisian Macao	1,120	128	66	61	20	1,395
The Plaza Macao	391	34	131	28	3	587
Sands Macao	574	19	—	27	6	626
Ferry and other operations	—	—	—	—	153	153
Inter-segment revenues(i)	—	—	(1)	—	(14)	(15)
	$5,880	$651	$479	$292	$284	$7,586
Year ended December 31, 2018
The Venetian Macao	$2,829	$223	$234	$81	$107	$3,474
Sands Cotai Central	1,622	331	69	102	29	2,153
The Parisian Macao	1,265	124	57	65	22	1,533
The Plaza Macao	502	39	145	29	4	719
Sands Macao	598	17	3	27	5	650
Ferry and other operations	—	—	—	—	151	151
Inter-segment revenues(i)	—	—	(1)	—	(14)	(15)
	$6,816	$734	$507	$304	$304	$8,665
Year ended December 31, 2019
The Venetian Macao	$2,875	$222	$254	$73	$86	$3,510
Sands Cotai Central	1,541	320	71	97	23	2,052
The Parisian Macao	1,376	130	53	70	21	1,650
The Plaza Macao	650	41	151	31	4	877
Sands Macao	576	18	3	27	4	628
Ferry and other operations	—	—	—	—	106	106
Inter-segment revenues(i)	—	—	(1)	—	(14)	(15)
	$7,018	$731	$531	$298	$230	$8,808

Note: Presentation for the year ended December 31, 2017 has been restated to reflect the adoption of IFRS 15 in 2018 as disclosed in Note 2.

(i)Inter-segment revenues are charged at prevailing market rates.
(ii)Of this amount, US$406 million and US$73 million for the year ended December 31, 2017, US$436 million and US$71 million for the year ended December 31, 2018, and US$456 million and US$75 million for the year ended December 31, 2019 are related to income from right-of-use and management fee and other, respectively. Income from right-of-use is recognized in accordance with IAS 17 Leases for the years ended December 31, 2017 and 2018 and IFRS 16 Leases for the year ended December 31, 2019. All other revenue are recognized in accordance with IFRS 15 Revenue from contracts with customers.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4.NET REVENUES (CONTINUED)
Contract and Contract Related Liabilities
The Group provides numerous products and services to its customers. There is often a timing difference between the cash payment by the customers and recognition of revenue for each of the associated performance obligations. The Group has the following main types of liabilities associated with contracts with customers: (1) outstanding chip liability, (2) loyalty program liability, and (3) customer deposits and other deferred revenue for gaming and non-gaming products and services yet to be provided.
The outstanding chip liability represents the collective amounts owed to junket operators and patrons in exchange for gaming chips in their possession. Outstanding chips are expected to be recognized as revenue or redeemed for cash within one year of being purchased. The loyalty program liability represents a deferral of revenue until patron redemption of points earned. The loyalty program points are expected to be redeemed and recognized as revenue within one year of being earned. Customer deposits and other deferred revenue represent cash deposits made by customers for future services provided to be by the Group. With the exception of mall deposits, which typically extend beyond a year based on the terms of the lease, the majority of these customer deposits and other deferred revenue are expected to be recognized as revenue or refunded to the customer within one year of the date the deposit was recorded.
The following table summarizes the liability activity related to contracts with customers:

	Outstanding Chips Liability		Loyalty Program Liability		Customer Deposits and Other Deferred Revenue(i)
	2018	2019	2018	2019	2018	2019
	(US$ in millions)
Balance at January 1	$418	$514	$30	$33	$424	$497
Balance at December 31	514	485	33	31	497	395
Increase (decrease)	$96	$(29)	$3	$(2)	$73	$(102)

(i)    Of this amount, US$121 million, US$127 million and US$129 million as of January 1, 2018, December 31, 2018, and December 31, 2019, respectively, relates to mall deposits that are accounted for based on lease terms usually greater than one year.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5.SEGMENT INFORMATION
Management has determined the operating segments based on the reports reviewed by a group of senior management which is the chief operating decision maker of the Group that makes strategic decisions. The Group considers the business from a property and service perspective.
The Group’s principal operating and developmental activities occur in Macao, which is the sole geographic area in which the Group is domiciled. The Group reviews the results of operations for each of its key operating segments, which are also the reportable segments: The Venetian Macao, Sands Cotai Central, The Parisian Macao, The Plaza Macao and Sands Macao. The Group also reviews construction and development activities for each of its primary projects currently under development, in addition to its reportable segments noted above, which include the renovation, expansion and rebranding of Sands Cotai Central to The Londoner Macao, The Grand Suites at Four Seasons and The Londoner Court. The Group has included Ferry and other operations (comprised primarily of the Group’s ferry operations and various other operations that are ancillary to its properties) to reconcile to consolidated results of operations and financial condition.
The Venetian Macao, Sands Cotai Central, The Parisian Macao, The Plaza Macao and Sands Macao derive their revenues primarily from casino wagers, room sales, rental income from the Group’s mall tenants, food and beverage transactions, convention sales and entertainment. Ferry and other operations mainly derive their revenues from the sale of ferry tickets for transportation between Hong Kong and Macao.
The Group’s segment information is as follows:

	Year ended December 31,
	2017	2018	2019
	(US$ in millions)
Net revenues
The Venetian Macao	$2,924	$3,474	$3,510
Sands Cotai Central	1,916	2,153	2,052
The Parisian Macao	1,395	1,533	1,650
The Plaza Macao	587	719	877
Sands Macao	626	650	628
Ferry and other operations	153	151	106
Inter-segment revenues(i)	(15)	(15)	(15)
	$7,586	$8,665	$8,808

Note: Presentation for the year ended December 31, 2017 has been restated to reflect the adoption of IFRS 15 in 2018 as disclosed in Note 2.

(i)Inter-segment revenues are charged at prevailing market rates.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5.SEGMENT INFORMATION (CONTINUED)
The following is a reconciliation of Adjusted Property EBITDA to profit for the year attributable to equity holders of the Company:

		Year ended December 31,
		2017	2018	2019
	Note	(US$ in millions)
Adjusted Property EBITDA (Unaudited)(i)
The Venetian Macao		$1,137	$1,378	$1,407
Sands Cotai Central		633	759	726
The Parisian Macao		412	484	544
The Plaza Macao		233	262	345
Sands Macao		174	178	175
Ferry and other operations		22	18	(4)
Total Adjusted Property EBITDA		2,611	3,079	3,193
Share-based compensation, net of amount capitalized(ii)		(12)	(13)	(14)
Corporate expense	5(a)	(120)	(125)	(129)
Pre-opening expense	5(b)	(7)	(5)	(23)
Depreciation and amortization		(676)	(655)	(706)
Net foreign exchange (losses) gains	7(a)	(11)	4	35
Impairment loss on property and equipment	3(b)	—	—	(65)
Loss on disposal of property and equipment, investment properties and intangible assets	7(a)	(12)	(131)	(16)
Operating profit		1,773	2,154	2,275
Interest income		5	20	38
Interest expense, net of amounts capitalized		(153)	(225)	(280)
Loss on modification or early retirement of debt		—	(81)	—
Profit before income tax		1,625	1,868	2,033
Income tax (expense) benefit		(22)	7	—
Profit for the year attributable to equity holders of the Company		$1,603	$1,875	$2,033
(i)Adjusted Property EBITDA, which is a non-IFRS financial measure, is profit or loss attributable to equity holders of the Company before share-based compensation, corporate expense, pre-opening expense, depreciation and amortization, net foreign exchange gains or losses, impairment loss on property and equipment, gain or loss on disposal of property and equipment, investment properties and intangible assets, interest, gain or loss on modification or early retirement of debt and income tax benefit or expense. Management utilizes Adjusted Property EBITDA to compare the operating profitability of its operations with those of its competitors, as well as a basis for determining certain incentive compensation. Gaming companies have historically reported Adjusted Property EBITDA as a supplemental performance measure to IFRS financial measures. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including the Group, have historically excluded certain expenses that do not relate to the management of specific casino properties, such as pre-opening expense and corporate expense, from their Adjusted Property EBITDA calculations. Adjusted Property EBITDA should not be interpreted as an alternative to profit or operating profit (as an indicator of operating performance) or to cash flows from operations (as a measure of liquidity), in each case, as determined in accordance with IFRS. The Group has significant uses of cash flow, including capital expenditures, dividend payments, interest payments and debt principal repayments, which are not reflected in Adjusted Property EBITDA. Not all companies calculate Adjusted Property EBITDA in the same manner. As a result, Adjusted Property EBITDA as presented by the Group may not be directly comparable to other similarly titled measures presented by other companies.
(ii)The amount comprises of equity settled share-based payment expense, net of amounts capitalized and cash settled share-based payment expense, net of amounts capitalized amounting to US$12 million and nil, US$13 million and nil, and US$13 million and US$1 million for the years ended December 31, 2017, 2018 and 2019, respectively.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5.SEGMENT INFORMATION (CONTINUED)
(a)Corporate expense

		Year ended December 31,
		2017	2018	2019
	Note	(US$ in millions)
Royalty fees	27(a)(v)	$98	$106	$110
Management fees		6	6	5
Employee benefit expenses		6	7	7
Other support services		4	3	4
Other expenses		6	3	3
		$120	$125	$129

(b)Pre-opening expense

	Year ended December 31,
	2017	2018	2019
	(US$ in millions)
Utilities and operating supplies	$2	$2	$—
Management fees	1	—	—
Employee benefit expenses	—	1	9
Contract labor and services	—	1	3
Advertising and promotions	—	—	9
Other support services	3	1	1
Other expenses	1	—	1
	$7	$5	$23

	Year ended December 31,
	2017	2018	2019
	(US$ in millions)
Depreciation and amortization
The Venetian Macao	$151	$146	$159
Sands Cotai Central	239	274	299
The Parisian Macao	204	163	161
The Plaza Macao	36	33	40
Sands Macao	31	24	27
Ferry and other operations	15	15	20
	$676	$655	$706

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5.SEGMENT INFORMATION (CONTINUED)

	Year ended December 31,
	2017	2018	2019
	(US$ in millions)
Capital expenditures
The Venetian Macao	$152	$179	$131
Sands Cotai Central	84	130	276
The Parisian Macao	204	130	32
The Plaza Macao	22	63	296
Sands Macao	10	29	16
Ferry and other operations	5	1	3
	$477	$532	$754

	December 31,
	2018	2019
	(US$ in millions)
Total assets
The Venetian Macao	$3,447	$3,236
Sands Cotai Central	4,378	4,531
The Parisian Macao	2,489	2,372
The Plaza Macao	913	1,255
Sands Macao	328	323
Ferry and other operations	503	383
	$12,058	$12,100

Almost all of the non-current assets of the Group are located in Macao.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6.EMPLOYEE BENEFIT EXPENSES (INCLUDING DIRECTORS’ EMOLUMENTS)

	Year ended December 31,
	2017	2018	2019
	(US$ in millions)
Wages, salaries, bonus and termination costs	$1,048	$1,096	$1,145
Staff meals	57	55	57
Pension costs - defined contribution plan	37	38	40
Share-based compensation, net of amount capitalized(i)	12	13	14
Other employee benefit expenses	39	36	36
	$1,193	$1,238	$1,292

(i)Share-based compensation of nil, US$1 million and US$1 million was capitalized during the years ended December 31, 2017, 2018 and 2019, respectively. For further information related to the Company’s equity award plan and LVS’ equity award plan, see Note 28 to the consolidated financial statements.

(a)Pension costs — defined contribution plan
Contributions totaling US$7 million and US$8 million remained payable to the provident fund as at December 31, 2018 and 2019, respectively. Forfeited contributions totaling US$4 million and US$4 million were utilized during the years ended December 31, 2018 and 2019, respectively, leaving US$1 million and US$1 million available as at December 31, 2018 and 2019, respectively, to reduce future contributions.

(b)Directors’ emoluments
The remuneration of the Company’s Directors is as follows:

	Fees	Salaries	Discretionary bonuses(i)	Pension costs	Estimated money value of other benefits(ii)	Total
	(US$ in thousands)
Year ended December 31, 2017
Executive Directors
Sheldon Gary Adelson	$—	$—	$—	$—	$—	$—
Wong Ying Wai	—	2,334	1,497	116	637	4,584
Non-Executive Directors
Robert Glen Goldstein	—	—	—	—	—	—
Charles Daniel Forman	150	—	—	—	—	150
Independent Non-Executive Directors
Chiang Yun	150	—	—	—	—	150
Victor Patrick Hoog Antink	180	—	—	—	—	180
Steven Zygmunt Strasser	180	—	—	—	—	180
Kenneth Patrick Chung	150	—	—	—	—	150
Wang Sing(iii)	70	—	—	—	—	70
	$880	$2,334	$1,497	$116	$637	$5,464

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6.    EMPLOYEE BENEFIT EXPENSES (INCLUDING DIRECTORS’ EMOLUMENTS) (CONTINUED)
(b)Directors’ emoluments (continued)

	Fees	Salaries	Discretionary bonuses(i)	Pension costs	Estimated money value of other benefits(ii)	Total
	(US$ in thousands)
Year ended December 31, 2018
Executive Directors
Sheldon Gary Adelson	$—	$—	$—	$—	$—	$—
Wong Ying Wai	—	2,337	1,494	117	667	4,615
Non-Executive Directors
Robert Glen Goldstein	—	—	—	—	—	—
Charles Daniel Forman	150	—	—	—	—	150
Independent Non-Executive Directors
Chiang Yun	150	—	—	—	—	150
Victor Patrick Hoog Antink	180	—	—	—	—	180
Steven Zygmunt Strasser	180	—	—	—	—	180
Kenneth Patrick Chung	150	—	—	—	—	150
Wang Sing(iii)	117	—	—	—	—	117
	$927	$2,337	$1,494	$117	$667	$5,542

	Fees	Salaries	Discretionary bonuses(i)	Pension costs	Estimated money value of other benefits(ii)	Total
	(US$ in thousands)
Year ended December 31, 2019
Executive Directors
Sheldon Gary Adelson	$—	$—	$—	$—	$—	$—
Wong Ying Wai	—	2,350	1,502	117	618	4,587
Non-Executive Directors
Robert Glen Goldstein	—	—	—	—	—	—
Charles Daniel Forman	150	—	—	—	—	150
Independent Non-Executive Directors
Chiang Yun	150	—	—	—	—	150
Victor Patrick Hoog Antink	180	—	—	—	—	180
Steven Zygmunt Strasser	180	—	—	—	—	180
Kenneth Patrick Chung	150	—	—	—	—	150
	$810	$2,350	$1,502	$117	$618	$5,397

(i)The discretionary bonuses are determined by reference to the individual performance of the Directors and the Chief Executives and the Group’s performance, and approved by the Remuneration Committee.
(ii)Other benefits mainly include share-based compensation, accommodation, meals, home visit travel costs and medical insurance.
(iii)Wang Sing was appointed as an Independent Non-Executive Director with effect from July 14, 2017 and resigned as an Independent Non-Executive Director with effect from October 11, 2018.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6.EMPLOYEE BENEFIT EXPENSES (INCLUDING DIRECTORS’ EMOLUMENTS) (CONTINUED)
(b)Directors’ emoluments (continued)
The Executive Directors’ emoluments were for their services in connection with the management of the affairs of the Group. The Non-Executive Directors’ and Independent Non-Executive Directors’ emoluments were for their services as directors of the Company.
In addition to the Directors’ emoluments disclosed above, Sheldon Gary Adelson and Robert Glen Goldstein received compensation (inclusive of share-based compensation) from LVS in respect of their services to LVS and its subsidiaries (including the Group). An amount of US$3 million, US$3 million and US$4 million was charged by LVS to the Group in respect of management and administrative services of Robert Glen Goldstein provided to the Group for the years ended December 31, 2017, 2018 and 2019, respectively.
No emoluments were paid to any Directors as an inducement to join or upon joining the Group or as compensation for loss of office for the years ended December 31, 2017, 2018 and 2019.
With the exception of the continuing connected transactions disclosed in the 2017 Annual Report, 2018 Annual Report and 2019 Annual Report of the Company, none of the Directors has any material interests in transactions, arrangements or contracts entered into by the Company or the LVS Group.
None of the Directors waived or has agreed to waive any emoluments for the years ended December 31, 2017, 2018 and 2019.

(c)Five highest paid individuals
For the years ended December 31, 2017, 2018 and 2019, the five individuals whose emoluments were the highest in the Group include one Director, whose emoluments are reflected in the analysis presented above. The emoluments payable to the remaining four individuals for the years ended December 31, 2017, 2018 and 2019, are as follows:

	Year ended December 31,
	2017	2018	2019
	(US$ in thousands)
Basic salaries, allowances and benefits in kind	$5,462	$5,496	$5,501
Bonus	2,980	2,551	3,858
Pension costs	191	191	219
	$8,633	$8,238	$9,578

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6.EMPLOYEE BENEFIT EXPENSES (INCLUDING DIRECTORS’ EMOLUMENTS) (CONTINUED)
(c)Five highest paid individuals (continued)
The emoluments of the above mentioned individuals fall within the following bands:

	Year ended December 31,
	2017	2018	2019
	(Number of individuals)
HK$13,000,001 (approximately US$1,669,000) – HK$13,500,000 (approximately US$1,733,000)	1	1	—
HK$15,500,001 (approximately US$1,990,000) – HK$16,000,000 (approximately US$2,054,000)	—	1	—
HK$16,000,001 (approximately US$2,054,000) – HK$16,500,000 (approximately US$2,119,000)	—	1	2
HK$16,500,001 (approximately US$2,119,000) – HK$17,000,000 (approximately US$2,183,000)	1	—	—
HK$17,500,001 (approximately US$2,247,000) – HK$18,000,000 (approximately US$2,311,000)	—	—	1
HK$18,000,001 (approximately US$2,311,000) – HK$18,500,000 (approximately US$2,375,000)	1	—	—
HK$18,500,001 (approximately US$2,375,000) – HK$19,000,000 (approximately US$2,440,000)	1	—	—
HK$19,000,001 (approximately US$2,440,000) – HK$19,500,000 (approximately US$2,504,000)	—	1	—
HK$24,500,001 (approximately US$3,146,000) – HK$25,000,000 (approximately US$3,210,000)	—	—	1
	4	4	4

No emoluments were paid to any of the five highest paid individuals as an inducement to join or upon joining the Group or as compensation for loss of office for the years ended December 31, 2017, 2018 and 2019.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7.OTHER EXPENSES, GAINS AND LOSSES
(a)An analysis of the operating expenses is as follows:

	Year ended December 31,
	2017	2018	2019
	(US$ in millions)
Gaming tax	$2,925	$3,430	$3,421
Employee benefit expenses	1,193	1,238	1,292
Depreciation and amortization	676	655	706
Inventories consumed	98	99	97
Other expenses, gains and losses(i)	921	1,089	1,017
Operating expenses	$5,813	$6,511	$6,533

Note: Presentation for the year ended December 31, 2017 has been restated to reflect the adoption of IFRS 15 in 2018 as disclosed in Note 2.

(i)Analysis of other expenses, gains and losses is as follows:

		Year ended December 31,
		2017	2018	2019
	Note	(US$ in millions)
Utilities and operating supplies		$200	$207	$195
Contract labor and services		141	151	152
Advertising and promotions		116	124	129
Royalty fees		103	112	113
Repairs and maintenance		83	93	85
Management fees(1)		42	50	47
Provision for doubtful accounts, net		4	—	—
Provision for expected credit losses, net		—	9	24
Operating lease expense		30	15	—
Lease payments for which the recognition exemption is applied and variable lease payments not included in lease liabilities	14(c)	—	—	8
Auditor's remuneration		2	2	2
Loss on disposal of property and equipment, investment properties and intangible assets(2)		12	131	16
Impairment loss on property and equipment(3)	3(b)	—	—	65
Net foreign exchange losses (gains)		11	(4)	(35)
Other support services		111	100	101
Other operating expenses		66	99	115
		$921	$1,089	$1,017

(1)Total management fees includes amounts charged by third parties and charged by related parties, net of amounts capitalized of US$22 million and US$20 million, US$23 million and US$27 million, and US$24 million and US$23 million for the years ended December 31, 2017, 2018 and 2019, respectively.

(2)The loss on disposal of property and equipment, investment properties and intangible assets for the year ended December 31, 2018 primarily consisted of a loss of US$128 million on asset disposals related to the preparation of the construction site for The Grand Suites at Four Seasons.

(3)The impairment loss for the year ended December 31, 2019 resulted from the decrease in volume of passengers in our ferry operations. For details refer to Note 3(b).

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7.OTHER EXPENSES, GAINS AND LOSSES (CONTINUED)
(b)The operating expenses can also be analyzed as follows:

	Year ended December 31,
	2017	2018	2019
	(US$ in millions)
Casino	$3,646	$4,216	$4,226
Rooms	176	185	190
Mall	53	53	55
Food and beverage	241	252	258
Convention, ferry, retail and other	209	212	178
Provision for doubtful accounts, net	4	—	—
Provision for expected credit losses, net	—	9	24
General and administrative expense	657	672	698
Corporate expense	121	125	129
Pre-opening expense	7	5	23
Depreciation and amortization	676	655	706
Loss on disposal of property and equipment, investment properties and intangible assets	12	131	16
Impairment loss on property and equipment	—	—	65
Net foreign exchange losses (gains)	11	(4)	(35)
Operating expenses	$5,813	$6,511	$6,533

Note: Presentation for the year ended December 31, 2017 has been restated to reflect the adoption of IFRS 15 in 2018 as disclosed in Note 2.

8.INTEREST EXPENSE, NET OF AMOUNTS CAPITALIZED

	Year ended December 31,
	2017	2018	2019
	(US$ in millions)
Bank borrowings	$117	$85	$—
Senior Notes	—	103	253
Amortization of deferred financing costs	21	22	15
Finance lease liabilities	7	8	—
Lease liabilities	—	—	8
Standby fee and other financing costs	10	11	13
	155	229	289
Less: interest capitalized	(2)	(4)	(9)
Interest expense, net of amounts capitalized	$153	$225	$280

A capitalization rate of 2.7% to 3.3%, 3.2% to 5.4% and 4.4% to 5.3% for the years ended December 31, 2017, 2018 and 2019, respectively, was used, representing the effective finance costs of the loans to finance the assets under construction.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9.INCOME TAX EXPENSE (BENEFIT)

	Year ended December 31,
	2017	2018	2019
	(US$ in millions)
Current income tax
Lump sum in lieu of Macao complementary tax on dividends	$5	$5	$5
Other overseas taxes	1	—	—
Deferred income tax expense (benefit)	16	(12)	(5)
Income tax expense (benefit)	$22	$(7)	$—

Deferred income tax benefit was US$12 million for the year ended December 31, 2018, compared to deferred income tax expense of US$16 million for the year ended December 31, 2017. The deferred income tax benefit in 2018 was primarily due to the reversal of deferred tax liabilities related to accelerated tax depreciation allowance. The 2017 deferred income tax expense was primarily driven by the increase in valuation allowance related to net operating tax losses which either expired or are expected to expire without being utilized.
Deferred income tax benefit was US$5 million for the year ended December 31, 2019, compared to deferred income tax benefit of US$12 million for the year ended December 31, 2018. The deferred income tax benefit in 2019 was primarily due to the reversal of deferred tax liabilities related to accelerated tax depreciation allowance.

(a)Macao complementary tax
Macao complementary tax is levied at progressive rates ranging from 3% to 9% on the taxable income above MOP32,000 (equivalent to US$4,000) but below MOP300,000 (equivalent to US$37,500), and thereafter at a fixed rate of 12%. For the years ended December 31, 2017, 2018 and 2019, a special complementary tax incentive was provided to the effect that the tax free income threshold was increased from MOP32,000 to MOP600,000 (equivalent to US$4,000 to US$75,000) with the profit above MOP600,000 (equivalent to US$75,000) being taxed at a fixed rate of 12%.
Pursuant to the Dispatch No. 320/2013 issued by the Chief Executive of Macao on October 3, 2013, VML was granted an extension of the tax exemption regarding Macao complementary tax on its gaming activities for an additional five years, effective from the tax year 2014 to the tax year 2018. Pursuant to the Dispatch No. 194/2018 issued by the Chief Executive of Macao on August 20, 2018, VML was granted an extension of the tax exemption through June 26, 2022, the date VML’s subconcession agreement expires. Regarding the other subsidiaries, during the years ended December 31, 2017, 2018 and 2019, Macao complementary tax is calculated progressively at a maximum of 12% of the estimated assessable profit.

(b)Lump sum in lieu of Macao complementary tax on dividends
VML entered into Shareholder Dividend Tax Agreements with the Macao government. The agreements provided for an annual payment in lieu of Macao complementary tax otherwise due by VML’s shareholders on dividend distributions to them from gaming profits, effective through the end of 2018. In April 2019, VML entered into another Shareholder Dividend Tax Agreement with the Macao government for an extension of the agreement through June 26, 2022, to correspond to the Macao complementary tax exemption on its gaming activities (see also Note 9(a)).

(c)Hong Kong profits tax
The Company’s subsidiaries that carry on business in Hong Kong are subject to the Hong Kong profits tax at the maximum rate of 16.5% for the years ended December 31, 2017, 2018 and 2019.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9.INCOME TAX EXPENSE (BENEFIT) (CONTINUED)
(d)Reconciliation between income tax expense (benefit) and accounting profit at applicable tax rates
The tax on the Group’s profit before income tax differs from the theoretical amount that would arise using the domestic tax rates applicable to profits of the consolidated entities in the respective jurisdictions as follows:

	Year ended December 31,
	2017	2018	2019
	(US$ in millions)
Profit before income tax	$1,625	$1,868	$2,033
Tax calculated at domestic rates applicable to profits in the respective jurisdictions	208	238	261
Tax effects of :
Income not subject to tax(i)	(837)	(905)	(966)
Expenses not deductible for tax purposes(i), (ii)	549	574	603
Amortization of pre-opening expenses previously not recognized	(9)	(3)	(1)
Origination and reversal of temporary difference, net	20	4	4
Tax losses for which no deferred income tax assets were recognized	87	80	95
Lump sum in lieu of Macao complementary tax of dividends	5	5	5
Other	(1)	—	(1)
Income tax expense (benefit)	$22	$(7)	$—

(i)For the years ended December 31, 2017, 2018 and 2019, VML was exempt from Macao complementary tax on its gaming activities (see also Note 9(a)). In addition, lease/right-of-use income recorded in VML, Venetian Cotai Limited (“VCL”) and Venetian Orient Limited (“VOL”) were subject to property tax (Note (ii)), and should, therefore, also be excluded from Macao complementary tax calculations. Accordingly, casino revenues and lease/right-of-use income and their corresponding expenses incurred were presented as “Income not subject to tax” and “Expenses not deductible for tax purposes,” respectively, in the calculations above.

Additionally, for the years ended December 31, 2017, 2018 and 2019, the Company received dividend income from a subsidiary. The dividend income is not subject to Hong Kong profits tax.
(ii)Lease/right-of-use income recorded in VML, VCL and VOL are exempt from property tax for the first four and six years for the newly constructed buildings in Macao and on Cotai, respectively, pursuant to Article 9(1)(a) of Lei no. 19/78/M. If the buildings in Macao and on Cotai also qualify for Tourism Utility Status, the property tax exemption can be extended by another four and six years, respectively, pursuant to Article 15(a) of Lei no. 81/89/M. The exemption for the Sands Macao and The Venetian Macao expired in August 2012 and August 2019 respectively and that for The Plaza Macao, Sands Cotai Central and The Parisian Macao will be expiring in August 2020, December 2027 and September 2028 respectively.

10.EARNINGS PER SHARE
Basic earnings per share is calculated by dividing the profit for the year attributable to equity holders of the Company by the weighted average number of ordinary shares outstanding during the year.
Diluted earnings per share is calculated by adjusting the weighted average number of ordinary shares outstanding to assume conversion of all dilutive potential ordinary shares. For the years ended December 31, 2017, 2018 and 2019, the Company had outstanding share options that would potentially dilute the ordinary shares.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10.EARNINGS PER SHARE (CONTINUED)
The calculation of basic and diluted earnings per share is based on the following:

	Year ended December 31,
	2017	2018	2019
Profit attributable to equity holders of the Company (US$ in millions)	$1,603	$1,875	$2,033
Weighted average number of shares for basic earnings per share (thousand shares)	8,072,709	8,078,946	8,085,149
Adjustments for share options (thousand shares)	4,544	7,328	5,057
Weighted average number of shares for diluted earnings per share (thousand shares)	8,077,253	8,086,274	8,090,206

Earnings per share, basic	US19.86 cents	US23.21 cents	US25.14 cents
Earnings per share, basic(i)	HK155.22 cents	HK181.75 cents	HK195.79 cents
Earnings per share, diluted	US19.85 cents	US23.19 cents	US25.13 cents
Earnings per share, diluted(i)	HK155.14 cents	HK181.59 cents	HK195.71 cents

(i)The translation of US$ amounts into HK$ amounts has been made at the exchange rate on December 31, 2017, 2018 and 2019 of US$1.00 to HK$7.8157, US$1.00 to HK$7.8306 and US$1.00 to HK$7.7879, respectively.

11.DIVIDENDS

	Year ended December 31,
	2017	2018	2019
2017 interim dividend of HK$0.99 (equivalent to US$0.127) per ordinary share declared on January 19, 2018 and paid	$1,023	$—	$—
2017 final dividend of HK$1.00 (equivalent to US$0.127) per ordinary share declared on May 25, 2018 and paid	1,030	—	—
2018 interim dividend of HK$0.99 (equivalent to US$0.127) per ordinary share declared on January 18, 2019 and paid	—	1,023	—
2018 final dividend of HK$1.00 (equivalent to US$0.127) per ordinary share declared on May 24, 2019 and paid	—	1,031	—
2019 interim dividend of HK$0.99 (equivalent to US$0.127) per ordinary share declared on January 17, 2020 and paid	—	—	1,025
	$2,053	$2,054	$1,025

Both the interim and final dividends referred to above have not been recognized as a liability as at December 31, 2017, 2018 and 2019. They have been or will be reflected as appropriations of reserves during 2018, 2019 and 2020, respectively.
On January 17, 2020, the Board declared an interim dividend of HK$0.99 (equivalent to US$0.127) per share, payable to Shareholders of the Company whose names appeared on the register of members of the Company on February 5, 2020. The interim dividend, amounting in aggregate to HK$8.01 billion (equivalent to US$1.03 billion), was paid on February 21, 2020.
On April 17, 2020, the Board resolved not to recommend the payment of a final dividend in respect of the year ended December 31, 2019.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

12.INVESTMENT PROPERTIES, NET

Total
(US$ in millions)
At January 1, 2018
Cost	$1,626
Accumulated depreciation	(315)
At January 1, 2018	1,311

Year ended December 31, 2018
Opening net book amount	1,311
Additions	62
Adjustments to project costs	5
Disposals	(92)
Transfers(i)	(609)
Depreciation	(45)
Exchange difference	(3)
Closing net book amount	629

At January 1, 2019
Cost	988
Accumulated depreciation	(359)
At January 1, 2019	$629

Year ended December 31, 2019
Opening net book amount	$629
Additions	6
Transfers	6
Depreciation	(57)
Exchange difference	3
Closing net book amount	587

At December 31, 2019
Cost	1,004
Accumulated depreciation	(417)
At December 31, 2019	$587

(i)Pursuant to IAS 40 Investment Property, an entity shall transfer a property to/or from investment property when and only when there is a change in use. Subsequent to the Board’s approval in October 2017 to introduce approximately 370 new suites in the Londoner Court and approximately 290 new suites in The Grand Suites at Four Seasons, observable actions have taken place to support management’s intention to convert the Londoner Court and The Grand Suites at Four Seasons to owner-occupied assets. As a result, during the year ended December 31, 2018, the assets pertaining to the Londoner Court and The Grand Suites at Four Seasons with an aggregate carrying amount of US$609 million were transferred from investment properties to property and equipment.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

12.INVESTMENT PROPERTIES, NET (CONTINUED)
(a)Measuring investment property at fair value
The Group engaged an independent professional valuer, Knight Frank Petty Limited, to perform the valuation of the Group’s investment properties, which are located in Macao, on an annual basis. Knight Frank Petty Limited is a professionally qualified independent external valuer, and had appropriate recent experience in the relevant location and category of the properties being valued. In determining the fair value of the investment properties, the valuer uses assumptions and estimates that reflect, amongst other factors, comparable market transactions in an active market, lease/right-of-use income from current leases/right-of-use and assumptions about lease/right-of- use income from future leases/rights-of-use in light of current market conditions, capitalization rates, terminal yield and reversionary income potential. Valuations were based on income and an open market value approach for all completed properties as follows:

	December 31,
	2018	2019
	(US$ in millions)
Fair value of the investment properties	$8,243	$8,354

In estimating the fair value of the properties, the highest and best use of the properties is their current use. The fair value estimate of the Group’s investment properties is a Level 3 input.

(b)Amounts recognized in profit or loss for investment properties

	Year ended December 31,
	2017	2018	2019
	(US$ in millions)
Mall income	$479	$507	$531
Direct operating expenses arising from investment properties that generate right-of-use income	$55	$51	$50
Direct operating expenses that did not generate right-of-use income	$2	$5	$5

(c)Leasing arrangements
The investment properties are leased to mall tenants under operating leases with rentals payable on a monthly basis. Lease payments in the mall leasing contracts include variable lease payments that depend on turnover of the retail store. Where necessary to reduce credit risk, the Group may obtain bank guarantees for the term of a lease or cash security deposit at the commencement of a lease. There is no residual value guarantee for our current mall leases.
The future aggregate minimum lease/base fee receivables under non-cancelable agreements are as follows:

	December 31,
	2018	2019
	(US$ in millions)
No later than 1 year	$331	$361
1 to 2 years	257	289
2 to 3 years	188	205
3 to 4 years	124	67
4 to 5 years	33	42
Later than 5 years	59	47
	$992	$1,011
Turnover fees, representing variable lease income, earned during the years ended December 31, 2017, 2018 and 2019 were US$28 million, US$64 million and US$74 million, respectively.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

13.PROPERTY AND EQUIPMENT, NET
The movements of property and equipment for the year are as follows:

	Leasehold interests in land	Land improvements	Buildings and building improvements	Leasehold improvements	Vehicles	Ferries	Furniture, fittings & equipment	Construction-in-progress	Total
	(US$ in millions)
At January 1, 2018
Cost	$596	$381	$8,510	$7	$40	$251	$1,724	$93	$11,602
Accumulated depreciation	(111)	(134)	(2,301)	(6)	(32)	(117)	(1,214)	—	(3,915)
At January 1, 2018	$485	$247	$6,209	$1	$8	$134	$510	$93	$7,687
Year ended December 31, 2018
Opening net book amount	$485	$247	$6,209	$1	$8	$134	$510	$93	$7,687
Additions	10	1	2	—	3	—	98	385	499
Adjustments to project costs	—	—	(5)	—	—	—	3	(6)	(8)
Disposals	—	(4)	(34)	—	—	—	(4)	(1)	(43)
Transfers	69	13	725	—	—	—	114	(312)	609
Depreciation	(12)	(14)	(421)	—	(4)	(12)	(135)	—	(598)
Exchange difference	—	—	(11)	—	—	—	(1)	—	(12)
Closing net book amount	$552	$243	$6,465	$1	$7	$122	$585	$159	$8,134

At January 1, 2019
Cost	$675	$389	$9,161	$7	$43	$251	$1,904	$159	$12,589
Accumulated depreciation	(123)	(146)	(2,696)	(6)	(36)	(129)	(1,319)	—	(4,455)
At January 1, 2019	$552	$243	$6,465	$1	$7	$122	$585	$159	$8,134
Year ended December 31, 2019
Opening net book amount	$552	$243	$6,465	$1	$7	$122	$585	$159	$8,134
IFRS 16 transition adjustment	—	—	6	—	—	—	—	—	6
Restated balance, beginning of period	$552	$243	$6,471	$1	$7	$122	$585	$159	$8,140
Additions	—	3	7	1	35	—	89	768	903
Adjustments to project costs	—	—	—	—	—	—	1	(13)	(12)
Disposals	—	—	(1)	—	—	—	(3)	(4)	(8)
Transfers	—	5	265	—	—	—	143	(419)	(6)
Impairment	—	—	—	—	—	(65)	—	—	(65)
Depreciation	(12)	(9)	(442)	(1)	(6)	(12)	(151)	—	(633)
Exchange difference	—	1	35	—	—	—	3	3	42
Closing net book amount	$540	$243	$6,335	$1	$36	$45	$667	$494	$8,361
At December 31, 2019
Cost	$675	$399	$9,377	$7	$63	$252	$2,082	$494	$13,349
Accumulated depreciation	(135)	(156)	(3,042)	(6)	(27)	(207)	(1,415)	—	(4,988)
At December 31, 2019	$540	$243	$6,335	$1	$36	$45	$667	$494	$8,361

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

13.PROPERTY AND EQUIPMENT, NET (CONTINUED)
Interest expense of US$4 million and US$9 million per Note 8 and other direct costs of US$23 million and US$26 million have been capitalized for the years ended December 31, 2018 and 2019, respectively.
The Group received land concessions from the Macao government to build on the sites on which Sands Macao, The Venetian Macao, The Plaza Macao, Sands Cotai Central and The Parisian Macao are located. The Group does not own these land sites; however, the land concessions, which have an initial term of 25 years and are renewable at the Group’s option, in accordance with Macao laws, grant the Group exclusive use of the land. As specified in the land concessions, the Group is required to pay premiums for each parcel as well as annual rent for the term of the land concessions, which may be revised every five years by the Macao government. The initial land lease premiums for all parcels have been fully paid for. The Group anticipates a useful life of 50 years related to these land concessions.
As at December 31, 2018 and 2019, the Group’s property and equipment were not pledged as securities for any liabilities.

Leased assets under IAS 17 (before application of IFRS 16 on January 1, 2019)
As at December 31, 2018, equipment included the following amounts where the Group was the lessee under finance leases:

December 31,
2018
(US$ in millions)
Cost	$14
Accumulated depreciation	(10)
Net book amount	$4

As at December 31, 2018, the Group leased various equipment under non-cancelable finance lease agreements. The lease terms were between three and five years and ownership of the assets resided with the Group.

14.LEASES
This note provides information for leases where the Group is a lessee. For leases where the Group is a lessor, see Note 12(c).

(a)Operating lease arrangements under IAS 17 (before application of IFRS 16 on January 1, 2019)
As at December 31, 2018, the Group had future aggregate minimum lease payments under non-cancelable operating leases for property and equipment as follows:

December 31,
2018
(US$ in millions)
No later than 1 year	$5
Later than 1 year and no later than 5 years	2
$7

From January 1, 2019, the Group has recognized right-of-use assets and lease liabilities for these leases, except for short-term and leases with low-value assets, see Note 2(b), Note 14(b) and Note 14 (c) for further information.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

14.LEASES (CONTINUED)

(b)Right-of-use assets under IFRS 16 (upon application of IFRS 16 on January 1, 2019)
The movements of right-of-use assets included within property and equipment, net are as follows:

	Property and equipment - Leasehold interests in land	Property and equipment, net - Other	Investment properties - Leasehold interests in land	Total Right-of-use assets
	(US$ millions)
At December 31, 2018
Cost	$675	$14	$56	$745
Accumulated depreciation	(123)	(10)	(12)	(145)
At December 31, 2018	$552	$4	$44	$600
At January 1, 2019
Opening net book amount	$552	$4	$44	$600
IFRS 16 transition adjustment	—	6	—	6
Restated balance, beginning of period	$552	$10	$44	$606
Additions	—	20	—	20
Depreciation	(12)	(9)	(1)	(22)
Closing net book amount	$540	$21	$43	$604
At December 31, 2019
Cost	$675	$32	$56	$763
Accumulated depreciation	(135)	(11)	(13)	(159)
At December 31, 2019	$540	$21	$43	$604

In 2018, the Group has already recognized an asset and a related finance lease liability for finance lease arrangements and prepaid lease payments for leasehold interests in land where the Group was a lessee under IAS 17, therefore the additional right-of-use assets and lease liabilities recognized upon adoption for leases previously classified as operating leases were US$6 million.
The assets were presented in property and equipment and the liabilities as part of the Group’s borrowings.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

14. LEASES (CONTINUED)
(c)Lease liabilities
Finance lease liabilities under IAS 17 (before application of IFRS 16 on January 1, 2019)

For the year ended December 31, 2018, the Group was a lessee under finance leases for land and equipment.

(i)The future minimum lease payments (including interest) and the present value of the minimum lease payments under finance lease obligations for land were as follows:

December 31,
2018
(US$ in millions)
Minimum finance lease payments:
No later than 1 year	$8
Later than 1 year and no later than 2 years	5
Later than 2 years and no later than 5 years	16
Later than 5 years	312
341
Future finance charges on finance lease obligations	(211)
Present value of finance lease liabilities	$130

Present value of minimum finance lease payments:
No later than 1 year	$8
Later than 1 year and no later than 2 years	5
Later than 2 years and no later than 5 years	12
Later than 5 years	105
$130

(ii)The future minimum lease payments (including interest) and the present value of the minimum lease payments under finance lease obligations for equipment were as follows:

December 31,
2018
(US$ in millions)
Minimum finance lease payments:
No later than 1 year	$2
Later than 1 year and no later than 2 years	2
Later than 2 years and no later than 5 years	1
5
Future finance charges on finance lease obligations	—
Present value of finance lease liabilities	$5

Present value of minimum finance lease payments:
No later than 1 year	$2
Later than 1 year and no later than 2 years	2
Later than 2 years and no later than 5 years	1
$5

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

14. LEASES (CONTINUED)
(c)Lease liabilities (continued)
Finance lease liabilities under IFRS 16 (upon application of IFRS 16 on January 1, 2019)
The lease liabilities included within borrowings are as follows:

	January 1, 2019	December 31, 2019
	(US$ in millions)
Current liabilities - Borrowings	$14	$19
Non-current liabilities - Borrowings	127	128
Total lease liabilities	$141	$147

The weighted average effective interest rate of lease liabilities as at December 31, 2019 is 4.9%. The maturity analysis of the lease liabilities are presented in Note 29(a)(iii).

(d)Amounts recognized in the consolidated income statement under IFRS 16 (upon application of IFRS 16 on January 1, 2019)

Year ended December 31, 2019
(US$ in millions)
Depreciation charge of right-of-use:
Investment properties, net - Leasehold interests in land	$1
Property and equipment, net - Leasehold interests in land	12
Property and equipment, net - other	9
$22

Interest expense on lease liabilities	$8
Expense relating to short-term leases for which the recognition exemption is applied	2
Expense relating to low-value items for which the recognition exemption is applied	1
Expense relating to variable lease payments not included in lease liabilities	5
$38

The total cash outflow for leases including interest payments for the year ended December 31, 2019 is US$30 million, which includes variable lease payments, low-value lease payments and short-term lease payments of US$8 million in total.

(e)Extension and termination options and residual value guarantee (upon application of IFRS 16 on January 1, 2019)
During the year ended December 31, 2019, the Group has leases for various real estate (including leasehold interest in land), vehicles and equipment. The Group’s leases include options to extend the lease term by one month to 25 years. Termination options are included in property and equipment leases across the Group. These are used to maximize operational flexibility in terms of managing the assets used in the group’s operations. The majority of the termination options held are exercisable only by the group and not by the respective lessor.
During the year ended December 31, 2019, the Group’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

15.FINANCIAL INSTRUMENTS BY CATEGORY

		December 31,
		2018	2019
	Note	(US$ in millions)
Financial Assets
Amortized cost:
Trade and other receivables, net	18	$427	$456
Restricted cash and cash equivalents		13	15
Cash and cash equivalents	19	2,676	2,471
Deposits		3	3
		3,119	2,945
FVTPL:
Derivative financial instruments	24	15	34
Total		$3,134	$2,979

		December 31,
		2018	2019
	Note	(US$ in millions)
Financial Liabilities
Amortized cost:
Trade and other payables	22	$1,635	$1,459
Borrowings	23	5,562	5,608
Total		$7,197	$7,067

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

16.INTANGIBLE ASSETS, NET

Computer software
(US$ in millions)
At January 1, 2018
Cost	$88
Accumulated amortization	(54)
At January 1, 2018	$34

Year ended December 31, 2018
Opening net book amount	$34
Additions	24
Amortization	(12)
Closing net book amount	$46

At December 31, 2018
Cost	$112
Accumulated amortization	(66)
At December 31, 2018	$46

Year ended December 31, 2019
Opening net book amount	$46
Additions	18
Amortization	(16)
Closing net book amount	$48

At December 31, 2019
Cost	$130
Accumulated amortization	(82)
At December 31, 2019	$48

17.DEFERRED INCOME TAX LIABILITIES
Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off and when the deferred income taxes relate to income taxes levied by the same taxation authority on either the taxable entity or different taxable entities where there is an intention to settle the balances on a net basis.
The movements of the deferred tax liabilities are as follows:

Accelerated depreciation allowance
(US$ in millions)
At January 1, 2018	$(62)
Credit for the year	12
At December 31, 2018	(50)
Credit for the year	5
At December 31, 2019	$(45)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

17.DEFERRED INCOME TAX LIABILITIES (CONTINUED)

Deferred tax assets are recognized for tax loss carryforwards to the extent realization of the related tax benefit through future taxable profits is probable. The unrecognized deferred income tax assets in respect of losses that can be carried forward against future taxable income and pre-opening expenses are as follows:

	December 31,
	2018	2019
	(US$ in millions)
Arising from unused tax losses	$270	$283
Arising from pre-opening expenses	6	4
	$276	$287

As at December 31, 2018 and 2019, subject to the agreement by tax authorities, out of the total unrecognized tax losses of approximately US$2,210 million and US$2,311 million, respectively, an amount of approximately US$122 million and US$120 million, respectively, can be carried forward indefinitely. The remaining amount of approximately US$2,088 million and US$2,191 million for the years ended December 31, 2018 and 2019, respectively, will expire in one to three years.

18.TRADE AND OTHER RECEIVABLES AND PREPAYMENTS, NET

		December 31,
		2018	2019
	Note	(US$ in millions)
Trade receivables		$461	$506
Less: provision for expected credit losses		(94)	(106)
Trade receivables, net	18(a)	367	400
Other receivables		60	56
Prepayments		41	49
Deferred rent		81	81
Less: amortization of deferred rent		(46)	(50)
provision for doubtful deferred rent		(4)	(3)
Prepayments, net		72	77
Trade and other receivables and prepayments, net		499	533
Less: non-current portion:
prepayments		(3)	(6)
deferred rent		(19)	(17)
		(22)	(23)
Current portion		$477	$510

Note: Certain reclassifications have been made to the year ended December 31, 2018 to conform to the presentation of the year ended December 31, 2019.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

18.TRADE AND OTHER RECEIVABLES AND PREPAYMENTS, NET (CONTINUED)
The trade and other receivables, net of provision for expected credit losses, are denominated in the following currencies:

	December 31,
	2018	2019
	(US$ in millions)
HK$	$341	$386
US$	57	52
MOP	29	18
	$427	$456

(a)Trade receivables, net
The aging analysis of trade receivables, net of provision for expected credit losses, is as follows:

	December 31,
	2018	2019
	(US$ in millions)
0 - 30 days	$236	$259
31 - 60 days	39	42
61 - 90 days	28	26
Over 90 days	64	73
	$367	$400

The carrying values of trade receivables approximate their fair values at each balance sheet date. The maximum exposure to credit risk is the fair values of trade receivables at each balance sheet date.
Trade receivables are comprised of casino, mall and hotel receivables. The Group extends credit to approved customers and gaming promoters following background checks and investigations of creditworthiness. Business or economic conditions, the legal enforceability of gaming debts, or other significant events in foreign countries could affect the collectability of receivables from customers and gaming promoters residing in these countries.
Trade receivables mainly consist of casino receivables. Credit is granted to certain gaming promoters on a revolving basis. All gaming promoter credit lines are generally subject to monthly review and regular settlement procedures to evaluate the current status of liquidity and financial health of these gaming promoters. Credit is granted based on the performance and financial background of the gaming promoter and, if applicable, the gaming promoter’s guarantor(s). Absent special approval, the credit period granted to selected premium and mass market players is typically 7–15 days, while for gaming promoters, the receivable is typically repayable within one month following the granting of the credit, subject to terms of the relevant credit agreement. The Group generally does not charge interest for credit granted, but requires a personal check or other acceptable forms of security.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

18.TRADE AND OTHER RECEIVABLES AND PREPAYMENTS, NET (CONTINUED)
(a)Trade receivables, net (continued)
The Group maintains a provision for expected credit losses on casino, mall and hotel receivables and regularly evaluates the balances. The Group specifically analyzes the collectability of each account with a significant balance, based upon the aging of the account, the customer’s financial condition, collection history and any other known information, and the Group makes an allowance for trade receivables. The Group also monitors regional and global economic conditions and forecasts in its evaluation of the adequacy of the recorded provisions. Table games play is primarily cash play, as credit play represented approximately 15.3% and 14.7% of total table games play for the years ended December 31, 2018 and 2019, respectively. The credit extended to gaming promoters and premium players can be offset by the commissions payable to and front money deposited by these gaming promoters, which is considered in the establishment of the provision for expected credit losses.
The Group currently has a legally enforceable right to offset the commissions payable and front money deposits against the casino receivables and intends to settle on a net basis. As at December 31, 2018 and 2019, a gross amount of casino receivables after provision for expected credit losses of US$442 million and US$374 million, respectively, was offset by commissions payable and front money deposits in an aggregate amount of US$191 million and US$78 million, respectively, resulting in net amounts of casino receivables after provision for expected credit losses of US$251 million and US$296 million, respectively.
There is a concentration of credit risk related to net casino receivables as 33.3% and 41.9% of the casino receivables as at December 31, 2018 and 2019, respectively, were from the top five customers. Other than casino receivables, there is no other concentration of credit risk with respect to trade receivables as the Group has a large number of customers. The Group believes the concentration of its credit risk in casino receivables is mitigated substantially by its credit evaluation process, credit policies, credit control and collection procedures, and also believes that there are no significant credit risk inherent in the Group’s trade receivables that has not been provided for as at December 31, 2018 and 2019.
As at December 31, 2018 and 2019, included in the Group’s trade receivables balance are debtors with aggregate carrying amount of US$247 million and US$288 million, respectively, which are past due as at the reporting date. The Directors of the Company are in the view there have been no significant increase in credit risk nor default because these relate to a number of independent customers that are either active and or have a good track record and established creditworthiness with the Group.
As at December 31, 2018 and 2019, except for credit impaired balances and outstanding significant balances with gross amount of US$167 million and US$120 million, respectively, that have been assessed individually, as part of the Group’s credit risk management, the Group uses debtors’ aging to assess the impairment for its customers because these remaining customers consist of a large number of small customers with common risk characteristics representative of the customers’ abilities to pay all amounts due in accordance with the contractual terms.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

18.TRADE AND OTHER RECEIVABLES AND PREPAYMENTS, NET (CONTINUED)
(a)Trade receivables, net (continued)
The following table provides information about the exposure to credit risk for trade receivables which are assessed based on provision matrix as at December 31, 2018 and 2019 within lifetime ECL.

		December 31,
		2018	2019
Provision matrix – debtors' aging	Average loss rate	(US$ in millions)
Current (not past due)	—	$86	$169
1-90 days past due	2% - 10%	102	97
91-360 days past due	15% - 25%	56	62
More than 360 days past due	50% - 100%	50	58
		$294	$386

The average loss rates are estimated based on historical observed default rates over the expected life of the receivable balance and are adjusted for forward-looking information available without undue cost or effort. The grouping is regularly reviewed by management to ensure relevant information about specific debtors is updated.
The following table shows the movement in lifetime ECL that has been recognized for trade receivables under the simplified approach.

	December 31,
	2018	2019
	(US$ in millions)
At beginning of year	$111	$94
Provision for expected credit losses, net	7	24
Amounts written-off	(24)	(13)
Exchange difference	—	1
At end of year	$94	$106

(b)Other receivables and deferred rent
The carrying values of other receivables approximate their fair values at each balance sheet date, which also represent the Group’s maximum exposure to credit risk as at December 31, 2018 and 2019. The Group holds security deposits, bank guarantees and letters of credit for certain other receivables and deferred rent. Impairment charges of US$2 million and nil related to deferred rent were recorded for the years ended December 31, 2018 and 2019, respectively, and included in “Other expenses, gains and losses” in the consolidated income statement. Amounts are charged to the provision account and generally written off when the recoverability is remote.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

19.CASH AND CASH EQUIVALENTS

	December 31,
	2018	2019
	(US$ in millions)
Cash at bank and on hand	$503	$585
Short-term bank deposits	2,173	1,886
	$2,676	$2,471

The cash and cash equivalents are denominated in the following currencies:

	December 31,
	2018	2019
	(US$ in millions)
HK$	$1,497	$1,712
US$	1,066	639
MOP	82	82
Singapore dollar	10	15
Japanese Yen	13	14
RMB	8	9
	$2,676	$2,471

As at December 31, 2018 and 2019, the effective interest rates on short-term bank deposits ranged from 1.4% to 3.1% and 2.3% to 2.9%, respectively, per annum. These deposits have maturities ranging from 8 to 88 days and 12 to 61 days, respectively.
The carrying values of cash equivalents are their fair values as at December 31, 2018 and 2019. The estimated fair value of the Group’s cash and cash equivalents is based on level 1 inputs (quoted market prices in active markets) as at December 31, 2018 and 2019. The maximum credit exposure of cash and cash equivalents of the Group as at December 31, 2018 and 2019 amounted to US$2,494 million and US$2,277 million, respectively.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

20.SHARE CAPITAL

	Ordinary shares of US$0.01 each	(US$ in millions)
Authorized
At January 1, 2017, December 31, 2017, December 31, 2018 and December 31, 2019	16,000,000,000	$160

Issued and fully paid
At January 1, 2017	8,071,130,245	$81
Shares issued upon exercise of share options	3,287,521	—
At December 31, 2017	8,074,417,766	81
Shares issued upon exercise of share options	6,185,925	—
At December 31, 2018	8,080,603,691	81
Shares issued upon exercise of share options	7,748,525	—
At December 31, 2019	8,088,352,216	$81

21.RESERVES
The amount of the Group’s reserves and the movements therein for the years ended December 31, 2017, 2018 and 2019 are set out in the consolidated statement of changes in equity.

(a)Capital reserve
The capital reserve represents the combined share premium of Venetian Venture Development Intermediate Limited (“VVDIL”) and Cotai Services (HK) Limited.

(b)Statutory reserve
The statutory reserve represents amounts set aside from the income statement that are not distributable to Shareholders/quotaholders of the group companies incorporated.
The Macao Commercial Code #432 requires that companies incorporated in Macao that are limited by shares should set aside a minimum of 10% of the company’s profit after taxation to the statutory reserve until the balance of the reserve reaches a level equivalent to 25% of the company’s capital.
For companies incorporated in Macao that are limited by quotas, the Macao Commercial Code #377 requires that a company should set aside a minimum of 25% of the company’s profit after taxation to the statutory reserve until the balance of the reserve reaches a level equivalent to 50% of the company’s capital.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

22.TRADE AND OTHER PAYABLES

		December 31,
	Note	2018	2019
		(US$ in millions)
Trade payables		$33	$47
Outstanding chips liability(i)	4	514	485
Customer deposits and other deferred revenue(i)	4	497	395
Other tax payables		325	302
Construction payables and accruals		147	278
Accrued employee benefit expenses		155	174
Interest payables		125	130
Casino liabilities		67	41
Loyalty program liability(i)	4	33	31
Payables to related companies - non-trade	27(b)	9	9
Other payables and accruals		127	104
		2,032	1,996
Less: non-current portion		(104)	(122)
Current portion		$1,928	$1,874

(i)    These balances represent the Group’s main types of liabilities associated with contracts with customers.

The monetary trade and other payables are denominated in the following currencies:

	December 31,
	2018	2019
	(US$ in millions)
HK$	$997	$832
MOP	483	475
US$	145	137
Other currencies	10	15
	$1,635	$1,459

The aging analysis of trade payables based on invoice date is as follows:

	December 31,
	2018	2019
	(US$ in millions)
0-30 days	$27	$33
31-60 days	3	6
61-90 days	2	6
Over 90 days	1	2
	$33	$47

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

23.BORROWINGS

	December 31,
	2018	2019
	(US$ in millions)
Non-current portion
Senior Notes, unsecured	$5,515	$5,535
Finance lease liabilities on leasehold interests in land	122	—
Lease liabilities	—	128
Other finance lease liabilities	3	—
	5,640	5,663
Less: deferred financing costs	(88)	(74)
	5,552	5,589
Current portion
Finance lease liabilities on leasehold interests in land	8	—
Lease liabilities	—	19
Other finance lease liabilities	2	—
	10	19
Total borrowings	$5,562	$5,608

The Group’s borrowings are denominated in the following currencies:

	December 31,
	2018	2019
	(US$ in millions)
US$	$5,427	$5,461
MOP	135	130
HK$	—	17
	$5,562	$5,608

The contractual maturities of Senior Notes are as follows:

	December 31,
	2018	2019
	(US$ in millions)
Repayable over 2 years but not exceeding 5 years	$1,800	$1,800
Repayable over 5 years	3,700	3,700
	5,500	5,500
Fair value adjustment of the interest rate swaps	15	35
	$5,515	$5,535

The estimated fair value of the Group’s Senior Notes as at December 31, 2018 and 2019 was approximately US$5.52 billion and US$5.53 billion, respectively. The estimated fair value of the Group’s Senior Notes as at December 31, 2018 and 2019 is based on recent trades, if available, and indicative pricing from market information (level 2 inputs).

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

23.BORROWINGS (CONTINUED)
Senior Notes
On August 9, 2018, the Company issued three series of senior unsecured notes in an aggregate principal amount of US$5.50 billion, consisting of US$1.80 billion of 4.600% senior notes due August 8, 2023 (the “2023 Notes”), US$1.80 billion of 5.125% senior notes due August 8, 2025 (the “2025 Notes”) and US$1.90 billion of 5.400% senior notes due August 8, 2028 (the “2028 Notes” and, together with the 2023 Notes and the 2025 Notes, the “Senior Notes”). A portion of the net proceeds from the issuance was used to repay in full the outstanding borrowings under the 2016 VML Credit Facility (defined below). There are no interim principal payments on the Senior Notes and interest is payable semi-annually in arrears on each February 8 and August 8, commencing on February 8, 2019. In connection with the Senior Notes, the Company entered into fixed-to-variable interest rate swap contracts (see Note 24).
The Senior Notes are general senior obligations. Each series of Senior Notes rank equally in right of payment with all of the Company’s existing and future senior unsecured debt and rank senior in right of payment to all of the Company’s future subordinated debt, if any. The Senior Notes are effectively subordinated in right of payment to all of the Company’s future secured debt (to the extent of the value of the collateral securing such debt) and are structurally subordinated to all of the liabilities of the Company’s subsidiaries. None of the Company’s subsidiaries guarantee the Senior Notes.
The Senior Notes were issued pursuant to an indenture, dated August 9, 2018 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee. Upon the occurrence of certain events described in the Indenture, the interest rate on the Senior Notes may be adjusted. The Indenture contains covenants, subject to customary exceptions and qualifications, that limit the ability of the Company and its subsidiaries to, among other things, incur liens, enter into sale and leaseback transactions and consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets on a consolidated basis. The Indenture also provides for customary events of default.

2018 SCL Credit Facility
On November 20, 2018, the Company as borrower, entered into a facility agreement with the arrangers and lenders named therein and Bank of China Limited, Macau Branch, as agent for the lenders, (the “2018 SCL Credit Facility”) pursuant to which the lenders made available a US$2.0 billion revolving unsecured credit facility to the Company (the “2018 SCL Revolving Facility”). The facility is available until July 31, 2023, and the Company may draw loans under the facility, which may consist of general revolving loans (consisting of a United States dollar component and a Hong Kong dollar component) or loans drawn under a swing-line loan sub-facility (denominated in either United States dollars or Hong Kong dollars). The Company may utilize the loans for general corporate purposes and working capital requirements of the Company and its subsidiaries.
Loans under the 2018 SCL Revolving Facility bear interest calculated by reference to (1) in the case of general revolving loans denominated in United States dollars, the London Interbank Offered Rate (“LIBOR”), (2) in the case of loans denominated in United States dollars drawn under the swing-line loan sub-facility, a United States dollar alternate base rate (determined by reference to, among other things, the United States dollar prime lending rate and the Federal Funds Effective Rate), (3) in the case of general revolving loans denominated in Hong Kong dollars, the Hong Kong Interbank Offered Rate (“HIBOR”) or (4) in the case of loans denominated in Hong Kong dollars drawn under the swing-line loan sub-facility, a Hong Kong dollar alternate base rate (determined by reference to, among other things, the Hong Kong dollar prime lending rate), in each case, plus a margin determined by reference to the consolidated leverage ratio. The initial margin for general revolving loans is 2.0% per annum and the initial margin for loans drawn under the swing-line loan sub-facility is 1.0% per annum. The Company is also required to pay a commitment fee of 0.60% per annum on the undrawn amounts under the 2018 SCL Revolving Facility. As at December 31, 2018 and 2019, the Company had US$2.0 billion of available borrowing capacity under the 2018 SCL Revolving Facility.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

23.BORROWINGS (CONTINUED)
2018 SCL Credit Facility (continued)
The 2018 SCL Credit Facility contains affirmative and negative covenants customary for similar unsecured financings, including, but not limited to, limitations on indebtedness secured by liens on principal properties and sale and leaseback transactions. The 2018 SCL Credit Facility also requires the Company to maintain a maximum ratio of total indebtedness to trailing twelve-month adjusted earnings before interest, income taxes, depreciation and amortization, as defined in the 2018 SCL Credit Facility (the “SCL Credit Facility Adjusted EBITDA”) of 4.00x throughout the life of the facility, and a minimum ratio of the SCL Credit Facility Adjusted EBITDA to net interest expense (including capitalized interest) of 2.50x throughout the life of the facility.
The 2018 SCL Credit Facility also contains certain events of default (some of which are subject to grace and remedy periods and materiality qualifiers), including, but not limited to, events relating to the Company’s gaming operations and the loss or termination of certain land concession contracts.
On March 27, 2020, the Company obtained a waiver and amendment request letter relating to the 2018 SCL Revolving Facility from the agent and lenders party to (i) waive the financial requirements for the Company to ensure the consolidated leverage ratio does not exceed 4.00x and the consolidated interest coverage ratio is greater than 2.50x from January 1, 2020 to July 1, 2021 (“Relevant Period”); (ii) waive any default that may arise as a result of any breach of the financial requirements above during the Relevant Period; and (iii) extend the date by which the Company may supply the agent with its audited annual financial statements for the 2019 and 2020 financial years to April 30, 2020 and April 30, 2021 respectively. Pursuant to the waiver and amendment request letter, the Company agreed to pay a customary fee to the lenders that consented thereto.

2016 VML Credit Facility
Two subsidiaries of the Company, VML US Finance LLC, the Borrower, and Venetian Macau Limited (“VML”), as guarantor, entered into a credit agreement (the “2016 VML Credit Facility”), which pursuant to various amendments, provided for a $4.12 billion term loan (the “2016 VML Term Loans”), a $269 million non-extended term loan (the “2016 Non-Extended VML Term Loans”) and a $2.0 billion revolving facility (the “2016 VML Revolving Facility,” and together with the 2016 VML Term Loans and the 2016 Non-Extended VML Term Loans, the “2016 VML Credit Facility”). Borrowings under the 2016 VML Term Loans were used for working capital requirements and general corporate purposes, including to make any investment or payment not specifically prohibited by the terms of the loan documents.
The Group paid standby fees of 0.5% per annum on the undrawn amounts under the 2016 VML Revolving Facility. The weighted average interest rate on the 2016 VML Credit Facility for the years ended December 31, 2017 and 2018 was 2.6% and 3.1%, respectively.
As previously described, a portion of the proceeds from the Senior Notes was used to repay the outstanding borrowings under the 2016 VML Credit Facility. As a result, the Group recorded a $72 million loss on early retirement of debt during the year ended December 31, 2018.
On November 20, 2018, effective as of November 21, 2018, the 2016 VML Credit Facility was terminated. As a result, the Group recorded a $9 million loss on early retirement of debt during year ended December 31, 2018.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

23.BORROWINGS (CONTINUED)
Reconciliation of liabilities arising from financing activities
The table below details changes in the Group’s liabilities arising from financing activities, including both cash and non-cash changes. Liabilities arising from financing activities are those for which cash flows were, or future cash flows will be, classified in the Group’s consolidated statement of cash flows as cash flows from financing activities.

	Bank loans(i)	Finance lease liabilities on leasehold interest in land	Other finance lease liabilities	Deferred financing costs	Interest payables	Dividend payables	Total
	(US$ in millions)
Balance as at January 1, 2017	$4,388	$72	$8	$(94)	$47	$—	$4,421
Financing cash flows	(19)	(2)	(3)	—	(128)	(2,067)	(2,219)
Non-cash changes:
Accruals	—	—	—	—	134	2,069	2,203
Amortization	—	—	—	21	—	—	21
Foreign exchange movement	(21)	—	—	—	—	(2)	(23)
True-up adjustment	—	(1)	—	—	—	—	(1)
Adjustment arising from change in lease term of leasehold interests in land	—	63	—	—	(48)	—	15
Balance as at December 31, 2017	$4,348	$132	$5	$(73)	$5	$—	$4,417

	Bank loans(i)	Senior Notes	Finance lease liabilities on leasehold interest in land	Other finance lease liabilities	Deferred financing costs	Interest payables	Dividend payables	Total
	(US$ in millions)
Balance as at January 1, 2018	$4,348	$—	$132	$5	$(73)	$5	$—	$4,417
Adjustments arising from adoption of IFRS 9	—	—	—	—	(24)	—	—	(24)
Restated opening balance	4,348	—	132	5	(97)	5	—	4,393
Financing cash flows	(4,337)	5,500	(13)	(2)	(90)	(128)	(2,052)	(1,122)
Non-cash changes:
Accruals	—	—	11	2	(2)	248	2,053	2,312
Amortization	—	—	—	—	22	—	—	22
Foreign exchange movement	(11)	—	—	—	—	—	(1)	(12)
Loss on modification or early retirement of debt	—	—	—	—	79	—	—	79
Fair value adjustment of the interest rate swaps	—	15	—	—	—	—	—	15
Balance as at December 31, 2018	$—	$5,515	$130	$5	$(88)	$125	$—	$5,687

Note: Certain reclassifications have been made to the year ended December 31, 2018 to conform to the presentation of the year ended December 31, 2019.
(i)The cash flows from bank loans make up the net amount of proceeds from bank loans and repayments of bank loans in the statement of cash flows.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

23.BORROWINGS (CONTINUED)
Reconciliation of liabilities arising from financing activities (continued)

	Senior Notes	Lease liabilities	Deferred financing costs	Interest payables	Dividend payables	Total
	(US$ in millions)
Balance as at January 1, 2019	$5,515	$135	$(88)	$125	$—	$5,687
Adjustments arising from adoption of IFRS 16	—	6	—	—	—	6
Restated opening balance	5,515	141	(88)	125	—	5,693
Financing cash flows	—	(13)	(2)	(274)	(2,051)	(2,340)
Non-cash changes:
Interest rate swap interest income unsettled at year end	—	—	—	5	—	5
Accruals	—	19	1	274	2,054	2,348
Amortization	—	—	15	—	—	15
Foreign exchange movement	—	—	—	—	(3)	(3)
Fair value adjustment of the interest rate swaps	20	—	—	—	—	20
Balance as at December 31, 2019	$5,535	$147	$(74)	$130	$—	$5,738

24.DERIVATIVE FINANCIAL INSTRUMENTS
Accounting standards require an entity to recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. If specific conditions are met, a derivative may be designated as a hedge of specific financial exposures. The accounting for changes in fair value of a derivative depends on the intended use of the derivative and, if used in hedging activities, on its effectiveness as a hedge. In order to qualify for hedge accounting, the underlying hedged item must expose the Group to risks associated with market fluctuations and the financial instrument used must be designated as a hedge and reduce the Group’s exposure to market fluctuation throughout the hedge period.
Changes in market rates and prices, such as interest rates, foreign currency exchange rates and commodity prices, can impact the Group’s results of operations. The Group’s primary exposures to market risk are interest rate risk associated with long-term debt and foreign currency exchange rate risk associated with the Group’s operations. The Group has a policy aimed at managing interest rate risk associated with its current and anticipated future borrowings and foreign currency exchange rate risk associated with operations of its foreign subsidiaries. This policy enables the Group to use any combination of interest rate swaps, futures, options, caps, forward contracts and similar instruments. The Group does not hold or issue financial instruments for trading purposes and does not enter into derivative transactions that would be considered speculative positions.
In August 2018, the Group entered into interest rate swap agreements (the “IR Swaps”), which were qualified and designated as fair value hedges, swapping fixed-rate for variable-rate interest to hedge changes in the fair value of interest payments. These IR Swaps have a total notional value of US$5.50 billion and expire in August 2020.
The total fair value of the IR Swaps as of December 31, 2018 and 2019 was US$56 million and US$82 million, respectively. In the accompanying consolidated balance sheet, US$15 million was recorded as an asset in “Other assets, net” non-current as of December 31, 2018, and US$35 million was recorded as an asset in “Other assets, net” current as of December 31, 2019 with an equal corresponding adjustment recorded against the carrying value of the Senior Notes. The realized portion of IR Swaps of US$41 million and US$47 million as of December 31, 2018 and 2019, respectively, was recorded as interest receivables in “Trade and other receivables and prepayments, net.” The fair value of the IR Swaps was estimated using level 2 inputs from recently reported market forecasts of interest rates. Gains and losses due to changes in fair value of the IR Swaps completely offset changes in the fair value of the hedged portion of the underlying debt; therefore, no gain or loss has been recognized due to hedge ineffectiveness. Additionally, for the years ended December 31, 2018 and 2019, the Group recorded US$9 million and US$23 million, respectively, as a reduction to interest expense related to the realized amount associated with the IR Swaps.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

25.NOTE TO CONSOLIDATED STATEMENT OF CASH FLOWS
Cash generated from operations is as follows:

	Year ended December 31,
	2017	2018	2019
	(US$ in millions)
Profit before income tax	$1,625	$1,868	$2,033
Adjustments for:
Interest income	(5)	(20)	(38)
Interest and other finance costs	132	203	265
Depreciation and amortization	676	655	706
Amortization of deferred financing costs	21	22	15
Amortization of deferred rent	15	15	13
Amortization of other assets	3	3	3
Loss on disposal of property and equipment, investment properties and intangible assets	12	131	16
Impairment loss on property and equipment	—	—	65
Loss on modification or early retirement of debt	—	81	—
Provision for doubtful accounts, net	4	—	—
Provision for expected credit losses, net	—	9	24
Equity-settled share-based compensation expense, net of amounts capitalized	12	13	13
Net foreign exchange losses (gains)	11	(5)	(34)
Changes in working capital:
Other assets	(1)	(1)	(5)
Inventories	(1)	1	(2)
Trade and other receivables and prepayments	37	(180)	(65)
Trade and other payables	91	260	(191)
Cash generated from operations	$2,632	$3,055	$2,818

26.COMMITMENTS AND CONTINGENCIES
(a)Capital commitments
Significant capital expenditure on property and equipment contracted for at the end of the reporting periods but not recognized as liabilities is as follows:

	December 31,
	2018	2019
	(US$ in millions)
Contracted but not provided for	$507	$1,001

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

26.COMMITMENTS AND CONTINGENCIES (CONTINUED)
(b)Litigation
The Group has contingent liabilities arising in the ordinary course of business. Management has made estimates for potential litigation costs based upon consultation with legal counsel. Actual results could differ from these estimates; however, in the opinion of management, such litigation and claims will not have a material adverse effect on the Group’s financial condition, results of operations or cash flows.
(c)Concession and Subconcession
On June 26, 2002, the Macao government granted a concession to operate casinos in Macao through June 26, 2022, subject to certain qualifications, to Galaxy, a consortium of Macao and Hong Kong-based investors. During December 2002, VML and Galaxy entered into a subconcession agreement that was recognized and approved by the Macao government and allows VML to develop and operate casino projects, including The Venetian Macao, Sands Cotai Central, The Parisian Macao, The Plaza Macao and Sands Macao, separately from Galaxy. Beginning on December 26, 2017, the Macao government may redeem the subconcession agreement by providing the Group at least one year’s prior notice. The subconcession of VML will expire on June 26, 2022.
Under the subconcession, the Group is obligated to pay to the Macao government an annual premium with a fixed portion and a variable portion based on the number and type of gaming tables it employs and gaming machines it operates. The fixed portion of the premium is equal to MOP30 million (approximately US$4 million at the exchange rate in effect on December 31, 2019). The variable portion is equal to MOP300,000 per gaming table reserved exclusively for certain kinds of games or players, MOP150,000 per gaming table not so reserved and MOP1,000 per electrical or mechanical gaming machine, including slot machines (approximately US$37,399, US$18,700 and US$125, respectively, at the exchange rate in effect on December 31, 2019), subject to a minimum of MOP45 million (approximately US$6 million at the exchange rate in effect on December 31, 2019).
The Group is also obligated to pay a special gaming tax of 35% of gross gaming revenues and applicable withholding taxes. The Group must also contribute 4% of its gross gaming revenue to utilities designated by the Macao government, a portion of which must be used for promotion of tourism in Macao. Based on the number and types of gaming tables employed and gaming machines in operation as at December 31, 2018, the Group was obligated under its subconcession to make minimum future payments of approximately US$42 million in each of the next three years in the period ending December 31, 2021, and approximately US$21 million during the year ending December 31, 2022. Based on the number and types of gaming tables employed and gaming machines in operation as at December 31, 2019, the Group was obligated under its subconcession to make minimum future payments of approximately US$42 million during each of the next two years in the period ending December 31, 2021, and approximately US$21 million during the year ending December 31, 2022.
(d)Construction labor
The Group, in the past, has utilized an imported construction labor quota granted to it and its appointed construction manager, Hsin Chong Engineering (Macau) Limited, by the Labour Affairs Bureau of the Macao government for purposes of completing outstanding areas within Sands Cotai Central and The Parisian Macao project and for additions and alterations work in The Venetian Macao, The Plaza Macao and Sands Cotai Central (the “Old Group Quota”). Following the completion of The Parisian Macao project, the Old Group Quota was held exclusively by the Group and expired on December 31, 2018. In December 2018, the Group applied to the Labour Affairs Bureau of the Macao government for the renewal of the Old Group Quota as well as for the granting of an additional imported construction labor quota (“New Group Quota,” and together with the “Old Group Quota,” the “Group Quota”), which were approved and granted in January 2019. The Group retained a new construction management company, BCA (Macau) Limited, to manage the Group Quota in future development works on behalf of, and as directed by the Group with the Group’s contractors and consultants. The Group has ceased its engagement with Hsin Chong Engineering (Macau) Limited as its appointed construction manager since then. The Group Quota covers the importation of non-resident staff and workers that represents only part of the imported staff and labor required to complete the construction work. The shortfall of the imported staff and labor are covered by separate quotas awarded by the Labour Affairs Bureau of the Macao government directly to the various construction companies contracted by the Group for the construction work (the “Contractor Quota”).

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

26.COMMITMENTS AND CONTINGENCIES (CONTINUED)
(d)Construction labor (continued)
In accordance with Macao labor law, the Group is primarily liable to fulfill all employer legal obligations and for the costs associated with persons employed under the Group Quota. In the past, such employees were managed and supervised by the Group’s contractors. The contractors utilizing the Group Quota are contractually obligated to pay all employer costs and to indemnify the Group for any costs they may incur as a result of the persons employed. In addition, the Group has the right of recovering the costs they may incur against any amounts due to the contractors. The Group, however, may still have a contingency for the payments to the construction labor if the contractors fail to pay the salaries and the Group is unable to fully recover the amounts due to the construction labor from the contractors. Up to December 31, 2018, the Group continued to employ imported staff and labor under the Old Group Quota. Upon the approval and grant of the Group Quota in January 2019 and the additional approval and grant of the Group Quota during 2019, the Group employs imported staff and labor under the Group Quota.
The Group is not directly liable for employer costs associated with staff and labor imported by contractors under the Contractor Quota.

27.RELATED PARTY TRANSACTIONS
For the purposes of these consolidated financial statements, parties are considered to be related to the Group if the party has the ability, directly or indirectly, to exercise significant influence over the Group in making financial and operating decisions, or vice versa. Related parties may be individuals (being members of key management personnel, significant Shareholders and/or their close family members) or other entities, and include entities which are under the significant influence of related parties of the Group where those parties are individuals. The Group’s immediate holding company is VVDI (II). LVS is the Group’s ultimate holding company. Related companies represent the group companies of the LVS Group.
Save as disclosed elsewhere in the consolidated financial statements, the Group had the following transactions with related parties during the year:

(a)Transactions during the year
(i)Management fee income

	Year ended December 31,
	2017	2018	2019
	(US$ in millions)
LVS	$1	$1	$—
Intermediate holding companies	1	—	—
Fellow subsidiaries	3	4	5
	$5	$5	$5

Management services are provided by the Group to LVS Group companies. These services include, but are not limited to, accounting services, information technology support, sourcing of goods and services, and design, development and construction consultancy services. Management fees are charged at actual costs incurred or on a cost-plus basis.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

27.RELATED PARTY TRANSACTIONS (CONTINUED)
(a)Transactions during the year (continued)
(ii)Management fee expense

	Year ended December 31,
	2017	2018	2019
	(US$ in millions)
LVS	$14	$20	$19
Fellow subsidiaries	6	7	7
	$20	$27	$26

Management services are provided by LVS Group companies. These services include, but are not limited to, human resources support, accounting services, sourcing of goods and services, sourcing of tenants for the malls, transportation services, other various types of marketing and promotion activities for the Group, and design, development and construction consultancy services. Management fees are charged at actual costs incurred or on a cost-plus basis.

(iii)Expenses billed to/paid by other LVS group companies
During the years ended December 31, 2017, 2018 and 2019, the Group incurred certain expenses on behalf of other LVS group companies, or vice versa. The Group charged/reimbursed other LVS group companies for these expenses at cost.

(iv)Key management personnel remuneration
No transactions have been entered into with the Directors of the Company (being the key management personnel) during the years ended December 31, 2017, 2018 and 2019 other than the emoluments paid to them (being the key management personnel remuneration) as disclosed in Note 6.

(v)Royalty fees
In November 2009, the Group entered into an agreement with Las Vegas Sands, LLC (“LVS LLC”), an intermediate holding company incorporated in the United States of America, for the use of the trademarks and other intellectual property rights as defined in the agreement. For each of the full fiscal years through the full fiscal year ended December 31, 2012, the Group was required to pay LVS LLC an annual royalty in the amount of 1.5% of non-gaming revenue and Paiza-related gaming revenue of the Sands Macao, 1.5% of all revenue of The Venetian Macao, and 1.5% of all gaming revenue of the Plaza Casino at The Plaza Macao (the “Relevant Royalty”), provided that the total royalty payable in connection with these three properties in each fiscal year was capped at US$20 million per full fiscal year. For each of the subsequent full fiscal years through the full fiscal year ending December 31, 2022, the Group is required to pay an annual royalty being the lesser of the Relevant Royalty or the annual caps reflecting an increase of 20.0% for each subsequent year. Each subsequent Casino Gaming property the Group operates which utilizes any of the licensed marks in connection with generating the relevant revenue will pay for each of the first three fiscal calendar years after commencement of operations of each subsequent property, a royalty fee of 1.5% of the respective gross revenues of the operations in connection with which such licensed marks are used (each, the “Subsequent Casino Gaming Property Royalty”), subject to a US$20 million cap per fiscal year. For the fiscal calendar years thereafter until expiration of the initial term, the Group will pay LVS LLC an annual royalty being the lesser of the Subsequent Casino Gaming Property Royalty or the annual caps reflecting an increase of 20.0% for each subsequent year. After the commencement of the operation of Sands Cotai Central and The Parisian Macao in April 2012 and September 2016 respectively, the Group is required to pay royalty fees in connection with these properties. During the years ended December 31, 2017, 2018 and 2019, the Group incurred US$98 million, US$106 million and US$110 million of royalty fees, respectively.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

27.RELATED PARTY TRANSACTIONS (CONTINUED)
(a)Transactions during the year (continued)
(vi)Share-based compensation
The Group participates in the share-based compensation plan of LVS (Notes 6 and 28).

(b)Year-end balances between the Group and related companies

	December 31,
	2018	2019
	(US$ in millions)
Receivables from related companies:
Fellow subsidiary	$—	$2

The receivables from related companies are unsecured, interest free and have a credit term of 45 days.

		December 31,
		2018	2019
	Note	(US$ in millions)
Payables to related companies:
LVS		$4	$3
Intermediate holding company		4	5
Fellow subsidiaries		1	1
	22	$9	$9

The payables to related companies are unsecured, interest free and have a credit term of 45 days.

28.SHARE-BASED COMPENSATION
(a)Share Options of the Company
2009 Equity Award Plan
The Company adopted the 2009 Equity Award Plan on November 8, 2009 (amended on February 19, 2016) for grants of options to purchase Shares. The purpose of the 2009 Equity Award Plan was to give the Company a competitive edge in attracting, retaining and motivating employees, directors and consultants of our Group. The 2009 Equity Award Plan provided for an aggregate of 804,786,508 Shares to be available for awards, representing 10% of the Shares in issue upon completion of the Global Offering. The Company’s Remuneration Committee might, from time to time, grant awards of share options, share appreciation rights, restricted shares, restricted share units, share bonuses (“Share-based Awards”), performance compensation awards or any combination of the foregoing pursuant to the 2009 Equity Award Plan. Subject to certain criteria as defined in the 2009 Equity Award Plan, employees, directors and consultants of our Group were eligible for awards under the 2009 Equity Award Plan.
The 2009 Equity Award Plan expired on November 30, 2019, being the tenth anniversary of November 30, 2009. On and after November 30, 2019, no awards may be granted under the 2009 Equity Award Plan. However, all existing awards granted under the 2009 Equity Award Plan which are unexercised or unvested will remain valid and (where applicable) exercisable in accordance with their respective terms of grant despite the expiry of the 2009 Equity Award Plan.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

28.SHARE-BASED COMPENSATION (CONTINUED)
(a)Share Options of the Company (continued)
2019 Equity Award Plan
The 2019 Equity Award Plan was approved by the Shareholders at the Company’s annual general meeting held on May 24, 2019, and became effective on December 1, 2019. There is no material difference between the terms of the 2009 Equity Award Plan and the terms of the 2019 Equity Award Plan. Accordingly, the 2019 Equity Award Plan will have the same benefits as the 2009 Equity Award Plan, namely attracting able persons to enter and remain in the employ of our Group. It will also provide a means whereby employees, directors and consultants of our Group can acquire and maintain Share ownership, or be paid incentive compensation measured by reference to the value of Shares, thereby strengthening their commitment to the welfare of our Group and promoting an identity of interest between Shareholders and these persons.
The maximum number of Shares that may be issued upon exercise of all Share-based Awards (including options) under which new Shares will be issued to be granted under the 2019 Equity Award Plan and similar share-based awards under any other award plans of the Company (under which new Shares will be issued pursuant to any grant) must not in aggregate exceed 808,619,139 Shares, representing 10% of the total number of Shares in issue as at May 24, 2019, being the date of Shareholders’ approval of the 2019 Equity Award Plan.
As at December 31, 2019, there were 808,619,139 Shares available for grant under the 2019 Equity Award Plan and no Share-based Awards (including options) under which new Shares will be issued were granted during the year under the 2019 Equity Award Plan.

Fair value estimates of the share options
Share options under both the 2009 Equity Award Plan and 2019 Equity Award Plan were granted with an exercise price not less than the highest of (i) the official closing price of the Shares as stated in the daily quotation sheet of the Stock Exchange on the date of grant, which must be a business day, (ii) the average of the official closing price of the Shares as stated in the daily quotation sheets of the Stock Exchange for the five business days immediately preceding the date of grant and (iii) the nominal value of a Share. The outstanding share options generally vest over four years and have ten-year contractual terms. Compensation cost for all share option grants, which all have graded vesting, is net of estimated forfeitures and is recognized on an accelerated granted attribution approach over the awards’ respective requisite service periods. The Company estimates the fair value of share options using the Black-Scholes option-pricing model. Expected volatilities are based on the Company’s historical volatility for a period equal to the expected life of the share options. The expected option life is based on the contractual term of the option as well as historical exercise and forfeiture behavior. The risk-free interest rate for periods equal to the expected term of the share option is based on the Hong Kong government Bond rate in effect at the time of the grant for share options granted. The expected dividend yield is based on the estimate of annual dividends expected to be paid at the time of the grant. The Group has no legal or constructive obligation to repurchase or settle the options in cash.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

28.SHARE-BASED COMPENSATION (CONTINUED)
(a)Share option of the Company (continued)
A summary of the share option activity for the Company’s 2009 Equity Award Plan is presented below:

	Year Ended December 31,
	2017		2018		2019
	Number of options ('000)	Weighted average exercise price (US$)	Number of options ('000)	Weighted average exercise price (US$)	Number of options ('000)	Weighted average exercise price (US$)
Outstanding at January 1	38,185	$4.48	48,252	$4.39	57,382	$4.81
Granted	17,364	4.23	18,873	5.62	19,410	5.08
Exercised	(3,287)	3.61	(6,186)	3.74	(7,749)	3.65
Forfeited	(4,010)	5.20	(3,557)	5.24	(4,169)	5.35
Outstanding at December 31	48,252	4.39	57,382	4.81	64,874	4.99
Exercisable at December 31	14,608	$5.02	18,152	$5.00	22,214	$5.10

The weighted average share price at the date of exercise for share options exercised during the years ended December 31, 2017, 2018 and 2019 was US$4.74, US$5.72 and US$5.26, respectively.
The range of exercise prices and the weighted average remaining contractual life of the above share options outstanding as at the dates indicated are as follows:

	December 31,
	2017		2018		2019
Range of exercise prices (US$)	Number of options outstanding ('000)	Weighted average remaining contractual life (years)	Number of options outstanding ('000)	Weighted average remaining contractual life (years)	Number of options outstanding ('000)	Weighted average remaining contractual life (years)
1.01 - 2.00	893	2.30	811	1.29	210	0.42
2.01 - 3.00	470	3.74	283	2.80	76	1.86
3.01 - 4.00	19,311	7.79	14,805	6.94	11,045	5.88
4.01 - 5.00	20,108	8.76	18,673	8.00	16,092	7.41
5.01 - 6.00	592	5.82	15,991	9.01	31,292	8.65
6.01 - 7.00	1,868	6.56	2,227	7.26	2,023	6.42
7.01 - 8.00	2,972	6.28	2,554	5.29	2,098	4.32
8.01 - 9.00	2,038	6.21	2,038	5.21	2,038	4.21
	48,252	7.82	57,382	7.64	64,874	7.49

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

28.SHARE-BASED COMPENSATION (CONTINUED)
(a)Share option of the Company (continued)
Fair value estimates of the share options under 2009 Equity Award Plan
The fair value of each option grant was estimated on the grant date using the Black-Scholes option-pricing model with the following weighted average assumptions:

	Year ended December 31,
	2017	2018	2019
Expected volatility	36.9%	36.0%	36.9%
Expected life (years)	4.4	4.7	4.8
Risk-free annual interest rate	1.3%	1.7%	1.7%
Expected dividends	6.6%	5.8%	5.0%
Weighted average share price at the date of grant (US$)	4.23	5.58	5.06
Weighted average exercise price (US$)	4.23	5.62	5.08
Weighted average fair value of each share option granted by the Company (US$)	0.71	1.01	1.03

(b)Restricted share units of the Company
Under the 2009 Equity Award Plan, the grant date fair value of restricted share units is the share price of the ordinary shares of the Company at the respective grant date. The number of unvested equity-settled restricted share units represents the number of ordinary shares of the Company to be given to the employees upon vesting. As a result of the Company cash-settling and planning to cash-settle certain future unvested restricted share units on their vesting dates, 852,000 outstanding restricted share units under the 2009 Equity Award Plan were modified from equity awards to cash-settled liability awards during the year ended December 31, 2017. The modification affected four employees and resulted in no additional compensation expense. All cash-settled restricted share units have been vested during the year ended December 31, 2018.
Summaries of the unvested restricted share units under the 2009 Equity Award Plan are presented below:

	Year Ended December 31,
	2017		2018
	Number of restricted share units ('000)	Weighted average grant date fair value (US$)	Number of restricted share units ('000)	Weighted average grant date fair value (US$)
Equity-settled
Unvested at January 1	852	$7.51	—	$—
Modified to cash-settled	(852)	7.51	—	—
Unvested at December 31	—	$—	—	$—

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

28.SHARE-BASED COMPENSATION (CONTINUED)
(b)Restricted share units of the Company (continued)

	Year Ended December 31,
	2017		2018
	Number of restricted share units ('000)	Weighted average grant date fair value (US$)	Number of restricted share units ('000)	Weighted average grant date fair value (US$)
Cash-settled
Unvested at January 1	236	$7.13	852	$7.51
Modified from equity-settled	852	7.51	—	—
Vested	(236)	7.13	(852)	7.51
Unvested at December 31	852	$7.51	—	$—

The fair value of each restricted share unit on its grant date is the closing price of the Shares on its grant date. The fair value of each restricted share unit is re-measured at the end of each reporting period until its vesting date. Upon vesting of each restricted share unit, the Group will pay the grantees an amount in cash calculated based on the higher of (i) the closing price of the Company’s shares on the vesting date, and (ii) the average closing price of the Company’s shares for the five trading days immediately preceding the vesting date. If the vesting date is not a trading day, the trading day immediately preceding the vesting date shall be considered as the vesting date. All cash-settled restricted share units have been vested during the year ended December 31, 2018. During the years ended December 31, 2017 and 2018, the Company paid US$3 million and US$5 million, respectively, to settle vested restricted share units that were previously classified as equity awards. As at December 31, 2017, the accrued liability associated with these cash-settled restricted share units was US$4 million. For the years ended December 31, 2017 and 2018, no fair value gain or loss on remeasurement of the liability was recognized in the consolidated financial statements.
In 2019, the Company grants certain restricted share units (under which no new Shares will be issued) to eligible participants under the 2009 Equity Award Plan. Such restricted share units will vest over a 3-year period starting from September 13, 2019. Grantees are entitled to a future cash payment from our Group that is equivalent to the fair value of the vested restricted share units and any accumulated dividends in cash upon vesting.
A summary of the restricted share units under the 2009 Equity Award Plan for the year ended December 31, 2019 is presented below:

	Number of restricted share units ('000)	Weighted average grant date fair value (US$)
Unvested at January 1, 2019	—	$—
Granted	1,412	4.99
Vested	—	—
Forfeited	(5)	4.99
Unvested at December 31, 2019	1,407	$4.99

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

28.SHARE-BASED COMPENSATION (CONTINUED)
(b)Restricted share units of the Company (continued)
The fair value of each restricted share unit on its grant date is the closing price of the Shares on its grant date. The fair value of each restricted share unit is re-measured at the end of each reporting period until its vesting date. Upon vesting of each restricted share unit, the Group will pay the grantees an amount in cash calculated based on the higher of (i) the closing price of the Company’s shares on the vesting date, and (ii) the average closing price of the Company’s shares for the five trading days immediately preceding the vesting date, in addition to any accumulated cash and dividends equivalents paid by the Company in respect of one Share. If the vesting date is not a trading day, the trading day immediately preceding the vesting date shall be considered as the vesting date. Compensation cost for all restricted share units, which all have graded vesting, is recognized on an accelerated granted attribution approach over the restricted share units’ respective requisite service periods. As at December 31, 2019, the accrued liability associated with these cash-settled restricted share units was US$1 million. For the year ended December 31, 2019, the loss on re-measurement of the liability was less than US$1 million.

(c)Share options of LVS
The Group participates in the equity-settled share-based compensation plan of LVS which provides for the granting of share options to purchase LVS common stock (the “2004 Plan”).
The 2004 Plan had an original term of ten years and was subsequently extended to December 2019. This was further extended to December 2024 and the number of shares of common stock available for grants was increased by 10,000,000 shares from 26,344,000 (the “Amended 2004 Plan”). Share option awards are granted with an exercise price equal to the fair market value (as defined in the Amended 2004 Plan) of LVS’ share on the date of grant. The outstanding share options generally vest over three to four years and have ten-year contractual terms. As at December 31, 2019, there were 9,777,920 shares available for grant under the Amended 2004 Plan.
For the purpose of financial reporting of the Group, share-based compensation expense arising from the granting of share options by LVS to the Directors and employees of the Group, to the extent of services rendered to the Group, is deemed to have been allocated to the Group as its expense with the corresponding increase in the share option reserve under equity in the relevant companies comprising the Group.
A summary of the share option activity for the 2004 Plan operated by LVS is presented below:

	Year Ended December 31,
	2017		2018		2019
	Number of options ('000)	Weighted average exercise price (US$)	Number of options ('000)	Weighted average exercise price (US$)	Number of options ('000)	Weighted average exercise price (US$)
Outstanding at January 1	357	71.20	198	72.83	57	69.00
Granted	34	63.13	23	77.44	42	57.05
Exercised	(34)	51.09	(62)	66.18	—	—
Transfer-out(i)	(12)	22.90	—	—	—	—
Expired	(147)	75.93	(102)	80.08	—	—
Outstanding at December 31	198	72.83	57	69.00	99	63.97
Exercisable at December 31	164	74.83	11	63.13	30	66.82

(i)Transfer-in and transfer-out represent movement of options owned by grantees who transferred from other subsidiaries of LVS to the Group, or vice versa.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

28.SHARE-BASED COMPENSATION (CONTINUED)
(c)Share options of LVS (continued)
The related weighted average share price at the time of exercise during the years ended December 31, 2017 and 2018 was US$69.08 and US$77.66, respectively.
The expense allocated to the Group in relation to the Amended 2004 Plan during the years ended December 31, 2017, 2018 and 2019 was US$0.6 million, US$0.3 million and US$0.3 million, respectively.

29.FINANCIAL RISK MANAGEMENT
(a)Financial risk factors
The Group’s activities expose it to a variety of financial risks: market risk, credit risk and liquidity risk. The Group’s overall financial risk management program, mainly carried out by a central treasury department and approved by the Board of Directors, focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the Group’s financial performance.

(i)Market risk
Market risk is the risk of loss arising from adverse changes in market rates and prices, such as interest rates and foreign currency exchange rates.

Interest rate risk
The Group’s primary exposure to market risk is interest rate risk associated with its variable rate long-term borrowings for the year ended December 31, 2017, and fixed rate long-term borrowings and interest rate swap contracts for the years ended December 31, 2018 and 2019. However, management monitors interest rate exposures and will consider hedging significant interest rate risk should the need arise. The Group does not hold or issue financial instruments for trading purposes and does not enter into derivative transactions that would be considered speculative positions. For the years ended December 31, 2018 and 2019, the Group holds derivative financial instruments which consist of interest rate swap contracts on the fixed rate Senior Notes, which have been designated as hedging instruments for accounting purposes. The Group’s borrowings at variable rates were denominated in US$, HK$ and MOP during the year ended December 31, 2017, and the Group’s borrowings at fixed rates were denominated in US$ during the years ended December 31, 2018 and 2019.
As at December 31, 2018 and 2019, the estimated fair value of fixed rate long-term borrowings was approximately US$5.52 billion and US$5.53 billion, respectively, compared to its carrying value of US$5.50 billion and US$5.50 billion, respectively. The estimated fair value of fixed rate long-term borrowings is based on level 2 inputs (quoted prices in markets that are not active). A change in interest rates on fixed rate long-term borrowings impacts its fair value. A hypothetical 100 basis points change in market rates would cause the fair value of the fixed rate long-term borrowings as at December 31, 2018 and 2019 to change by US$308 million and US$303 million, respectively, inclusive of the impact from the interest rate swaps.
The total notional amount of our fixed-to-variable interest rate swaps was US$5.50 billion as at December 31, 2018 and 2019. The fair value of the interest rate swaps, on a stand-alone basis, as at December 31, 2018 and 2019, was an asset of US$56 million and US$82 million, respectively. A hypothetical 100 basis points change in LIBOR would cause the fair value of the interest rate swaps as at December 31, 2018 and 2019 to change by approximately US$88 million and US$34 million, respectively.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

29.FINANCIAL RISK MANAGEMENT (CONTINUED)
(a)Financial risk factors (continued)
(i)Market risk (continued)
Interest rate risk (continued)
As at December 31, 2017, if interest rates on US$-denominated borrowings had been 50 basis-points higher/lower with all other variables held constant, pre-tax profit for the year would have been lower/higher by US$9 million. As at December 31, 2017, if interest rates on HK$-denominated borrowings had been 50 basis-points higher/lower with all other variables held constant, pre-tax profit for the year would have been lower/higher by US$10 million. As at December 31, 2017, if interest rates on MOP-denominated borrowings had been 50 basis-points higher/lower with all other variables held constant, pre-tax profit would have been lower/higher by US$3 million. This analysis does not include the effect of interest capitalized.

Foreign exchange risk
The Group’s foreign currency transactions are mainly denominated in US$. The majority of assets and liabilities are denominated in US$, HK$ and MOP, and there are no significant assets and liabilities denominated in other currencies. The Group is subject to foreign exchange rate risk arising from future commercial transactions and recognized assets and liabilities denominated in a currency other than MOP, which is the functional currency of the major operating companies within the Group.
For companies with MOP as their functional currency, as at December 31, 2017, 2018 and 2019, if the US$ had weakened by 1% against the MOP with all other variables held constant, it would cause a foreign currency transaction loss of approximately US$15 million, US$40 million and US$49 million, respectively, mainly as a result of the translation of US$-denominated intercompany debt held as at December 31, 2017, and the translation of US$-denominated debt held by SCL as at December 31, 2018 and 2019. The HK$ is pegged to the US$ within a narrow range and the MOP is pegged to the HK$, therefore the Group does not expect fluctuations in the values of these currencies to have a material impact on the operations.

(ii)Credit risk
The Group is potentially subject to concentrations of credit risk from financial instruments, which consist principally of cash and cash equivalents, restricted cash and cash equivalents and trade and other receivables.
The Group maintains cash and cash equivalents and restricted cash and cash equivalents and receivables associated with the derivative contracts with various creditworthy financial institutions. Management monitors this credit risk on an on-going basis and does not believe that the Group has any other significant exposure to any individual or institution as at December 31, 2017, 2018 and 2019. See Note 18 for details of credit risk related to trade receivables.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

29.FINANCIAL RISK MANAGEMENT (CONTINUED)
(a)Financial risk factors (continued)
(iii)Liquidity risk
Liquidity risk is the financial risk arising from the difficulty in meeting obligations associated with financial liabilities settled by cash or other financial assets.
The 2018 SCL Credit Facility requires the Group to comply with financial covenants, which include maintaining a maximum leverage ratio of debt to SCL Credit Facility Adjusted EBITDA. The maximum leverage ratio is 4.0x for all quarterly periods through maturity. As at December 31, 2018 and 2019, the leverage ratio, as defined per the credit facility agreement, was 1.9x and 1.8x, respectively, compared to the maximum leverage ratio allowed of 4.0x and 4.0x, respectively. If the Group is unable to maintain compliance with the financial covenants under the credit facility, the Group would be in default with regard to any borrowings under the credit facility.
The Group’s financial liabilities, based on the contractual undiscounted cash flows are as follows:

	Within the first year	In the second year	In the third to fifth year	Over the fifth year	Total
	(US$ in millions)
At December 31, 2018
Senior Notes principal	$—	$—	$1,800	$3,700	$5,500
Senior Notes interests	277	277	833	698	2,085
Finance lease liabilities on leasehold interests in land	8	5	16	312	341
Other finance lease liabilities	2	2	1	—	5
Trade and other payables	1,546	22	55	12	1,635

At December 31, 2019
Senior Notes principal	$—	$—	$1,800	$3,700	$5,500
Senior Notes interests	278	278	750	503	1,809
Lease liabilities	20	13	18	307	358
Trade and other payables	1,359	36	43	21	1,459

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

29.FINANCIAL RISK MANAGEMENT (CONTINUED)
(b)Capital risk management
The Group’s primary objective when managing capital is to safeguard the Group’s ability to continue as a going concern in order to provide returns for Shareholders and benefits for other stakeholders, by pricing products and services commensurately with the level of risk.
The capital structure of the Group consists of debt, which includes borrowings (including current and non-current borrowings as shown in the consolidated balance sheet), net of cash and cash equivalents, and equity attributable to Shareholders, comprising issued share capital and reserves as disclosed in Notes 20 and 21, respectively.
The Group actively and regularly reviews and manages its capital structure to maintain the net debt-to-capital ratio (gearing ratio) at an appropriate level based on its assessment of the current risk and circumstances. This ratio is calculated as net debt divided by total capital. Net debt is calculated as interest bearing borrowings, net of deferred financing costs, less cash and cash equivalents and restricted cash and cash equivalents. Total capital is calculated as equity, as shown in the consolidated balance sheet, plus net debt.

	December 31,
	2018	2019
	(US$ in millions)
Interest bearing borrowings, net of deferred financing costs	$5,427	$5,461
Less: cash and cash equivalents	(2,676)	(2,471)
restricted cash and cash equivalents	(13)	(15)
Net debt	2,738	2,975
Total equity	4,409	4,446
Total capital	$7,147	$7,421

Gearing ratio	38.3%	40.1%

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

30.COMPANY BALANCE SHEET

		December 31,
		2018	2019
	Note	(US$ in millions)
ASSETS
Non-current assets
Interests in subsidiaries		$1,951	$1,129
Note receivable from a subsidiary		5,239	5,919
Other assets		15	—
Other receivables and prepayments		39	—
Total non-current assets		7,244	7,048

Current assets
Other assets		—	35
Other receivables and prepayments		64	96
Cash and cash equivalents		279	216
Total current assets		343	347

Total assets		$7,587	$7,395

EQUITY
Capital and reserves attributable to equity holders of the Company
Share capital		$81	$81
Reserves	30(a)	1,954	1,738
Total equity		2,035	1,819

LIABILITY
Non-current liability
Borrowings		5,427	5,461
Other payables		—	1
Total non-current liabilities		5,427	5,462

Current liability
Other payables		125	114
Total current liability		125	114

Total liabilities		5,552	5,576

Total equity and liability		$7,587	$7,395

Net current assets		$218	$233

Total assets less current liability		$7,462	$7,281

Note: Certain reclassifications have been made to the year ended December 31, 2018 to conform to the presentation of the year ended December 31, 2019.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

30.COMPANY BALANCE SHEET (CONTINUED)
(a)The movements of reserves during the years are as follows

	Capital reserve	Share premium	Share-based compensation reserves	Currency translation reserve	Retained earnings	Total
	(US$ in millions)
Balance at January 1, 2017	$106	$1,411	$50	$(3)	$634	$2,198
Profit for the year	—	—	—	—	1,645	1,645
Other comprehensive expense for the year	—	—	—	(11)	—	(11)
Total comprehensive (expense) income	—	—	—	(11)	1,645	1,634
Exercise of share options	—	12	—	—	—	12
Conversion of equity awards to liability awards	—	—	(5)	—	—	(5)
Transfer to share premium upon exercise of share options	—	5	(5)	—	—	—
Forfeiture of share options	—	—	(3)	—	3	—
Share-based compensation of the Company	—	—	12	—	—	12
Dividends to equity holders of the Company	—	—	—	—	(2,069)	(2,069)
Balance at December 31, 2017	106	1,428	49	(14)	213	1,782
Profit for the year	—	—	—	—	2,192	2,192
Other comprehensive expense for the year	—	—	—	(4)	—	(4)
Total comprehensive (expense) income	—	—	—	(4)	2,192	2,188
Exercise of share options	—	23	—	—	—	23
Transfer to share premium upon exercise of share options	—	6	(6)	—	—	—
Forfeiture of share options	—	—	(4)	—	4	—
Share-based compensation of the Company	—	—	14	—	—	14
Dividends to equity holders of the Company (Note 11)	—	—	—	—	(2,053)	(2,053)
Balance at December 31, 2018	106	1,457	53	(18)	356	1,954
Profit for the year	—	—	—	—	1,792	1,792
Other comprehensive expense for the year	—	—	—	4	—	4
Total comprehensive income	—	—	—	4	1,792	1,796
Exercise of share options	—	28	—	—	—	28
Transfer to share premium upon exercise of share options	—	6	(6)	—	—	—
Forfeiture of share options	—	—	(3)	—	3	—
Share-based compensation of the Company	—	—	14	—	—	14
Dividends to equity holders of the Company (Note 11)	—	—	—	—	(2,054)	(2,054)
Balance at December 31, 2019	$106	$1,491	$58	$(14)	$97	$1,738

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31.PRINCIPAL SUBSIDIARIES
Details of the Group’s principal subsidiaries as at December 31, 2017, 2018 and 2019 are as follows:

Name	Place of incorporation or establishment/ operations and date of incorporation or establishment	Principal activities	Particulars of issued share/registered capital	Effective interests held
Directly held:
Venetian Venture Development Intermediate Limited	Cayman Islands, June 21, 2002	Investment holding	US$1	100%
SCL IP Holdings, LLC	United States, September 29, 2009	Holder of trademark licenses	As at December 31, 2017 and 2018: US$100 As at December 31, 2019: US$527,802,937.56	100%
Indirectly held:
Cotai Ferry Company Limited	Macao/Macao and Hong Kong, July 19, 2007	High speed ferry transportation services	MOP10,000,000	100%
Cotai Strip Lot 2 Apart Hotel (Macau) Limited	Macao, October 27, 2008	Hotel apartments	MOP6,498,900 MOP722,100 (preference shares)	100% 100%
Cotai Services (HK) Limited	Hong Kong, July 11, 2007	Business support services, marketing and operation of ferry business	As at December 31, 2017 and 2018: HK$1 As at December 31, 2019: HK$749,025,708.72	100%
CotaiJet 1 (HK) Limited	Hong Kong/Macao and Hong Kong, December 12, 2019	Ferry leasing (Note (i))	HK$1	100%
CotaiJet 2 (HK) Limited	Hong Kong/Macao and Hong Kong, December 12, 2019	Ferry leasing (Note (i))	HK$1	100%
CotaiJet 3 (HK) Limited	Hong Kong/Macao and Hong Kong, December 12, 2019	Ferry leasing (Note (i))	HK$1	100%
CotaiJet 4 (HK) Limited	Hong Kong/Macao and Hong Kong, December 12, 2019	Ferry leasing (Note (i))	HK$1	100%

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31.PRINCIPAL SUBSIDIARIES (CONTINUED)

Name	Place of incorporation or establishment/ operations and date of incorporation or establishment	Principal activities	Particulars of issued share/ registered capital	Effective interests held
CotaiJet 5 (HK) Limited	Hong Kong/Macao and Hong Kong, December 12, 2019	Ferry leasing (Note (i))	HK$1	100%
CotaiJet 6 (HK) Limited	Hong Kong/Macao and Hong Kong, December 12, 2019	Ferry leasing (Note (i))	HK$1	100%
CotaiJet 7 (HK) Limited	Hong Kong/Macao and Hong Kong, December 12, 2019	Ferry leasing (Note (i))	HK$1	100%
CotaiJet 8 (HK) Limited	Hong Kong/Macao and Hong Kong, December 12, 2019	Ferry leasing (Note (i))	HK$1	100%
CotaiJet 9 (HK) Limited	Hong Kong/Macao and Hong Kong, December 12, 2019	Ferry leasing (Note (i))	HK$1	100%
CotaiJet 10 (HK) Limited	Hong Kong/Macao and Hong Kong, December 12, 2019	Ferry leasing (Note (i))	HK$1	100%
CotaiJet 11 (HK) Limited	Hong Kong/Macao and Hong Kong, December 12, 2019	Ferry leasing (Note (i))	HK$1	100%
CotaiJet 12 (HK) Limited	Hong Kong/Macao and Hong Kong, December 12, 2019	Ferry leasing (Note (i))	HK$1	100%
CotaiJet 13 (HK) Limited	Hong Kong/Macao and Hong Kong, December 12, 2019	Ferry leasing (Note (i))	HK$1	100%
CotaiJet 14 (HK) Limited	Hong Kong/Macao and Hong Kong, December 12, 2019	Ferry leasing (Note (i))	HK$1	100%
CotaiJet 311 Ltd.	Cayman Islands/Macao and Hong Kong, August 14, 2007	Ferry leasing (Note (i))	As at December 31, 2017 and 2018: Total par value: US$1 As at December 31, 2019: Total par value: US$100 Total share premium: US$6,423,536.85	100%
CotaiJet 312 Ltd.	Cayman Islands/Macao and Hong Kong, August 14, 2007	Ferry leasing (Note (i))	As at December 31, 2017 and 2018: Total par value: US$1 As at December 31, 2019: Total par value: US$100 Total share premium: US$6,339,957.74	100%

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31.PRINCIPAL SUBSIDIARIES (CONTINUED)

Name	Place of incorporation or establishment/ operations and date of incorporation or establishment	Principal activities	Particulars of issued share/ registered capital	Effective interests held
CotaiJet 313 Ltd.	Cayman Islands/Macao and Hong Kong, August 14, 2007	Ferry leasing (Note (i))	As at December 31, 2017 and 2018: Total par value: US$1 As at December 31, 2019: Total par value: US$100 Total share premium: US$6,312,405.81	100%
CotaiJet 314 Ltd.	Cayman Islands/Macao and Hong Kong, September 12, 2007	Ferry leasing (Note (i))	As at December 31, 2017 and 2018: Total par value: US$1 As at December 31, 2019: Total par value: US$100 Total share premium: US$6,486,421.42	100%
CotaiJet 315 Ltd.	Cayman Islands/Macao and Hong Kong, September 12, 2007	Ferry leasing (Note (i))	As at December 31, 2017 and 2018: Total par value: US$1 As at December 31, 2019: Total par value: US$100 Total share premium: US$6,332,468.30	100%
CotaiJet 316 Ltd.	Cayman Islands/Macao and Hong Kong, October 8, 2007	Ferry leasing (Note (i))	As at December 31, 2017 and 2018: Total par value: US$1 As at December 31, 2019: Total par value: US$100 Total share premium: US$6,439,507.84	100%
CotaiJet 317 Ltd.	Cayman Islands/Macao and Hong Kong, October 8, 2007	Ferry leasing (Note (i))	As at December 31, 2017 and 2018: Total par value: US$1 As at December 31, 2019: Total par value: US$100 Total share premium: US$6,526,794.49	100%
CotaiJet 318 Ltd.	Cayman Islands/Macao and Hong Kong, October 8, 2007	Ferry leasing (Note (i))	As at December 31, 2017 and 2018: Total par value: US$1 As at December 31, 2019: Total par value: US$100 Total share premium: US$7,936,384.02	100%
CotaiJet 319 Ltd.	Cayman Islands/Macao and Hong Kong, October 8, 2007	Ferry leasing (Note (i))	As at December 31, 2017 and 2018: Total par value: US$1 As at December 31, 2019: Total par value: US$100 Total share premium: US$7,838,910.17	100%
CotaiJet 320 Ltd.	Cayman Islands/Macao and Hong Kong, October 8, 2007	Ferry leasing (Note (i))	As at December 31, 2017 and 2018: Total par value: US$1 As at December 31, 2019: Total par value: US$100 Total share premium: US$6,123,939.20	100%
CotaiJet 350 Ltd.	Cayman Islands/Macao and Hong Kong, January 21, 2008	Ferry leasing (Note (i))	As at December 31, 2017 and 2018: Total par value: US$1 As at December 31, 2019: Total par value: US$100 Total share premium: US$7,173,446.06	100%

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31.PRINCIPAL SUBSIDIARIES (CONTINUED)

Name	Place of incorporation or establishment/ operations and date of incorporation or establishment	Principal activities	Particulars of issued share/ registered capital	Effective interests held
CotaiJet 351 Ltd.	Cayman Islands/Macao and Hong Kong, January 21, 2008	Ferry leasing (Note (i))	As at December 31, 2017 and 2018: Total par value: US$1 As at December 31, 2019: Total par value: US$100 Total share premium: US$7,115,613.37	100%
CotaiJet 352 Ltd.	Cayman Islands/Macao and Hong Kong, January 21, 2008	Ferry leasing (Note (i))	As at December 31, 2017 and 2018: Total par value: US$1 As at December 31, 2019: Total par value: US$100 Total share premium: US$7,292,634.59	100%
CotaiJet 353 Ltd.	Cayman Islands/Macao and Hong Kong, January 21, 2008	Ferry leasing (Note (i))	As at December 31, 2017 and 2018: Total par value: US$1 As at December 31, 2019: Total par value: US$100 Total share premium: US$7,264,364.42	100%
Cotaiwaterjet Sea Bridge 1 Ltd.	Cayman Islands/Macao and Hong Kong, October 27, 2015	Pontoon leasing (Note (i))	As at December 31, 2017 and 2018: Total par value: US$1 As at December 31, 2019: Total par value: US$100 Total share premium: US$24,365.38	100%
Cotaiwaterjet Sea Bridge 2 Ltd.	Cayman Islands/Macao and Hong Kong, October 27, 2015	Pontoon leasing (Note (i))	As at December 31, 2017 and 2018: Total par value: US$1 As at December 31, 2019: Total par value: US$100 Total share premium: US$25,651.14	100%
Cotaiwaterjet Sea Bridge 1 (HK) Limited	Hong Kong/Macao and Hong Kong, December 12, 2019	Pontoon leasing (Note (i))	HK$1	100%
Cotaiwaterjet Sea Bridge 2 (HK) Limited	Hong Kong/Macao and Hong Kong, December 12, 2019	Pontoon leasing (Note (i))	HK$1	100%
Sands Cotai East Holdings Limited	Cayman Islands/Macao, May 25, 2011	Holder of hotel franchise agreement	US$1	100%

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31.PRINCIPAL SUBSIDIARIES (CONTINUED)

Name	Place of incorporation or establishment/ operations and date of incorporation or establishment	Principal activities	Particulars of issued share/ registered capital	Effective interests held
Sands Cotai West Holdings Limited	Cayman Islands/Macao, May 25, 2011	Holder of hotel franchise agreement	US$1	100%
Sands Resorts Travel Limited	Hong Kong, February 29, 2016	Travel and tourism agency services	HK$500,000	100%
Sands Resorts Transportation 1 Limited	Hong Kong, January 30, 2019	Transportation services	HK$1	100%
Sands Resorts Transportation 2 Limited	Hong Kong, January 30, 2019	Transportation services	HK$1	100%
Sands Resorts Transportation 3 Limited	Hong Kong, February 4, 2019	Transportation services	HK$1	100%
Sands Venetian Security Limited	Macao, June 22, 2011	Security services	MOP1,000,000	100%
Venetian Cotai Hotel Management Limited	Macao, March 12, 2008	Human resources administration	MOP500,000	100%
Venetian Cotai Limited	Macao, November 11, 2004	Hotels, restaurants, shopping mall, and conference and convention	MOP200,000,000	100%
Venetian Macau Limited (Note (ii))	Macao, June 21, 2002	Gaming and other related activities	MOP200,000,000	100%
Venetian Orient Limited	Macao, February 2, 2006	Hotels, restaurants, shopping mall, and conference and convention	MOP100,000	100%
Venetian Retail Limited	Macao, June 15, 2007	Mall management	MOP1,500,000	100%
Venetian Travel Limited	Macao, October 16, 2006	Travel and tourism agency services	MOP2,400,000	100%
Venetian Transportation Services Limited	Macao, January 7, 2019	Transportation services and other related activities	MOP25,000	100%
V-HK Services Limited	Hong Kong, September 6, 2004	Marketing and customer development services	HK$1	100%

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31.PRINCIPAL SUBSIDIARIES (CONTINUED)

Name	Place of incorporation or establishment/ operations and date of incorporation or establishment	Principal activities	Particulars of issued share/ registered capital	Effective interests held
VML US Finance LLC (Note (iii))	United States, January 3, 2006	Financing	Nil	100%
Zhuhai Cotai Information Services Outsourcing Co., Ltd.(Note (iv))	China, September 30, 2010	Outsourcing services, including information technology, accounting, hotel management and marketing	US$800,000	100%
Zhuhai Cotai Logistics Hotel Services Co., Ltd. (Note (iv))	China, September 27, 2007	Procurement, marketing and administrative services	US$4,500,000	100%
Zhuhai Hengqin Cotai Information Services Co., Ltd. (Note (iv))	China, September 24, 2019	Outsourcing services, including information technology, accounting, hotel management and marketing	US$2,000,000	100%

Notes:

(i)Each of the Cayman Islands registered companies has transferred their ferry or pontoon and related assets, respectively, to each of the Hong Kong registered companies within the Group in December 2019 as a result of a Group reorganization. These Cayman Islands companies are dissolved on March 31, 2020.
(ii)10% of the company’s issued share capital is held through an usufruct agreement whereby VVDIL has the sole and exclusive benefit. Accordingly, the profits and losses and assets and liabilities of the company have been consolidated as to 100% thereof into the consolidated financial statements.
(iii)The company is dissolved on May 24, 2019.
(iv)These entities are wholly foreign owned enterprises established in China.

Offer to Exchange All Outstanding
US$800,000,000 3.800% Senior Notes due 2026
US$700,000,000 4.375% Senior Notes due 2030

For an Equal Principal Amount of
3.800% Senior Notes due 2026
4.375% Senior Notes due 2030
Which Have Been Registered Under the Securities Act of 1933

___________________

PRELIMINARY PROSPECTUS
___________________

Until     (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.
Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against civil fraud or the consequences of committing a crime. Our articles of association provide that each officer or director of our company shall be indemnified out of our assets against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred as a result of any action, suit or proceeding, whether civil, criminal, administrative or investigative, in which judgment is given in favor of the officer or director or in which such director or officer is acquitted.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules.
(a)Exhibits
See Exhibit Index beginning on page II-2 of this registration statement.
(b)Financial Statement Schedules
All supplemental schedules are omitted because of the absence of conditions under which they are required or because the information is shown in the financial statements or notes thereto.

Item 22. Undertakings
(a)    (1) The undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.
(2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(b) The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above include information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

EXHIBIT INDEX

Exhibit Number	Description of Document
3.1
Certificate of Incorporation of Sands China Ltd., dated July 15, 2009, and Certificate of Incorporation on Adoption of Dual Foreign Name of Sands China Ltd., dated June 3, 2013 (incorporated herein by reference from Exhibit 3.1 to the Company's Form F-4 filed on December 4, 2018 (File No. 333-228667))

3.2
Amended and Restated Memorandum and Articles of Association of Sands China Ltd. (Adopted by Special Resolution, dated May 31, 2013) (incorporated herein by reference from Exhibit 3.2 to the Company's Form F-4 filed on December 4, 2018 (File No. 333-228667))

4.1	Specimen Share Certificate of Sands China Ltd. (incorporated herein by reference from Exhibit 4.1 to the Company's Form F-4 filed on December 4, 2018 (File No. 333-228667))

4.2†	Registration Rights Agreement among Sands China Ltd. and representatives of the initial purchasers, dated June 4, 2020

4.3
Indenture, dated as of August 9, 2018, between Sands China Ltd. and U.S. Bank National Association, as trustee (incorporated herein by reference from Exhibit 4.3 to the Company's Form F-4 filed on December 4, 2018 (File No. 333-228667))

4.4†	Indenture, dated as of June 4, 2020, between Sands China Ltd. and U.S. Bank National Association, as trustee

4.5	Form of 4.600% Senior Notes Due 2023 (included in Exhibit 4.3)

4.6	Form of 5.125% Senior Notes Due 2025 (included in Exhibit 4.3)

4.7	Form of 5.400% Senior Notes Due 2028 (included in Exhibit 4.3)

4.8†	Form of 3.800% Senior Notes Due 2026 (included in Exhibit 4.4)

4.9†	Form of 4.375% Senior Notes Due 2030 (included in Exhibit 4.4)

5.1†	Opinion of Walkers (Hong Kong)

5.2†	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

10.1
Facility Agreement dated November 20, 2018, among Sands China Ltd., Bank of China Limited, Macau Branch, as agent, the arrangers listed therein and the original lenders listed therein (incorporated herein by reference from Exhibit 10.1 to the Company's Form F-4 filed on December 4, 2018 (File No. 333-228667))

10.2*†
Waiver and Amendment Letter dated March 27, 2020, to Facility Agreement dated November 20, 2018, among Sands China Ltd. and Bank of China Limited, Macau Branch, as agent, the arrangers listed therein and the original lenders listed therein

10.3*†
Waiver Extension and Amendment Letter dated September 11, 2020, to Facility Agreement dated November 20, 2018, among Sands China Ltd. and Bank of China Limited, Macau Branch, as agent, the arrangers listed therein and the original lenders listed therein

10.4
Concession Contract for Operating Casino Games of Chance or Games of Other Forms in the Macao Special Administrative Region, dated June 26, 2002, between the Macao Special Administrative Region and Galaxy Casino Company Limited (incorporated herein by reference from Exhibit 10.2 to the Company's Form F-4 filed on December 4, 2018 (File No. 333-228667))

10.5
Amendment to Concession Contract for Operating Casino Games of Chance or Games of Other Forms in the Macao Special Administrative Region, dated as of December 19, 2002, between the Macao Special Administrative Region and Galaxy Casino Company Limited (incorporated herein by reference from Exhibit 10.3 to the Company's Form F-4 filed on December 4, 2018 (File No. 333-228667))

10.6
Subconcession Contract for Operating Casino Games of Chance or Games of Other Forms in the Macao Special Administrative Region, dated December 19, 2002, between Galaxy Casino Company Limited, as concessionaire, and Venetian Macau Limited, as subconcessionaire (incorporated herein by reference from Exhibit 10.4 to the Company's Form F-4 filed on December 4, 2018 (File No. 333-228667))

10.7
Land Concession Agreement, dated as of December 10, 2003, relating to the Sands Macao between the Macao Special Administrative Region and Venetian Macau Limited (incorporated herein by reference from Exhibit 10.5 to the Company's Form F-4 filed on December 4, 2018 (File No. 333-228667))

10.8
Amendment, published on April 23, 2008, to Land Concession Agreement, dated as of December 10, 2003, relating to the Sands Macao between the Macao Special Administrative Region and Venetian Macau Limited (incorporated herein by reference from Exhibit 10.6 to the Company's Form F-4 filed on December 4, 2018 (File No. 333-228667))

10.9
Land Concession Agreement, dated as of April 10, 2007, relating to the Venetian Macao, Four Seasons Macao and Site 3 among the Macao Special Administrative Region, Venetian Cotai Limited and Venetian Macau Limited (incorporated herein by reference from Exhibit 10.7 to the Company's Form F-4 filed on December 4, 2018 (File No. 333-228667))

10.10
Amendment, published on October 29, 2008, to Land Concession Agreement relating to the Venetian Macao, Four Seasons Macao and Site 3 among the Macao Special Administrative Region, Venetian Cotai Limited and Venetian Macau Limited (incorporated herein by reference from Exhibit 10.8 to the Company's Form F-4 filed on December 4, 2018 (File No. 333-228667))

10.11
Amendment, published on June 5, 2013, to Land Concession Agreement relating to the Venetian Macao, Four Seasons Macao and Site 3 among the Macao Special Administrative Region, Cotai Strip Lot 2 Apart Hotel (Macau) Limited and Venetian Cotai Limited (incorporated herein by reference from Exhibit 10.9 to the Company's Form F-4 filed on December 4, 2018 (File No. 333-228667))

10.12
Amendment, published on October 22, 2014, to Land Concession Agreement relating to the Venetian Macao, Four Seasons Macao and Site 3 among the Macao Special Administrative Region, Venetian Cotai Limited, Venetian Macau Limited and Cotai Strip Lot 2 Apart Hotel (Macau) Limited (incorporated herein by reference from Exhibit 10.10 to the Company's Form F-4 filed on December 4, 2018 (File No. 333-228667))

10.13
Land Concession Agreement, dated as of May 5, 2010, relating to the Sands Cotai Central among the Macao Special Administrative Region, Venetian Orient Limited and Venetian Macau Limited (incorporated herein by reference from Exhibit 10.11 to the Company's Form F-4 filed on December 4, 2018 (File No. 333-228667))

21.1†	Significant Subsidiaries of Sands China Ltd.

23.1	Consent of Deloitte Touche Tohmatsu—Independent Registered Public Accounting Firm

23.2†	Consent of Walkers (Hong Kong) (included in Exhibit 5.1)

23.3†	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)

24.1†	Powers of Attorney (included in signature pages of original filing)

25.1†	Statement of eligibility of U.S. Bank National Association to act as trustee under the indenture

99.1†	Form of Letter of Transmittal

99.2†	Form of Letter to Registered Holders and DTC Participants

99.3†	Form of Letter to Clients

101
The following financial information from the Company’s registration statement on Form F-4/A for the six months ended June 30, 2020 and for the year ended December 31, 2019 formatted in Inline Extensible Business Reporting Language (“iXBRL”): (i) Consolidated Income Statements for the six months ended June 30, 2020 and 2019, and for the years ended December 31, 2017, 2018 and 2019, (ii) Consolidated Statements of Comprehensive Income for the six months ended June 30, 2020 and 2019, and for the years ended December 31, 2017, 2018 and 2019, (iii) Consolidated Balance Sheets as of June 30, 2020, December 31, 2019 and 2018, (iv) Consolidated Statements of Changes in Equity for the six months ended June 30, 2020 and 2019, and for the years ended December 31, 2017, 2018 and 2019, (v) Condensed Consolidated Statements of Cash Flow for the six months ended June 30, 2020 and 2019, and the years ended December 31, 2017, 2018 and 2019 and (iv) Notes to Condensed Consolidated Financial Statements and Notes to Consolidated Financial Statements.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
_____________________

*Certain portions of this document that constitute confidential information have been redacted in accordance with Regulation S-K, Item 601(b)(10).
†Previously filed as an exhibit to Sands China Ltd.'s Registration Statement on Form F-4 (File No. 333-249510) filed on October 16, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Macao, on December 4, 2020.

Sands China Ltd.
By:	/s/ Sun MinQi (Dave)
Name:	Sun MinQi (Dave)
Title:	Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on December 4, 2020.

	Signature	Capacity

	*	Chairman of the Board, Chief Executive Officer, and Executive Director (principal executive officer)
Sheldon Gary Adelson

	*	President and Executive Director
Wong Ying Wai

	*	Non-Executive Director
Robert Glen Goldstein

	*	Non-Executive Director
Charles Daniel Forman

	*	Independent Non-Executive Director
Chiang Yun

	*	Independent Non-Executive Director
Victor Patrick Hoog Antink

	*	Independent Non-Executive Director
Steven Zygmunt Strasser

	*	Independent Non-Executive Director
Kenneth Patrick Chung

	/s/ Sun MinQi (Dave)	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)
Sun MinQi (Dave)

*By:	/s/ Sun MinQi (Dave)
Name: Sun MinQi (Dave) Title: Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Sands China Ltd. has signed this Amendment No. 1 to the registration statement in the city of Las Vegas, State of Nevada, on December 4, 2020.

By:	/s/ Robert Glen Goldstein
Name:	Robert Glen Goldstein
Title:	Non-Executive Director